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           CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.,
                                    Depositor



                  WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                    Servicer



                             LENNAR PARTNERS, INC.,
                                Special Servicer



                            THE CHASE MANHATTAN BANK,
                                     Trustee



               NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION,
                  Certificate Administrator and Custodian



                         POOLING AND SERVICING AGREEMENT



                          Dated as of October 11, 1999




                              $1,187,129,449
               Commercial Mortgage Pass-Through Certificates
                                 Series 1999-C1





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






                                TABLE OF CONTENTS



                                    ARTICLE I

                                   DEFINITIONS

Section 1.01  Defined Terms................................................
Section 1.02  Certain Calculations.........................................
Section 1.03  Loan Identification Convention...............................

                                   ARTICLE II

                              CONVEYANCE OF LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01  Conveyance of Loans..........................................
Section 2.02  Acceptance by Custodian......................................
Section 2.03  Representations, Warranties and Covenants of the
              Depositor; Repurchase of Loans by the Mortgage Loan
              Sellers, FINOVA and FINOVA Capital for Defects in
              Mortgage Files and Breaches of Representations and
              Warranties...................................................
Section 2.04  Execution of Certificates....................................

                                   ARTICLE III

                               ADMINISTRATION AND
                           SERVICING OF THE TRUST FUND

Section 3.01  Servicer to Act as Servicer; Special Servicer to Act
              as Special Servicer; Administration of the Loans.............
Section 3.02  Collection of Loan Payments..................................
Section 3.03  Collection of Taxes, Assessments and Similar Items;
              Servicing Accounts...........................................
Section 3.04 The Collection Account, Distribution Accounts, Excess Interest Distribution Account and Yield Protection
              Payment Account..............................................
Section 3.05  Permitted Withdrawals from the Collection Account and the Distribution Accounts....................................
Section 3.06  Investment of Funds in the Collection Account,
              Servicing Accounts, Cash Collateral Accounts, Lock-Box Accounts, Policy Escrow Accounts, the Interest Reserve
              Account and the REO Account..................................
Section 3.07  Maintenance of Insurance Policies; Errors and
              Omissions and Fidelity Coverage..............................
Section 3.08  Enforcement of Due-On-Sale and Due-On-Encumbrance
              Clauses; Assumption Agreements; Defeasance Provisions........
Section 3.09  Realization upon Defaulted Loans.............................
Section 3.10  Custodian to Cooperate; Release of Mortgage Files............
Section 3.11  Servicing Compensation.......................................
Section 3.12  Reports to the Certificate Administrator; Collection
              Account Statements...........................................
Section 3.13  Annual Statement as to Compliance............................
Section 3.14  Reports by Independent Public Accountants....................
Section 3.15  Access to Certain Information................................
Section 3.16  Title to REO Property; REO Account...........................
Section 3.17  Management of REO Property...................................
Section 3.18  Sale of Defaulted Loans and REO Properties...................
Section 3.19  Additional Obligations of the Servicer and Special
              Servicer; Inspections; Appraisals............................
Section 3.20  Modifications, Waivers, Amendments and Consents..............
Section 3.21  Transfer of Servicing Between Servicer and Special
              Servicer; Record Keeping; Asset Status Report................
Section 3.22  Sub-Servicing Agreements.....................................
Section 3.23  Representations, Warranties and Covenants of the
              Servicer.....................................................
Section 3.24  Representations, Warranties and Covenants of the
              Special Servicer.............................................
Section 3.25  Servicing of the L'Enfant Participation and Matters
              Relating to the Exchange Apartments Loan.....................
Section 3.26  Limitation on Liability of the Directing
              Certificateholder............................................
Section 3.27  Reports to the Securities and Exchange Commission;
              Available Information........................................
Section 3.28  Lock-Box Accounts and Servicing Accounts.....................
Section 3.29  Interest Reserve Account.....................................
Section 3.30  Limitations on and Authorizations of the Servicer and
              Special Servicer with Respect to Certain Loans...............
Section 3.31  REMIC Administration.........................................
Section 3.32  Servicer and Special Servicer May Own Certificates...........

                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

Section 4.01  Distributions................................................
Section 4.02  Statements to Certificateholders; Reports by
              Certificate Administrator; Other Information Available
              to the Holders and Others....................................
Section 4.03  P&I Advances; Yield Protection Payment Advances..............
Section 4.04  Allocation of Collateral Support Deficit.....................
Section 4.05  Appraisal Reductions.........................................
Section 4.06  Certificate Deferred Interest................................
Section 4.07  Grantor Trust Reporting......................................

                                    ARTICLE V

                                THE CERTIFICATES

Section 5.01  The Certificates.............................................
Section 5.02  Registration of Transfer and Exchange of Certificates........
Section 5.03  Book-Entry Certificates......................................
Section 5.04  Mutilated, Destroyed, Lost or Stolen Certificates............
Section 5.05  Persons Deemed Owners........................................
Section 5.06  Access to Certificateholders' Names and Addresses............

                                   ARTICLE VI

                               THE DEPOSITOR, THE
                        SERVICER AND THE SPECIAL SERVICER

Section 6.01  Liability of the Depositor, the Servicer and the
              Special Servicer.............................................
Section 6.02  Merger, Consolidation or Conversion of the Depositor,
              the Servicer or the Special Servicer.........................
Section 6.03  Limitation on Liability of the Trustee, the
              Certificate Administrator, the Depositor, the
              Servicer, the Special Servicer and Others....................
Section 6.04  Depositor, Servicer and Special Servicer Not to Resign.......
Section 6.05  Rights of the Depositor in Respect of the Servicer and
              the Special Servicer.........................................

                                   ARTICLE VII

                                     DEFAULT

Section 7.01  Events of Default; Servicer and Special Servicer
              Termination..................................................
Section 7.02  Trustee to Act; Appointment of Successor.....................
Section 7.03  Notification to Certificateholders...........................
Section 7.04  Waiver of Events of Default..................................
Section 7.05  Trustee Advances.............................................

                                  ARTICLE VIII

           CONCERNING THE TRUSTEE AND CERTIFICATE ADMINISTRATOR

Section 8.01  Duties of Trustee............................................
Section 8.02  Certain Matters Affecting the Trustee........................
Section 8.03  Trustee Not Liable for Validity or Sufficiency of
              Certificates or Loans........................................
Section 8.04  Trustee May Own Certificates.................................
Section 8.05  Fees and Expenses of Trustee and Certificate
              Administrator; Indemnification of Trustee and
              Certificate Administrator....................................
Section 8.06  Eligibility Requirements for Trustee.........................
Section 8.07  Resignation and Removal of the Trustee.......................
Section 8.08  Successor Trustee............................................
Section 8.09  Merger or Consolidation of Trustee...........................
Section 8.10  Appointment of Co-Trustee or Separate Trustee................
Section 8.11  Appointment of Custodian.....................................
Section 8.12  Access to Certain Information................................
Section 8.13  Representations, Warranties and Covenants of the
              Trustee and Certificate Administrator........................
Section 8.14  Certain Matters Regarding the Certificate
              Administrator................................................

                                   ARTICLE IX

                       TERMINATION; PURCHASE OF ARD LOANS

Section 9.01  Termination Upon Repurchase or Liquidation of All
              Loans........................................................
Section 9.02  Additional Termination Requirements..........................
Section 9.03  Purchase of ARD Loans........................................

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

Section 10.01 Amendment....................................................
Section 10.02 Recordation of Agreement; Counterparts.......................
Section 10.03 Limitation on Rights of Certificateholders...................
Section 10.04 Governing Law................................................
Section 10.05 Notices......................................................
Section 10.06 Severability of Provisions...................................
Section 10.07 Grant of a Security Interest.................................
Section 10.08 Successors and Assigns; Beneficiaries........................
Section 10.09 Article and Section Headings.................................
Section 10.10 Notices to Rating Agencies...................................


EXHIBITS

A-1          Form of Class A Certificate
A-2          Form of Class A-X Certificate
A-3          Form of Class B Certificate
A-4          Form of Class C, Class D, Class E and Class F Certificate
A-5          Form of Class G and Class H Global Certificate
A-6          Form of Class J, Class K, Class L, Class M, Class N and Class O
               Definitive Certificate
A-7          Form of Class V-1 and Class V-2 Certificate
A-8          Form of Residual Certificate
B            Mortgage Loan Schedule
C-1          Form of QIB Investment Representation Letter - Qualified
               Institutional Buyer
C-2          Form of Regulation S Investment Representation Letter - Non-U.S.
               Person
C-3          Form of Investment Representation Letter - Institutional
               Accredited Investor
D-1          Form of Transfer Affidavit
D-2          Form of Transferor Letter
E            List of Mezzanine Loans
F            Form of Request for Release
G-1          Form of Comparative Financial Status Report
G-2          Form of Delinquent Loan Status Report
G-3          Form of Historical Loan Modification Report
G-4          Form of Historical Loss Estimation Report
G-5          Form of REO Status Report
G-6          Form of Servicer Watch List
G-7          Form of Operating Statement Analysis Report
G-8          Form of NOI Adjustment Worksheet
G-9          Form of Loan Set-Up File
G-10         Form of Loan Periodic Update File
G-11         Form of Property File
G-12         Form of Bond Level File
G-13         Form of Collateral Summary File
H            Form of Affidavit of Lost Note
I            Investor Certification
J            Underwritten Debt Service Coverage Ratios

            This Pooling and Servicing Agreement (the "Agreement"), is dated as of October 11, 1999, among Credit Suisse First Boston Mortgage Securities Corp., as Depositor, WELLS FARGO BANK, NATIONAL ASSOCIATION, as Servicer, LENNAR PARTNERS, INC., as Special Servicer, THE CHASE MANHATTAN BANK, as Trustee, and NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, as Certificate Administrator and Custodian.

                             PRELIMINARY STATEMENT:

            The Depositor intends to sell commercial mortgage pass-through certificates (collectively, the "Certificates"), to be issued hereunder in multiple classes (each, a "Class"), which in the aggregate will evidence the entire beneficial ownership interest in the trust fund (the "Trust") to be created hereunder, the primary assets of which will be a pool of 152 multifamily and commercial mortgage loans, including one participation in a commercial mortgage loan, listed on Exhibit B hereto. As provided herein, the Trustee shall elect or shall cause an election to be made that each of the Upper-Tier REMIC and the Lower-Tier REMIC (as defined herein) be treated for federal income tax purposes as a "real estate mortgage investment conduit" (a "REMIC").

            The following table sets forth the designation, the initial pass-through rate (the "Pass-Through Rate"), the aggregate initial principal amount (the "Original Certificate Balance") or notional balance ("Original Notional Balance"), as applicable, and the initial ratings given each Class (as indicated below) by the Rating Agencies (as defined herein) for each Class of certificates comprising the interests in the Upper-Tier REMIC created hereunder:


                                UPPER-TIER REMIC


                                              Original
                                             Certificate
                                           Balance (or, in
                                           the case of the
                                              Class A-X
                                            Certificates,         Initial
       Class                              Original Notional      Ratings(1)
    Designation       Pass-Through Rate       Balance)        DCR/Fitch/Moody's
-----------------     -----------------   -----------------   ------------------
   Class A-1                6.91%           $199,500,000       AAA/AAA/Aaa
   Class A-2                7.29%           $660,500,000       AAA/AAA/Aaa
   Class A-X                 (2)           $1,170,108,234(3)   AAA/AAA/Aaa
    Class B                 7.53%            $52,600,000        AA/AA/Aa2
    Class C                  (4)             $58,500,000         A/A/A2
    Class D                  (5)             $14,700,000        A-/A-/A3
    Class E                  (5)             $40,900,000      BBB/BBB/Baa2
    Class F                  (5)             $20,500,000      BBB-/BBB-/Baa3
    Class G                  (6)             $32,200,000        NR/BB+/NR
    Class H                  (6)             $23,400,000        NR/BB/NR
    Class J                  (6)             $11,700,000        NR/BB-/NR
    Class K                  (6)             $11,700,000        NR/B+/NR
    Class L                  (6)             $15,800,000        NR/NR/B2
    Class M                  (6)             $9,300,000         NR/NR/B3
    Class N                  (6)             $7,100,000         NR/CCC/NR
    Class O                  (6)             $11,708,234        NR/NR/NR
    Class R                None(7)             None(5)             NA

------------------------------

(1) The Certificates marked "NR" have not been rated by the applicable Rating Agency.
(2)   The Class A-X Pass-Through Rate, as defined herein.
(3) Original Notional Balance. The Class A-X Certificates will not have a Certificate Balance and will not be entitled to receive distributions of principal.
(4)   Weighted Average Net Mortgage Rate (as defined herein) minus 0.24%.
(5)   Weighted Average Net Mortgage Rate minus 0.08%.
(6)   The lesser of 6.91% per annum and the  Weighted  Average Net Mortgage
      Rate.
(7) The Class R Certificates will not have a Certificate Balance or notional balance, do not bear interest and will not be entitled to distributions of Prepayment Premiums or Yield Maintenance Charges or Yield Protection Payments. Any Available Distribution Amount remaining in the Upper-Tier Distribution Account after all required distributions under this Agreement have been made to each other Class of Certificates will be distributed to the Holders of the Class R Certificates.

            The Class A-1, Class A-2, Class A-X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates (in each case, excluding the right to receive Yield Protection Payments) will evidence "regular interests" in the Upper-Tier REMIC created hereunder. The sole Class of "residual interests" in the Upper-Tier REMIC created hereunder will be evidenced by the Class R Certificates. As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the Loans and certain other related assets subject to this Agreement as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as one "Lower-Tier REMIC." The Class LA-1, Class LA-2, Class LB, Class LC, Class LD, Class LE, Class LF, Class LG, Class LH, Class LJ, Class LK, Class LL, Class LM, Class LN and Class LO Uncertificated Interests (in each case, excluding the right to receive Yield Protection Payments) will evidence "regular interests" in the Lower-Tier REMIC (the "Lower-Tier REMIC Regular Interests") created hereunder. The sole Class of "residual interests" in the Lower-Tier REMIC created hereunder will be evidenced by the Class LR Certificates.

            The following table sets forth the initial Lower-Tier Principal Amounts and per annum rates of interest for the Uncertificated Lower-Tier
Interests:

                                LOWER-TIER REMIC


         Class                  Interest Rate            Original Lower-Tier
                                                              Principal
----------------------          -------------            -------------------

      Class LA-1                     (1)                     $199,500,000
      Class LA-2                     (1)                     $660,500,000
       Class LB                      (1)                      $52,600,000
       Class LC                      (1)                      $58,500,000
       Class LD                      (1)                      $14,700,000
       Class LE                      (1)                      $40,900,000
       Class LF                      (1)                      $20,500,000
       Class LG                      (1)                      $32,200,000
       Class LH                      (1)                      $23,400,000
       Class LJ                      (1)                      $11,700,000
       Class LK                      (1)                      $11,700,000
       Class LL                      (1)                      $15,800,000
       Class LM                      (1)                      $9,300,000
       Class LN                      (1)                      $7,100,000
       Class LO                      (1)                      $11,708,234
       Class LR                    None(2)                      None(2)

(1) The interest rate of each of the indicated Classes of Uncertificated Lower-Tier Interests is the Weighted Average Net
      Mortgage Rate.
(2) The Class LR Certificates do not have a Certificate Balance or notional balance, do not bear interest and will not be entitled to distributions of Prepayment Premiums, Yield Maintenance Charges or Yield Protection Payments. Any Available Distribution Amount remaining in the Lower-Tier Distribution Account after distributing the Lower-Tier Distribution Amount on each Distribution Date shall be distributed to the Holders of the Class LR Certificates.

            The parties intend that (i) the portion of the Trust Fund representing the Excess Interest, the Excess Interest Distribution Account, the Yield Protection Payments and the Yield Protection Payment Account shall be treated as a grantor trust under Subpart E of Part 1 of Subchapter J of Chapter 1 of Subtitle A of the Code, (ii) the Class V-1 and Class V-2 Certificates shall represent undivided beneficial interests in the portion of the Trust Fund consisting of the Excess Interest and the Excess Interest Distribution Account, and (iii) the Class A-X Certificates and any other Class of Regular Certificates that receives payment of an Additional Collateral Prepayment Amount shall (to the extent of such right to receive such payments) represent undivided beneficial interests in the portion of the Trust Fund consisting of Yield Protection Payments and the Yield Protection Payment Account.

            As of the close of business on the Cut-off Date (as defined herein), the Loans had an aggregate principal balance, after application of all payments of principal due on or before such date, whether or not received, equal to $1,170,108,234.

            In consideration of the mutual agreements herein contained, the Depositor, the Servicer, the Special Servicer, the Trustee and the Certificate Administrator and Custodian agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            Section 1.01      Defined Terms.

            Whenever used in this Agreement the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

            "Accountant's Statement":  As defined in Section 3.14.

            "Accrued Certificate Interest Amount": With respect to each Distribution Date and each Class of Regular Certificates, an amount equal to interest for the related Interest Accrual Period at the Pass-Through Rate applicable to such Class of Certificates for such Distribution Date, accrued on the related Certificate Balance of such Class (or, in the case of the Class A-X Certificates, on the Notional Balance thereof) immediately prior to such Distribution Date. The Accrued Certificate Interest Amount for each such Class shall be calculated on the basis of a 360-day year composed of twelve 30-day months.

            "Acquisition Date": With respect to any REO Property, the first day on which such REO Property is considered to be acquired by the Trust Fund and the Lower-Tier REMIC within the meaning of Treasury regulation Section 1.856-6(b)(1), which is the first day on which the Lower-Tier REMIC is treated as the owner of such REO Property for federal income tax purposes.

            "Actual/360 Loans": The Loans indicated by the term "Act/360" under the column heading "Interest Calc." in the Mortgage Loan Schedule.

            "Additional Collateral": With respect to each Additional Collateral Loan, the cash reserve or irrevocable letter of credit partially securing such Additional Collateral Loan.

            "Additional Collateral Loan": Any one of the Loans known as Lynnwood Corporate Center, East Norriton Crossing and Kirkwood Landing Apartments and designated as Loan Nos. 46, 80 and 115, respectively, on the Mortgage Loan Schedule.

            "Additional Collateral Prepayment Amount": As to any Distribution Date and the Additional Collateral Loans, the amount of the related Additional Collateral paid as a Principal Prepayment on such Additional Collateral Loan during the related Due Period as a result of the related Borrower's failure to satisfy the conditions entitling the Borrower to receive payment of such Additional Collateral (other than by reason of an event of default under such Additional Collateral Loan).

            "Advance":  Any P&I Advance or Servicing Advance.

            "Adverse REMIC Event":  As defined in Section 3.31(f).

            "Affiliate": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            "Agent":  As defined in Section 5.02(g)(i)(A).

            "Agreement": This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

            "Annual Compliance Report": A report consisting of an annual statement of compliance required by Section 3.13 hereof and an annual report of an Independent accountant required pursuant to Section 3.14 hereof.

            "Annual Debt Service": For any Loan the annualized Monthly Payment on such Loan.

            "Anticipated Repayment Date": With respect to any ARD Loan, designated as such on the Mortgage Loan Schedule, the date upon which such ARD Loan starts to accrue interest at its Revised Rate.

            "Appraisal": An appraisal prepared in accordance with 12 C.F.R. ss. 225.64 by an Appraiser selected by the Servicer or Special Servicer, as applicable.

            "Appraisal Reduction": For any Distribution Date and for any Loan as to which an Appraisal Reduction Event has occurred, an amount calculated by the Special Servicer equal to the excess, if any, of (a) the Stated Principal Balance of such Loan over (b) the excess of (i) 90% of the Appraised Value of the related Mortgaged Property (or, with respect to the L'Enfant Participation, the pro rata portion of the related Mortgaged Property allocable thereto) as determined (A) with respect to any Loan with an outstanding principal balance equal to or greater than $2,000,000, by one or more Appraisals (the costs of which shall be paid by the Servicer as a Servicing Advance) or (B) with respect to any Loan with an outstanding principal balance less than $2,000,000, by an Appraisal (or an update of a prior Appraisal) or an internal valuation performed by the Special Servicer over (ii) the sum of (X) to the extent not previously advanced by the Servicer or the Trustee, all unpaid interest on such Loan at a per annum rate equal to its Mortgage Rate, (Y) all unreimbursed Advances in respect of such Loan together with interest thereon at the Reimbursement Rate (except as otherwise provided in Section 4.03(d)) and (Z) all currently due and unpaid real estate taxes and assessments, Insurance Policy premiums, ground rents and all other amounts due and unpaid with respect to such Loan, net of any amounts currently escrowed for such amounts (which taxes, assessments, premiums, ground rents and other amounts have not been subject to an Advance by the Servicer or the Trustee and/or for which funds have not been escrowed).

            Notwithstanding anything herein to the contrary, the aggregate Appraisal Reduction related to a Loan or the related REO Property will be reduced to zero as of the date such Loan is paid in full, liquidated, repurchased or otherwise removed from the Trust Fund.

            "Appraisal Reduction Amount": With respect to any Distribution Date and any Loan for which an Appraisal Reduction has been calculated, an amount equal to the product of (i) the Reduction Rate for such Distribution Date and
(ii) the Appraisal Reduction with respect to such Loan.

            "Appraisal Reduction Event": With respect to any Loan, the earliest of (i) the third anniversary of the date on which the first extension of the Maturity Date of such Loan becomes effective as a result of a modification of such Loan by the Special Servicer pursuant to the terms hereof, which extension does not decrease the aggregate amount of Monthly Payments on the Loan, (ii) 120 days after an uncured delinquency (without regard to the application of any grace period) occurs in respect of such Loan, (iii) the date on which a reduction in the amount of Monthly Payments on such Loan, or a change in any other material economic term of such Loan (other than an extension of the Maturity Date), becomes effective as a result of a modification of such Loan by the Special Servicer, (iv) 60 days after a receiver has been appointed for the Mortgagor of the related Mortgaged Property, (v) 60 days after a Mortgagor declares bankruptcy or has become the subject of a decree or order for a bankruptcy proceeding that shall have remained in force undischarged and unstayed, and (vi) immediately after a Loan becomes an REO Loan; provided, however, that an Appraisal Reduction Event shall not be deemed to occur at any time on and after the dates when the aggregate Certificate Balances of all Classes of Certificates (other than the Class A Certificates) have been reduced to zero. The Special Servicer shall notify the Servicer promptly upon the occurrence of any of the foregoing events.

            "Appraised Value": With respect to any Mortgaged Property, the appraised value thereof as determined by an Appraisal.

            "Appraiser": An Independent nationally recognized MAI, state certified organization with five years of experience in properties of like kind and in the same geographic area.

            "ARD  Loan":   A  Loan  that  is  designated  as  such  on  the
Mortgage Loan Schedule.

            "Asset Status Report":  As defined in Section 3.21(e).

            "Assignable Primary Servicing Fee": Any Primary Servicing Fee that is payable to the Servicer pursuant to Section 3.11(a).

            "Assignment of Leases": With respect to any Mortgaged Property, any assignment of leases, rents and profits or similar instrument, executed by the related Mortgagor, assigning to the related mortgagee all of the income, rents and profits derived from the ownership, operation, leasing or disposition of all or a portion of such Mortgaged Property, in the form which was duly executed, acknowledged and delivered, as amended, modified, renewed or extended through the date hereof and from time to time hereafter.

            "Assumed Scheduled Payment": For any Due Period and with respect to any Loan that is delinquent in respect of its Balloon Payment (including any REO Loan as to which the Balloon Payment would have been past due), an amount equal to the sum of (a) the principal portion of the Monthly Payment that would have been due on such Loan on the related Due Date based on the constant payment required by the related Note or the original amortization schedule thereof (as calculated with interest at the related Mortgage Rate), if applicable, assuming such Balloon Payment had not become due, after giving effect to any modification of such Loan, and (b) interest on the Stated Principal Balance of such Loan at the applicable Net Mortgage Rate (less the Servicing Fee Rate).

            "Authenticating Agent": Norwest Bank Minnesota, National Association, a national banking association, or any agent of the Trustee appointed to act as Authenticating Agent pursuant to Section 5.01.

            "Available   Distribution   Amount":   With   respect   to  any
Distribution Date, an amount equal to the sum (without duplication) of:

            (a) the aggregate amount received on the Loans (and any related REO Properties) and on deposit in the Collection Account as of the close of business on the Business Day preceding the related Servicer Remittance Date, exclusive of the following amounts:

               (i) all Monthly Payments collected but due on a Due Date after the end of the related Due Period;

               (ii) all Principal Prepayments, Balloon Payments, Liquidation Proceeds or Insurance and Condemnation Proceeds, all amounts paid in connection with Loan repurchases pursuant to Section 2.03(b), and all other unscheduled recoveries received or deemed received after the related Determination Date;

               (iii) all amounts in the Collection Account that are payable or reimbursable to any Person from such account pursuant to clauses (ii) through (xvii), inclusive, of Section 3.05(a);

               (iv) all amounts that are payable or reimbursable to any Person pursuant to clauses (ii) through (iv), inclusive, of
      Section 3.05(b);

               (v) all Prepayment Premiums, Yield Maintenance Charges and Yield Protection Payments;

               (vi) all amounts deposited in the Collection Account in error;

               (vii) any net interest or net investment income on funds on deposit in the Collection Account, the Interest Reserve Account, any Cash Collateral Account, any Lock-Box Account, any Reserve Account or any REO Account or in Permitted Investments in which such funds may be invested;

               (viii) with respect to those Loans that are Actual/360 Loans and any Distribution Date relating to each Interest Accrual Period ending in each February or in any January in a year which is not a leap year, an amount equal to one day of interest on the Stated Principal Balance of such Loans as of the Distribution Date in the month preceding the month in which such Distribution Date occurs at the related Mortgage Rates to the extent such amount is to be deposited in the Interest Reserve Account and held for future distribution pursuant to Section 3.30; and

               (ix)    Excess Interest;

            (b) if and to the extent not already included in clause (a) hereof, the aggregate amount transferred with respect to the Loans from the REO Account to the Collection Account for such Distribution Date pursuant to Section 3.16(c);

            (c) the aggregate amount of any P&I Advances made in respect of the Loans by the Servicer or the Trustee, as applicable, for such Distribution Date pursuant to Section 4.03 or 7.05 (which P&I Advances shall not include any related Servicing Fees, Primary Servicing Fees or Workout Fees); and

            (d) all funds released from the Interest Reserve Account for distribution on such Distribution Date.

            "Balloon Loan": Any Loan that by its terms provides for an amortization schedule extending beyond its Maturity Date.

            "Balloon Payment": With respect to any Balloon Loan and any date of determination, the scheduled payment of principal due on the Maturity Date of such Loan (less principal included in the applicable amortization schedule or scheduled Monthly Payment).

            "Bankruptcy Code": The federal Bankruptcy Code, as amended from time to time (Title 11 of the United States Code).

            "Base Interest Fraction": With respect to any Principal Prepayment on any Loan and any of the Class A-1, Class A-2, Class B, Class C, Class D, Class E and Class F Certificates, a fraction (not greater than 1) (a) whose numerator is the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates exceeds (ii) the Yield Rate (as provided by the Servicer) used in calculating the Yield Maintenance Charge with respect to such Principal Prepayment and (b) whose denominator is the amount, if any, by which the (i) Mortgage Rate on such Loan exceeds (ii) the Yield Rate (as provided by the Servicer) used in calculating the Yield Maintenance Charge with respect to such Principal Prepayment; provided, however, that if such Yield Rate is greater than or equal to the lesser of (x) the Mortgage Rate on such Loan and (y) the Pass-Through Rate described in clause (a)(i) above, then the Base Interest Fraction shall be zero.

            "Bond Level File": A file prepared by the Certificate Administrator containing substantially the information described in Exhibit G-12 hereto.

            "Book-Entry Certificate": Any Certificate registered in the name of the Depository or its nominee.

            "Borrower":   With   respect  to  any  Loan,   any  obligor  or
obligors on any related Note or Notes.

            "Breach":  As defined in Section 2.03(b).

            "Business Day": Any day other than a Saturday, a Sunday or a day on which banking institutions in the States of New York, California, Maryland, Minnesota and Florida are authorized or obligated by law or executive order to remain closed.

            "Business Hour": Any 60-minute interval between 9:00 a.m. and 5:00 p.m., in the related time zone, on any Business Day.

            "Cash Collateral Account": With respect to any Loan that has a Lock-Box Account, any account or accounts created pursuant to the related Mortgage, Loan Agreement, Cash Collateral Account Agreement or other loan document, into which account or accounts the Lock-Box Account monies are swept on a regular basis for the benefit of the Trustee as successor to the applicable Mortgage Loan Seller's interest in the Loans. Any Cash Collateral Account shall be beneficially owned for federal income tax purposes by the Person who is entitled to receive all reinvestment income or gain thereon in accordance with the terms and provisions of the related Loan and Section 3.06, which Person shall be taxed on all reinvestment income or gain thereon. The Servicer shall be permitted to make withdrawals therefrom solely for deposit into the Collection Account. To the extent not inconsistent with the terms of the related Loan, each such Cash Collateral Account shall be an Eligible Account.

            "Cash Collateral Account Agreement": With respect to any Loan, the cash collateral account agreement, if any, between the related Mortgage Loan Originator and the related Borrower, pursuant to which the related Cash Collateral Account, if any, may have been established.

            "Cedelbank": Cedelbank, a corporation organized under the laws of the Duchy of Luxembourg.

            "CERCLA":    The    Comprehensive    Environmental    Response,
Compensation and Liability Act of 1980, as amended.

            "Certificate": Any one of the Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 1999-C1, as executed, authenticated and delivered by the Certificate Administrator.

            "Certificate    Administrator":    Norwest   Bank    Minnesota,
National Association, a national banking association, and its successors in interest.

            "Certificate  Administrator  Fee":  The  fee to be  paid to the
Certificate    Administrator    as   compensation   for   the   Certificate
Administrator's activities under this Agreement.

            "Certificate Administrator Fee Rate": A rate equal to 0.0022% per annum computed on the basis of a 360-day year consisting of twelve 30-day months on the Stated Principal Balance of the related Loan.

            "Certificate Balance": With respect to any Class of Regular Certificates (other than the Class A-X Certificates), (i) on or prior to the first Distribution Date, an amount equal to the Original Certificate Balance of such Class as specified in the Preliminary Statement hereto, and (ii) as of any date of determination after the first Distribution Date, the Certificate Balance of such Class on the Distribution Date immediately prior to such date of determination (determined as adjusted pursuant to Section 1.02(iii)).

            "Certificate Deferred Interest": For any Distribution Date with respect to any Class of Certificates, the amount of Mortgage Deferred Interest allocated to such Class pursuant to Section 4.06(a).

            "Certificate Owner": With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

            "Certificate   Register"  and  "Certificate   Registrar":   The
register maintained and the registrar appointed pursuant to Section 5.02.

            "Certificateholder" or "Holder": The Person in whose name a Certificate is registered in the Certificate Register, provided, however, that solely for the purposes of giving any consent, approval or waiver pursuant to this Agreement with respect to the rights, obligations or liabilities of the Trustee, the Servicer or the Special Servicer, any Certificate registered in the name of the Trustee, the Servicer, the Special Servicer or any Affiliate of any of them shall be deemed not to be outstanding, and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver has been obtained; provided that (i) such restrictions shall not apply to the selection of the Controlling Class or the exercise of the Special Servicer's or its Affiliates' rights as a member of the Controlling Class and (ii) the foregoing shall not apply if the Trustee, the Servicer or the Special Servicer, as the case may be, and/or their Affiliates, own the entire Class of each Class of Certificates affected by such action, vote, consent or waiver. The Trustee shall be entitled to request and conclusively rely upon a certificate of the Servicer or the Special Servicer in determining whether a Certificate is registered in the name of an Affiliate of such Person. All references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and the Depository Participants, except as otherwise specified herein; provided, however, that the parties hereto shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

            "Class": With respect to any Certificates or Uncertificated Lower-Tier Interests, all of the Certificates or Uncertificated Lower-Tier Interests bearing the same alphabetical (and, if applicable, numerical) Class designation.

            "Class A    Certificate":    Any    Class A-1    or   Class A-2
Certificate.

            "Class A-1   Certificate":    A   Certificate   designated   as
"Class A-1" on the face thereof, substantially in the form of Exhibit A-1 hereto.

            "Class A-1 Pass-Through Rate":  6.91% per annum.

            "Class A-2   Certificate":    A   Certificate   designated   as
"Class A-2" on the face thereof, substantially in the form of Exhibit A-1 hereto.

            "Class A-2 Pass-Through Rate":  7.29% per annum.

            "Class A-X   Certificate":    A   Certificate   designated   as
"Class A-X" on the face thereof, in the form of Exhibit A-2 hereto.

            "Class A-X   Component"   or   "Component":   Any  one  of  the
components set forth under the definition of "Component Rate."

            "Class A-X Pass-Through Rate": As to any Distribution Date, the per annum rate, expressed as a percentage, obtained by dividing (i) the sum of the products of (a) the Certificate Balance of each Class of Regular Certificates (other than the Class A-X Certificates) and (b) the related Component Rate for such Distribution Date by (ii) the sum of all such Certificate Balances.

            "Class A-X Yield Protection Payment Amount": As defined in the definition of Yield Protection Payment.

            "Class B Certificate": A Certificate designated as "Class B" on the face thereof, in the form of Exhibit A-3 hereto.

            "Class B Pass-Through Rate":  7.53% per annum.

            "Class C Certificate": A Certificate designated as "Class C" on the face thereof, in the form of Exhibit A-4 hereto.

            "Class C Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the Weighted Average Net Mortgage Rate for such Distribution Date minus 0.24%.

            "Class D Certificate": A Certificate designated as "Class D" on the face thereof, in the form of Exhibit A-4 hereto.

            "Class D Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the Weighted Average Net Mortgage Rate for such Distribution Date minus 0.08%.

            "Class E Certificate": A Certificate designated as "Class E" on the face thereof, in the form of Exhibit A-4 hereto.

            "Class E Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the Weighted Average Net Mortgage Rate for such Distribution Date.

            "Class F Certificate": A Certificate designated as "Class F" on the face thereof, in the form of Exhibit A-4 hereto.

            "Class F Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the Weighted Average Net Mortgage Rate for such Distribution Date.

            "Class G Certificate": A Certificate designated as "Class G" on the face thereof, in the form of Exhibit A-5 hereto.

            "Class G Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the lesser of (i) 6.91% and (ii) the Weighted Average Net Mortgage Rate for such Distribution Date.

            "Class H Certificate": A Certificate designated as "Class H" on the face thereof, in the form of Exhibit A-5 hereto.

            "Class H Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the lesser of (i) 6.91% and (ii) the Weighted Average Net Mortgage Rate for such Distribution Date.

            "Class J Certificate": A Certificate designated as "Class J" on the face thereof, in the form of Exhibit A-6 hereto.

            "Class J Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the lesser of (i) 6.91% and (ii) the Weighted Average Net Mortgage Rate for such Distribution Date.

            "Class K Certificate": A Certificate designated as "Class K" on the face thereof, in the form of Exhibit A-6 hereto.

            "Class K Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the lesser of (i) 6.91% and (ii) the Weighted Average Net Mortgage Rate for such Distribution Date.

            "Class L Certificate": A Certificate designated as "Class L" on the face thereof, in the form of Exhibit A-6 hereto.

            "Class L Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the lesser of (i) 6.91% and (ii) the Weighted Average Net Mortgage Rate for such Distribution Date.

            "Class LA-1 Uncertificated Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-2 Uncertificated Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LB Uncertificated Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LC Uncertificated Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LD Uncertificated Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LE Uncertificated Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LF Uncertificated Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LG Uncertificated Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LH Uncertificated Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LJ Uncertificated Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LK Uncertificated Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LL Uncertificated Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LM Uncertificated Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LN Uncertificated Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LO Uncertificated Interest": A regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LR    Certificate":    A   Certificate   designated   as
"Class LR" on the face thereof, in the form of Exhibit A-8 hereto.

            "Class M Certificate": A Certificate designated as "Class M" on the face thereof, in the form of Exhibit A-6 hereto.

            "Class M Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the lesser of (i) 6.91% and (ii) the Weighted Average Net Mortgage Rate for such Distribution Date.

            "Class N Certificate": A Certificate designated as "Class N" on the face thereof, in the form of Exhibit A-6 hereto.

            "Class N Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the lesser of (i) 6.91% and (ii) the Weighted Average Net Mortgage Rate for such Distribution Date.

            "Class O Certificate": A Certificate designated as "Class O" on the face thereof, in the form of Exhibit A-6 hereto.

            "Class O Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the lesser of (i) 6.91% and (ii) the Weighted Average Net Mortgage Rate for such Distribution Date.

            "Class R Certificate": A Certificate designated as "Class R" on the face thereof, in the form of Exhibit A-8 hereto.

            "Class V-1 Certificate": A Certificate designated as "Class V-1" on the face thereof, in the form of Exhibit A-7 hereto. The Class V-1 Certificates have no Pass-Through Rate, Certificate Balance or Notional Balance.

            "Class V-2 Certificate": A Certificate designated as "Class V-2" on the face thereof, in the form of Exhibit A-7 hereto. The Class V-2 Certificates have no Pass-Through Rate, Certificate Balance or Notional Balance.

            "Closing Date":  November 10, 1999.

            "CMSA":  Commercial Mortgage Securities Association.

            "Co-Lender Agreement": Either of (i) the Co-Lender Agreement, dated as of November 11, 1998, between The Chase Manhattan Bank, as trustee for the Depositor's Commercial Mortgage Pass-Through Certificates, Series 1998-C2, and the CSFB Mortgage Loan Seller, relating to the L'Enfant Trust Fund Note or (ii) the Intercreditor Agreement, dated as of the Cut-off Date, among the Trustee, the Certificate Administrator and the CSFB Mortgage Loan Seller, relating to the Exchange Apartments Trust Fund Note.

            "Code": The Internal Revenue Code of 1986, as amended from time to time, and applicable final or temporary regulations of the U.S.
Department of the Treasury issued pursuant thereto.

            "Collateral Summary File": A file prepared by the Certificate Administrator containing substantially the information described in Exhibit G-13 hereto.

            "Collateral Support Deficit":  As defined in Section 4.04.

            "Collection Account": One or more separate custodial accounts created and maintained by the Servicer or any Sub-Servicer on behalf of the Servicer pursuant to Section 3.04(a) in the name of the Trustee on behalf of the Certificateholders, into which the amounts set forth in Section 3.04(a) shall be deposited directly, which account shall be entitled "Wells Fargo Bank, National Association, in trust for The Chase Manhattan Bank, as Trustee for the benefit of Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 1999-C1, Collection Account." Any such account or accounts shall be an Eligible Account and shall be part of the Lower-Tier REMIC.

            "Commission":  The Securities and Exchange Commission.

            "Comparative Financial Status Report": A report prepared by the Servicer (combining reports prepared by the Servicer and the Special Servicer) containing substantially the information described in Exhibit G-1 attached hereto, setting forth, among other things, the occupancy, revenue, net operating income before capital items, and debt service coverage for each Loan and related Mortgaged Property based on the most current financial information received as of the Determination Date immediately preceding the preparation of such report for each of the following three periods (to the extent such information is available): (i) the most current available year to date, (ii) the previous two full fiscal years and (iii) the "base year" (representing the original analysis of information used as of the Cut-off Date). For the purposes of the Servicer's production of any such report that is required to state information for any period prior to the Cut-off Date, the Servicer may conclusively rely (without independent verification), absent manifest error, on information provided to it by the related Mortgage Loan Seller.

            "Component Rate": As to each of the Class A-X Components, the rate set forth below with respect thereto:

            Class LA-1 Component: The amount, if any, by which the Weighted Average Net Mortgage Rate for such Distribution Date exceeds the Class A-1 Pass-Through Rate.

            Class LA-2 Component: The amount, if any, by which the Weighted Average Net Mortgage Rate for such Distribution Date exceeds the Class A-2 Pass-Through Rate.

            Class LB Component: The amount, if any, by which the Weighted Average Net Mortgage Rate for such Distribution Date exceeds the Class B Pass-Through Rate.

            Class LC Component:  0.24%.

            Class LD Component:  0.08%.

            Class LE Component:  Zero.

            Class LF Component:  Zero.

            Class LG Component: The amount, if any, by which the Weighted Average Net Mortgage Rate for such Distribution Date exceeds the Class G Pass-Through Rate for such Distribution Date.

            Class LH Component: The amount, if any, by which the Weighted Average Net Mortgage Rate for such Distribution Date exceeds the Class H Pass-Through Rate for such Distribution Date.

            Class LJ Component: The amount, if any, by which the Weighted Average Net Mortgage Rate for such Distribution Date exceeds the Class J Pass-Through Rate for such Distribution Date.

            Class LK Component: The amount, if any, by which the Weighted Average Net Mortgage Rate for such Distribution Date exceeds the Class K Pass-Through Rate for such Distribution Date.

            Class LL Component: The amount, if any, by which the Weighted Average Net Mortgage Rate for such Distribution Date exceeds the Class L Pass-Through Rate.

            Class LM Component: The amount, if any, by which the Weighted Average Net Mortgage Rate for such Distribution Date exceeds the Class M Pass-Through Rate.

            Class LN Component: The amount, if any, by which the Weighted Average Net Mortgage Rate for such Distribution Date exceeds the Class N Pass-Through Rate.

            Class LO Component: The amount, if any, by which the Weighted Average Net Mortgage Rate for such Distribution Date exceeds the Class O Pass-Through Rate for such Distribution Date.

            "Controlling Class": As of any date of determination, the most subordinate Class of Regular Certificates then outstanding that has a Certificate Balance at least equal to 25% of the initial Certificate Balance of such Class (or, if no such Class exists, the most subordinate Class then outstanding); provided, that for this purpose the Class N and Class O Certificates shall be considered to be one Class. For purposes of determining, at any time, which Class is the Controlling Class, the Certificate Balance of each Class shall be deemed to be reduced by the amount allocated to such Class of any Appraisal Reductions relating to Loans as to which Liquidation Proceeds or other final payment has not yet been received. As of the Closing Date, the Controlling Class shall be the Class N and Class O Certificates.

            "Controlling Class Certificateholder": Each Holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as certified by the Certificate Registrar to the Certificate Administrator from time to time.

            "Corporate Trust Office": The principal corporate trust office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at 450 West 33rd Street, 14th Floor, New York, New York 10001, Attention: Capital Markets Fiduciary Services.

            "Corrected Loan": Any Specially Serviced Loan that has become current and remained current for three consecutive Monthly Payments (for such purposes taking into account any modification or amendment of such Loan) and as to which Loan the Special Servicer has returned servicing to the Servicer pursuant to Section 3.21(a).

            "Credit File": Any documents, other than documents required to be part of the related Mortgage File, in the possession of the Servicer and relating to the origination and servicing of any Loan.

            "Credit Lease Loans": The Loans known as ACCOR Mountain and ACCOR California North and identified as Loan Numbers 6 and 7, respectively, on the Mortgage Loan Schedule.

            "Credit   Tenant":   The  tenants   under  the  credit   leases
relating to the Credit Lease Loans.

            "Crossed  Loan":   Any  Loan  which  is   cross-defaulted   and
cross-collateralized with any other Loan.

            "CSFB Environmental Policy Insurer": Commerce and Industry Insurance Co.

            "CSFB   Loans":   The  Loans   transferred   to  the  Depositor
pursuant to the CSFB Mortgage Loan Purchase Agreement.

            "CSFB Mortgage Loan Purchase Agreement": With respect to the CSFB Loans, the agreement between the Depositor and the CSFB Mortgage Loan Seller, dated as of October 11, 1999, relating to the transfer of all of the CSFB Mortgage Loan Seller's right, title and interest in and to the CSFB Loans.

            "CSFB Mortgage Loan Seller": Credit Suisse First Boston Mortgage Capital LLC, a Delaware limited liability company, and its successors in interest.

            "Custodian": Norwest Bank Minnesota, National Association or any other Person who is at any time appointed by the Trustee pursuant to Section
8.11 as a document custodian for the Mortgage Files, which Person shall not be the Depositor or either Mortgage Loan Seller, or an Affiliate of either of them.

            "Custodian Exception Report":  As defined in Section 2.02(e).

            "Cut-off Date":  October 11, 1999.

            "Cut-off Date Principal Balance": With respect to any Loan, the outstanding principal balance of such Loan as of the Cut-off Date, after application of all payments of principal due on or before such date, whether or not received.

            "DCR": Duff & Phelps Credit Rating Co., and its successors in interest.

            "Debt Service Coverage Ratio": With respect to any Loan for any twelve-month period covered by an annual operating statement for the related Mortgaged Property, the ratio of (i) Net Operating Income produced by the related Mortgaged Property during such period to (ii) the aggregate amount of Monthly Payments (other than any Balloon Payment) due under such Loan during such period; provided, however, that with respect to the Loans that initially pay interest only, the related Monthly Payment will be calculated (for purposes of this definition only) to include principal (based upon a 25-year amortization schedule) and interest payments from origination.

            "Default Interest": With respect to any Loan, interest accrued on such Loan at the excess of (i) the related Default Rate over (ii) the sum of the related Mortgage Rate and, if applicable, the related Excess Rate.

            "Default Rate": With respect to each Loan, the per annum rate at which interest accrues on such Loan following any event of default on such Loan, including a default in the payment of a Monthly Payment or a Balloon Payment.

            "Defaulted Loan": A Loan that is at least sixty days delinquent in respect of its Monthly Payments or more than thirty days delinquent in respect of its Balloon Payment, if any, in each case without giving effect to any grace period permitted by the related Mortgage or Note and without regard to any acceleration of payments under the related Mortgage and Note; provided, however, that no Monthly Payment (other than a Balloon Payment) shall be deemed delinquent if less than ten dollars of all amounts due and payable on such Loan has not been received.

            "Defaulting Party":  As defined in Section 7.01(b).

            "Defeasance Collateral":  As defined in Section 3.08(f)(i).

            "Defeasance Loan":  As defined in Section 3.08(f).

            "Defect":  As defined in Section 2.02(e).

            "Deficient Valuation": With respect to any Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding principal balance of the Loan, which valuation results from a proceeding initiated under the Bankruptcy Code.

            "Definitive    Certificate":    A    Certificate    issued   in
registered, definitive physical form.

            "Delinquent Loan Status Report": A report prepared by the Servicer (combining reports prepared by the Servicer and the Special Servicer) containing substantially the information described in Exhibit G-2 attached hereto, setting forth, among other things, a list of those Loans that, as of the close of business on the Determination Date immediately preceding the preparation of such report, were delinquent 30 to 59 days, delinquent 60 to 89 days, delinquent 90 days or more, or current but Specially Serviced Loans or that were in foreclosure but were not REO Loans. The Servicer shall not include on the Delinquent Loan Status Report any Loan that has not been delinquent at least one month after the related Due Date unless such Loan is a Specially Serviced Loan.

            "Denomination":  As defined in Section 5.01(b).

            "Depositor": Credit Suisse First Boston Mortgage Securities Corp., a Delaware corporation, or its successor in interest.

            "Depository": The Depository Trust Company, or any successor Depository hereafter named. The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates, is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

            "Depository Participant": A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

            "Depository Rules":  As defined in Section 5.02(b).

            "Determination Date": With respect to any Distribution Date, the close of business on the 11th day of the month in which such Distribution Date occurs, or if such 11th day is not a Business Day, the Business Day immediately following such 11th day.

            "Directing Certificateholder": The Controlling Class Certificateholder selected by the Holders of more than 50% of the Percentage Interests in the Controlling Class, by Certificate Balance, as certified by the Certificate Administrator from time to time; provided, however, that until a Directing Certificateholder is so selected or after receipt of a notice from the Holders of more than 50% of the Percentage Interests in the Controlling Class that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that beneficially owns the largest aggregate Certificate Balance of the Controlling Class shall be the Directing Certificateholder.

            "Directly Operate": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof that are not (within the meaning of Treasury Regulation Section 1.512(b)-1(c)(5)) customarily provided to tenants in connection with the rental of space for occupancy, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers in the ordinary course of a trade or business, the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by the Trust Fund, in each case other than through an Independent Contractor; provided, however, that the Trustee (or the Servicer or the Special Servicer on behalf of the Trustee) shall not be considered to Directly Operate an REO Property solely because the Trustee (or the Servicer or the Special Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance or makes decisions as to repairs (of the type that would be deductible under Section 162 of the Code) or capital expenditures with respect to such REO Property.

            "Disqualified Organization": Any of (i) the United States, any State or political subdivision thereof, any possession of the United States or any agency or instrumentality of any of the foregoing (other than an instrumentality that is a corporation if all of its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) that is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code and (v) any other Person so designated by the Servicer or the Trustee based upon an Opinion of Counsel that the holding of an Ownership Interest in a Residual Certificate by such Person may cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Certificate to such Person. The terms "United States," "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

            "Distribution   Accounts":    Collectively,    the   Upper-Tier
Distribution Account and the Lower-Tier Distribution Account.

            "Distribution Date": With respect to any month, the fourth Business Day after the Determination Date of such month, commencing in November 1999.

            "Due Date": With respect to (i) any Loan on or prior to its Maturity Date, the day of the month set forth in the related Note on which each Monthly Payment thereon is scheduled to be first due (without giving effect to any grace period with respect to late Monthly Payments), (ii) any Loan after the Maturity Date therefor, the day of the month set forth in the related Note on which each Monthly Payment on such Loan had been scheduled to be first due (without giving effect to any grace period) and (iii) any REO Loan, the day of the month set forth in the related Note on which each Monthly Payment on the related Loan had been scheduled to be first due (without giving effect to any grace period).

            "Due Period": With respect to each Distribution Date, the period beginning on the day following the Determination Date in the month immediately preceding the month in which such Distribution Date occurs and ending on the Determination Date of the month in which such Distribution Date occurs.

            "Eligible Account": Either (i) an account or accounts maintained with a federal or state chartered depository institution or trust company (including the Trustee) the long-term unsecured debt obligations of which are rated at least "A" by DCR (or if not rated by DCR, then having the indicated ratings from Fitch and Moody's), "AA" by Fitch (or, if not rated by Fitch, then having the indicated ratings from Moody's and DCR), and "Aa2" (or "Aa3," provided Wells Fargo Bank, National Association, is the Servicer) by Moody's, if the deposits are to be held in such account for more than 30 days or the short-term debt obligations of which have a short-term rating of not less than "D-1" by DCR (or, if not rated by DCR, then having the indicated ratings from Fitch and Moody's), "P-1" by Moody's and "F-1+" by Fitch (or, if not rated by Fitch, then having the indicated ratings from Moody's and DCR) if the deposits are to be held in such account for 30 days or less, or such other account or accounts with respect to which each of the Rating Agencies shall have confirmed in writing that the then-current rating assigned to any of the Certificates that are currently being rated by such Rating Agency will not be qualified (as applicable), downgraded or withdrawn by reason thereof or (ii) a segregated trust account or accounts maintained with the corporate trust department of a federal- or state-chartered depository institution or trust company (including the Trustee) that, in either case, has a combined capital and surplus of at least $50,000,000 and has corporate trust powers, acting in its fiduciary capacity, provided that any state-chartered depository institution or trust company is subject to regulation regarding fiduciary funds substantially similar to 12 C.F.R. ss. 9.10(b) or such other account or accounts with respect to which each of the Rating Agencies shall have confirmed in writing that the then-current rating assigned to any of the Certificates that are currently being rated by such Rating Agency will not be qualified (as applicable), downgraded or withdrawn by reason thereof. Eligible Accounts may bear interest. No Eligible Account shall be evidenced by a certificate of deposit, passbook or other similar instrument.

            "Eligible Investor": (i) With respect to the Private Certificates, a Qualified Institutional Buyer that is purchasing for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the offer, sale or transfer is being made in reliance on Rule 144A, (ii) with respect to the Class G and Class H Certificates, a Person which is not a "U.S. Person" as defined in Regulation S under the Securities Act that is purchasing for its own account or for the account of a Person which is not a "U.S. Person" and (iii) with respect to the Class O Certificates, an Institutional Accredited Investor.

            "Environmental Assessment": A "Phase I assessment" as described in, and meeting the criteria of, (i) Chapter 5 of the FNMA Multifamily Guide or any successor provisions covering the same subject matter, in the case of Specially Serviced Loan as to which the related Mortgaged Property is multifamily property or (ii) the American Society for Testing and Materials in the case of Specially Serviced Loan as to which the related Mortgaged Property is not multifamily property.

            "Environmental Policies": Collectively, the Secured Creditor Impaired Property Policy Number 7788328 issued by the CSFB Environmental Policy Insurer and the Creditor Reimbursement for Environmental Damages Insurance Policy Number 4LY 00032 issued by the MS Environmental Policy Insurer.

            "ERISA":   The  Employee  Retirement  Income  Security  Act  of
1974, as amended.

            "ERISA      Prohibited      Holder":      As     defined     in
Section 5.02(g)(i)(A).

            "Escrow Payment": Any payment received by the Servicer for the account of any Mortgagor for application toward the payment of real estate taxes, assessments, Insurance Policy premiums and similar items in respect of the related Mortgaged Property, including amounts for deposit to any reserve account.

            "Euroclear":  The Euroclear System.

            "Event of  Default":  One or more of the  events  described  in
Section 7.01(a).

            "Excess Interest": With respect to each of the ARD Loans, interest accrued on such Loan and allocable to the Excess Rate. The Excess Interest is an asset of the Trust Fund, but shall not be an asset of either REMIC formed hereunder.

            "Excess Interest Distribution Account": The trust account or accounts created and maintained as a separate trust account or accounts by the Certificate Administrator pursuant to Section 3.04(c), which shall be entitled "Norwest Bank Minnesota, National Association, as Certificate Administrator, in trust for The Chase Manhattan Bank, as Trustee, in trust for Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 1999-C1, Excess Interest Distribution Account" and which shall be an Eligible Account. The Excess Interest Distribution Account shall not be an asset of either REMIC formed hereunder.

            "Excess Rate": With respect to each ARD Loan after the related Anticipated Repayment Date, the excess of (i) the applicable Revised Rate over
(ii) the applicable Mortgage Rate, each as set forth in the Mortgage Loan Schedule.

            "Exchange Act": The Securities Exchange Act of 1934, as amended from time to time.

            "Exchange Act Report": A monthly Statement to Certificateholders, Comparative Financial Status Report, Delinquent Loan Status Report, Historical Loss Estimate Report, Historical Loan Modification Report, REO Status Report, Operating Statement Analysis Report, Servicer Watch List, NOI Adjustment Worksheet or report pursuant to Section 4.02(b) or Annual Compliance Report to be filed with the Commission, under cover of the related form required by the Exchange Act.

            "Exchange Apartments Loan": The Loan known as the Exchange Apartments and identified as Loan Number 1 on the Mortgage Loan Schedule.

            "Exchange Apartments Other Note": With respect to the Exchange Apartments Loan, the other note which is secured by the related Mortgaged Property and not included in the Trust Fund.

            "Exchange Apartments Trust Fund Note": The Trust Fund Note relating to the Exchange Apartments Loan.

            "FDIC":   Federal   Deposit   Insurance   Corporation   or  any
successor.

            "FHLMC":   Federal  Home  Loan  Mortgage   Corporation  or  any
successor.

            "Final Recovery Determination": A determination by the Special Servicer with respect to any Defaulted Loan or REO Property (other than a Loan or REO Property, as the case may be, that was purchased (i) by any Mortgage Loan Seller pursuant to Section 7 of the related Mortgage Loan Purchase Agreement or by FINOVA or FINOVA Capital pursuant to Section 9.3 of the related FINOVA Mortgage Loan Purchase Agreement, (ii) by the Servicer or the Special Servicer pursuant to Section 3.18(b), (iii) by the Holder of 100% of the Percentage Interests in the Class V-1 or Class V-2 Certificates, as applicable, pursuant to
Section 9.03 or (iv) by either Mortgage Loan Seller, the Special Servicer, the Holders of more than 50% of the Percentage Interests in the Controlling Class or the Servicer pursuant to Section 9.01), that there has been a recovery of all Insurance and Condemnation Proceeds, Liquidation Proceeds and other payments or recoveries that, in the Special Servicer's reasonable good faith judgment, exercised without regard to any obligation of the Special Servicer to make payments from its own funds pursuant to Section 3.07(b), will ultimately be recoverable.

            "FINOVA":   FINOVA  Realty  Capital,   Inc.  or  any  successor
thereto.

            "FINOVA   Capital":   FINOVA   Capital   Corporation   or   any
successor thereto.

            "FINOVA Mortgage Loan Purchase Agreements": Collectively, that certain Mortgage Loan Purchase Agreement, dated as of June 30, 1999, among FINOVA, FINOVA Capital and the MS Mortgage Loan Seller, and that certain Mortgage Loan Purchase Agreement, dated as of June 30, 1999, between FINOVA and the MS Mortgage Loan Seller.

            "Fitch":  Fitch IBCA, Inc., and its successors in interest.

            "FNMA":   Federal   National   Mortgage   Association   or  any
successor thereto.

            "Guarantor": ACCOR S.A., a French corporation, as guarantor under the credit leases relating to the Credit Lease Loans.

            "Hazardous Materials": Any dangerous, toxic or hazardous pollutants, chemicals, wastes or substances, including, without limitation, those so identified pursuant to CERCLA or any other federal, state or local environmental related laws and regulations, and specifically including, without limitation, asbestos and asbestos-containing materials, polychlorinated biphenyls, radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being "in inventory," "usable work in process" or similar classification which would, if classified as unusable, be included in the foregoing definition.

            "Historical Loan Modification Report": With respect to each Servicer Remittance Date, a report prepared by the Servicer (combining reports prepared by the Servicer and the Special Servicer) containing all or substantially all the content described in Exhibit G-3 attached hereto and setting forth, among other things, those Loans which, as of the close of business on the Determination Date immediately preceding the preparation of such report, have been modified pursuant to this Agreement (i) during the related Due Period and
(ii) since the Cut-off Date, showing the original and the revised terms thereof.

            "Historical Loss Estimate Report": With respect to each Servicer Remittance Date, a report prepared by the Servicer (combining reports prepared by the Servicer and the Special Servicer) containing substantially the information described in Exhibit G-4 attached hereto and setting forth, among other things, as of the close of business on the Determination Date immediately preceding the preparation of such report, (i) the aggregate amount of Liquidation Proceeds collected for the related Due Period and, separately stated, historically and (ii) the amount of realized losses occurring on the Loans during such Due Period, set forth on a Loan-by-Loan basis.

            "Independent": When used with respect to any specified Person, any such Person that (i) is in fact independent of the Depositor, the Servicer, the Special Servicer, the Trustee and any and all Affiliates thereof, (ii) does not have any material direct financial interest in or any material indirect financial interest in any of the Depositor, the Servicer, the Special Servicer or any Affiliate thereof and (iii) is not connected with the Depositor, the Servicer, the Special Servicer or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor, the Servicer, the Special Servicer, the Trustee or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any Class of debt or equity securities issued by the Depositor, the Servicer, the Special Servicer, the Trustee or any Affiliate thereof, as the case may be.

            "Independent Contractor": Either (i) any Person that would be an "independent contractor" with respect to the Trust Fund within the meaning of
Section 856(d)(3) of the Code if the Trust Fund were a real estate investment trust (except that the ownership test set forth in that Section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of any Class of Certificates, or such other interest in any Class of Certificates as is set forth in an Opinion of Counsel, which shall be at no expense to the Trustee, the Servicer or the Trust, delivered to the Trustee and the Servicer), so long as the Trust Fund does not receive or derive any income from such Person and provided that the relationship between such Person and the Trust Fund is at arm's length, all within the meaning of Treasury Regulation
Section 1.856-4(b)(5) (except that the Servicer or the Special Servicer shall not be considered to be an Independent Contractor under the definition in this clause (i) unless an Opinion of Counsel (at the expense of the party seeking to be deemed an Independent Contractor) has been delivered to the Trustee to that effect or (ii) any other Person (including the Servicer and the Special Servicer) upon receipt by the Trustee and the Servicer of an Opinion of Counsel (at the expense of the party seeking to be deemed an Independent Contractor), to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of
Section 860G(a)(8) of the Code or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property (provided that such income would otherwise so qualify).

            "Ineligible Class V-1 Owner": Any Borrower, or any entity that owns an ownership interest in a Borrower, other than, in each case, the CSFB Mortgage Loan Seller or an affiliate thereof.

            "Ineligible Class V-2 Owner": Any Borrower, or any entity that owns an ownership interest in a Borrower, other than, in each case, the MS Mortgage Loan Seller or an affiliate thereof.

            "Initial Purchaser": Credit Suisse First Boston Corporation, as initial purchaser of the Private Certificates.

            "Institutional    Accredited    Investor":    As   defined   in
Section 5.02(b).

            "Insurance and Condemnation Proceeds": All proceeds paid under any Insurance Policy or in connection with the full or partial condemnation of a Mortgaged Property, in either case, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property or released to the Mortgagor, in either case, in accordance with the Servicing Standard.

            "Insurance Policy": With respect to any Loan, any hazard insurance policy, flood insurance policy, title policy or other insurance policy that is maintained from time to time in respect of such Loan or the related Mortgaged Property.

            "Interest Accrual Period": With respect to any Class of Regular Certificates or Uncertificated Lower-Tier Interests and any Distribution Date, the period commencing on the 11th day of the calendar month preceding the month in which such Distribution Date occurs and ending on the 10th day of the month in which such Distribution Date occurs. Each Interest Accrual Period shall be deemed for purposes of this definition to consist of 30 days.

            "Interest Reserve Account": The account created and maintained by the Servicer pursuant to Section 3.29, which shall be entitled "Wells Fargo Bank, National Association, as Servicer, for the benefit of The Chase Manhattan Bank, as Trustee, in trust for Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 1999-C1, Interest Reserve Account" and which shall be an Eligible Account.

            "Interest Shortfall Amount": As to any Distribution Date and any Class of Regular Certificates, the amount, if any, by which the amount distributed on such Class on such Distribution Date in respect of interest is less than the related Optimal Interest Distribution Amount.

            "Interested Person": The Depositor, the Servicer, the Special Servicer, any Independent Contractor engaged by the Special Servicer, any Holder of a Certificate or any Affiliate of any such Person.

            "Investment Account":  As defined in Section 3.06(a).

            "Investor Inquiries":  As defined in Section 4.02(b).

            "Issue Price": With respect to each Class of Certificates, the "issue price" as defined in the REMIC Provisions.

            "L'Enfant Other Note": With respect to the L'Enfant Participation, the other note which is secured by the related Mortgaged Property and not included in the Trust Fund.

            "L'Enfant Participation": The Loan known as L'Enfant Plaza and identified as Loan Number 9 on the Mortgage Loan Schedule. The L'Enfant Participation is a 50% participation in the L'Enfant Trust Fund Note.

            "L'Enfant Participation Agreement": The Participation and Intercreditor Agreement, dated as of the Cut-off Date, between Credit Suisse First Boston Mortgage Capital LLC, as the holder of the retained participation, and the CSFB Mortgage Loan Seller, as the holder of the transferred participation.

            "L'Enfant  Servicer":  First Union  National  Bank, as servicer
under  the  Depositor's  Commercial  Mortgage  Pass-Through   Certificates,
Series 1998-C2.

            "L'Enfant  Special   Servicer":   Lennar  Partners,   Inc.,  as
special servicer under the Depositor's Commercial Mortgage Pass-Through Certificates, Series 1998-C2.

            "L'Enfant Trust Fund Note": The Trust Fund Note relating to the L'Enfant Participation.

            "Late Collections": With respect to any Loan, all amounts (except Penalty Charges) received thereon during any Due Period, whether as payments, Insurance and Condemnation Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of principal or interest due in respect of such Loan (without regard to any acceleration of amounts due thereunder by reason of default) on a Due Date in a previous Due Period and not previously received. With respect to any REO Loan, all amounts (except Penalty Charges) received in connection with the related REO Property during any Due Period, whether as Insurance and Condemnation Proceeds, Liquidation Proceeds, REO Revenues or otherwise, which represent late collections of principal or interest due or deemed due in respect of such REO Loan or the predecessor Loan (without regard to any acceleration of amounts due under the predecessor Loan by reason of default) on a Due Date in a previous Due Period and not previously received.

            "Lead Lender": With respect to each Whole Loan relating to each Trust Fund Note, the holder of the note which by the terms of the related Co-Lender Agreement is entitled to direct the administration of the Whole Loan and has the sole authority to exercise and enforce the lender's rights under the Loan Documents relating to such Whole Loan.

            "Liquidation Event": With respect to any Loan, any of the following events: (i) payment in full of such Loan; (ii) the making of a Final Recovery Determination with respect to such Loan; (iii) the repurchase of such Loan by any Mortgage Loan Seller pursuant to Section 7 of the related Mortgage Loan Purchase Agreement or by FINOVA or FINOVA Capital pursuant to Section 9.3 of the related FINOVA Mortgage Loan Purchase Agreement; (iv) the purchase of such Loan by the Servicer or the Special Servicer pursuant to Section 3.18(b); (v) the purchase of any ARD Loan by the Holder of 100% of the Percentage Interests in the Class V-1 or Class V-2 Certificates, as applicable, pursuant to Section 9.03 or (vi) the purchase of such Loan by either Mortgage Loan Seller, the Special Servicer, the Holders of more than 50% of the Percentage Interests in the Controlling Class, or the Servicer pursuant to Section 9.01.

            "Liquidation Fee": A fee payable to the Special Servicer with respect to each Specially Serviced Loan as to which the Special Servicer receives a full or discounted payoff with respect thereto from the related Mortgagor or any Liquidation Proceeds with respect thereto, equal to the product of the Liquidation Fee Rate and the proceeds of such full or discounted payoff or the net Liquidation Proceeds (net of the related costs and expenses associated with the related liquidation) related to such liquidated Specially Serviced Loan, as the case may be; provided, however, that no Liquidation Fee shall be payable with respect to clauses (iii) (but only as it relates to a sale to the Servicer or Special Servicer), (iv), (v) or (vi) of the definition of Liquidation Proceeds; and provided, further, that no Liquidation Fee shall be payable in the event of a purchase of the Exchange Apartments Trust Fund Note by the holder of the Exchange Apartments Other Note upon the occurrence of a Servicing Transfer Event pursuant to the terms of the Co-Lender Agreement relating to the Exchange Apartments Loan.

            "Liquidation Fee Rate":  As defined in Section 3.11.

            "Liquidation Proceeds": Cash amounts (other than Insurance and Condemnation Proceeds and REO Revenues) received by the Servicer, net of expenses, in connection with: (i) the liquidation of a Mortgaged Property or other collateral constituting security for a Defaulted Loan, through trustee's sale, foreclosure sale, REO Disposition or otherwise, exclusive of any portion thereof required to be released to the related Mortgagor; (ii) the realization upon any deficiency judgment obtained against a Mortgagor; (iii) the purchase of a Defaulted Loan by the Servicer or the Special Servicer pursuant to Section 3.18(b) or any other sale thereof pursuant to Section 3.18(c); (iv) the repurchase of a Loan by any Mortgage Loan Seller pursuant to Section 7 of the related Mortgage Loan Purchase Agreement or by FINOVA or FINOVA Capital pursuant to Section 9.3 of the related FINOVA Mortgage Loan Purchase Agreement; (v) the purchase of such Loan by the Holder of 100% of the Percentage Interests in the Class V-1 or Class V-2 Certificates, as applicable, pursuant to Section 9.03; or
(vi) the purchase of all Loans by either Mortgage Loan Seller, Holders of more than 50% of the Percentage Interests in the Controlling Class or the Servicer pursuant to Section 9.01.

            "Loan": Each of the mortgage loans and the L'Enfant Participation transferred and assigned to the Trustee pursuant to Section 2.01, and from time to time held in the Trust Fund, including any Loan that becomes a Specially Serviced Loan. As used herein, the term "Loan" includes the related Note, Mortgage and other documents contained in the related Mortgage File and any related agreements.

            "Loan Agreement": With respect to any Loan, the loan agreement, if any, between the related Mortgage Loan Originator and the Borrower, pursuant to which such Loan was made.

            "Loan Documents": With respect to each Loan, to the extent applicable, the Loan Agreement, the Mortgage, the Note, the Assignment of Leases (if separate from the Mortgage), the Security Agreement, the related Co-Lender Agreement and L'Enfant Participation Agreement (with respect to the L'Enfant Participation), the related Co-Lender Agreement (with respect to the Exchange Apartments Loan), any letters of credit relating to the Additional Collateral Loans, any UCC Financing Statements, the title insurance policy, all surveys, all insurance policies, any environmental liability agreements, any escrow agreements for improvements or lease-up, any guaranties related to such Loan, any prior assignments of mortgage in the event that the originator is not the originator of record, any collateral assignments of property management agreements and other services agreements required by the applicable commitment and other loan documents and all modification, consolidation and extension agreements, if any.

            "Loan Periodic Update File": A file prepared by the Servicer or, with respect to Specially Serviced Loans, the Special Servicer containing substantially the information described in Exhibit G-10 hereto.

            "Loan Set-Up File": A file prepared by the Servicer or, with respect to Specially Serviced Loans, the Special Servicer containing substantially the information described in Exhibit G-9 hereto.

            "Lock-Box Account": With respect to any Mortgaged Property, the account, if any, created pursuant to any documents relating to a Loan to receive revenues therefrom. Any Lock-Box Account shall be beneficially owned for federal income tax purposes by the Person who is entitled to receive the reinvestment income or gain thereon in accordance with the terms and provisions of the related Loan and Section 3.06, which Person shall be taxed on all reinvestment income or gain thereon. The Servicer shall be permitted to make withdrawals therefrom for deposit into the related Cash Collateral Accounts.

            "Lock-Box Agreement": With respect to any Loan, the lock-box agreement, if any, between the applicable Mortgage Loan Originator or the applicable Mortgage Loan Seller and the related Borrower, pursuant to which the related Lock-Box Account may have been established.

            "Lower-Tier Distribution Account": The segregated account, accounts or sub-accounts created and maintained by the Certificate Administrator, pursuant to Section 3.04(b), in trust for the Certificateholders, which shall be entitled "Norwest Bank Minnesota, National Association, as Certificate Administrator, in trust for The Chase Manhattan Bank, as Trustee, for the benefit of Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 1999-C1, Lower-Tier Distribution Account." Any such account or accounts shall be an Eligible Account.

            "Lower-Tier Distribution Amount":  As defined in Section 4.01(b).

            "Lower-Tier Principal Amount": With respect to any Class of Uncertificated Lower-Tier Interests, (i) on or prior to the first Distribution Date, an amount equal to the Original Lower-Tier Principal Amount of such Class as specified in the Preliminary Statement hereto, and (ii) as of any date of determination after the first Distribution Date, an amount equal to the Certificate Balance of the Class of Related Certificates on the Distribution Date immediately prior to such date of determination (determined as adjusted pursuant to Section 1.02(iii)).

            "Lower-Tier REMIC": One of two separate REMICs comprising the Trust Fund, the assets of which consist of the Loans, any REO Property with respect thereto, such amounts as shall from time to time be held in the Collection Account, the Interest Reserve Account, the REO Account, if any, and the Lower-Tier Distribution Account, and except as otherwise provided in this Agreement, all other property included in the Trust Fund that is not in the Upper-Tier REMIC or designated as a grantor trust asset in the Preliminary Statement hereto.

            "MAI":  Member of the Appraisal Institute.

            "Management Agreement": With respect to any Loan, the Management Agreement, if any, by and between the Manager and the related Borrower, or any successor Management Agreement between such parties.

            "Manager": With respect to any Loan, any property manager for the related Mortgaged Property or Mortgaged Properties.

            "Maturity Date": With respect to any Loan as of any date of determination, the date on which the last payment of principal is due and payable under the related Note, after taking into account all Principal Prepayments received prior to such date of determination, but without giving effect to (i) any acceleration of the principal of such Loan by reason of default thereunder, (ii) any grace period permitted by the related Note or (iii) any modification, waiver or amendment of such Loan granted or agreed to by the Servicer or the Special Servicer pursuant to Section 3.20 occurring prior to such date of determination.

            "Mezzanine Loan": Any loan constituting "Mezzanine Debt" or a "Mezzanine Loan," as identified in Exhibit E.

            "Mezzanine Loan Collateral": With respect to any Mezzanine Loan, any stock, partnership interests, membership interests or other equity interest in the related Borrower that has been pledged pursuant to such Mezzanine Loan.

            "Mezzanine Loan Holder": With respect to any Mezzanine Loan, the Holder or obligee thereof.

            "Monthly Interest Distribution Amount": As to any Distribution Date and any Class of Regular Certificates, other than the Class A-X Certificates, the Accrued Certificate Interest Amount for such Class for such Distribution Date, reduced by (i) such Class's share of (x) the Uncovered Prepayment Interest Shortfall Amount for such Distribution Date and (y) Trust Fund indemnification expenses incurred during the related Due Period pursuant to Sections 6.03 or
8.05 and (ii) any allocations to such Class of any Certificate Deferred Interest for such Distribution Date. As to any Distribution Date and the Class A-X Certificates, the Accrued Certificate Interest Amount for such Class for such Distribution Date, reduced by such Class's share of (x) the Uncovered Prepayment Interest Shortfall Amount for such Distribution Date and (y) Trust Fund indemnification expenses incurred during the related Due Period pursuant to Sections 6.03 or 8.05.

            "Monthly Payment": With respect to any Loan (other than any REO
Loan) and any Due Date, the scheduled monthly payment of principal, if any, and interest at the Mortgage Rate, excluding any Balloon Payment, which is payable by the related Borrower on such Due Date under the related Note (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Borrower or by reason of a modification, waiver or amendment of such Loan granted or agreed to by the Servicer or Special Servicer pursuant to Section 3.20), without regard to any acceleration of principal of such Loan by reason of a default thereunder. With respect to an REO Loan, the monthly payment that would otherwise have been payable on the related Due Date had the related Note not been discharged, determined as set forth in the preceding sentence and on the assumption that all other amounts, if any, due thereunder are paid when due.

            "Moody's":   Moody's   Investors   Service,   Inc.,   and   its
successors in interest.

            "Mortgage": With respect to any Loan, the mortgage, deed of trust, deed to secure debt or other instrument securing a Note and creating a lien on the related Mortgaged Property.

            "Mortgage Deferred Interest": With respect to any Loan that as of any Due Date has been modified to reduce the rate at which interest is paid currently below the related Mortgage Rate, to the extent interest accrued at a rate equal to the amount of such reduction is capitalized, the excess, if any, of (a) interest accrued on the Stated Principal Balance thereof during the related Mortgage Interest Accrual Period at the Mortgage Rate over (b) the interest portion of the related Monthly Payment or, if applicable, Assumed Scheduled Payment due on such Due Date (calculated at the applicable reduced rate).

            "Mortgage File": With respect to any Loan, the following documents:

               (i) the original Note (or, with respect to Loan Nos. 88, 93 and 122, a lost note affidavit), bearing, or accompanied by, all prior and intervening endorsements or assignments showing a complete chain of endorsement or assignment from the applicable Mortgage Loan Originator either in blank or to the applicable Mortgage Loan Seller, and further endorsed (at the direction of the Depositor given pursuant to the related Mortgage Loan Purchase Agreement) by the applicable Mortgage Loan Seller, on its face or by allonge attached thereto, without recourse, to the order of the Trustee in the following form: "Pay to the order of The Chase Manhattan Bank, as trustee for the registered Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 1999-C1, without recourse, representation or warranty, express or implied";

               (ii) a duplicate original Mortgage or, if such Mortgage has been returned by the related recording office, (A) an original, (B) a copy of a certified copy or (C) with respect to the FINOVA Loans only, a copy thereof from the applicable recording office and originals (or original or copies of certified copies from the applicable recording office) of any assignments thereof showing a complete chain of assignment from the related Mortgage Loan Originator to the applicable Mortgage Loan Seller, in each case with evidence of recording indicated thereon;

               (iii) an original (or a copy if the original has been sent by the Mortgage Loan Seller for recordation) assignment of the Mortgage, in recordable form, either in blank or from the applicable Mortgage Loan Seller to "The Chase Manhattan Bank, as trustee for the registered Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 1999-C1";

               (iv) an original or copy of any related Assignment of Leases (if such item is a document separate from the Mortgage) and the originals or copies of any assignments thereof showing a complete chain of assignment from the applicable Mortgage Loan Originator of the Loan to the applicable Mortgage Loan Seller, in each case with evidence of recording thereon;

               (v) an original assignment of any related Assignment of Leases (if such item is a document separate from the Mortgage), in recordable form, either in blank or from the Mortgage Loan Seller to "The Chase Manhattan Bank, as trustee for the registered Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 1999-C1";

               (vi) an original or copy of any related Security Agreement (if such item is a document separate from the Mortgage) and the originals or copies of any assignments thereof showing a complete chain of assignment from the applicable Mortgage Loan Originator of the Loan to the applicable Mortgage Loan Seller;

               (vii) an original assignment of any related Security Agreement (if such item is a document separate from the Mortgage), in recordable form, either in blank or from the Mortgage Loan Seller or the applicable Mortgage Loan Originator to "The Chase Manhattan Bank, as trustee for the registered Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 1999-C1," which assignment may be included as part of an omnibus assignment covering other documents relating to the Loan provided that such omnibus assignment is effective under applicable law;

               (viii) originals or copies of all (A) assumption, (B) modification, (C) written assurance (except with respect to the FINOVA Loans) and (D) substitution agreements, together with any evidence of recording thereon, in those instances where the terms or provisions of the Mortgage, Note or any related security document have been modified or the Loan has been assumed;

               (ix) the original lender's title insurance policy or a copy thereof, together with all endorsements or riders that were issued with or subsequent to the issuance of such policy, or if the policy has not yet been issued, a binding written commitment or interim binder, relating to such Loan;

               (x) certified   copies  of  the   original  or  copy  of  any
      guaranty of the obligations of the Mortgagor under the Loan;

               (xi) certified copies of all UCC Financing Statements and continuation statements or copies thereof sufficient to perfect (and maintain the perfection of) the security interest held by the originator of the Loan (and each assignee prior to the Trustee) in and to the personalty of the Mortgagor at the Mortgaged Property (in each case with evidence of filing thereon), and original UCC assignments in a form suitable for filing, sufficient to transfer such security interest to the Trustee;

               (xii) the original or copy of the power of attorney (with evidence of recording thereon) granted by the Mortgagor if the Mortgage, Note or other document or instrument referred to above was not signed by the Mortgagor;

               (xiii) with respect to any debt of a Borrower permitted under the related Loan, a subordination agreement, standstill agreement or other intercreditor agreement relating to such other debt, if any;

               (xiv) if any related Lock-Box Agreement or Cash Collateral Agreement is separate from the Mortgage or Loan Agreement, a copy thereof; with respect to the Cash Collateral Accounts and Lock-Box Accounts, if any, a copy of the UCC-1 financing statements, if any, submitted for filing with respect to the Mortgage Loan Seller's security interest in the Cash Collateral Accounts and Lock-Box Accounts and all funds contained therein (and UCC-2 or UCC-3 financing statements assigning such security interest to the Trustee on behalf of the Certificateholders);

               (xv)  any Loan Agreement;

               (xvi) the original Residual Value Policy, if any;

               (xvii) copies of letters of credit, if any, relating to the Loans;

               (xviii) with respect to the Trust Fund Notes, the related Co-Lender Agreement;

               (xix) with respect to the L'Enfant Participation, the L'Enfant Participation Agreement;

               (xx)  any environmental insurance policies;

               (xxi) with respect to the Credit Lease Loans, copies of the credit leases and all other documents or amendments related thereto;

               (xxii) with respect to the FINOVA Loans, the original ground lease, if any, or a copy thereof, or a certified copy of a franchise agreement, if any; and

               (xxiii) any additional documents required to be added to the Mortgage File pursuant to Section 3.20(i).

            With respect to the L'Enfant Participation, the preceding document delivery requirements will be met by the delivery of copies of any mortgage loan documents required to be delivered to the Lead Lender (other than the L'Enfant Participation Agreement).

            Notwithstanding the second preceding paragraph above, whenever the term "Mortgage File" is used to refer to documents actually received by the Custodian, on the Trustee's behalf, such term shall not be deemed to include such documents and instruments required to be included therein unless they are actually so received.

            "Mortgage Interest Accrual Period": With respect to any Loan, the period during which interest accrues pursuant to the related Note.

            "Mortgage Loan Originator": Any institution that originated a Loan.

            "Mortgage  Loan  Purchase   Agreement":   Either  of  the  CSFB
Mortgage  Loan  Purchase   Agreement  or  the  MS  Mortgage  Loan  Purchase
Agreement.

            "Mortgage Loan Schedule": The list of Loans transferred on the Closing Date to the Trustee as part of the Trust Fund, attached hereto as Exhibit B, which list sets forth the following information with respect to each
Loan:

            (i)   the  loan  number  (as   specified  in  Annex  A  to  the
      Prospectus Supplement);

            (ii)  the property name;

            (iii) the street address (including city, state and zip code) of the related Mortgaged Property;

            (iv) the Mortgage Rate in effect at the Cut-off Date;

            (v) the Net Mortgage Rate in effect at the Cut-off Date;

            (vi)  the original principal balance;

            (vii) the Cut-off Date Principal Balance;

            (viii) the (a) remaining term to stated maturity, (b) Maturity Date and (c) with respect to each ARD Loan, the Anticipated Repayment Date;

            (ix)  the original and remaining amortization terms;

            (x) the amount of the Monthly Payment due on the first Due Date following the Cut-off Date;

            (xi)  [Reserved];

            (xii) the Loan interest accrual method;

            (xiii) the applicable Primary Servicing Fee Rate;

            (xiv) the Due Date;

            (xvi) whether such loan is an ARD Loan;

            (xvi) whether the Loan is subject to defeasance;

            (xvii) whether  such Loan has the  benefit  of a  Residual
      Value Policy;

            (xviii)  with  respect  to  the  Credit  Lease  Loans,   the
      Guarantor; and

            (xix) [Reserved].

            Such Mortgage Loan Schedule also shall set forth the aggregate of the amounts described under clause (vii) above for all of the Loans. Such list may be in the form of more than one list, collectively setting forth all of the information required.

            "Mortgage Loan Seller": Either the CSFB Mortgage Loan Seller or the MS Mortgage Loan Seller.

            "Mortgage Pass-Through Rate": With respect to any Loan that provides for calculations of interest based on a 360-day year composed of twelve months of 30 days each for any Mortgage Interest Accrual Period, the Net Mortgage Rate thereof. With respect to any Loan that provides for calculations of interest based on a 360-day year and the actual number of days elapsed, (a) for any Mortgage Interest Accrual Period relating to an Interest Accrual Period beginning in any January, February, April, June, September and November and in any December occurring in a year immediately preceding any year that is not a leap year, the Net Mortgage Rate thereof or (b) for any Mortgage Interest Accrual Period relating to any Interest Accrual Period beginning in any March, May, July, August and October and in any December occurring in a year immediately preceding a year that is a leap year, the product of the Net Mortgage Rate thereof and a fraction whose numerator is 31 and whose denominator is 30.

            "Mortgage Rate": With respect to: (i) any Loan on or prior to its Maturity Date, the annual rate at which interest is scheduled (in the absence of a default) to accrue on such Loan from time to time in accordance with the related Note and applicable law; (ii) any Loan after its Maturity Date, the annualized rate described in clause (i) above determined without regard to the passage of such Maturity Date; and (iii) any REO Loan, the annualized rate described in clause (i) or (ii), as applicable, above, determined as if the predecessor Loan had remained outstanding. For purposes of calculating Mortgage Pass-Through Rates and the Weighted Average Net Mortgage Rate, the Mortgage Rate for any Loan whose interest rate is reduced will be the Mortgage Rate of such Loan without taking into account any reduction in the interest rate by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers or any reduction in the interest rate resulting from a work-out.

            "Mortgaged Property": The underlying real property (including any REO Property) that secures a Loan, in each case consisting of a parcel or parcels of land improved by a commercial and/or multifamily building or facility, together with any personal property, fixtures, leases and other property or rights pertaining thereto.

            "Mortgagor": The obligor or obligors on a Note, including, without limitation, any Person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Note.

            "MS Environmental Policy Insurer":  Kemper Environmental.

            "MS Loans": The Loans transferred to the Depositor pursuant to the MS Mortgage Loan Purchase Agreement.

            "MS Mortgage Loan Purchase Agreement": With respect to the MS Loans, the agreement between the Depositor and the MS Mortgage Loan Seller, dated as of October 11, 1999, relating to the transfer of the MS Mortgage Loan Seller's right, title and interest in and to the MS Loans.

            "MS Mortgage Loan Seller": Morgan Stanley Mortgage Capital Inc., a New York corporation, and its successors in interest.

            "Net Investment Earnings": With respect to any of the Collection Account, any Lock-Box Account, any Cash Collateral Account, the Interest Reserve Account, any Servicing Account or the REO Account, for any period from any Distribution Date to the immediately succeeding P&I Advance Date, the amount, if any, by which the aggregate of all interest and other income realized during such period on funds relating to the Trust Fund held in such account exceeds the aggregate of all losses, if any, incurred during such period in connection with the investment of such funds in accordance with Section 3.06.

            "Net Investment Loss": With respect to any of the Collection Account, any Lock-Box Account, any Cash Collateral Account, the Interest Reserve Account, any Servicing Account or the REO Account for any period from any Distribution Date to the immediately succeeding P&I Advance Date, the amount, if any, by which the aggregate of all losses, if any, incurred during such period in connection with the investment of funds relating to the Trust Fund held in such account in accordance with Section 3.06 exceeds the aggregate of all interest and other income realized during such period on such funds.

            "Net Mortgage Pass-Through Rate": With respect to any Loan and any Distribution Date, the Mortgage Pass-Through Rate for such Loan for the related Interest Accrual Period minus the sum of the Servicing Fee Rate, the Trustee Fee Rate and the Certificate Administrator Fee Rate.

            "Net Mortgage Rate": With respect to any Interest Accrual Period and any Loan, a per annum rate equal to the Mortgage Rate for such Loan as of the Cut-off Date minus the related Primary Servicing Fee Rate.

            "Net Operating Income": With respect to any Mortgaged Property, for any Mortgagor's fiscal year end, the total operating revenues derived from such Mortgaged Property during such period, minus the total operating expenses incurred in respect of such Mortgaged Property during such period, other than
(i) non-cash items such as depreciation, (ii) amortization, (iii) actual capital expenditures and (iv) debt service on the related Loan.

            "New Lease": Any lease of REO Property entered into at the direction of the Special Servicer on behalf of the Trust, including any lease renewed, modified or extended on behalf of the Trust, if the Trust Fund has the right to renegotiate the terms of such lease.

            "NOI Adjustment Worksheet": A report prepared by the Servicer or the Special Servicer containing substantially the information described in Exhibit G-8 attached hereto.

            "Non-U.S. Person": Any person other than a U.S. Person, unless, with respect to the Transfer of a Residual Certificate, (i) such person holds such Residual Certificate in connection with the conduct of a trade or business within the United States and furnishes the Transferor and the Certificate Administrator with an effective Internal Revenue Service Form 4224 (or successor form) or (ii) the Transferee delivers to both the Transferor and the Certificate Administrator an opinion of a nationally recognized tax counsel to the effect that such Transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such Transfer of the Residual Certificate will not be disregarded for federal income tax purposes.

            "Nonrecoverable Advance": Any Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance or any portion thereof.

            "Nonrecoverable P&I Advance": The portion of any P&I Advance (including interest accrued thereon at the Reimbursement Rate) previously made or proposed to be made in respect of a Loan or REO Loan which, in the judgment (in accordance with the Servicing Standard) of the Servicer, the Special Servicer or the Trustee, as applicable, will not be ultimately recoverable, together with any accrued and unpaid interest thereon, from Late Collections or any other recovery on or in respect of such Loan or REO Loan. The determination by the Servicer, the Special Servicer or the Trustee, as applicable, that it has made (or, in the case of a determination made by the Special Servicer, that the Servicer has made) a Nonrecoverable P&I Advance or that any proposed P&I Advance, if made, would constitute a Nonrecoverable P&I Advance, shall be evidenced by an Officer's Certificate delivered to (i) the Trustee and the Depositor, in the case of the Servicer, (ii) to the Servicer in the case of the Special Servicer, and (iii) to the Depositor and the Servicer, in the case of the Trustee, setting forth such determination of nonrecoverability and the considerations of the Servicer, the Special Servicer or the Trustee, as applicable, forming the basis of such determination (which shall include but shall not be limited to information, to the extent available, such as related income and expense statements, rent rolls, occupancy status, property inspections, and shall include an Appraisal of the related Loan or Mortgaged Property, the cost of which Appraisal shall be advanced by the Servicer as a Servicing Advance). The Trustee shall be entitled to conclusively rely on the Servicer's determination that a P&I Advance is nonrecoverable. The Servicer and the Trustee shall be entitled to conclusively rely on the Special Servicer's determination that a P&I Advance is nonrecoverable.

            "Nonrecoverable Servicing Advance": The portion of any Servicing Advance (including interest accrued thereon at the Reimbursement Rate) previously made or proposed to be made in respect of a Loan or REO Property which, in the judgment (in accordance with the Servicing Standard) of the Servicer, the Special Servicer or the Trustee, as the case may be, will not be ultimately recoverable, together with any accrued and unpaid interest thereon, from Late Collections or any other recovery on or in respect of such Loan or REO Property. The determination by the Servicer, the Special Servicer or the Trustee, as the case may be, that it has made (or, in the case of a determination made by the Special Servicer, that the Servicer has made) a Nonrecoverable Servicing Advance or that any proposed Servicing Advance, if made, would constitute a Nonrecoverable Servicing Advance, shall be evidenced by an Officer's Certificate delivered to (i) the Trustee and the Depositor, in the case of the Servicer, (ii) to the Servicer in the case of the Special Servicer, and (iii) to the Depositor and the Servicer, in the case of the Trustee. The Officer's Certificate shall set forth such determination of nonrecoverability and the considerations of the Servicer, the Special Servicer or the Trustee, as applicable, forming the basis of such determination (which shall include but shall not be limited to information, to the extent available, such as related income and expense statements, rent rolls, occupancy status and property inspections, and shall include an Appraisal of the related Loan or Mortgaged Property, the cost of which Appraisal shall be advanced by the Servicer as a Servicing Advance). The Trustee will be entitled to conclusively rely on the Servicer's determination that a Servicing Advance is nonrecoverable. The Servicer and the Trustee shall be entitled to conclusively rely on the Special Servicer's determination that a Servicing Advance is a Nonrecoverable Servicing Advance.

            "Note": The original executed note evidencing the indebtedness of a Mortgagor under a Loan, together with any rider, addendum or amendment thereto.

            "Notional Balance": For any date of determination and the Class A-X Certificates, an amount equal to the sum of the Certificate Balances of the Classes of Regular Certificates (other than the Class A-X Certificates) as of the preceding Distribution Date (after giving effect to the distribution of principal on such Distribution Date) or, in the case of the first Distribution Date, the Cut-off Date.

            "NRSRO":  Nationally recognized statistical rating organization.

            "Officer's Certificate": A certificate signed by a Servicing Officer of the Servicer or the Special Servicer, as the case may be, or a Responsible Officer of the Trustee.

            "Operating Statement Analysis Report": With respect to each Loan and REO Property, a report prepared by the Servicer or Special Servicer, as applicable, substantially containing the information described in Exhibit G-7 attached hereto.

            "Opinion of Counsel": A written opinion of counsel, who may be salaried counsel for the Depositor, the Servicer or the Special Servicer, acceptable in form and delivered to the Trustee, except that any opinion of counsel relating to (a) the qualification of either REMIC created hereunder as a REMIC, (b) compliance with the REMIC Provisions or (c) the resignation of the Depositor, the Servicer or the Special Servicer pursuant to Section 6.04 must be an opinion of counsel that is in fact Independent of the Depositor, the Servicer or the Special Servicer, as applicable.

            "Optimal   Interest    Distribution    Amount":   As   to   any
Distribution Date and any Class of Regular Certificates, the sum of the Monthly Interest Distribution Amount and the Unpaid Interest Shortfall Amount for such Class for such Distribution Date.

            "Original Certificate Balance": With respect to any Class of Regular Certificates (other than the Class A-X Certificates), the initial aggregate principal amount thereof as of the Closing Date, in each case as specified in the Preliminary Statement.

            "Other Note": The Exchange Apartments Other Note or the L'Enfant Other Note.

            "Other Trust Fund":  As defined in Section 2.01(g).

            "OTS": The Office of Thrift Supervision or any successor thereto.

            "Ownership Interest": As to any Certificate, any ownership or security interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

            "P&I Advance": As to any Loan or REO Loan, any advance made by the Servicer or the Trustee, as applicable, pursuant to Section 4.03 or Section 7.05.

            "P&I Advance Date": The Business Day immediately prior to each Distribution Date.

            "P&I Advance Determination Date": With respect to any Distribution Date, the second Business Day immediately prior thereto.

            "Pass-Through   Rate":   With   respect   to  each   Class   of
Certificates, the respective per annum rate listed below:

            Class A-1:   Class A-1 Pass Through Rate
            Class A-2:   Class A-2 Pass Through Rate
            Class A-X:   Class A-X Pass Through Rate
            Class B:     Class B Pass Through Rate
            Class C:     Class C Pass Through Rate
            Class D:     Class D Pass Through Rate
            Class E:     Class E Pass Through Rate
            Class F:     Class F Pass Through Rate
            Class G:     Class G Pass Through Rate
            Class H:     Class H Pass Through Rate
            Class J:     Class J Pass Through Rate
            Class K:     Class K Pass Through Rate
            Class L:     Class L Pass Through Rate
            Class M:     Class M Pass Through Rate
            Class N:     Class N Pass Through Rate
            Class O:     Class O Pass Through Rate

            "Penalty Charges": With respect to any Loan or REO Loan, any amounts actually collected thereon from the Mortgagor that represent late payment charges or Default Interest, other than a Prepayment Premium or Yield Maintenance Charge.

            "Percentage Interest": As to any Certificate, the percentage interest evidenced thereby in distributions required to be made with respect to the related Class. With respect to any Regular Certificate, the percentage interest is equal to the Denomination of such Certificate divided by the initial Certificate Balance (or, in the case of the Class A-X Certificates, the Notional Balance) of such Class of Certificates as of the Closing Date. With respect to a Class V-1, Class V-2 or Residual Certificate, the percentage interest as set forth on the face thereof.

            "Permitted Institutional Transferee": With respect to any Mezzanine Loan, any proposed transferee thereof that is (i) an affiliate of the Underwriters; (ii) an insurance company, bank, savings and loan association, trust company, commercial credit corporation, pension plan, pension fund or pension fund advisory firm, mutual fund or other investment company, governmental entity or plan, "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act (other than a broker/dealer) or an institution substantially similar to any of the foregoing, in each case under this clause (ii) having at least $250,000,000 in capital/statutory surplus or shareholder's equity and at least $12,000,000,000 in total assets, and having a long term credit rating from a NRSRO of at least "BBB" and being experienced in making commercial real estate loans, as determined by the Special Servicer; or
(iii) any entity wholly owned by any one or more institutions meeting the criteria in clause (ii). The Special Servicer shall obtain from the proposed transferee, and shall be entitled to rely on, (i) an officer's certificate of a proposed transferee that such transferee satisfies the requirements of this definition and (ii) in the case of any proposed transferee that is an entity described in and meeting the criteria in clause (ii) of the immediately preceding sentence, the most recent financial statements of such transferee.

            "Permitted Investments": Any one or more of the following obligations or securities, regardless whether issued by the Depositor, the Servicer, the Special Servicer, the Trustee or any of their respective Affiliates and having the required ratings, if any, provided for in this definition:

            (i) direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America, FNMA, FHLMC or any agency or instrumentality of the United States of America, the obligations maturing one year or less after the date of issuance and which are backed by the full faith and credit of the United States of America; provided that any obligation of, or guarantee by, FNMA or FHLMC, other than an unsecured senior debt obligation of FNMA or FHLMC, shall be a Permitted Investment only if such investment would not result in the downgrading, withdrawal or qualification of the then-current rating assigned by each Rating Agency to any Certificate as confirmed in writing;

            (ii) time deposits, unsecured certificates of deposit, or bankers' acceptances that mature in one year or less after the date of issuance and are issued or held by any depository institution or trust company incorporated or organized under the laws of the United States of America or any State thereof and subject to supervision and examination by federal or state banking authorities, so long as the commercial paper or other short-term debt obligations of such depository institution or trust company are rated at least "D-1+" by DCR (or, if not rated by DCR, an equivalent rating from at least two other NRSROs), "P-1" by Moody's and "F-1+" by Fitch (if rated by Fitch) or would not result in the downgrading, withdrawal or qualification of the then-current rating assigned by each Rating Agency to any Certificate, as confirmed in writing by such Rating Agency;

            (iii) repurchase agreements or obligations with respect to any security described in clause (i) above where such security has a remaining maturity of one year or less and where such repurchase obligation has been entered into with a depository institution or trust company (acting as principal) described in clause (ii) above;

            (iv) debt obligations maturing in one year or less bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof, which securities have (i) ratings from DCR at least equal to "AAA" (or, if not rated by DCR, an equivalent rating from at least two other NRSROs), ratings from Fitch at least equal to "AA-" and from Moody's at least equal to the minimum maturity-based ratings described below or (ii) such other ratings (as confirmed by the applicable Rating Agency in writing) as will not result in a downgrade, qualification or withdrawal of the then-current rating of the Certificates that are currently being rated by such Rating Agency; provided, however, that securities issued by any particular corporation will not be Permitted Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held in the accounts established hereunder to exceed 10% of the sum of the aggregate principal balance and the aggregate principal amount of all Permitted Investments in such accounts;

            (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations) payable on demand or on a specified date maturing in one year or less after the date of issuance thereof and which is rated at least "D-1+" by DCR (or, if not rated by DCR, an equivalent rating from at least two other NRSROs), "P-1" by Moody's and "F-1+" by Fitch;

            (vi) units of investment funds that maintain a constant net asset value, money market funds, rated "AAA" by DCR (or, if not rated by DCR, an equivalent rating from at least two other NRSROs), "Aaa" by Moody's and "AAA" by Fitch;

            (vii) any other demand, money market or time deposit, obligation, security or investment, (a) with respect to which each Rating Agency shall have confirmed in writing that such investment will not result in a downgrade, qualification or withdrawal of the then-current rating of the Certificates that are currently being rated by such Rating Agency and (b) which qualifies as a "cash flow investment" pursuant to Section 860G(a)(6) of the Code; and

            (viii) demand and time deposits of Wells Fargo Bank, National Association (or Wells Fargo & Company), provided that the long-term unsecured obligations of Wells Fargo Bank, National Association (or Wells Fargo & Company) are rated "A" or better by DCR and Fitch and "Aa2" or better by Moody's;

provided that such instrument or security qualifies as a "cashflow investment" pursuant to Section 860G(a)(6) of the Code and that (A) in each case, the minimum maturity-based ratings by Moody's for investments are: (i) if the investment matures within one month, "A2" or "P-1"; (ii) if the investment matures more than one month later but within three months, "A1" and "P-1"; (iii) if the investment matures more than three months but within six months, "Aa3" and "P-1"; and (iv) if the investment matures more than six months later, "Aaa" and "P-1"; (B) no such instrument shall be a Permitted Investment (i) if such instrument evidences principal and interest payments derived from obligations underlying such instrument and the interest payments with respect to such instrument provide a yield to maturity at the time of acquisition of greater than 120% of the yield to maturity at par of such underlying obligations or (ii) if such instrument may be redeemed at a price below the purchase price; and (C) no amount beneficially owned by any REMIC created hereunder (even if not yet deposited in the Trust) may be invested in investments (other than money market funds) treated as equity interests for federal income tax purposes, unless the Servicer receives an Opinion of Counsel, at its own expense, to the effect that such investment will not adversely affect the status of any REMIC created hereunder as a REMIC under the Code or result in imposition of a tax on any REMIC created hereunder. Permitted Investments that are subject to prepayment or call may not be purchased at a price in excess of par.

            "Permitted Mezzanine Loan Holder": With respect to any Mezzanine Loan, the related Mortgage Loan Seller, any Permitted Institutional Transferee or any other Mezzanine Loan Holder with respect to which each Rating Agency has confirmed in writing to the Special Servicer and the Trustee that the holding of such Mezzanine Loan by such Person would not cause a qualification, downgrade or withdrawal of any of such Rating Agency's then-current ratings on the Certificates.

            "Person": Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            "Plan":  As defined in Section 5.02(e).

            "Policy Escrow Account":  As defined in Section 4.03(f)(iii).

            "Prepayment Assumption": With respect to all Loans other than the ARD Loans, the assumption that all payments required to be made on such Loans according to their contractual terms (including repayment in full on their respective maturity dates) are so made. With respect to all ARD Loans, the assumption that the ARD Loans will be fully prepaid on their related Anticipated Repayment Dates.

            "Prepayment Date": With respect to any Principal Prepayment, the date on which such Principal Prepayment is to be made.

            "Prepayment Interest Excess": With respect to any Distribution Date, the aggregate amount, with respect to all Loans that were subject to Principal Prepayment in full or in part, or as to which Insurance and Condemnation Proceeds were received by the Servicer or Special Servicer for application to such Loans, in each case after the Due Date in the month of such Distribution Date and on or prior to the related Determination Date, the amount of interest accrued at the Mortgage Rate for such Loans on the amount of such Principal Prepayments or Insurance and Condemnation Proceeds after the Mortgage Interest Accrual Period relating to such Due Date and accruing in the manner set forth in the Loan Documents relating to such Loans, to the extent such interest is collected by the Servicer or the Special Servicer.

            "Prepayment Interest Shortfall": With respect to any Distribution Date, for each Loan that was subject to a Principal Prepayment in full or in part, or as to which Insurance and Condemnation Proceeds were received by the Servicer or Special Servicer for application to such Loan, in each case after the Determination Date in the calendar month preceding such Distribution Date but prior to the Due Date in the related Due Period, the amount of interest that would have accrued at the Net Mortgage Pass-Through Rate for such Loan on the amount of such Principal Prepayment or Insurance and Condemnation Proceeds during the period commencing on the date as of which such Principal Prepayment or Insurance and Condemnation Proceeds were applied to the unpaid principal balance of the Loan and ending on (and including) the day immediately preceding such Due Date.

            "Prepayment Premium": Any premium, penalty or fee (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a Mortgagor in connection with a Principal Prepayment.

            "Primary Servicer": Any of Heartland Bank, National Consumer Cooperative Bank, ORIX Real Estate Capital Markets, LLC or First Union National Bank, or any successors thereto.

            "Primary Servicing Agreement": The Sub-Servicing Agreement dated as of October 11, 1999, by and among the Servicer and Heartland Bank, National Consumer Cooperative Bank and ORIX Real Estate Capital Markets, LLC, as Primary Servicers.

            "Primary Servicing Fee": With respect to each Loan, the fee payable to the related Primary Servicer under the Primary Servicing Agreement or to the Servicer pursuant to Section 3.11(a), based on the Primary Servicing Fee Rate.

            "Primary Servicing Fee Rate": With respect to each Loan primarily serviced by a Primary Servicer, the per annum rate set forth on the Mortgage Loan Schedule with respect thereto, and, with respect to each Loan primarily serviced by the Servicer, 0.05% per annum.

            "Principal Distribution Amount": As to any Distribution Date, the sum of (i) the amount collected or otherwise received on or with respect to principal of the Loans during the related Due Period and (ii) that portion of the P&I Advance, if any, made in respect of principal of the Loans with respect to such Distribution Date.

            "Principal Prepayment": Any payment of principal made by the Mortgagor on a Loan that is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment, other than any amount paid in connection with the release of the related Mortgaged Property through defeasance.

            "Private   Certificate":   Any   Class G,   Class H,   Class J,
Class K, Class L, Class M, Class N or Class O Certificate.

            "Private  Definitive  Certificate":   Any  Private  Certificate
other than a Private Global Certificate.

            "Private Global Certificates": Any Class G Book-Entry Certificate or Class H Book-Entry Certificate, so long as such Certificates are in book-entry form.

            "Privileged Person": Each holder of a Certificate, each of the parties to this Agreement, each of the Rating Agencies, each of the Underwriters, any Person identified to the Certificate Administrator as a Certificate Owner or prospective purchaser of a Certificate upon receipt from such Certificate Owner or prospective purchaser of an investor certification (which may be in electronic form), the form of which is attached hereto as
Exhibit I, and any other Person designated by the Depositor. The Certificate Administrator shall provide all Privileged Persons with access to certain restricted information on the Website (in the case of any Certificate Owner or prospective purchaser, upon receipt of the Investor Certification) through the use of a password.

            "Property File": A file prepared by the Servicer or the Special Servicer with respect to Specially Serviced Loans containing substantially the information described in Exhibit G-11 hereto.

            "Prospectus":   The  Prospectus  dated  October  12,  1999,  as
supplemented by the Prospectus Supplement.

            "Prospectus   Supplement":   The  Prospectus  Supplement  dated
November 4, 1999, relating to the offering of the Public Certificates.

            "Public Certificate": Any Class A-1, Class A-2, Class A-X, Class B, Class C, Class D, Class E or Class F Certificate.

            "Purchase Price": With respect to any Loan to be purchased by a Mortgage Loan Seller pursuant to Section 7 of the related Mortgage Loan Purchase Agreement or by FINOVA or FINOVA Capital pursuant to Section 9.3 of the related FINOVA Mortgage Loan Purchase Agreement, by the Servicer or the Special Servicer pursuant to Section 3.18(b), or by either Mortgage Loan Seller, the Special Servicer, the Holders of a majority of the Percentage Interests in the Controlling Class or the Servicer pursuant to Section 9.01 or to be otherwise sold pursuant to Section 3.18(c) or Section 3.25(e), a price equal to the sum of the following:

            (i) the outstanding principal balance of such Loan as of the date of purchase;

            (ii) all accrued and unpaid interest on such Loan at the related Mortgage Rate in effect from time to time to but not including the Due Date in the Due Period of purchase (which includes unpaid Servicing Fees and Primary Servicing Fees);

            (iii) all related unreimbursed Servicing Advances plus accrued and unpaid interest on related Advances at the Reimbursement Rate; and

            (iv) if such Loan is being purchased by a Mortgage Loan Seller pursuant to Section 7 of the related Mortgage Loan Purchase Agreement or by FINOVA or FINOVA Capital pursuant to Section 9.3 of the related FINOVA Mortgage Loan Purchase Agreement, all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the Servicer, the Special Servicer, the Depositor, the Certificate Administrator and the Trustee in respect of the Breach or Defect giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation.

With respect to any REO Property to be sold pursuant to Section 3.18(c), the amount calculated in accordance with the preceding sentence in respect of the related REO Loan.

            "QIB   Investment   Representation   Letter":   As  defined  in
Section 5.02(b).

            "Qualified Bidder": A Person (i) which has a servicer rating equal to or better than the rating of Wells Fargo Bank, National Association, as of the Closing Date, and (ii) with respect to which each Rating Agency has confirmed in writing that the appointment of such Person as Servicer hereunder, as applicable, would not, in and of itself, result in the withdrawal, downgrade or qualification (if applicable) of the then-current rating assigned by such Rating Agency to any Class of Certificates then rated by such Rating Agency.

            "Qualified Institutional Buyer":  As defined in Section 5.02(b).

            "Qualified Insurer": (i) With respect to any Loan, REO Loan or REO Property, an insurance company or security or bonding company qualified to write the related Insurance Policy in the relevant jurisdiction with a minimum claims paying ability rating of at least "A2" by Moody's, "A" by DCR (or, if not rated by DCR, an equivalent rating from at least two other NRSROs) and "A" by Fitch if then rated by Fitch, and (ii) with respect to the fidelity bond and errors and omissions Insurance Policy required to be maintained pursuant to Section 3.07(c), an insurance company that has a claims paying ability rated no lower than two ratings below the rating assigned to the then highest rated outstanding Certificate, but in no event lower than "A" by Fitch if then rated by Fitch, "A" by DCR (or, if not rated by DCR, an equivalent rating from at least two other NRSROs) and "A2" by Moody's, or, in the case of clauses (i) and (ii), such other rating as each Rating Agency shall have confirmed in writing will not cause such Rating Agency to downgrade, qualify or withdraw the then-current rating assigned to any of the Certificates that are then currently being rated by such Rating Agency.

            "Rated Final Distribution Date": As to each Class of Certificates, other than the Class O Certificates, the Distribution Date occurring in September 2041.

            "Rating Agency": Each of DCR, Fitch, Moody's or their successors in interest. If any of such rating agencies or any successor thereto ceases to remain in existence, "Rating Agency" shall be deemed to refer to any other nationally recognized statistical rating agency, or other comparable Person, designated by the Depositor to replace the rating agency that has ceased to exist. Notice of such designation shall be given to the Trustee and the Servicer, and the specific ratings of DCR, Fitch and Moody's herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

            "Record Date": With respect to any Distribution Date other than the first Distribution Date, the last Business Day of the month immediately preceding the month in which such Distribution Date occurs and, with respect to the first Distribution Date, the Closing Date.

            "Reduction Rate": A rate per annum equal to the average of the Pass-Through Rates of each Class to which an Appraisal Reduction has been allocated (in accordance with Section 4.05 hereof), weighted on the basis of the amount of Appraisal Reductions allocated to such Class.

            "Registrar Office":  As defined in Section 5.02(a).

            "Regular  Certificate":   Any  Public  Certificate  or  Private
Certificate.

            "Regular Yield Protection Payment Amount": As defined in the definition of Yield Protection Payment.

            "Regulation S    Global    Certificate":    As    defined    in
Section 5.01(a).

            "Regulation S Investment Representation Letter": As defined in Section 5.02(b).

            "Reimbursement Rate": The rate per annum applicable to the accrual of interest on Servicing Advances in accordance with Section 3.03(d) and P&I Advances in accordance with Section 4.03(d), which rate per annum shall equal the "Prime Rate" published in the "Money Rates" Section of The Wall Street Journal (or, if such Section or publication is no longer available, such other comparable publication as is determined by the Trustee in its sole discretion) as may be in effect from time to time, or, if the "Prime Rate" no longer exists, such other comparable rate (as determined by the Trustee in its reasonable discretion) as may be in effect from time to time.

            "Related Certificates" and "Related Uncertificated Lower-Tier Interest": For the following Classes of Uncertificated Lower-Tier Interests, the related Class of Certificates set forth below and for the following Classes of Certificates, the related Class of Uncertificated
Lower-Tier Interests set forth below:

                                         Related Uncertificated
Related Certificates                     Lower-Tier Interest
--------------------                     -------------------

Class A-1 Certificate                    Class LA-1 Uncertificated Interest
Class A-2 Certificate                    Class LA-2 Uncertificated Interest
Class B Certificate                      Class LB Uncertificated Interest
Class C Certificate                      Class LC Uncertificated Interest
Class D Certificate                      Class LD Uncertificated Interest
Class E Certificate                      Class LE Uncertificated Interest
Class F Certificate                      Class LF Uncertificated Interest
Class G Certificate                      Class LG Uncertificated Interest
Class H Certificate                      Class LH Uncertificated Interest
Class J Certificate                      Class LJ Uncertificated Interest
Class K Certificate                      Class LK Uncertificated Interest
Class L Certificate                      Class LL Uncertificated Interest
Class M Certificate                      Class LM Uncertificated Interest
Class N Certificate                      Class LN Uncertificated Interest
Class O Certificate                      Class LO Uncertificated Interest



            "Related Components" and "Related Uncertificated Lower-Tier Interest": For such Classes of Uncertificated Lower-Tier Interests, the related Components (which are represented by the Class A-X Certificates) set forth below and for the following Components, the related Class of Uncertificated Lower-Tier Interests set forth below:



Related Upper-Tier                       Related Uncertificated
Regular Interest                         Lower-Tier Interest
----------------                         -------------------

Class LA-1 Component                     Class LA-1 Uncertificated Interest
Class LA-2 Component                     Class LA-2 Uncertificated Interest
Class LB Component                       Class LB Uncertificated Interest
Class LC Component                       Class LC Uncertificated Interest
Class LD Component                       Class LD Uncertificated Interest
Class LE Component                       Class LE Uncertificated Interest
Class LF Component                       Class LF Uncertificated Interest
Class LG Component                       Class LG Uncertificated Interest
Class LH Component                       Class LH Uncertificated Interest
Class LJ Component                       Class LJ Uncertificated Interest
Class LK Component                       Class LK Uncertificated Interest
Class LL Component                       Class LL Uncertificated Interest
Class LM Component                       Class LM Uncertificated Interest
Class LN Component                       Class LN Uncertificated Interest
Class LO Component                       Class LO Uncertificated Interest

            "Remaining Principal Distribution Amount": As to any Distribution Date and any Class of Subordinate Certificates, the amount, if any, by which the Principal Distribution Amount for such Distribution Date exceeds the aggregate amount distributed in respect of such amounts on such Distribution Date to all Classes senior to such Class.

            "REMIC":  A  "real  estate  mortgage   investment  conduit"  as
defined in Section 860D of the Code (or any successor thereto).

            "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of Subtitle A of the Code, and related provisions, and temporary and final regulations and, to the extent not inconsistent with such temporary and final regulations, proposed regulations, and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

            "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code, which income, subject to the terms and conditions of that Section of the Code in its present form, does not include:

            (i) except as provided in Section 856(d)(4) or (6) of the Code, any amount received or accrued, directly or indirectly, with respect to such REO Property, if the determination of such amount depends in whole or in part on the income or profits derived by any Person from such property (unless such amount is a fixed percentage or percentages of receipts or sales and otherwise constitutes Rents from Real Property);

            (ii) any amount received or accrued, directly or indirectly, from any Person if the Trust Fund owns directly or indirectly (including by attribution) a ten percent or greater interest in such Person determined in accordance with Sections 856(d)(2)(B) and (d)(5) of the Code;

            (iii) any amount received or accrued, directly or indirectly, with respect to such REO Property if any Person Directly Operates such REO Property;

            (iv) any amount charged for services that are not customarily furnished in connection with the rental of property to tenants in buildings of a similar Class in the same geographic market as such REO Property within the meaning of Treasury Regulations Section 1.856-4(b)(1) (whether or not such charges are separately stated); and

            (v) rent attributable to personal property unless such personal property is leased under, or in connection with, the lease of such REO Property and, for any taxable year of the Trust Fund, such rent is no greater than 15 percent of the total rent received or accrued under, or in connection with, the lease.

            "REO Account": A segregated custodial account or accounts created and maintained by the Special Servicer pursuant to Section 3.16 on behalf of the Trustee in trust for the Certificateholders, which shall be entitled "Lennar Partners, Inc., as Special Servicer, in trust for The Chase Manhattan Bank, as Trustee, for Holders of Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 1999-C1, REO Account." Any such account or accounts shall be an Eligible Account.

            "REO Acquisition": With respect to any Loan, the acquisition by the Trust Fund of REO Property related to such Loan.

            "REO Acquisition Date": The date of the Trust Fund's acquisition for federal income tax purposes of any REO Property pursuant to Section 3.09.

            "REO Disposition": The sale or other disposition of the REO Property pursuant to Section 3.18(d).

            "REO Extension":  As defined in Section 3.16(a).

            "REO Loan": The Loan deemed to be outstanding with respect to each REO Property. Each REO Loan shall be deemed to be outstanding for so long as the related REO Property (i) remains part of the Trust Fund, (ii) provides for Assumed Scheduled Payments on each Due Date therefor and (iii) otherwise has the same terms and conditions as its predecessor Loan, including, without limitation, with respect to the calculation of the Mortgage Rate in effect from time to time (such terms and conditions to be applied without regard to the default on such predecessor Loan). Each REO Loan shall be deemed to have an initial outstanding principal balance and Stated Principal Balance equal to the outstanding principal balance and Stated Principal Balance, respectively, of its predecessor Loan as of the related REO Acquisition Date. All amounts due and owing in respect of the predecessor Loan as of the related REO Acquisition Date, including, without limitation, accrued and unpaid interest, shall continue to be due and owing in respect of an REO Loan. All amounts payable or reimbursable to the Servicer, the Special Servicer or the Trustee, as applicable, in respect of the predecessor Loan as of the related REO Acquisition Date, including, without limitation, any unpaid Special Servicing Fees and Servicing Fees and any unreimbursed Advances, together with any interest accrued and payable to the Servicer or the Trustee in respect of such Advances in accordance with Section 3.03(d) or Section 4.03(d), shall continue to be payable or reimbursable to the Servicer or the Trustee in respect of an REO Loan. Collections in respect of each REO Loan (exclusive of amounts to be applied to the payment of, or to be reimbursed to the Servicer or the Special Servicer for the payment of, the costs of operating, managing and maintaining the related REO Property) shall be treated: first, as a recovery of accrued and unpaid Advances, Primary Servicing Fees and Servicing Fees and related interest due the Servicer or the Trustee, as applicable; second, as a recovery of accrued and unpaid interest on such REO Loan at the related Mortgage Rate to but not including the Due Date in the Due Period of receipt; third, as a recovery of principal of such REO Loan to the extent of its entire unpaid principal balance; and fourth, in accordance with the Servicing Standard of the Servicer, as a recovery of any other amounts due and owing in respect of such REO Loan, including, without limitation, Yield Maintenance Charges, Prepayment Premiums and Penalty Charges.

            "REO Property": A Mortgaged Property acquired by the Special Servicer on behalf of and in the name of the Trustee (or its nominee) for the benefit of the Certificateholders through foreclosure, acceptance of a deed in lieu of foreclosure or otherwise in accordance with applicable law in connection with the default or imminent default of a Loan.

            "REO Revenues": All income, rents and profits derived from the ownership, operation or leasing of any REO Property (including, with respect to the L'Enfant Participation, if the Lead Lender thereof has foreclosed upon the related Mortgaged Property, the pro rata portion allocable to the L'Enfant Participation of any amount remitted by the Lead Lender pursuant to the related Co-Lender Agreement constituting revenues received with respect to such foreclosed Mortgaged Property, which do not constitute Liquidation Proceeds).

            "REO Status Report": A report prepared by the Servicer based on information provided by the Special Servicer, substantially containing the information described in Exhibit G-5 attached hereto, setting forth, among other things, with respect to each REO Property that was included in the Trust Fund as of the close of business on the Determination Date immediately preceding the preparation of such report, (i) the acquisition date of such REO Property, (ii) the amount of income collected with respect to any REO Property net of related expenses and other amounts, if any, received on such REO Property during the related Due Period and (iii) the value of the REO Property based on the most recent appraisal or other valuation thereof available to the Special Servicer as of such date of determination (including any prepared internally by the Special Servicer).

            "Request for Release": A release signed by a Servicing Officer of the Servicer or the Special Servicer, as applicable, in the form of Exhibit F attached hereto.

            "Residual Certificate": Any Class R Certificate or Class LR Certificate issued, authenticated and delivered hereunder.

            "Residual Value Insurer": R.V.I. America Insurance Company, together with any assignee, successor or subsequent insurer.

            "Residual Value Policy": Any insurance policy issued by the Residual Value Insurer to insure against any diminution in the value of the related Mortgaged Properties at the maturity of the related Loan as a result of changes in market conditions.

            "Residual  Value  Policy  Exposure":   As  defined  in  Section
4.03(f)(i).

            "Residual  Value  Policy  Termination  Event":  As  defined  in
Section 3.30(e).

            "Responsible Officer": When used with respect to the initial Trustee and Certificate Administrator, any Vice President, Assistant Vice President, corporate trust officer or assistant corporate trust officer of the Trustee or Certificate Administrator, as applicable, having direct responsibility for the administration of this Agreement, and with respect to any successor Trustee or Certificate Administrator, as applicable, any officer or assistant officer in the corporate trust department of the Trustee or Certificate Administrator, as applicable, or any other officer of the Trustee or Certificate Administrator, as applicable, customarily performing functions similar to those performed by any of the above designated officers to whom a particular matter is referred by the Trustee or Certificate Administrator, as applicable, because of such officer's knowledge of and familiarity with the particular subject.

            "Restricted Servicer Reports": Collectively, the Comparative Financial Status Report, the Servicer Watch List, the Operating Statement Analysis Report, the Asset Status Report and NOI Adjustment Worksheet.

            "Revised Rate": With respect to the Loans, the increased interest rate after the Anticipated Repayment Date (in the absence of a default) for each applicable Loan, as calculated and as set forth in the related Loan.

            "Rule 144A     Global     Certificate":     As    defined    in
Section 5.01(a).

            "Securities Act":  The Securities Act of 1933, as amended.

            "Security Agreement": With respect to any Loan, any security agreement or equivalent instrument, whether contained in the related Mortgage or executed separately, creating in favor of the holder of such Mortgage a security interest in the personal property constituting security for repayment of such Loan.

            "Servicer": Wells Fargo Bank, National Association, a national banking association and its successor in interest and assigns, or any successor Servicer appointed as herein provided.

            "Servicer Remittance Date": With respect to any Distribution Date, the Business Day preceding such Distribution Date.

            "Servicer Remittance Report": A report prepared by the Servicer and/or the Special Servicer in such media as may be agreed upon by the Servicer, the Special Servicer and the Certificate Administrator containing such information regarding the Loans as will permit the Certificate Administrator to calculate the amounts to be distributed pursuant to Section 4.01 and to furnish statements to Certificateholders pursuant to Section 4.02, including information on the outstanding principal balances of each Loan specified therein, and containing such additional information as the Servicer, the Special Servicer and the Certificate Administrator may from time to time agree.

            "Servicer Watch List": A report prepared by the Servicer substantially containing the information described in Exhibit G-6 attached hereto, setting forth, among other things, a description of any Loan that, as of the Determination Date immediately preceding the preparation of such report, is in jeopardy of becoming a Specially Serviced Loan (as described in Section 3.12(e)).

            "Servicing Account": The account or accounts created and maintained pursuant to Section 3.03.

            "Servicing Advances": All customary, reasonable and necessary "out of pocket" costs and expenses (including attorneys' fees and expenses and fees of real estate brokers) incurred by the Servicer in connection with the servicing and administering of (a) a Loan in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable (including any reimbursements to the L'Enfant Servicer on account of the Trust Fund's pro rata portion of any servicing advance made by the L'Enfant Servicer on account of the L'Enfant Participation) or (b) an REO Property, including, in the case of both (a) and (b), but not limited to, the cost of (i) compliance with the Servicer's obligations set forth in Section 3.03(c), (ii) the preservation, restoration and protection of a Mortgaged Property, (iii) obtaining any Insurance and Condemnation Proceeds or any Liquidation Proceeds of the nature described in clauses (i) through (iv) of the definition of "Liquidation Proceeds," (iv) any enforcement or judicial proceedings with respect to a Mortgaged Property, including foreclosures, (v) the operation, leasing, management, maintenance and liquidation of any REO Property, (vi) any Appraisal, and (vii) any "forced placed" insurance policy purchased.

            "Servicing Fee": With respect to each Loan and REO Loan, the fee payable to the Servicer pursuant to the first paragraph of Section 3.11(a).

            "Servicing Fee Rate": With respect to each Loan, Specially Serviced Loan, and REO Loan, a rate equal to 0.05% per annum computed on the basis of a 360-day year consisting of twelve 30-day months on the Stated Principal Balance of the related Loan.

            "Servicing Officer": Any officer and/or employee of the Servicer or the Special Servicer involved in, or responsible for, the administration and servicing of the Loans, whose name and specimen signature appear on a list of servicing officers furnished by the Servicer to the Trustee and the Depositor on the Closing Date as such list may be amended from time to time thereafter.

            "Servicing Standard":  As defined in Section 3.01(a).

            "Servicing Transfer Event": With respect to any Loan, the occurrence of any of the following events:

            (i) a payment default shall have occurred on such Loan at its Maturity Date; or

            (ii) any Monthly Payment (other than a Balloon Payment) is 60 days or more delinquent; or

            (iii) the Servicer determines that a payment default has occurred or is imminent and is not likely to be cured by the related Mortgagor within 60 days; or

            (iv) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs is entered against the related Mortgagor; provided that if such decree or order is discharged or stayed within 60 days of being entered, such Loan shall not be a Specially Serviced Loan (and no Special Servicing Fees, Workout Fees or Liquidation Fees will be payable with respect thereto); or

            (v) the related Mortgagor shall file for or consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such Mortgagor or of or relating to all or substantially all of its property; or

            (vi) the related Mortgagor shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

            (vii) the Servicer has received notice of the foreclosure or proposed foreclosure of any lien on the related Mortgaged Property; or

            (viii) any other default has occurred which has materially and adversely affected the value of the related Loan and has continued unremedied for the applicable grace period specified in the related Mortgage; or

            (ix) the occurrence of a Residual Value Policy Termination Event.

            "Significant Loan": At any time, (a) any Loan (i) whose principal balance is $20,000,000 or more at such time or (ii) that is (x) a Loan, (y) part of a group of Crossed Loans or (z) part of a group of Loans made to affiliated Borrowers that, in each case, in the aggregate, represents 5% or more of the aggregate outstanding principal balance of all of the Loans at such time or (b) any one of the ten largest Loans, (which for the purposes of this definition shall include groups of Crossed Loans and groups of Loans made to affiliated Borrowers) by outstanding principal balance at such time.

            "Similar Law":  As defined in Section 5.02(e).

            "Single-Purpose Entity" or "SPE": A person, other than an individual, whose organizational documents provide that it is formed solely for the purpose of owning and pledging Defeasance Collateral; does not engage in any business unrelated to such Defeasance Collateral; does not have any assets other than those related to its interest in the Defeasance Collateral and may not incur any indebtedness other than as required to assume the defeased obligations under the related Note; it shall maintain its own books, records and accounts, in each case which are separate and apart from the books, records and accounts of any other Person; it shall hold regular meetings, as appropriate, to conduct its business, and shall observe all entity level formalities and recordkeeping; it shall conduct business in its own name and use separate stationery, invoices and checks; it may not guarantee or assume the debts or obligations of any other Person; it shall not commingle its assets or funds with those of any other Person; it shall pay its obligations and expenses from its own funds and allocate and charge reasonably and fairly any common employees or overhead shared with Affiliates; it shall prepare separate tax returns and financial statements or, if part of a consolidated group, shall be shown as a separate member of such group; it shall transact business with Affiliates on an arm's-length basis pursuant to written agreements; and it shall hold itself out as being a legal entity, separate and apart from any other Person. The SPE's organizational documents shall provide that any dissolution and winding up or insolvency filing for such entity requires the unanimous consent of all partners or members, as applicable, and that such documents may not be amended with respect to the Single-Purpose Entity requirements so long as any Certificates are outstanding.

            "Special Events":  As defined in Section 4.02(b).

            "Special   Servicer":   Lennar   Partners,   Inc.,   a  Florida
corporation,   or  any  successor  special  servicer  appointed  as  herein provided.

            "Special Servicing Fee": With respect to each Specially Serviced Loan and REO Loan, the fee payable to the Special Servicer pursuant to the first paragraph of Section 3.11(b).

            "Special Servicing Fee Rate": With respect to each Specially Serviced Loan and each REO Loan, 0.25% per annum computed on the basis of the Stated Principal Balance of the related Loan and for the same period for which any related interest payment on the related Specially Serviced Loan is computed.

            "Specially Serviced Loan":  As defined in Section 3.01(a).

            "Startup Day":  The Closing Date.

            "State Tax Laws": The state and local tax laws of the States of New York, California, Florida and Washington, as well as any state the applicability of which to the Trust Fund or the REMICs shall have been confirmed to the Trustee in writing either by the delivery to the Trustee of an Opinion of Counsel to such effect (which Opinion of Counsel shall not be at the expense of the Trustee), or by the delivery to the Trustee of a written notification to such effect by the taxing authority of such state.

            "Stated Principal Balance": With respect to any Loan (other than an REO Loan), as of any date of determination, an amount equal to (x) the Cut-off Date Principal Balance of such Loan, plus (y) any Mortgage Deferred Interest added to the principal balance of such Loan on or before the end of the immediately preceding Due Period, minus (z) the sum of:

               (i) the principal portion of each Monthly Payment due on such Loan after the Cut-off Date, to the extent received from the Mortgagor or advanced by the Servicer or Trustee, as applicable, and distributed to Certificateholders on or before such date of determination;

               (ii) all Principal Prepayments received with respect to such Loan after the Cut-off Date, to the extent distributed to Certificateholders on or before such date of determination;

               (iii) the principal portion of all Insurance and Condemnation Proceeds and Liquidation Proceeds received with respect to such Loan after the Cut-off Date, to the extent distributed to Certificateholders on or before such date of determination;

               (iv) any reduction in the outstanding principal balance of such Loan resulting from a Deficient Valuation that occurred prior to the end of the Due Period for the most recent Distribution Date; and

               (v) any reduction in the outstanding principal balance of such Loan due to a modification by the Special Servicer pursuant to Section 3.20(d).

            With respect to any REO Loan, as of any date of determination, an amount equal to (x) the Stated Principal Balance of the predecessor Loan as of the related REO Acquisition Date, minus (y) the sum of:

            (i) the principal portion of any P&I Advance made with respect to the predecessor Loan on or after the related REO Acquisition Date, to the extent distributed to Certificateholders on or before such date of determination; and

            (ii) the principal portion of all Insurance and Condemnation Proceeds, Liquidation Proceeds and REO Revenues received with respect to such REO Loan, to the extent distributed to Certificateholders on or before such date of determination.

            A Loan or an REO Loan shall be deemed to be part of the Trust Fund and to have an outstanding Stated Principal Balance until the Distribution Date on which the payments or other proceeds, if any, received in connection with a Liquidation Event in respect thereof are to be distributed to Certificateholders.

            "Statement to Certificateholders": As defined in Section 4.02(a).

            "Sub-Servicer": Any Person with which the Servicer or the Special Servicer has entered into a Sub-Servicing Agreement, including any Primary Servicer.

            "Sub-Servicing Agreement": The subservicing agreements between the Servicer or the Special Servicers, as the case may be, and any Sub-Servicer relating to servicing and administration of Loans by such Sub-Servicer as provided in Section 3.22, including any Primary Servicing Agreement.

            "Subordinate Certificate": Any Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N or Class O Certificate.

            "Successful Bidder":  As defined in Section 7.01(e).

            "Successor Manager":  As defined in Section 3.19(c).

            "Tax Returns": The federal income tax returns on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each REMIC created hereunder due to its classification as a REMIC under the REMIC Provisions, and Forms 1041 for the portions of the Trust Fund intended to be treated as a grantor trust for federal income tax purposes, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal or State Tax Laws.

            "Termination Notice":  As defined in Section 7.01(b).

            "Transfer": Any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

            "Transfer Affidavit":  As defined in Section 5.02(g)(i)(B).

            "Transferee": Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

            "Transferor": Any Person who is disposing by Transfer any Ownership Interest in a Certificate.

            "Transferor Letter":  As defined in Section 5.02(g)(i)(D).

            "Treasury Rate": With respect to any Principal Prepayment made on a Loan, the yield calculated by the linear interpolation of the yields reported in Federal Reserve Statistical Release H.15 Selected Interest Rates (the "Release") under the heading "U.S. government securities" and the subheading "Treasury constant maturities" for the week ending immediately before the related Prepayment Date, of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the Maturity Date of such Loan (or, if such Loan is an ARD Loan, the related Anticipated Repayment Date). If the Release is no longer published, the Servicer shall select a comparable publication to determine the Treasury Rate in its reasonable discretion.

            "Trust Fund": The segregated pool of assets subject hereto, constituting the Trust, consisting of: (i) the Loans subject to this Agreement and all interest and principal received or receivable on or with respect to the Loans (other than payments of principal and interest due and payable on the Loans on or before the Cut-off Date and Principal Prepayments paid on or before the Cut-off Date), together with all documents included in the related Mortgage Files; (ii) such funds or assets as from time to time are deposited in the Collection Account, the Distribution Accounts, the Excess Interest Distribution Account, the Yield Protection Payment Account, the Interest Reserve Account and, if established, the REO Account; (iii) any REO Property; (iv) the rights of the mortgagee under all Insurance Policies with respect to the Loans, (v) the Uncertificated Lower-Tier Interests and (vi) the rights of the Depositor under the Mortgage Loan Purchase Agreements.

            "Trust Fund Note": With respect to the Exchange Apartments Loan, the
Note included in the Trust Fund and with respect to the L'Enfant Participation, the note related to the participation that is included in the Trust Fund.

            "Trustee": The Chase Manhattan Bank, a New York banking corporation, in its capacity as trustee and its successors in interest, or any successor trustee appointed as herein provided.

            "Trustee   Fee":   The  fee  to  be  paid  to  the  Trustee  as
compensation for the Trustee's activities under this Agreement.

            "Trustee Fee Rate": A rate equal to 0.0006% per annum computed on the basis of a 360-day year consisting of twelve 30-day months on the Stated Principal Balance of the related Loan.

            "UCC":  The  Uniform   Commercial  Code,  as  enacted  in  each
applicable state.

            "UCC Financing Statement": A financing statement executed and filed pursuant to the UCC, as in effect in the relevant jurisdiction.

            "Uncertificated Lower-Tier Interests": Any of the Class LA-1, Class LA-2, Class LB, Class LC, Class LD, Class LE, Class LF, Class LG, Class LH, Class LJ, Class LK, Class LL, Class LM, Class LN and Class LO Uncertificated Interests.

            "Uncovered Prepayment Interest Shortfall": As to any Distribution Date and any Loan as to which a Principal Prepayment is made, the amount, if any, by which the Prepayment Interest Shortfall, if any, for such Loan as of such Distribution Date exceeds the sum of (i) the Servicing Fee attributable to such Loan (other than a Specially Serviced Loan and other than any Loans described in the proviso in the last paragraph of Section 3.11(a) in connection with a Principal Prepayment described therein) and (ii) the investment income accruing on the related Principal Prepayment (other than any Principal Prepayment described in the proviso in the last paragraph of Section 3.11(a)) and due to the Servicer for the period from the date of such prepayment to the end of the related Due Period (or, in the case of a Specially Serviced Loan, for the period from the date of such prepayment to the Due Date immediately preceding such Distribution Date).

            "Uncovered Prepayment Interest Shortfall Amount": As to any Distribution Date, the amount, if any, by which (i) the sum of the Uncovered Prepayment Interest Shortfalls, if any, for such Distribution Date exceeds (ii) the aggregate amount of Prepayment Interest Excesses, if any, on all Loans for such Distribution Date.

            "Underwriters":   Collectively,   Credit  Suisse  First  Boston
Corporation and Morgan Stanley & Co. Incorporated.

            "Underwritten Debt Service Coverage Ratio": As listed on Exhibit J hereto.

            "Underwritten Net Cash Flow": With respect to any Loan or Mortgaged Property (other than Loans relating to properties on which a cooperative apartment building is located or Mortgaged Properties relating to Credit Lease Loans), cash flow available for debt service, as determined by the applicable Mortgage Loan Seller based on borrower-supplied information or appraisal for a recent period that is generally calendar year 1998 or the most recent twelve-month period preceding the origination date.

            "Unpaid Interest Shortfall Amount": As to the first Distribution Date and any Class of Regular Certificates, zero. As to any Distribution Date after the first Distribution Date and any Class of Regular Certificates, the amount, if any, by which the sum of the Interest Shortfall Amounts for such Class for prior Distribution Dates exceeds the sum of the amounts distributed on such Class on prior Distribution Dates in respect of such Interest Shortfall Amounts.

            "Unrestricted    Servicer    Reports":     Collectively,    the
Delinquent  Loan  Status  Report,   Historical  Loan  Modification  Report,
Historical Loss Estimate Report and REO Status Report.

            "Upper-Tier Distribution Account": The segregated account, accounts or sub-accounts created and maintained by the Certificate Administrator, pursuant to Section 3.04(b) in trust for the Certificateholders, which shall be entitled "Norwest Bank Minnesota, National Association, as Certificate Administrator, in trust for The Chase Manhattan Bank, as Trustee, for the Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 1999-C1, Upper-Tier Distribution Account." Any such account or accounts shall be an Eligible Account.

            "Upper-Tier REMIC": One of the two separate REMICs comprising the Trust Fund, the assets of which consist of the Uncertificated Lower-Tier Interests and such amounts as shall from time to time be held in the Upper-Tier Distribution Account.

            "U.S. Person": A citizen or resident of the United States, a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of, the United States or any State thereof or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), or an estate whose income is subject to United States federal income tax purposes regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, certain trusts in existence on August 20, 1996 and treated as United States persons prior to such date that elect to continue to be so treated also shall be considered U.S. Persons.

            "Voting Rights": The portion of the voting rights of all of the Certificates, which is allocated to any Certificate. At all times during the term of this Agreement and for any date of determination, the Voting Rights shall be allocated among the various Classes of Certificateholders as follows:
(i) 2% in the case of the Class A-X Certificates, and (ii) in the case of any other Class of Regular Certificates a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the aggregate Certificate Balance of such Class, in each case, determined as of the Distribution Date immediately preceding such date of determination, and the denominator of which is equal to the aggregate Certificate Balance of the Regular Certificates, each determined as of the Distribution Date immediately preceding such date of determination. None of the Class V-1, Class V-2, Class R or Class LR Certificates will be entitled to any Voting Rights. For purposes of determining Voting Rights, the Certificate Balance of any Class shall be deemed to be reduced by allocation of the Collateral Support Deficit to such Class. Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in proportion to the Percentage Interests evidenced by their respective Certificates.

            "Website":    The   internet   website    maintained   by   the
Certificate Administrator initially located at "www.ctslink.com/cmbs."

            "Weighted Average Net Mortgage Rate": As to any Distribution Date, the average, as of such Distribution Date, of the Net Mortgage Pass-Through Rates of the Loans, weighted by the Stated Principal Balances thereof.

            "Whole Loan": With respect to the Exchange Apartments Loan and the L'Enfant Participation, the entire indebtedness secured by the related Mortgaged Property.

            "Withheld Amounts":  As defined in Section 3.29(a).

            "Workout Fee": The fee paid to the Special Servicer with respect to each Corrected Loan.

            "Workout Fee Rate":  As defined in Section 3.11(b).

            "Yield Maintenance Charge": With respect to any Loan, the yield maintenance charge set forth in the related Loan, including but not limited to a yield maintenance charge which is based on the amount of Defeasance Collateral. If a Yield Maintenance Charge becomes due for any particular Loan, the Servicer shall be required to follow the terms and provisions contained in the applicable Loan Documents; provided, however, that if the related Loan Documents do not specify which U.S. Treasury obligations are to be used in determining the discount rate or the reinvestment yield to be applied in such calculation, or if the related Loan Documents are ambiguous, the Servicer shall be required to use those U.S. Treasury obligations that will generate the lowest discount rate or reinvestment yield for the purposes thereof. Accordingly, if either no U.S. Treasury obligation, or more than one U.S. Treasury obligation, coincides with the term over which the Yield Maintenance Charge is to be calculated (which, depending on the applicable Loan Documents, is based on the remaining average life of the Loan or the actual term remaining through the Maturity Date), the Servicer shall use the U.S. Treasury obligations whose reinvestment yield is the lowest, with such yield being based on the bid price for such issue as published in The Wall Street Journal on the date that is fourteen (14) days prior to the date that the Yield Maintenance Charge becomes due and payable (or, if such bid price is not published on that date, the next preceding date on which such bid price is so published) and converted to a monthly compounded nominal yield. The monthly compounded nominal yield ("MEY") is derived from the reinvestment yield or discount rate and shall be defined as MEY = (12 x [{(1+BEY/2)1/6}-1]) x 100 where BEY is defined as the U.S. Treasury Reinvestment Yield in decimal, not percentage, form, and 1/6 is the exponential power to which a portion of the equation is raised. For example, using a BEY of 5.50%, the MEY = (12 x [{(1 + 0.055/2) 0.16667}-1]) x 100, where 0.055 is the decimal version of the percentage 5.50%, and 0.16667 is the decimal version of the exponential power. (The MEY calculated in the above example is 5.438%.)

            "Yield Protection Payment": As to any Distribution Date and any Additional Collateral Prepayment Amount in respect of the Additional Collateral Loans known as East Norriton Crossing and Kirkwood Landings Apartments that is prepaid in the Due Period preceding such Distribution Date, the amount, if any, by which (a) the greater of (i) one percent of the sum of such Additional Collateral Prepayment Amount and (ii) the Yield Maintenance Charge required to be paid by the related Borrower in connection with such prepayment exceeds (b) that portion, if any, of the Yield Maintenance Charge required to be paid by, and actually collected from, the related Borrower in connection with such prepayment. The portions of any Yield Protection Payment allocable to (x) any Class of Certificates receiving an Additional Collateral Prepayment Amount (a "Regular Yield Protection Payment Amount") and (y) the Class A-X Certificates (a "Class A-X Yield Protection Payment Amount") shall be so allocated in the same manner as Yield Maintenance Charges are allocated. Yield Protection Payments are assets of the Trust Fund, but shall not be assets of either REMIC formed hereunder.

            "Yield Protection Payment Account": The trust account or accounts created and maintained as a separate trust account or accounts by the Certificate Administrator pursuant to Section 3.04(d), which shall be entitled "Norwest Bank Minnesota, National Association, as Certificate Administrator, in trust for The Chase Manhattan Bank, as Trustee, in trust for Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 1999-C1, Yield Protection Payment Account" and which shall be an Eligible Account. The Yield Protection Payment Account shall not be an asset of either REMIC formed hereunder.

            "Yield   Protection    Payment   Advance":    As   defined   in
Section 4.03(g).

            "Yield Rate": With respect to any Loan, the yield rate set forth in the related Loan Documents.

            Section 1.02 Certain Calculations. Unless otherwise specified herein, for purposes of determining amounts with respect to the Certificates and the rights and obligations of the parties hereto, the following provisions shall apply:

            (i) All calculations of interest with respect to the Loans (other than the Actual/360 Loans) and of Advances provided for herein shall be made on the basis of a 360-day year consisting of twelve 30-day months. All calculations of interest with respect to the Actual/360 Loans and Advances provided for herein shall be made as set forth in such Loan with respect to the calculation of interest accruing at the related Mortgage Rate.

            (ii) Any Loan payment is deemed to be received on the date such payment is actually received by the Servicer, the Special Servicer or the Trustee; provided, however, that for purposes of calculating distributions on the Certificates, (i) any voluntary Principal Prepayment made on a date other than the related Due Date and in connection with which the Servicer has collected interest thereon through the end of the related Mortgage Interest Accrual Period shall be deemed to have been made, and the Servicer shall apply such Principal Prepayment to reduce the outstanding principal balance of the related Loan as if such Principal Prepayment had been received, on the following Due Date and (ii) all other Principal Prepayments with respect to any Loan are deemed to be received on the date they are applied to reduce the outstanding principal balance of such Loan.

            (iii) Any reference to the Certificate Balance of any Class of Certificates on or as of a Distribution Date shall refer to the Certificate Balance of such Class of Certificates on such Distribution Date after giving effect to (a) any distributions made on such Distribution Date pursuant to Section 4.01(a), (b) any Collateral Support Deficit allocated to such Class on such Distribution Date pursuant to
      Section 4.04 and (c) the addition of any Certificate Deferred Interest allocated to such Class and added to such Certificate Balance pursuant to
      Section 4.06(b) (except that no such increase in Certificate Balance pursuant to this clause (c) shall count for the purposes of determining Voting Rights or the identity of the Controlling Class).

            Section 1.03      Loan Identification Convention.

            Loans shall be identified in this Agreement by reference to their respective loan numbers, as set forth under the column heading "Loan #" in Annex A to the Prospectus Supplement.

                                   ARTICLE II

                              CONVEYANCE OF LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES

            Section 2.01      Conveyance of Loans.

            (a) The Depositor, concurrently with the execution and delivery hereof, does hereby assign, sell, transfer, set over and otherwise convey to the Trustee, without recourse, for the benefit of the Certificateholders all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in, to and under (i) the Loans identified on the Mortgage Loan Schedule, (ii) the Mortgage Loan Purchase Agreements (including rights under the FINOVA Mortgage Loan Purchase Agreements assigned under the MS Mortgage Loan Purchase Agreement) and (iii) all other assets included or to be included in the Trust Fund. Such assignment includes all interest and principal received or receivable on or with respect to the Loans (other than payments of principal and interest due and payable on the Loans on or before the Cut-off Date and Principal Prepayments paid on or before the Cut-off Date). The transfer of the Loans and the related rights and property accomplished hereby is absolute and, notwithstanding Section 10.07, is intended by the parties to constitute a sale.

            (b) In connection with the Depositor's assignment pursuant to subsection (a) above, the Depositor shall direct, and hereby represents and warrants that it has directed each Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase Agreement to deliver to and deposit with, or cause to be delivered to and deposited with, the Custodian, on behalf of the Trustee (with a copy to the Trustee, the Servicer and the Special Servicer), on or before the Closing Date, the Mortgage File for each Loan so assigned. If a Mortgage Loan Seller cannot deliver, or cause to be delivered as to any Loan, the original Note, such Mortgage Loan Seller shall deliver a copy or duplicate original of such Note, together with an affidavit substantially in the form attached as Exhibit K hereto, certifying that the original thereof has been lost or destroyed.

            If the applicable Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Loan, any of the documents and/or instruments referred to in clauses (ii), (iv), (vi), (viii), (xi) and (xii) of the definition of "Mortgage File," with evidence of recording thereon, solely because of a delay caused by the public recording office where such document or instrument has been delivered for recordation, the delivery requirements of the related Mortgage Loan Purchase Agreement and this Section 2.01(b) shall be deemed to have been satisfied and such non-delivered document or instrument shall be deemed to have been included in the Mortgage File, provided that a photocopy of such non-delivered document or instrument (certified by such Mortgage Loan Seller to be a true and complete copy of the original thereof submitted for recording) is delivered to the Custodian, on behalf of the Trustee, and the Servicer on or before the Closing Date, and either the original of such non-delivered document or instrument, or a photocopy thereof (certified by the appropriate county recorder's office to be a true and complete copy of the original thereof submitted for recording), with evidence of recording thereon, is delivered to the Custodian within 120 days of the Closing Date, which period may be extended up to two times, in each case for an additional period of 45 days provided that such Mortgage Loan Seller, as certified in writing to the Custodian prior to each such 45-day extension, is in good faith attempting to obtain from the appropriate county recorder's office such original or photocopy.

            If the applicable Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Loan, any of the documents and/or instruments referred to in clauses (ii), (iv), (vi), (viii), (xi) and (xii) of the definition of "Mortgage File," with evidence of recording thereon, for any other reason, including, without limitation, that such non-delivered document or instrument has been lost, the delivery requirements of the related Mortgage Loan Purchase Agreement and this Section 2.01(b) shall be deemed to have been satisfied and such non-delivered document or instrument shall be deemed to have been included in the Mortgage File if a photocopy of such non-delivered document or instrument (with evidence of recording thereon and certified by the appropriate county recorder's office to be a true and complete copy of the original thereof submitted for recording) is delivered to the Custodian and to the Servicer on or before the Closing Date.

            Neither the Trustee nor the Custodian shall be liable for any failure by either Mortgage Loan Seller or the Depositor to comply with the delivery requirements of the related Mortgage Loan Purchase Agreement and this
Section 2.01(b). Notwithstanding the foregoing, if either Mortgage Loan Seller fails to deliver a UCC-2 or UCC-3 on or before the Closing Date as required above solely because the related UCC-1 has not been returned to such Mortgage Loan Seller by the applicable filing office, such Mortgage Loan Seller shall not be in breach of its obligations with respect to such delivery, provided that the Mortgage Loan Seller promptly forwards such UCC-1 to the Servicer (with a copy to the Custodian) upon its return, together with the related original UCC-2 or UCC-3 in a form appropriate for filing.

            (c) At the expense of the related Mortgage Loan Seller, the Custodian shall, as to each Loan, use its best efforts to promptly (and in any event no later than the later of (i) 90 days after the Closing Date and (ii) 60 days from receipt of documents in recordable form, including, without limitation, all necessary recording and filing information) cause to be submitted for recording or filing, as the case may be, each assignment referred to in clauses (ii), (iii), (iv), (v) and (vii) of the definition of "Mortgage File" and each UCC-2 or UCC-3 referred to in clause (xi) of the definition of "Mortgage File." Each such assignment shall reflect that it should be returned by the public recording office to the Custodian following recording, and each such UCC-2 or UCC-3 shall reflect that the file copy thereof should be returned to the Custodian following filing. If any such document or instrument is lost or returned unrecorded or unfiled because of a defect therein, the Custodian shall prepare or cause to be prepared a substitute therefor or cure such defect, as the case may be, and thereafter the Custodian shall upon receipt thereof cause the same to be duly recorded or filed, as appropriate. Within 30 days following request therefor, the Depositor shall reimburse the Custodian for all of its costs and expenses incurred in performing its obligation under this Section 2.01(c).

            (d) All documents and records in the Depositor's or the applicable Mortgage Loan Seller's possession relating to the Loans (including reserve and escrow agreements, cash management agreements, lockbox agreements, financial statements, operating statements and any other information provided by the respective Mortgagor from time to time) that are not required to be a part of a Mortgage File in accordance with the definition thereof shall be delivered to the Servicer within 30 days of the Closing Date and shall be held by the Servicer on behalf of the Trustee in trust for the benefit of the Certificateholders.

            (e) In connection with the Depositor's assignment pursuant to subsection (a) above, the Depositor shall deliver, and hereby represents and warrants that it has delivered, to the Custodian and the Servicer, on or before the Closing Date, a fully executed original counterpart of each of the Mortgage Loan Purchase Agreements, as in full force and effect, without amendment or modification, on the Closing Date.

            (f) The Depositor shall use its best efforts to require that, promptly after the Closing Date, but in all events within three Business Days after the Closing Date, each of the Mortgage Loan Sellers shall cause all funds on deposit in escrow accounts maintained with respect to the Loans in the name of such Mortgage Loan Seller or any other name to be transferred to the Servicer (or a Sub-Servicer at the direction of the Servicer) for deposit into Servicing Accounts.

            (g) Each of the Exchange Apartments Loan and the L'Enfant Participation is secured by a Mortgaged Property which serves as security for the Trust Fund Note and the related Other Note. With respect to the L'Enfant Participation, the related Other Note is included in a trust fund (the "Other Trust Fund") created in connection with issuance of the Depositor's Commercial Mortgage Pass-Through Certificates, Series 1998-C2.

            Section 2.02      Acceptance by Custodian.

            (a) The Custodian, on behalf of the Trustee, by the execution and delivery of this Agreement, acknowledges receipt by it, subject to the provisions of Sections 2.01 and 2.02(d), to any exceptions noted on the Custodian Exception Report, and to the further review provided for in Section 2.02(b), of the Notes, fully executed original counterparts of the Mortgage Loan Purchase Agreements and of all other assets included in the Trust Fund, in good faith and without notice of any adverse claim, and declares that it holds and will hold such documents and any other documents delivered or caused to be delivered by the Mortgage Loan Sellers constituting the Mortgage Files, and that it holds and will hold such other assets included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders.

            (b) Within 90 days of the Closing Date, the Custodian shall review and, subject to Sections 2.01 and 2.02(d), certify in writing to each of the Depositor, the Servicer, the Special Servicer, the Trustee and the applicable Mortgage Loan Seller that, as to each Loan listed in the Mortgage Loan Schedule (other than any Loan paid in full or any Loan specifically identified in any exception report annexed thereto as not being covered by such certification),
(i) all documents specified in clauses (i) through (v), (ix), (xi) and (xii) of the definition of "Mortgage File" are in its possession, and (ii) all documents delivered or caused to be delivered by such Mortgage Loan Seller constituting the Mortgage Files have been received, have been executed, appear to be what they purport to be, purport to be recorded or filed (if recordation or filing is specified for such document in the definition of "Mortgage File") and have not been torn, mutilated or otherwise defaced, and that such documents relate to the Loans identified on the Mortgage Loan Schedule.

            (c) The Custodian shall review each of the Loan Documents received after the Closing Date; and, on or about 90 days following the Closing Date, 180 days following the Closing Date, the first anniversary of the Closing Date, 180 days following the first anniversary of the Closing Date, 270 days following the first anniversary of the Closing Date and on the second anniversary of the Closing Date, the Custodian shall, subject to Sections 2.01 and 2.02(d), certify in writing to each of the Depositor, the Servicer, the Special Servicer, the Trustee and the Mortgage Loan Seller that, as to each Loan listed on the Mortgage Loan Schedule (other than any Loan as to which a Liquidation Event has occurred or any Loan specifically identified in any exception report annexed thereto as not being covered by such certification), (i) all documents specified in clauses (i) through (v), (ix), (xi) and (xii) of the definition of "Mortgage File" are in its possession, (ii) it has received either a recorded original of each of the assignments specified in clause (iii) and clause (v) of the definition of "Mortgage File," insofar as an unrecorded original thereof had been delivered or caused to be delivered by the applicable Mortgage Loan Seller or a copy of such recorded original certified by the applicable public recording office to be true and complete, and (iii) all such Loan Documents have been received, have been executed, appear to be what they purport to be, purport to be recorded or filed (if recordation or filing is specified for such document in the definition of "Mortgage File") and have not been torn, mutilated or otherwise defaced, and that such documents relate to the Loans identified on the Mortgage Loan Schedule. The Custodian shall provide the Servicer with recording and filing information as to recorded Mortgages, Assignment of Lease and UCC financing statements promptly after the Custodian receives them from the related recording offices.

            (d) It is herein acknowledged that the Custodian is not under any duty or obligation (i) to determine whether any of the documents specified in clauses (vi), (vii), (viii), (x), (xiii) through (xxiii) of the definition of "Mortgage File" exist or are required to be delivered by the Depositor, a Mortgage Loan Seller or any other Person other than to the extent identified on the related Mortgage Loan Schedule, (ii) to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Loans delivered to it to determine that the same are valid, legal, effective, in recordable form, genuine, enforceable, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face or (iii) to determine whether any omnibus assignment specified in clause
(vii) of the definition of "Mortgage File" is effective under applicable law.

            (e) If, in the process of reviewing the Mortgage Files or at any time thereafter, the Custodian finds that (a) any document required to be included in the Mortgage File is not in its possession or (b) such document has not been properly executed or is otherwise defective on its face (each, a "Defect" in the related Mortgage File), the Custodian shall promptly so notify the Depositor, the Servicer, the Special Servicer, the Trustee and the Mortgage Loan Sellers, by providing a written report (the "Custodian Exception Report") setting forth for each affected Loan, with particularity, the nature of such Defect. The Custodian shall not be required to verify the conformity of any document with the Mortgage Loan Schedule, except that such documents have been properly executed or received, have been recorded or filed (if recordation is specified for such document in the definition of "Mortgage File"), appear to be related to the Loans identified on the Mortgage Loan Schedule, appear to be what they purport to be, or have been torn, mutilated or otherwise defaced.

            (f) Upon the second anniversary of the Closing Date, the Custodian shall deliver a final exception report as to any remaining Defects or required Loan Documents that are not in its possession.

            (g) Upon becoming aware of a Defect (including through notice from the Custodian or any other party hereto), the Servicer shall cause the applicable Mortgage Loan Seller to either: (i) cause such Defect or Loan Document deficiency to be cured in accordance with the applicable Mortgage Loan Purchase Agreement; (ii) cause to be delivered to the Custodian an Opinion of Counsel to the effect that such Defect or Loan Document deficiency will not have a material adverse effect upon the value of the related Loan or the Certificateholders' interest therein; or (iii) repurchase the related Loan pursuant to Section 2.03 and the applicable Mortgage Loan Purchase Agreement.

            Section 2.03 Representations, Warranties and Covenants of the Depositor; Repurchase of Loans by the Mortgage Loan Sellers, FINOVA and FINOVA Capital for Defects in Mortgage Files and Breaches of Representations and Warranties.

            (a) The Depositor hereby represents and warrants that:

               (i) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and the Depositor has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement by it, and has the power and authority to execute, deliver and perform this Agreement and all the transactions contemplated hereby, including, but not limited to, the power and authority to sell, assign and transfer the Loans in accordance with this Agreement;

               (ii) Assuming the due authorization, execution and delivery of this Agreement by each other party hereto, this Agreement and all of the obligations of the Depositor hereunder are the legal, valid and binding obligations of the Depositor, enforceable against the Depositor in accordance with the terms of this Agreement, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

               (iii) The execution and delivery of this Agreement and the performance of its obligations hereunder by the Depositor will not conflict with any provisions of any law or regulations to which the Depositor is subject, or conflict with, result in a breach of or constitute a default under any of the terms, conditions or provisions of the certificate of incorporation or the by-laws of the Depositor or any indenture, agreement or instrument to which the Depositor is a party or by which it is bound, or any order or decree applicable to the Depositor, or result in the creation or imposition of any lien on any of the Depositor's assets or property, which would materially and adversely affect the ability of the Depositor to carry out the transactions contemplated by this Agreement; the Depositor has obtained any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Depositor of this Agreement;

               (iv) There is no action, suit or proceeding pending or, to the Depositor's knowledge, threatened against the Depositor in any court or by or before any other governmental agency or instrumentality which would materially and adversely affect the validity of the Loans or the ability of the Depositor to carry out the transactions contemplated by this Agreement;

               (v) The Depositor is the lawful owner of the Loans with the full right to transfer the Loans to the Trust Fund and upon the assignment of the Loans to the Trust, the Loans will be validly transferred to the Trust;

               (vi) Following consummation of the conveyance of the Loans by the Depositor to the Trustee, the Depositor shall take no action inconsistent with the Trust Fund's ownership of the Loans, and if a third party, including a potential purchaser of the Loans, should inquire, the Depositor shall promptly indicate that the Loans have been sold and shall claim no ownership interest therein; and

               (vii) Each Loan is a "qualified mortgage" within the meaning of Code Section 860G(a)(3) (but without regard to the rule in Treasury
      Section 1.860G-2(f)(2) that treats a defective obligation as a qualified mortgage).

            (b) If any Certificateholder, the Servicer, the Special Servicer, the Certificate Administrator, the Custodian or the Trustee discovers or receives notice of a breach of any representation or warranty set forth in, or required to be made with respect to a Loan by any Mortgage Loan Seller, FINOVA or FINOVA Capital pursuant to the related Mortgage Loan Purchase Agreement or related FINOVA Mortgage Loan Purchase Agreement, as applicable (a "Breach"), which Breach materially and adversely affects the value of any Loan or the interests of the Certificateholders therein, such Certificateholder, the Servicer, the Special Servicer, the Certificate Administrator, the Custodian or the Trustee, as applicable, shall give prompt written notice of such Breach to the Depositor, the Certificate Administrator, the Trustee, the Servicer, the Special Servicer, the applicable Mortgage Loan Seller and, in the event of a Breach by FINOVA or FINOVA Capital, to FINOVA and FINOVA Capital, and shall request that (A) such Mortgage Loan Seller, FINOVA or FINOVA Capital, as applicable, or (B) in the event the CSFB Mortgage Loan Seller shall fail to act, Credit Suisse First Boston, acting through the Cayman Branch, not later than (i) the earlier of 90 days from the receipt by the applicable Mortgage Loan Seller, FINOVA or FINOVA Capital of such notice or discovery by such Mortgage Loan Seller, FINOVA or FINOVA Capital of such Breach and (ii) in the case of the FINOVA Loans, the expiration of an additional 90 days, if granted by the Trustee in accordance with the terms of the FINOVA Mortgage Loan Purchase Agreements, cure such Breach in all material respects or repurchase the affected Loan at the applicable Purchase Price or in conformity with the related Mortgage Loan Purchase Agreement.

            If any Certificateholder, the Servicer, the Special Servicer, the Certificate Administrator, the Custodian or the Trustee discovers or receives notice of a Defect in any Mortgage File, which Defect materially and adversely affects the value of any Loan or the interests of the Certificateholders therein, such Certificateholder, the Servicer, the Special Servicer, the Certificate Administrator, the Custodian or the Trustee, as applicable, shall give prompt written notice of such Defect to the Depositor, the Certificate Administrator, the Trustee, the Servicer, the Special Servicer and the applicable Mortgage Loan Seller and shall request that (i) such Mortgage Loan Seller or (ii) in the event the CSFB Mortgage Loan Seller shall fail to act, Credit Suisse First Boston, acting through the Cayman Branch, not later than the earlier of 90 days from the receipt by such Mortgage Loan Seller of such notice or discovery by such Mortgage Loan Seller of such Defect, cure such Defect in all material respects or repurchase the affected Loan at the applicable Purchase Price or in conformity with the Mortgage Loan Purchase Agreement.

            Any Defect or Breach which causes any Loan not to be a "qualified mortgage" (within the meaning of Section 860G(a)(3) of the Code) shall be deemed to materially and adversely affect the interest of Certificateholders therein. If the affected Loan is to be repurchased, the Trustee shall designate the Collection Account as the account into which funds in the amount of the Purchase Price are to be deposited by wire transfer.

            In connection with any repurchase of a Loan contemplated by this
Section 2.03, the Custodian, the Servicer and the Special Servicer shall each tender to the related Mortgage Loan Seller (in the event of a repurchase by a Mortgage Loan Seller), FINOVA or FINOVA Capital (in the event of a repurchase by FINOVA or FINOVA Capital), or the holder of the Exchange Apartments Other Note (in the event of a repurchase of the Exchange Apartments Trust Fund Note pursuant to the related Co-Lender Agreement) upon delivery to each of the Custodian, the Servicer and the Special Servicer of a trust receipt executed by such Mortgage Loan Seller, FINOVA or FINOVA Capital, or the holder of the Exchange Apartments Other Note, as applicable, all portions of the Mortgage File and other documents pertaining to such Loan possessed by it, and each document that constitutes a part of the Mortgage File that was endorsed or assigned to the Trustee, shall be endorsed or assigned, as the case may be, to such Mortgage Loan Seller, FINOVA or FINOVA Capital, or the holder of the Exchange Apartments Other Note, as applicable, in the same manner as provided in Section 7 of the related Mortgage Loan Purchase Agreement or Section 9.3 of the related FINOVA Mortgage Loan Purchase Agreement, respectively.

            Section 7 of the Mortgage Loan Purchase Agreements and Section 9.3 of the FINOVA Mortgage Loan Purchase Agreements provides the sole remedy available to the Certificateholders, or the Trustee on behalf of the Certificateholders, respecting any Breach. Section 7 of the Mortgage Loan Purchase Agreements provides the sole remedy available to the Certificateholders, or the Trustee on behalf of the Certificateholders, respecting any Defect.

            If a Mortgage Loan Seller, FINOVA or FINOVA Capital defaults on its obligations to repurchase any Loan as contemplated by Section 2.03(b), the Trustee shall promptly notify the Certificateholders, the Certificate Administrator, the Rating Agencies, the Servicer and the Special Servicer of such default. The Trustee shall enforce the obligations of the Mortgage Loan Sellers under Section 7 of the related Mortgage Loan Purchase Agreement, and of FINOVA and FINOVA Capital under Section 9.3 of the related FINOVA Mortgage Loan Purchase Agreement. Such enforcement, including, without limitation, the legal prosecution of claims, shall be carried out in such form, to such extent and at such time as if it were, in its individual capacity, the owner of the affected Loan(s). The Trustee shall be reimbursed for the reasonable costs of such enforcement: first, from a specific recovery of costs, expenses or attorneys' fees against the defaulting Mortgage Loan Seller, FINOVA or FINOVA Capital; second, pursuant to Section 3.05(a)(vii) out of the related Purchase Price, to the extent that such expenses are a specific component thereof; and third, if at the conclusion of such enforcement action it is determined that the amounts described in clauses first and second are insufficient, then pursuant to Section 3.05(a)(viii) out of general collections on the Loans on deposit in the Collection Account.

            Section 2.04      Execution of Certificates.

            Subject to Sections 2.01 and 2.02, the Trustee hereby acknowledges the assignment to it of the Loans and the delivery to the Custodian on its behalf of the Mortgage Files and fully executed original counterparts of the Mortgage Loan Purchase Agreements, together with the assignment to it of all other assets included in the Trust Fund. Concurrently with such assignment and delivery and in exchange therefor, the Trustee acknowledges the issuance of the Uncertificated Lower-Tier Interests to the Depositor and the Class LR, Class V-1 and Class V-2 Certificates to or upon the order of the Depositor, in exchange for the Loans, receipt of which is hereby acknowledged, and immediately thereafter, the Trustee acknowledges that, pursuant to the written request of the Depositor executed by an officer of the Depositor, it has caused the Certificate Administrator to execute and caused the Authenticating Agent to authenticate and to deliver to or upon the order of the Depositor, in exchange for the Uncertificated Lower-Tier Interests, the Regular Certificates and the Class R Certificates, and the Depositor hereby acknowledges the receipt by it or its designees, of all such Certificates.

                                   ARTICLE III

                               ADMINISTRATION AND
                           SERVICING OF THE TRUST FUND

            Section 3.01      Servicer  to  Act  as   Servicer;   Special
Servicer to Act as Special Servicer; Administration of the Loans.

            (a) Each of the Servicer and the Special Servicer shall diligently service and administer the Loans (and, with respect to the Special Servicer, any REO Properties) it is obligated to service pursuant to this Agreement, subject to the servicing of the L'Enfant Participation by the L'Enfant Servicer and L'Enfant Special Servicer, on behalf of the Trust Fund and in the best interests of and for the benefit of the Certificateholders as well (as determined by the Servicer or the Special Servicer, as the case may be, in its good faith and reasonable judgment) in accordance with applicable law, the terms of the respective Loans or Specially Serviced Loans, and, to the extent consistent with the foregoing, the terms of this Agreement, in the case of the L'Enfant Participation and the Exchange Apartments Loan, the related Co-Lender Agreement, in the case of the L'Enfant Participation, the L'Enfant Participation Agreement, and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which, the Servicer or Special Servicer, as the case may be, services and administers similar commercial or multifamily mortgage loans for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional multifamily or commercial mortgage lenders servicing their own mortgage loans and (2) the same care, skill, prudence and diligence with which the Servicer or Special Servicer, as the case may be, services and administers similar commercial or multifamily mortgage loans owned by the Servicer or Special Servicer, in either case exercising reasonable business judgment and with a view to the maximization, on a present value basis (discounting at the related Mortgage Rate), of timely recovery of principal and interest on the Loans or Specially Serviced Loans, as applicable, but without regard to: (i) any relationship that the Servicer or the Special Servicer, as the case may be, or any Affiliate thereof may have with the related Mortgagor or any other party to this Agreement; (ii) the ownership of any Certificate by the Servicer or the Special Servicer, as the case may be, or any Affiliate thereof; (iii) the Servicer's obligation to make Advances; (iv) the Servicer's or Special Servicer's, as the case may be, right to receive compensation for its services hereunder or with respect to any particular transaction; and (v) the Servicer's or Special Servicer's ownership, servicing or management of any other mortgage loans or mortgaged properties (the foregoing, collectively referred to as the "Servicing Standard"). Nothing herein contained shall be construed as an express or implied guarantee by the Servicer or the Special Servicer of the collectibility of payments on the Loans or shall be construed as impairing or adversely affecting any rights or benefits specifically provided by this Agreement to the Servicer or the Special Servicer, including with respect to Servicing Fees or Special Servicing Fees or, with respect to the Servicer, the right to be reimbursed for Advances.

            Without limiting the foregoing, subject to Section 3.21, the Special Servicer shall be obligated to service and administer (i) any Loans as to which a Servicing Transfer Event has occurred and is continuing (each such Loan, a "Specially Serviced Loan"), and (ii) any REO Properties. Notwithstanding the foregoing, the Servicer shall continue to make all calculations, and prepare, or cause to be prepared by the Special Servicer and delivered to the Trustee and the Certificate Administrator, all reports to the Trustee and the Certificate Administrator required hereunder with respect to the Specially Serviced Loans as if no Servicing Transfer Event had occurred and with respect to the REO Properties (and the related REO Loans) as if no REO Acquisition had occurred, and to render such incidental services with respect to such Specially Serviced Loan and REO Properties as are specifically provided for herein; provided, however, that the Servicer shall not be liable for failure to comply with such duties insofar as such failure results from a failure of the Special Servicer to provide sufficient information to the Servicer to comply with such duties or a failure of the Special Servicer to prepare and deliver to the Servicer reports required hereunder to be delivered by the Special Servicer to the Servicer. Each Loan that becomes a Specially Serviced Loan shall continue as such until satisfaction of the conditions specified in Section 3.21(a). Without limiting the foregoing, subject to Section 3.21, the Servicer shall be obligated to service and administer all Loans which are not Specially Serviced Loans; provided, however, that the Special Servicer shall make the inspections, use its reasonable best efforts to collect the statements and shall prepare the reports in respect of the related Mortgaged Properties with respect to Specially Serviced Loans in accordance with Section 3.12.

            (b) Subject only to the Servicing Standard and the terms of this Agreement and of the respective Loans, the Servicer and the Special Servicer each shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, each of the Servicer and the Special Servicer, in its own name, is hereby authorized and empowered by the Trustee and obligated to execute and deliver, on behalf of the Certificateholders and the Trustee or any of them, with respect to each Loan it is obligated to service under this Agreement, any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien created by the related Mortgage or other security document in the related Mortgage File on the related Mortgaged Property and related collateral; subject to Section 3.20, any and all modifications, waivers, amendments or consents to or with respect to any documents contained in the related Mortgage File; and any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments. Subject to Section 3.10, the Trustee shall furnish, or cause to be furnished, to the Servicer or the Special Servicer any limited powers of attorney and other documents necessary or appropriate to enable the Servicer or the Special Servicer, as the case may be, to carry out its servicing and administrative duties hereunder; provided, however, that the Trustee shall not be held liable for any negligence with respect to, or misuse of, any such power of attorney by the Servicer or the Special Servicer.

            (c) The relationship of each of the Servicer and the Special Servicer to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

            Section 3.02      Collection of Loan Payments.

            (a) Each of the Servicer and the Special Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Loans it is obligated to service hereunder, and shall follow such collection procedures as are consistent with this Agreement (including, without limitation, the Servicing Standard). Consistent with the foregoing, the Servicer or the Special Servicer each may in its discretion waive any Penalty Charge in connection with any delinquent payment on a Loan it is obligated to service hereunder.

            (b) All amounts collected on any Loan in the form of payments from Mortgagors, Insurance and Condemnation Proceeds or Liquidation Proceeds shall be applied to amounts due and owing under the related Note and Mortgage (including any modifications to either of them) in accordance with the express provisions of such Note and Mortgage (unless a payment default exists under such Loan and the related Note and Mortgage permit application in the order and priority determined by the lender) and, in the absence of such express provisions, shall be applied (after payment to the Servicer, any Primary Servicer, the Special Servicer, the Certificate Administrator and/or the Trustee for any related Servicing Fees, Primary Servicing Fees, Special Servicing Fees, the Certificate Administrator Fees and Trustee Fees and the application to any P&I Advances, Servicing Advances and interest on Advances from such Loan): first, as a recovery of accrued and unpaid interest on such Loan at the related Mortgage Rate (less portions thereof payable to the Servicer, Special Servicer, the Certificate Administrator, Trustee or, if applicable, the related Primary Servicer) in effect from time to time to but not including the Due Date in the Due Period of receipt; second, as a recovery of principal of such Loan; and third, to the payment of Prepayment Premiums and Yield Maintenance Charges. Notwithstanding the terms of any Loan, the Servicer shall not be entitled to the payment of any Penalty Charge in excess of outstanding interest on Advances made with respect to such Loan, except to the extent that (i) all reserves then required to be funded pursuant to the terms of such Loan have been so funded,
(ii) all payments of principal and interest then due on such Loan have been paid and (iii) all related operating expenses, if applicable, have been paid to the related Lock-Box or reserved for pursuant to the related Lock-Box Agreement. In no event shall any collections on any ARD Loan be allocated to the payment of Excess Interest until all principal and interest (other than Excess Interest) due, or to become due, under such ARD Loan have been paid in full. Amounts collected on any REO Loan shall be deemed to be applied in accordance with the definition thereof.

            (c) If the Servicer or Special Servicer receives, or receives notice from the related Borrower that it will be receiving, Excess Interest in any Due Period, the Servicer or Special Servicer, as applicable, shall promptly notify the Certificate Administrator in writing.

            Section 3.03      Collection   of  Taxes,   Assessments   and
Similar Items; Servicing Accounts.

            (a) The Servicer shall establish and maintain one or more accounts (the "Servicing Accounts"), into which all Escrow Payments shall be deposited and retained, and shall administer such Servicing Accounts in accordance with the related Loan Documents. Each Servicing Account shall be maintained in accordance with the requirements of the related Loan and in accordance with the Servicing Standard and to the extent not inconsistent with the terms of the Loans, in an Eligible Account. Funds on deposit in the Servicing Accounts may be invested in Permitted Investments in accordance with the provisions of Section
3.06. Withdrawals of amounts so deposited from a Servicing Account may be made only to: (i) effect payment of real estate taxes, assessments, Insurance Policy premiums, ground rents (if applicable) and other items for which funds have been escrowed in the Servicing Accounts; (ii) reimburse the Servicer or the Trustee for any Servicing Advances; (iii) refund to Mortgagors any sums as may be determined to be overages; (iv) pay interest to Mortgagors on balances in the Servicing Account, if required by applicable law or the terms of the related Loan and as described below or, if not so required, to the Servicer; (v) withdraw amounts deposited in error; (vi) clear and terminate the Servicing Accounts at the termination of this Agreement in accordance with Section 9.01; and (vii) pay the Servicer, as additional servicing compensation in accordance with Section 3.11(a), interest and investment income earned in respect of amounts relating to the Trust Fund held in the Servicing Accounts as provided in
Section 3.06(b) (but only to the extent of the Net Investment Earnings with respect to the Servicing Accounts for any period from any Distribution Date to the immediately succeeding P&I Advance Date) to the extent not required by law or the terms of the related Loan to be paid to the Mortgagors.

            (b) The Special Servicer, in the case of REO Loans and Specially Serviced Loans, and the Servicer, in the case of all other Loans, shall maintain accurate records with respect to each related Mortgaged Property reflecting the status of real estate taxes, assessments and other similar items that are or may become a lien thereon (including related penalty or interest charges) and the status of Insurance Policy premiums and any ground rents payable in respect thereof. The Special Servicer, in the case of REO Loans and Specially Serviced Loans, and the Servicer, in the case of all other Loans, shall obtain all bills for the payment of such items (including renewal premiums) and shall effect payment thereof from the REO Account or the Servicing Accounts, and, if such amounts are insufficient to pay such items in full, the Servicer shall make a Servicing Advance prior to the applicable penalty or termination date, as allowed under the terms of the related Loan and, in any event, consistent with the Servicing Standard. Notwithstanding anything to the contrary in the preceding sentence, with respect to Loans that do not provide for escrows for the payment of taxes and assessments, the Servicer shall make a Servicing Advance for the payment of such items upon the earlier of (x) 30 days after the date such payments first become delinquent and (y) five Business Days before the scheduled date of foreclosure of any lien arising from nonpayment of such items (which Servicing Advance shall in each case be so applied by the Servicer at the written direction of the Special Servicer in the case of Specially Serviced Loans and REO Loans). In no event shall the Servicer or the Special Servicer be required to make any such Servicing Advance that would, if made, be a Nonrecoverable Servicing Advance. To the extent that a Loan does not require a Mortgagor to escrow for the payment of real estate taxes, assessments, Insurance Policy premiums, ground rents (if applicable) and similar items, the Special Servicer, in the case of Specially Serviced Loans and REO Loans, and the Servicer, in the case of all other Loans, shall use reasonable efforts consistent with the Servicing Standard to require that payments in respect of such items be made by the Mortgagor at the time they first become due.

            (c) In accordance with the Servicing Standard and for all Loans, the Servicer shall make a Servicing Advance with respect to each related Mortgaged Property (including any REO Property) of all such funds as are necessary for the purpose of effecting the payment of (i) ground rents (if applicable), (ii) premiums on Insurance Policies, (iii) operating, leasing, managing and liquidation expenses for REO Properties and (iv) environmental inspections and remediations, if any, in each instance if and to the extent monies in the Servicing Accounts are insufficient to pay such item when due and the related Mortgagor has failed to pay such item on a timely basis, provided that the Servicer shall not be required to make any such advance that would, if made, constitute a Nonrecoverable Servicing Advance; and provided further that with respect to the payment of taxes and assessments, the Servicer shall not be required to make any such advance until the earlier of (i) five Business Days after the Servicer has received confirmation that such item has not been paid and (ii) with respect to Loans that provide for escrows for the payment of taxes and assessments, the earlier of (A) 30 days after the date such payments first become due and (B) five Business Days before the scheduled date of foreclosure of any lien arising from nonpayment of such items.

            The Special Servicer shall give the Servicer, the Certificate Administrator and the Trustee not less than five Business Days' notice before the date on which the Servicer is required to make any Servicing Advance with respect to a given Loan or REO Property; provided, however, that only two Business Days' notice shall be required in respect of Servicing Advances required to be made on an urgent or emergency basis (which may include, without limitation, Servicing Advances required to make tax or insurance payments). In addition, the Special Servicer shall provide the Servicer and the Trustee with such information in its possession as the Servicer or the Trustee, as applicable, may reasonably request to enable the Servicer or the Trustee, as applicable, to determine whether a requested Servicing Advance would constitute a Nonrecoverable Servicing Advance. Any request by the Special Servicer that the Servicer make a Servicing Advance shall be deemed to be a determination by the Special Servicer that such requested Servicing Advance is not a Nonrecoverable Servicing Advance, and the Servicer shall be entitled to conclusively rely on such determination, provided that such determination shall not be binding upon the Servicer. On the fourth Business Day before each Distribution Date, the Special Servicer shall report to the Servicer the Special Servicer's determination as to whether any Servicing Advance previously made with respect to a Specially Serviced Loan or REO Loan is a Nonrecoverable Servicing Advance. The Servicer shall be entitled to conclusively rely on such a determination, provided that such determination shall not be binding upon the Servicer.

            All such Servicing Advances shall be reimbursable in the first instance from related collections from the Mortgagors and further as provided in
Section 3.05. No costs incurred by the Servicer or the Special Servicer in effecting the payment of real estate taxes, assessments and, if applicable, ground rents on or in respect of the Mortgaged Properties shall, for purposes hereof, including, without limitation, calculating monthly distributions to Certificateholders, be added to the unpaid principal balances of the related Loans, notwithstanding that the terms of such Loans so permit. If the Servicer fails to make any required Servicing Advance as and when due to the extent a Responsible Officer of the Trustee has been notified of such failure in writing by the Servicer, Special Servicer or Depositor, the Trustee shall make such Servicing Advance pursuant to Section 7.05.

            (d) In connection with its recovery of any Servicing Advance out of the Collection Account pursuant to clauses (iv) or (v) of Section 3.05(a) or from a Servicing Account pursuant to Section 3.03(a)(ii), each of the Servicer and the Trustee, as the case may be, shall be entitled to receive, out of any amounts then on deposit in the Collection Account, interest at the Reimbursement Rate in effect from time to time, accrued on the amount of such Servicing Advance from and including the date made to, but not including, the date of reimbursement. The Servicer shall reimburse itself or the Trustee, as the case may be, for any outstanding Servicing Advance as soon as practically possible after funds available for such purpose are deposited in the Collection Account.

            (e) To the extent an operations and maintenance plan is required to be established and executed pursuant to the terms of a Loan, the Servicer or, with respect to Specially Serviced Loans, the Special Servicer shall request from the Mortgagor written confirmation thereof within a reasonable time after the later of the Closing Date and the date as of which such plan is required to be established or completed. To the extent any repairs, capital improvements, actions or remediations are required to have been taken or completed pursuant to the terms of the Loan, the Servicer or, with respect to Specially Serviced Loans, the Special Servicer shall request from the Mortgagor written confirmation of such actions and remediations within a reasonable time after the later of the Closing Date and the date as of which such action or remediations are required to be or to have been taken or completed. To the extent a Mortgagor fails to promptly respond to any inquiry described in this Section 3.03(e), the Servicer (with respect to Loans that are not Specially Serviced Loans) shall determine whether the related Mortgagor has failed to perform its obligations under the related Loan and report any such failure to the Special Servicer within a reasonable time after the date as of which such operations and maintenance plan is required to be established or executed or the date as of which such actions or remediations are required to be or to have been taken or completed.

            Section 3.04      The   Collection   Account,   Distribution
Accounts, Excess Interest Distribution Account and Yield Protection Payment Account.

            (a) The Servicer shall establish and maintain, or cause to be established and maintained, the Collection Account, into which the Servicer shall deposit or cause to be deposited on a daily basis (and in no event later than the Business Day following receipt of available funds), except as otherwise specifically provided herein, the following payments and collections received after the Cut-off Date (other than payments of principal and interest on the Loans due and payable on or before the Cut-off Date) and payments (other than Principal Prepayments) received by it on or prior to the Cut-off Date but allocable to a period subsequent thereto;

               (i) all   payments   on  account  of   principal,   including
      Principal Prepayments, on the Loans; and

               (ii) all payments on account of interest on the Loans, net of (A) the Servicing Fees and Primary Servicing Fees (in each case net of any amount utilized to offset Prepayment Interest Shortfalls), (B) Penalty Charges (net of any amount thereof utilized to offset interest on Advances), (C) Prepayment Premiums, (D) Excess Interest and (E) Yield Maintenance Charges; and

               (iii) all Insurance and Condemnation Proceeds and Liquidation Proceeds received in respect of any Loan or REO Property (other than Liquidation Proceeds that are to be deposited in the Lower-Tier Distribution Account pursuant to Section 9.01); and

               (iv) any amounts required to be transferred from the REO Account pursuant to Section 3.16(c); and

               (v) any amounts required to be deposited by the Servicer pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Collection Account; and

               (vi) any amounts required to be deposited by the Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses resulting from a deductible clause in a blanket hazard policy; and

               (vii) any amounts required to be deposited by the Servicer pursuant to the last paragraph of Section 3.11(a) as a reduction in the compensation to the Servicer to cover Prepayment Interest Shortfalls; and

               (viii) any Prepayment Interest Excess to which the Servicer is not entitled as provided in Section 3.11(a).

            The foregoing requirements for deposit in the Collection Account shall be exclusive, it being understood and agreed that actual payments from Mortgagors in the nature of Escrow Payments, charges for beneficiary statements or demands, assumption fees, modification fees, extension fees, amounts collected for mortgagor checks returned for insufficient funds or other amounts that the Servicer or Special Servicer is entitled to retain as additional servicing compensation pursuant to Section 3.11 need not be deposited by the Servicer in the Collection Account. If the Servicer shall deposit in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account.

            Within one Business Day of receipt of any of the foregoing amounts with respect to any Specially Serviced Loan, the Special Servicer shall remit such amounts to the Servicer for deposit into the Collection Account in accordance with the second preceding paragraph. Any amounts received by the Special Servicer with respect to an REO Property shall be deposited into the REO Account and remitted to the Servicer for deposit into the Collection Account pursuant to Section 3.16(c).

            (b) The Certificate Administrator shall establish and maintain the Distribution Accounts in trust for the benefit of the Certificateholders. The Certificate Administrator shall make or be deemed to have made deposits in and withdrawals from the Distribution Accounts in accordance with the terms of this Agreement. The Servicer shall deliver to the Certificate Administrator each month on or before 3:00 p.m., New York City time, on the Servicer Remittance Date, for deposit in the Lower-Tier Distribution Account, that portion of the Available Distribution Amount (calculated without regard to clauses (a)(v) and (c) of the definition thereof) for the related Distribution Date then on deposit in the Collection Account.

            The Servicer shall, as and when required hereunder, deliver to the Certificate Administrator for deposit in the Lower-Tier Distribution Account:

               (i) any P&I Advances required to be made by the Servicer in accordance with Section 4.03 (or, if the Trustee succeeds to the Servicer's obligations hereunder, Section 7.05);

               (ii) any Liquidation Proceeds paid by the Servicer in connection with the purchase of all of the Loans and any REO Properties in the Trust Fund pursuant to Section 9.01 (exclusive of that portion thereof required to be deposited in the Collection Account pursuant to Section 9.01);

               (iii) any Yield Maintenance Charges  or Prepayment Premiums; and

               (iv) any other amounts required to be so delivered for deposit in the Lower-Tier Distribution Account pursuant to any provision of this Agreement.

            The Certificate Administrator shall, upon receipt, deposit in the Lower-Tier Distribution Account any and all amounts received by the Certificate Administrator that are required by the terms of this Agreement to be deposited therein.

            On each Distribution Date, the Certificate Administrator shall deposit or be deemed to have deposited in the Upper-Tier Distribution Account an aggregate amount of immediately available funds equal to the Lower-Tier Distribution Amount and the amount of any Prepayment Premiums and Yield Maintenance Charges for such Distribution Date allocated in payment of the Uncertificated Lower-Tier Interests as specified in Sections 4.01(b) and 4.01(e), respectively.

            (c) Prior to the Servicer Remittance Date relating to any Due Period in which Excess Interest is received, the Certificate Administrator shall establish and maintain the Excess Interest Distribution Account in the name of the Certificate Administrator for the benefit of the Trustee, for the benefit of the Holders of the Class V-1 and Class V-2 Certificates. The Excess Interest Distribution Account shall be established and maintained as an Eligible Account. On or before each Servicer Remittance Date, the Servicer shall remit to the Certificate Administrator for deposit in the Excess Interest Distribution Account an amount equal to the Excess Interest received during the related Due Period. On each Distribution Date, the Certificate Administrator shall withdraw the Excess Interest from the Excess Interest Distribution Account for distribution pursuant to Section 4.01(f). Following the distribution of Excess Interest to Holders of the Class V-1 and Class V-2 Certificates on the first Distribution Date after which no Loans remain outstanding that pursuant to their terms could pay Excess Interest, the Certificate Administrator shall terminate the Excess Interest Distribution Account.

            (d) Prior to the Servicer Remittance Date relating to any Due Period in which an Additional Collateral Prepayment Amount is prepaid, the Certificate Administrator shall establish and maintain the Yield Protection Payment Account in the name of the Certificate Administrator for the benefit of the Trustee, for the benefit of the Holders of the Regular Certificates. The Yield Protection Payment Account shall be established and maintained as an Eligible Account. On or before each Servicer Remittance Date, as required by Section 4.03(g), the Servicer shall remit to the Certificate Administrator for deposit in the Yield Protection Payment Account the Yield Protection Payment Advance, if any, for the related Distribution Date. On each Distribution Date, the Certificate Administrator shall withdraw the Yield Protection Payment from the Yield Protection Payment Account for distribution pursuant to Section 4.01(k). Following the distribution of the Class A-X Yield Protection Payment Amount to Holders of the Class A-X Certificates and the distribution of the Regular Yield Protection Payment Amount to Holders of the applicable Class of Regular Certificates, in each case on the first Distribution Date after which all Additional Collateral has been released to the Borrowers under the Additional Collateral Loans or collected by the Servicer as Principal Prepayments, the Certificate Administrator shall terminate the Yield Protection Payment Account.

            (e) Funds on deposit in the Collection Account may be invested only in Permitted Investments in accordance with the provisions of Section 3.06. Funds on deposit in the Upper-Tier Distribution Account and the Lower-Tier Distribution Account shall not be invested. As of the Closing Date, the Collection Account shall be located at the offices of the Servicer and Sub-Servicers. The Servicer shall give notice to the Trustee, the Certificate Administrator, the Special Servicer, the Rating Agencies and the Depositor of any new location of the Collection Account prior to any change thereof. As of the Closing Date (or the date such account is established, if later), the Upper-Tier Distribution Account, the Lower-Tier Distribution Account, the Excess Interest Distribution Account and the Yield Protection Payment Account shall be located at the offices of the Certificate Administrator. The Certificate Administrator shall give notice to the Servicer and the Depositor of any new location of the Upper-Tier Distribution Account, the Lower-Tier Distribution Account, the Excess Interest Distribution Account or the Yield Protection Payment Account, prior to any change thereof.

            Section 3.05 Permitted Withdrawals from the Collection Account and the Distribution Accounts.

            (a) The Servicer may, from time to time, make withdrawals from the Collection Account for any of the following purposes:

               (i) to remit to the Certificate Administrator for deposit in the Lower-Tier Distribution Account the amount required to be remitted pursuant to the first paragraph of Section 3.04(b) and the amount to be applied to make P&I Advances pursuant to Section 4.03(a);

               (ii) to pay (x) to itself, unpaid Servicing Fees (net of any such amounts required to offset Prepayment Interest Shortfalls pursuant to
      Section 3.11(a)) and any Primary Servicing Fees to which it is entitled pursuant to Section 3.11(a), (y) to any Primary Servicer entitled thereto, the related Primary Servicing Fee, and (z) to the Special Servicer, unpaid Special Servicing Fees, Liquidation Fees and Workout Fees in respect of each Loan, Specially Serviced Loan and REO Loan, as applicable, the Servicer's rights, any Primary Servicer's rights and the Special Servicer's rights to payment pursuant to this clause (ii) with respect to any Loan or REO Loan, as applicable, being limited to amounts received on or in respect of such Loan (whether in the form of payments, Liquidation Proceeds or Insurance and Condemnation Proceeds) or such REO Loan (whether in the form of REO Revenues, Liquidation Proceeds or Insurance and Condemnation Proceeds) that are allocable as a recovery of interest thereon;

               (iii) to reimburse itself or the Trustee, as applicable, for unreimbursed P&I Advances, the Servicer's or the Trustee's right to receive payment pursuant to this clause (iii) being limited to amounts received which represent Late Collections of interest (net of the related Servicing Fees) on and principal of the particular Loans and REO Loans with respect to which such P&I Advances were made;

               (iv) to reimburse itself or the Trustee, as applicable, for unreimbursed Servicing Advances, the Servicer's or the Trustee's respective rights to receive payment pursuant to this clause (iv) with respect to any Loan or REO Property being limited to, as applicable, related payments, Liquidation Proceeds, Insurance and Condemnation Proceeds and REO Revenues;

               (v) to reimburse itself or the Trustee, as applicable, for Nonrecoverable Advances out of general collections on the Loans and REO Properties;

               (vi) at such time as it reimburses itself or the Trustee, as applicable, for (a) any unreimbursed P&I Advance pursuant to clause (iii) above, to pay itself or the Trustee, as applicable, any interest accrued and payable thereon in accordance with Section 4.03(d), (b) any unreimbursed Servicing Advances pursuant to clause (iv) above or pursuant to Section 3.03(a)(ii), to pay itself or the Trustee, as the case may be, any interest accrued and payable thereon in accordance with Section 3.03(d) or (c) any Nonrecoverable Advances pursuant to clause (v) above, to pay itself or the Trustee, as the case may be, any interest accrued and payable thereon;

               (vii) to reimburse itself, the Special Servicer, the Trustee, the Depositor or the Certificate Administrator, as the case may be, for any unreimbursed expenses reasonably incurred by such Person in respect of any Breach or Defect giving rise to a repurchase obligation of any Mortgage Loan Seller under Section 7 of the related Mortgage Loan Purchase Agreement of FINOVA or FINOVA Capital under Section 9.3 of the related FINOVA Mortgage Loan Purchase Agreement, including, without limitation, any expenses arising out of the enforcement of the repurchase obligation, each such Person's right to reimbursement pursuant to this clause (vii) with respect to any Loan being limited to that portion of the Purchase Price paid for such Loan that represents such expense in accordance with clause (iv) of the definition of Purchase Price;

               (viii) in accordance with Section 2.03(e), to reimburse itself, the Trustee or the Special Servicer, as the case may be, out of general collections on the Loans and REO Properties for any unreimbursed expense reasonably incurred by such Person in connection with the enforcement of any Mortgage Loan Seller's, FINOVA's or FINOVA Capital's obligations under
      Section 7 of the related Mortgage Loan Purchase Agreement or Section 9.3 of the related FINOVA Mortgage Loan Purchase Agreement, as applicable, but only to the extent that such expenses are not reimbursable pursuant to clause (vii) above or otherwise;

               (ix) to pay itself, as additional servicing compensation in accordance with Section 3.11(a), (a) interest and investment income earned in respect of amounts relating to the Trust Fund held in the Collection Account as provided in Section 3.06(b) (but only to the extent of the Net Investment Earnings with respect to the Collection Account for any period from any Distribution Date to the immediately succeeding P&I Advance Date) (net of any such amounts required to offset Prepayment Interest Shortfalls pursuant to Section 3.11(a)) and any Primary Servicing Fees to which it is entitled pursuant to Section 3.11(a), (b) Penalty Charges on any Loan other than a Specially Serviced Loan, but only to the extent (x) collected from the related Mortgagor and (y) in excess of outstanding interest on Advances made with respect to such Loan, and to the extent that all amounts then due and payable with respect to such Loan have been paid, (c) all Prepayment Interest Excess in connection with the receipt of Principal Prepayments (except to the extent otherwise provided in Section 3.11(a)) or Insurance and Condemnation Proceeds and (d) other fees identified in the third paragraph of Section 3.11(a); and to pay the Special Servicer, as additional servicing compensation in accordance with the last paragraph of Section 3.11(b), Penalty Charges on any Specially Serviced Loan (but only to the extent collected from the related Mortgagor and to the extent that all amounts then due and payable with respect to such Specially Serviced Loan have been paid);

               (x) to  recoup  any  amounts   deposited  in  the  Collection
      Account in error;

               (xi) to pay itself, the Special Servicer, the Depositor or any of their respective directors, officers, employees and agents, as the case may be, any amounts payable to any such Person pursuant to Sections 6.03(a) or 6.03(b);

               (xii) to pay for (a) the cost of the Opinions of Counsel contemplated by Section 3.32 to the extent payable out of the Trust Fund,
      (b) the cost of any Opinion of Counsel contemplated by Sections 10.01(a) or 10.01(c) in connection with an amendment to this Agreement requested by the Trustee or the Servicer, which amendment is in furtherance of the rights and interests of Certificateholders and (c) the cost of obtaining the REO Extension contemplated by Section 3.16(a);

               (xiii) to pay out of general collections on the Loans and REO Properties any and all federal, state and local taxes imposed on either REMIC created hereunder or either of their assets or transactions, together with all incidental costs and expenses, to the extent that none of the Servicer, the Special Servicer, the Certificate Administrator or the Trustee is liable therefor;

               (xiv) to reimburse the Servicer and the Special Servicer out of general collections on the Loans and REO Properties for expenses incurred by and reimbursable to them by the Trust Fund;

               (xv) to pay itself, the Special Servicer, a Mortgage Loan Seller, FINOVA or FINOVA Capital, as the case may be, with respect to each Loan, if any, previously purchased by such Person pursuant to this Agreement, all amounts received thereon subsequent to the date of purchase;

               (xvi) to reimburse the Special Servicer for the cost of any environmental testing performed at the Special Servicer's direction pursuant to the last sentence of Section 3.09(c); and

               (xvii) to clear and terminate the Collection Account at the termination of this Agreement pursuant to Section 9.01.

            The Servicer shall keep and maintain separate accounting records, on a loan-by-loan and property-by-property basis when appropriate, for the purpose of justifying any withdrawal from the Collection Account.

            (b) The Certificate Administrator, may, from time to time, make withdrawals from the Lower-Tier Distribution Account for any of the following purposes:

               (i) to make distributions of the Lower-Tier Distribution Amount pursuant to Section 4.01(b) and the amount of any Prepayment Premium and Yield Maintenance Charges distributable pursuant to Section 4.01(c) in the Upper-Tier Distribution Account;

               (ii)   to   pay   the   Trustee   and   the    Certificate
      Administrator   accrued  but  unpaid  Trustee  Fees  and  Certificate
      Administrator Fees, respectively;

               (iii) to pay to the Trustee or the Certificate Administrator or any of their Affiliates, directors, officers, employees and agents, as the case may be, any amounts payable or reimbursable to any such Person hereunder, including pursuant to Section 3.31(o), 6.03(a), 6.03(b), 8.05(c), 8.05(d) or 8.05(e);

               (iv) to pay for the cost of the Opinion of Counsel contemplated by Section 10.01(c) in connection with any amendment to this Agreement requested by the Trustee;

               (v) to  clear  and  terminate  the  Lower-Tier   Distribution
      Account  at  the   termination   of  this   Agreement   pursuant   to
      Section 9.01; and

               (vi) to recoup any amounts deposited in the Lower-Tier Distribution Account in error.

            (c) The Certificate Administrator may make withdrawals from the Upper-Tier Distribution Account for any of the following purposes:

               (i) to make distributions to Certificateholders (other than Holders of the Class LR Certificates) on each Distribution Date pursuant to Section 4.01 or 9.01, as applicable;

               (ii)  to   clear    and    terminate    the    Upper-Tier
      Distribution Account at the termination of this Agreement pursuant to Section 9.01; and

               (iii) to recoup any amounts deposited in the Upper-Tier Distribution Account in error.

            (d) Notwithstanding anything herein to the contrary, with respect to any Loan, (i) if amounts on deposit in the Collection Account and the Lower-Tier Distribution Account are not sufficient to pay the full amount of the Servicing Fee listed in Section 3.05(a)(ii) and the Trustee Fee and Certificate Administrator Fee listed in Section 3.05(b)(ii), then the Trustee Fee and Certificate Administrator Fee shall be paid in full prior to the payment of any Servicing Fees payable under Section 3.05(a)(ii) and (ii) if amounts on deposit in the Collection Account are not sufficient to reimburse the full amount of Advances listed in Sections 3.05(a)(iii), (iv), (v) and (vi), then reimbursements shall be paid first to the Trustee and then to the Servicer.

            (e) Notwithstanding anything herein to the contrary, under no circumstances shall (i) funds in any account other than the Yield Protection Payment Account be applied to Yield Protection Payments or (ii) a Yield Protection Payment Advance be deemed to be an Advance reimbursable pursuant to
Section 3.05(a).

            Section 3.06 Investment of Funds in the Collection Account, Servicing Accounts, Cash Collateral Accounts, Lock-Box Accounts, Policy Escrow Accounts, the Interest Reserve Account and the REO Account.

            (a) The Servicer may direct any depository institution maintaining the Collection Account, any Servicing Account, any Cash Collateral Account, any Lock-Box Account, any Policy Escrow Account and the Interest Reserve Account, and the Special Servicer may direct any depository institution maintaining the REO Account (any of the foregoing accounts, for purposes of this Section 3.06, an "Investment Account"), to invest (or if such depository institution is the Servicer or the Special Servicer, as applicable, it may itself invest) the funds held therein solely in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, (i) no later than the Business Day immediately preceding the next succeeding date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the depository institution maintaining such account is the obligor thereon and (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the depository institution maintaining such account is the obligor thereon. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee (in its capacity as such). Funds on deposit in the Excess Interest Distribution Account, Yield Protection Payment Account and Distribution Accounts shall remain uninvested.

            The Servicer (in the case of any Investment Account other than the REO Account) or the Special Servicer (in the case of the REO Account), on behalf of the Trustee, shall maintain continuous possession of any Permitted Investment of amounts in such accounts that is either (i) a "certificated security," as such term is defined in the UCC or (ii) other property in which a secured party may perfect its security interest by possession under the UCC or any other applicable law. Possession of any such Permitted Investment by the Servicer or the Special Servicer shall constitute possession by the Trustee, as secured party, for purposes of Section 9-305 of the UCC and any other applicable law. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Servicer (in the case of any Investment Account other than the REO Account) or the Special Servicer (in the case of the REO Account) shall:

               (i)consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (a) all amounts then payable thereunder and (b) the amount required to be withdrawn on such date; and

               (ii) demand payment of all amounts due thereunder promptly upon determination by the Servicer or the Special Servicer, as the case may be, that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

            (b) Interest and investment income realized on funds deposited in each of the Collection Account, the Interest Reserve Account, any Cash Collateral Account, any Lock-Box Account and any Servicing Account, to the extent of the Net Investment Earnings, if any, with respect to such account for each period from any Distribution Date to the immediately succeeding P&I Advance Date shall be for the sole and exclusive benefit of the Servicer to the extent not required to be paid to the related Borrower and shall be subject to its withdrawal, or withdrawal at its direction, in accordance with Section 3.03(a), 3.05(a), 3.05(b) or 3.05(c), as the case may be. Interest and investment income realized on funds deposited in any Policy Escrow Account shall be used to pay any interest on Advances made with respect to, or any other expenses of the Trust Fund allocable to, the related Loan, and the Servicer shall not be entitled to any such interest or investment income. Interest and investment income realized on funds deposited in the REO Account, to the extent of the Net Investment Earnings, if any, with respect to such account for each period from any Distribution Date to the immediately succeeding P&I Advance Date, shall be for the sole and exclusive benefit of the Trust Fund and shall be subject to its withdrawal in accordance with Section 3.16(c). If any loss shall be incurred in respect of any Permitted Investment on deposit in any of the Collection Account, any Cash Collateral Account, any Lock-Box Account, any Servicing Account or the REO Account, the Servicer (in the case of the Collection Account, any Cash Collateral Account, any Lock-Box Account and any Servicing Account) or the Special Servicer (in the case of the REO Account) shall deposit therein, no later than the P&I Advance Date, without right of reimbursement, the amount of the Net Investment Loss, if any, with respect to such account for the period from the immediately preceding Distribution Date to such P&I Advance Date. The Servicer shall not be liable for any loss incurred in respect of any Permitted Investments on deposit in the Policy Escrow Account, provided the Servicer shall comply with the requirements of Section 3.06(a).

            (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Trustee may and, subject to Section 8.02, upon the request of Holders of Certificates entitled to a majority of the Voting Rights allocated to any Class shall, take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

            Notwithstanding the investment of funds held in the Collection Account pursuant to this Section 3.06, for purposes of calculating the Available Distribution Amount, the amounts so invested shall be deemed to remain on deposit in such account.

            Section 3.07 Maintenance of Insurance Policies; Errors and Omissions and Fidelity Coverage.

            (a) The Servicer as to Loans that are not Specially Serviced Loans and the Special Servicer as to Specially Serviced Loans shall use their respective reasonable best efforts to cause the Mortgagor to maintain, to the extent required by the terms of the related Note and Mortgage, or if the Mortgagor does not so maintain, shall itself maintain, for each Loan any Insurance Policy coverage as is required under the related Mortgage (to the extent that the Trustee has an insurable interest and such Insurance Policy coverage is available at commercially reasonable rates, as determined by the Servicer or the Special Servicer, as applicable, in accordance with the Servicing Standard); provided, however, that, subject to Section 3.07(f), if any Mortgage permits the holder thereof to dictate to the Mortgagor the Insurance Policy coverage to be maintained on such Mortgaged Property, the Servicer or the Special Servicer, as applicable, shall impose such insurance requirements as are consistent with the Servicing Standard. Subject to Section 3.17(a), the Special Servicer shall maintain for each REO Property no less Insurance Policy coverage than was previously required of the Mortgagor under the related Loan.

            All such Insurance Policies shall (i) contain a "standard" mortgagee clause, with loss payable to the Servicer on behalf of the Trustee (in the case of insurance maintained in respect of Loans other than REO Properties) or the Special Servicer on behalf of the Trustee (in the case of insurance maintained in respect of REO Properties), (ii) include coverage in an amount not less than the lesser of the full replacement cost of the improvements which are a part of the Mortgaged Property or the outstanding principal balance owing on the related Loan, but in any case in such an amount so as to avoid the application of any co-insurance clause, (iii) include a replacement cost endorsement providing no deduction for depreciation (unless such endorsement is not permitted under the related Loan Documents) and (iv) be issued by either (x) a Qualified Insurer or
(y) for any Insurance Policy being maintained by the related Mortgagor, an insurance carrier meeting the requirements of the related Mortgage, provided that such Qualified Insurer or other insurance carrier is authorized under applicable law to issue such Insurance Policies. Any amounts collected by the Servicer or the Special Servicer under any such Insurance Policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or REO Property or amounts to be released to the related Mortgagor, in each case in accordance with the Servicing Standard and the provisions of the related Loan) shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 3.05(a).

            Any costs incurred by the Servicer in maintaining any such Insurance Policies in respect of Loans (other than with respect to REO Properties) if the Mortgagor defaults on its obligation to maintain such Insurance Policies shall be advanced by the Servicer as a Servicing Advance. The amounts so advanced shall not, for purposes of calculating monthly distributions to Certificateholders, be added to the unpaid principal balance of the related Loan, notwithstanding that the terms of such Loan so permit. Any cost incurred by the Special Servicer in maintaining any such Insurance Policies with respect to REO Properties shall be an expense of the Trust Fund payable out of the related REO Account pursuant to Section 3.16(c) or, if the amount on deposit therein is insufficient therefor, advanced by the Servicer as a Servicing Advance.

            (b) (i) If the Servicer or the Special Servicer obtains and maintains a blanket Insurance Policy with a Qualified Insurer insuring against fire and hazard losses on all of the Loans or REO Properties, as the case may be, required to be serviced and administered by it hereunder, and such Insurance Policy provides protection equivalent to the individual policies otherwise required, then the Servicer or the Special Servicer, as the case may be, shall conclusively be deemed to have satisfied its obligation to cause fire and hazard insurance to be maintained on the related Mortgaged Properties or REO Properties. Such blanket Insurance Policy may contain a deductible clause, in which case if there shall not have been maintained on the related Mortgaged Property or REO Property a fire and hazard Insurance Policy complying with the requirements of Section 3.07(a), and there shall have been one or more losses which would have been covered by such Insurance Policy, the Servicer or the Special Servicer shall promptly deposit into the Collection Account from its own funds the portion of such loss or losses that would have been covered under the individual policy (giving effect to any deductible limitation or, in the absence of such deductible limitation, the deductible limitation that is consistent with the Servicing Standard) but is not covered under the blanket Insurance Policy because of such deductible clause. In connection with its activities as administrator and servicer of the Loans, the Servicer agrees to prepare and present, on behalf of itself, the Trustee and Certificateholders, claims under any such blanket Insurance Policy in a timely fashion in accordance with the terms of such policy. The Special Servicer, to the extent consistent with the Servicing Standard, may maintain earthquake insurance on REO Properties, provided coverage is available at commercially reasonable rates.

               (ii) If the Servicer or the Special Servicer causes any Mortgaged Property or REO Property to be covered by a master single interest Insurance Policy with a Qualified Insurer naming the Servicer or the Special Servicer as the loss payee, then to the extent such Insurance Policy provides protection equivalent to the individual policies otherwise required, the Servicer or the Special Servicer shall conclusively be deemed to have satisfied its obligation to cause such insurance to be maintained on the related Mortgage Properties and REO Properties. If the Servicer or the Special Servicer causes any Mortgaged Property or REO Property to be covered by such master single interest Insurance Policy, the incremental costs of such insurance applicable to such Mortgaged Property or REO Property (i.e., other than any minimum or standby premium payable for such policy whether or not any Mortgaged Property or REO Property is covered thereby) shall be paid by the Servicer out of its own funds. Such master single interest Insurance Policy may contain a deductible clause, in which case the Servicer or the Special Servicer shall, if (A) there shall not have been maintained on the related Mortgaged Property or REO Property a policy otherwise complying with the provisions of Section 3.07(a) and (B) there shall have been one or more losses which would have been covered by such policy had it been maintained, deposit into the Collection Account from its own funds the amount not otherwise payable under the master single interest Insurance Policy because of such deductible clause, to the extent that any such deductible exceeds the deductible limitation that pertained to the related Loan, or, in the absence of any such deductible limitation, the deductible limitation which is consistent with the Servicing Standard.

            (c) Each of the Servicer and Special Servicer shall maintain with responsible companies, at their own expense, a blanket fidelity bond (a "Fidelity Bond") and an errors and omissions insurance policy with a Qualified Insurer, with broad coverage on all officers, employees or other personnel acting in any capacity requiring such persons to handle funds, money, documents or paper relating to the Loans ("Servicer Employees," in the case of the Servicer, and "Special Servicer Employees," in the case of the Special Servicer). Any such Fidelity Bond and errors and omissions insurance shall protect and insure the Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions, failure to maintain any insurance policies required pursuant to the Agreement and negligent acts of such Servicer Employees or Special Servicer Employees. Such errors and omissions policy shall also protect and insure the Servicer against losses in connection with the release or satisfaction of a Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section requiring such Fidelity Bond and errors and omissions insurance shall diminish or relieve the Servicer or Special Servicer from its duties and obligations as set forth in this Agreement.

            The minimum coverage under any such Fidelity Bond and errors and omissions insurance policy shall be at least equal to the greater of (i) the amount necessary for the Servicer or Special Servicer, as applicable, to qualify as a FNMA or FHLMC servicer or in an amount that would meet the requirements of prudent institutional commercial mortgage loan servicers for similar transactions, and (ii) $1,000,000. The Servicer or the Special Servicer, as applicable, shall cause the Trustee, on behalf of the Trust, to be named as a loss payee on each such Fidelity Bond and errors and omissions policy. Notwithstanding the foregoing, so long as the long-term debt or the deposit obligations or claims-paying ability of the Servicer or Special Servicer (or its immediate or remote parent) is rated at least "A" by DCR, "A2" by Moody's and "A" by Fitch (or, if not rated by Fitch, upon written confirmation by Fitch that self-insurance by the Servicer or the Special Servicer, as applicable, with respect to a Fidelity Bond would not by reason thereof cause Fitch to qualify, downgrade or withdraw the then-current rating assigned to any of the Certificates that are currently being rated by Fitch), the Servicer or the Special Servicer, respectively, shall be allowed to provide self-insurance with respect to a Fidelity Bond and such errors and omissions policy. The amount of coverage shall be at least equal to the coverage that would be required by FNMA or FHLMC or in an amount that would meet the requirements of prudent institutional commercial mortgage loan servicers for similar transactions, with respect to the Servicer or the Special Servicer if the Servicer or the Special Servicer, as applicable, were servicing and administering the Loans or Specially Serviced Loans, as applicable, for FNMA or FHLMC. Coverage of the Servicer or the Special Servicer under a policy or bond obtained by an Affiliate of the Servicer or the Special Servicer and providing the coverage required by this
Section 3.07(c) shall satisfy the requirements of this Section 3.07(c).

            The Special Servicer and the Servicer will promptly report in writing to the Trustee any material changes that may occur in their respective Fidelity Bonds, if any, and/or their respective errors and omissions Insurance Policies, as the case may be, and will furnish to the Trustee copies of all binders and policies or certificates evidencing that such bonds, if any, and insurance policies are in full force and effect.

            (d) During all such times as any Mortgaged Property shall be in a federally designated special flood hazard area (if flood insurance has been made available), the Servicer will use its reasonable best efforts to cause the related Mortgagor (in accordance with applicable law and the terms of the Loan Documents) to maintain, and, if the related Mortgagor shall default in its obligation to so maintain, shall itself maintain to the extent available at commercially reasonable rates (as determined by the Servicer in accordance with the Servicing Standard), flood insurance in respect thereof, but only to the extent the related Loan permits the mortgagee to require such coverage and the maintenance of such coverage is consistent with the Servicing Standard. Such flood insurance shall be in an amount equal to the least of (i) the unpaid principal balance of the related Loan, (ii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended, and (iii) the amount required by the Loan. If the cost of any insurance described above is not borne by the Mortgagor, the Servicer shall promptly make a Servicing Advance for such costs, subject to Section 3.03(c).

            (e) During all such times as any REO Property shall be located in a federally designated special flood hazard area, the Special Servicer will cause to be maintained, to the extent available at commercially reasonable rates (as determined by the Special Servicer in accordance with the Servicing Standard), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended. The cost of any such flood insurance with respect to an REO Property shall be an expense of the Trust Fund payable out of the related REO Account pursuant to Section 3.16(c) or, if the amount on deposit therein is insufficient therefor, paid by the Servicer as a Servicing Advance.

            (f) Notwithstanding the provisions of the related Mortgage and any other provision of this Agreement, but otherwise in accordance with the Servicing Standard, the Servicer shall not require any Mortgagor to obtain insurance in excess of the amounts of coverage and deductibles heretofore required by the applicable Mortgage Loan Seller in connection with the origination of the related Loan (such amounts, with respect to each Loan, the "Origination Required Insurance Amounts"), unless the Servicer determines, in accordance with the Servicing Standard, that such Origination Required Insurance Amounts would not be prudent for property of the same type as the related Mortgaged Property. The Servicer shall require that each policy of business-interruption insurance maintained by a Mortgagor have a minimum term of at least twelve months. The Depositor shall provide evidence to the Servicer of the Origination Required Insurance Amounts for each Mortgaged Property.

            Section 3.08 Enforcement of Due-On-Sale and Due-On-Encumbrance Clauses; Assumption Agreements; Defeasance Provisions.

            (a) (i) As to each Loan which contains a provision in the nature of a "due-on-sale" clause, which by its terms:

                  (A) provides that such Loan shall (or may at the mortgagee's option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property or the related Borrower or

                  (B) provides that such Loan may not be assumed without the consent of the mortgagee in connection with any such sale or other transfer,

the Servicer shall provide notice to the Special Servicer of any request for a waiver thereof, and the Special Servicer (whether or not such Loan is a Specially Serviced Loan) shall enforce such due-on-sale clause, unless the Special Servicer determines, in accordance with the Servicing Standard, that (1) not declaring an Event of Default (as defined in the related Mortgage) or (2) granting such consent would be likely to result in a greater recovery (or an equal recovery, provided the other conditions for an assumption or waiver of a due-on-sale clause are met), on a present value basis (discounting at the related Mortgage Rate), than would enforcement of such clause or the failure to grant such consent. If the Special Servicer determines that (1) not declaring an Event of Default (as defined in the related Mortgage) or (2) granting such consent would be likely to result in a greater recovery (or an equal recovery, provided the other conditions for an assumption or waiver of a due-on-sale clause are met), the Special Servicer shall take or enter into an assumption agreement from or with the proposed transferee as obligor thereon, provided that
(x) the credit status of the prospective transferee is in compliance with the Special Servicer's regular commercial mortgage loan origination criteria or the Servicing Standard and the terms of the related Mortgage and (y) with respect to any Loan which is a Significant Loan, the Special Servicer shall have received written confirmation from each of the Rating Agencies that such assumption would not, in of itself, cause a downgrade, qualification or withdrawal of any of the then-current ratings assigned to the Certificates.

               (ii) Notwithstanding the provisions of any Loan, foreclosure by a Mezzanine Loan Holder on any Mezzanine Loan Collateral securing a Mezzanine Loan to an affiliate of the related Borrower shall not, for purposes of this Agreement, be deemed to be a violation of the due-on-sale clause of the related Loan Documents or of clause (i) of this Section 3.08(a) so long as the foreclosing party is a Permitted Mezzanine Loan Holder.

               (iii) Neither the Servicer nor the Special Servicer shall (x) consent to the foreclosure of any Mezzanine Loan other than by a Permitted Mezzanine Loan Holder or (y) consent to the transfer of any Mezzanine Loan except to a Permitted Mezzanine Loan Holder, except, in each case, as otherwise provided in Section 3.08(a)(i). Neither the consent of the Servicer nor the consent of the Special Servicer shall be required for the foreclosure by a Permitted Mezzanine Loan Holder if an event of default has been declared under the related Loan (and each Rating Agency has been notified of such event of default). In no event shall a Mezzanine Loan Holder be required to pay any assumption fee, modification fee or other service charge in connection with any foreclosure upon Mezzanine Loan Collateral, transfer of ownership of the related Mortgaged Property to such Mezzanine Loan Holder and/or assumption of the related Loan. Nothing herein shall prevent a Mezzanine Loan Holder from appointing a receiver or trustee with respect to any Mezzanine Loan Collateral, foreclosing upon any reserves, escrow accounts or cash collateral accounts pledged under the related Mezzanine Loan (provided none of such accounts have been pledged under the related Loan) or otherwise taking an assignment of any cash flows from any Mezzanine Loan Collateral.

            (b) As to each Loan which contains a provision in the nature of a "due-on-encumbrance" clause, which by its terms:

               (i)provides that such Loan shall (or, at the mortgagee's option, may) become due and payable upon the creation of any additional lien or other encumbrance on the related Mortgaged Property or

               (ii) requires the consent of the mortgagee to the creation of any such additional lien or other encumbrance on the related Mortgaged Property,

the Servicer shall provide notice to the Special Servicer of any request for a waiver thereof, and the Special Servicer (whether or not such Loan is a Specially Serviced Loan) shall enforce such due-on-encumbrance clause and in connection therewith shall (i) accelerate payments thereon or (ii) withhold its consent to such lien or encumbrance unless the Special Servicer (x) determines, in accordance with the Servicing Standard, that (1) not accelerating payments on such Loan or (2) granting such consent would result in a greater recovery on a present value basis (discounting at the related Mortgage Rate) than would enforcement of such clause or the failure to grant such consent and (y) receives prior written confirmation from each of the Rating Agencies that (1) not accelerating such payments or (2) granting such consent would not, in and of itself, cause a downgrade, qualification or withdrawal of any of the then-current ratings assigned to the Certificates.

            (c) Nothing in this Section 3.08 shall constitute a waiver of the Trustee's right, as the mortgagee of record, to receive notice of any assumption of a Loan, any sale or other transfer of the related Mortgaged Property or the creation of any additional lien or other encumbrance with respect to such Mortgaged Property.

            (d) Except as otherwise permitted by Section 3.20, the Special Servicer shall not agree to modify, waive or amend any term of any Loan in connection with the taking of, or the failure to take, any action pursuant to this Section 3.08.

            (e) Notwithstanding any other provisions of this Section 3.08, the Servicer may grant a Mortgagor's request for consent to subject the related Mortgaged Property to an easement or right-of-way for utilities, access, parking, public improvements or another purpose and may consent to subordination of the related Loan to such easement or right-of-way, provided that the Servicer shall have determined (i) in accordance with the Servicing Standard that such easement or right-of-way will not materially interfere with the then-current use of the related Mortgaged Property or the security intended to be provided by such Mortgage and will not materially or adversely affect the value of such Mortgaged Property and (ii) that no REMIC created hereunder will fail to qualify as a REMIC as a result thereof and that no tax on "prohibited transactions" or "contributions" after the Closing Date would be imposed on either REMIC created hereunder as a result thereof. The Servicer shall use reasonable efforts, consistent with the Servicing Standard, to cause the Mortgagor, at the Mortgagor's expense, to obtain legal advice to make the determination described in clause (ii). If the Servicer is unable to cause the Mortgagor to obtain such legal advice, the Servicer shall obtain such legal advice, if necessary, in accordance with the Servicing Standard, and the cost thereof shall be deemed a Servicing Advance.

            (f) With respect to any Loan which permits release of Mortgaged Properties through defeasance (each, a "Defeasance Loan"), to the extent permitted under the related Loan Documents:

               (i) The Servicer, with the consent of the Special Servicer, shall effect such defeasance only through the purchase of U.S. government obligations satisfying both the defeasance rule of the REMIC Provisions ("Defeasance Collateral") and the requirements of clause (i) of the definition of Permitted Investments herein which purchase shall be made in accordance with the terms of such Loan; provided, however, that the Servicer shall not accept the amounts paid by the related Borrower to effect defeasance until such U.S. government obligations have been identified and an Independent accounting firm has provided the Servicer a comfort letter that states that such defeasance is in the correct amount and is in other respects in accordance with the terms of such Loan and provided, further, that no defeasance shall be accepted within two years after the Closing Date.

               (ii) If such Loan permits the assumption of the obligations of the related Borrower by a successor mortgagor, the Servicer, with the consent of the Special Servicer, shall cause the Borrower to pay all expenses incurred in connection with the establishment of a successor Borrower that shall be a Single-Purpose Entity and cause an assumption by such successor Borrower of the defeased obligations under the related Note. The Servicer shall be permitted to establish a single Single-Purpose Entity to assume the defeased obligations under all of the Loans that have been defeased.

               (iii) The Servicer shall require an Opinion of Counsel from the related Borrower, at such Borrower's expense, to the effect that the Trustee has a first priority security interest in the defeasance deposit and the related U.S. government obligations and that the assignment thereof is valid and enforceable.

               (iv) The Servicer shall obtain at the related Borrower's expense a certificate from an Independent certified public accountant certifying that the U.S. government obligations are sufficient to make all scheduled payments under the related Note.

               (v) Prior to permitting release of any Mortgaged Property through defeasance, if such defeasance is a partial defeasance or such Mortgaged Property relates to a Loan that is (x) a Loan, (y) part of a group of Crossed Loans or (z) part of a group of Loans made to affiliated Borrowers that, in each case, in the aggregate, represents one of the ten largest loans (which for the purposes of this definition shall include groups of Crossed Loans and groups of Loans made to affiliated Borrowers), the Servicer shall obtain, at the expense of the related Borrower, written confirmation from Fitch that such defeasance would not, in and of itself, result in a downgrade, qualification or withdrawal of any of the then-current ratings assigned to the Certificates. Prior to permitting release of any Mortgaged Property through defeasance, in the event the conditions specified in (i) through (iv) above are not met, the Borrower shall be required to obtain such written confirmation from DCR and Moody's.

               (vi) Neither the Servicer nor the Special Servicer shall permit the release of any Mortgaged Property through defeasance unless the related Borrower establishes to the satisfaction of the Servicer or the Special Servicer that the lien on such Mortgaged Property will be released to facilitate the disposition thereof or to facilitate any other customary commercial transaction.

               (vii) Prior to permitting release of any Mortgaged Property through defeasance, if the related Loan so requires and provides for the related Borrower to pay the cost thereof, the Servicer shall require such Borrower to deliver an Opinion of Counsel to the effect that such release will not cause either REMIC created hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding or cause a tax to be imposed on the Trust Fund under the REMIC Provisions.

               (viii) Neither the Servicer nor the Special Servicer shall permit a partial defeasance with respect to any Loan unless the value of the Defeasance Collateral is at least the amount provided in the related Loan Documents.

Any costs to the Servicer of obtaining legal advice to make the determinations required to be made by it pursuant to this Section 3.08(f), or obtaining the Rating Agency confirmations required by this Section 3.08(f), shall be borne by the related Borrower as a condition to the Servicer's obligation to effect the defeasance of the related Loan or advanced as a Servicing Advance by the Servicer.

            (g) With respect to any Loan having the benefit of a Residual Value Policy, neither the Servicer nor the Special Servicer shall agree to any modification to, or waiver of any term of, the related Residual Value Policy (i) without written confirmation by each Rating Agency that such modification or waiver would not, in and of itself, result in a downgrade, qualification or withdrawal of any of the current ratings assigned to the Certificates and (ii) without a determination that such modification or waiver will not constitute a "significant modification" under the REMIC Provisions. Any costs to the Servicer of obtaining legal advice to make the determinations required to be made by it pursuant to this Section 3.08(g), or obtaining the Rating Agency confirmations required by this Section 3.08(g), shall be borne by the related Borrower as a condition to the Servicer's obligation to agree to any modification or waiver referred to in the preceding sentence.

            (h) With respect to any Loan, neither the Servicer nor the Special Servicer shall permit the related Borrower to substitute any real property, any rights with respect to real property, or any other property interest whatsoever for the Mortgaged Property securing such Loan as of the Closing Date without receipt of an Opinion of Counsel, at the expense of the Borrower, to the effect that the substitution will not cause the related Loan to fail to qualify as a "qualified mortgage" as defined under Section 860G(a)(3) of the Code while such Loan is owned by the Lower-Tier REMIC.

            (i) With respect to any Loan pursuant to which the Borrower may not incur additional indebtedness encumbering the related Mortgaged Property without the consent of the lender, neither the Servicer nor the Special Servicer shall consent to such additional debt without written confirmation to the Servicer or the Special Servicer, as applicable, and the Trustee by each Rating Agency that such modification or waiver would not, in and of itself, result in a downgrade, qualification or withdrawal of any of the current ratings assigned to the Certificates. Any costs to the Servicer of obtaining the Rating Agency confirmations required by this Section 3.08(i) shall be borne by the related Borrower as a condition to the Servicer's obligation to agree to any modification or waiver referred to in the preceding sentence.

            Section 3.09      Realization upon Defaulted Loans.

            (a) The Special Servicer shall, subject to subsections (b) through
(d) of this Section 3.09, exercise reasonable efforts, consistent with the Servicing Standard, to foreclose upon or otherwise comparably convert (which may include an REO Acquisition) the ownership of any property securing such Loans as come into and continue in default as to which no satisfactory arrangements can be made for collection of delinquent payments, and which are not released from the Trust Fund pursuant to any other provision hereof. In any case in which a Mortgaged Property shall have suffered damage such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies or flood insurance policies required to be maintained pursuant to Section 3.07, the Servicer shall not be required to make a Servicing Advance and expend funds toward the restoration of such property unless the Special Servicer has determined in its reasonable judgment in accordance with the Servicing Standard that such restoration will increase the net proceeds of liquidation of such Mortgaged Property to Certificateholders after reimbursement to the Servicer for such Servicing Advance and interest thereon and the Servicer has determined that such Servicing Advance together with accrued and unpaid interest thereon will be recoverable by the Servicer out of the proceeds of liquidation of such Mortgaged Property, as contemplated in Section 3.05(a)(iv). The Special Servicer shall be responsible for all other costs and expenses incurred by it in any such proceedings (such costs and expenses to be advanced by the Servicer to the Special Servicer and recoverable by the Servicer as a Servicing Advance), provided that, in each case, such cost or expense would not, if incurred, constitute a Nonrecoverable Servicing Advance.

            Nothing contained in this Section 3.09 shall be construed to require the Servicer or the Special Servicer, on behalf of the Trust Fund, to make a bid on any Mortgaged Property at a foreclosure sale or similar proceeding that is in excess of the fair market value of such property, as determined by the Servicer or the Special Servicer in its reasonable and good faith judgment taking into account the factors described in Section 3.18(d) and the results of any Appraisal obtained pursuant to the following sentence, all such bids to be made in a manner consistent with the Servicing Standard. If and when the Special Servicer or the Servicer deems it necessary and prudent for purposes of establishing the fair market value of any Mortgaged Property securing a Defaulted Loan, whether for purposes of bidding at foreclosure or otherwise, the Special Servicer or the Servicer, as the case may be, is authorized to have an Appraisal performed with respect to such property, the cost of which Appraisal shall be paid by the Servicer as a Servicing Advance.

            (b) The Special Servicer shall not acquire any personal property pursuant to this Section 3.09 unless either:

               (i) such personal property is incident to real property (within the meaning of Section 856(e)(1) of the Code) so acquired by the Special Servicer; or

               (ii) the Special Servicer shall have obtained an Opinion of Counsel (the cost of which shall be a Servicing Advance) to the effect that the holding of such personal property by the Trust Fund will not cause the imposition of a tax on either REMIC created hereunder under the REMIC Provisions or cause either REMIC created hereunder to fail to qualify as a REMIC at any time that any Uncertificated Lower-Tier Interest or Certificate is outstanding.

            (c) Notwithstanding the foregoing provisions of this Section 3.09, the Special Servicer shall not, on behalf of the Trustee, obtain title to a Mortgaged Property in lieu of foreclosure or otherwise, or take any other action with respect to any Mortgaged Property, if, as a result of any such action, the Trustee, on behalf of the Certificateholders, would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of CERCLA or any comparable law, unless (as evidenced by an Officer's Certificate to such effect delivered to the Trustee) the Special Servicer has previously determined in accordance with the Servicing Standard, based on an Environmental Assessment of such Mortgaged Property performed within the preceding 12 months by an Independent Person who regularly conducts Environmental Assessments, that:

               (i) the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith is reasonably likely to produce a greater recovery on a present value basis than not taking such actions; and

               (ii) there are no circumstances or conditions present at the Mortgaged Property relating to the use, management or disposal of Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could be required, that taking such actions with respect to such Mortgaged Property is reasonably likely to produce a greater recovery on a present value basis than not taking such actions.

            The cost of any such Environmental Assessment and the cost of any remedial, corrective or other further action contemplated by clause (i) and/or clause (ii) of the preceding sentence shall be paid by the Servicer as a Servicing Advance. If any such Environmental Assessment so warrants, the Special Servicer shall, at the expense of the Trust Fund, perform such additional environmental testing as it deems necessary and prudent to determine whether the conditions described in clauses (i) and (ii) of the second preceding sentence have been satisfied.

            (d) If (i) the environmental testing contemplated by subsection (c) above establishes that either of the conditions set forth in clauses (i) and
(ii) of the first sentence thereof has not been satisfied with respect to any Mortgaged Property securing a Defaulted Loan and (ii) there has been no breach of any of the representations and warranties set forth in or required to be made pursuant to Section 6 of the related Mortgage Loan Purchase Agreement for which the related Mortgage Loan Seller, FINOVA or FINOVA Capital, as applicable, could be required to repurchase such Defaulted Loan pursuant to Section 7 of the related Mortgage Loan Purchase Agreement or Section 9.3 of the related FINOVA Mortgage Loan Purchase Agreement, as applicable, then the Special Servicer shall take such action as it deems to be in the best economic interest of the Trust Fund and consistent with the Servicing Standard (other than proceeding to acquire title to the Mortgaged Property) and is hereby authorized at such time as it deems appropriate to release such Mortgaged Property from the lien of the related Mortgage.

            (e) The Special Servicer shall provide written reports and a copy of any Environmental Assessments to the Custodian, the Servicer and the Certificate Owners of the Controlling Class monthly regarding any actions taken by the Special Servicer with respect to any Mortgaged Property securing a Defaulted Loan as to which the environmental testing contemplated in subsection (c) above has revealed that either of the conditions set forth in clauses (i) and (ii) of the first sentence thereof has not been satisfied, in each case the earlier to occur of satisfaction of both such conditions, repurchase of the related Loan by the related Mortgage Loan Seller, FINOVA or FINOVA Capital, as applicable, or release of the lien of the related Mortgage on such Mortgaged Property; provided, however, that with respect to each such report or Environmental Assessment, if beneficial ownership of the Controlling Class resides in more than one Certificate Owner, the Special Servicer shall be responsible only for the expense of providing the first such copy thereof and shall be entitled to reimbursement from the Trust Fund for the expense of any additional copies so provided. The Custodian shall, upon request, forward all such reports to the Certificateholders and each Rating Agency promptly following the receipt thereof.

            (f) The Servicer shall report to the Internal Revenue Service and the related Mortgagor, in the manner required by applicable law, the information required to be reported regarding any Mortgaged Property which is abandoned or foreclosed, the receipt of mortgage interests received in a trade or business and the forgiveness of indebtedness with respect to any mortgaged property required by Sections 6050J, 6050H and 6050P, respectively, of the Code. The Special Servicer shall provide the Servicer with such information or reports as the Servicer deems necessary to fulfill its obligations under this Section 3.09(f) promptly upon the Servicer's request therefor. The Servicer shall deliver a copy of any such report to the Trustee and the Special Servicer.

            (g) The Special Servicer shall have the right to determine, in accordance with the Servicing Standard, the advisability of the maintenance of an action to obtain a deficiency judgment if the state in which the Mortgaged Property is located and the terms of the Loan permit such an action.

            (h) The Special Servicer shall maintain accurate records, prepared by one of its Servicing Officers, of each Final Recovery Determination in respect of a Defaulted Loan or REO Property and the basis thereof. Each Final Recovery Determination shall be evidenced by an Officer's Certificate delivered to the Trustee and the Servicer no later than the next succeeding P&I Advance Determination Date.

            Section 3.10  Custodian to Cooperate; Release of Mortgage Files.

            (a) Upon the payment in full of any Loan, or the receipt by the Servicer or the Special Servicer, as the case may be, of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Servicer or Special Servicer, as the case may be, will immediately notify the Custodian and request delivery of the related Mortgage File. Any such notice and request shall be in the form of a Request for Release signed by a Servicing Officer and shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account pursuant to Section 3.04(a) or remitted to the Servicer to enable such deposit, have been or will be so deposited. Within six Business Days (or within such shorter period as release can reasonably be accomplished if the Servicer notifies the Trustee of an exigency) of receipt of such notice and request, the Trustee (or, to the extent provided in Section 3.01(b), the Servicer or the Special Servicer, as applicable) shall execute such instruments of satisfaction, deeds of reconveyance and other documents as shall have been furnished to it by the Servicer, and the Custodian shall release and deliver the related Mortgage File to the Servicer or Special Servicer, as the case may be. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Collection Account.

            (b) From time to time as is appropriate for servicing or foreclosure of any Loan, the Servicer or the Special Servicer shall deliver to the Custodian a Request for Release signed by a Servicing Officer. Upon receipt of the foregoing, the Custodian shall deliver the Mortgage File or any document therein to the Servicer or the Special Servicer (or a designee), as the case may be. Upon return of the Mortgage File to the Custodian, the Custodian shall execute an acknowledgment of receipt.

            (c) Within seven Business Days (or within such shorter period as delivery can reasonably be accomplished if the Special Servicer notifies the Trustee of an exigency) of receipt thereof, the Trustee shall execute and deliver to the Special Servicer any court pleadings, requests for trustee's sale or other documents necessary to the release of a Loan or REO Loan, or to foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Note or Mortgage or otherwise available at law or in equity. The Special Servicer shall be responsible for the preparation of all such documents and pleadings. When submitted to the Trustee for signature, such documents or pleadings shall be accompanied by a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Trustee and certifying as to the reason such documents or pleadings are required, that the proposed action is in the best interest of the Certificateholders and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

            Section 3.11      Servicing Compensation.

            (a) As compensation for its activities hereunder, the Servicer shall be entitled to receive the Servicing Fee with respect to each Loan and REO Loan (including Specially Serviced Loans, Defeasance Loans and Additional Collateral Loans) at the Servicing Fee Rate (in accordance with the same terms of the related Note as are applicable to the accrual of interest at the Mortgage Rate), computed on the basis of the Stated Principal Balance of such Loan on a 30/360 basis. The Servicing Fee with respect to any Loan or REO Loan shall cease to accrue if a Liquidation Event occurs in respect thereof. The Servicing Fee shall be payable monthly, on a loan-by-loan basis, from payments of interest on each Loan and REO Revenues allocable as interest on each REO Loan. In no event will the Servicer or any Primary Servicer be entitled to retain a servicing fee from the amount of any P&I Advance, regardless of whether the related Borrower is obligated to reimburse Servicing Fees or Primary Servicing Fees.

            The Servicer, on behalf of itself or any Primary Servicer, shall be entitled to recover unpaid Servicing Fees and Primary Servicing Fees in respect of any Loan or REO Loan out of that portion of related payments, Insurance and Condemnation Proceeds, Liquidation Proceeds and REO Revenues (in the case of an REO Loan) allocable as recoveries of interest, to the extent permitted by
Section 3.05(a). The right to receive the Servicing Fee (and, except to the extent set forth in the Primary Servicing Agreement with respect to a Primary Servicer and except as set forth in this Section 3.11(a), the related Primary Servicing Fee) may not be transferred in whole or in part except in connection with the transfer of all of the Servicer's responsibilities and obligations under this Agreement. The CSFB Mortgage Loan Seller shall pay the annual fees of each Rating Agency directly to each Rating Agency. The parties hereto acknowledge that the annual fees of each Rating Agency allocable to the MS Loans have been paid on or prior to the Closing Date by the MS Mortgage Loan Seller.

            Additional servicing compensation in the form of (i) one-half of all assumption fees paid by the Mortgagors on all Loans that are not Specially Serviced Loans (but only to the extent that all amounts then due and payable with respect to such Loans (except for interest on Advances then outstanding) have been paid), (ii) charges for beneficiary statements or demands and amounts collected for checks returned for insufficient funds, (iii) all commercially reasonable fees received on or with respect to Loan modifications for which the Servicer is responsible pursuant to Section 3.20(a)(ii) (but only to the extent actually collected from the related Mortgagor and only to the extent that all amounts then due and payable after giving effect to any modification with respect to the related Loan have been paid), (iv) reasonable and customary consent fees and fees in connection with defeasance, if any, and (v) other customary charges, in each case only to the extent actually paid by the related Mortgagor, shall be retained by the Servicer and shall not be required to be deposited in the Collection Account pursuant to Section 3.04(a).

            The Servicer also shall be entitled to additional servicing compensation in the form of: (i) Penalty Charges received on each Loan (other than Specially Serviced Loans) but only to the extent actually paid by the related Mortgagor and to the extent that all amounts then due and payable with respect to such Loan (including outstanding interest on all Advances accrued with respect to such Loan) have been paid to the Servicer; (ii) interest or other income earned on deposits relating to the Trust Fund in the Collection Account, any Cash Collateral Account and any Lock-Box Account in accordance with
Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to each such account for each period from any Distribution Date to the immediately succeeding P&I Advance Date); (iii) interest earned on deposits in the Servicing Accounts that is not required by applicable law or the related Loan to be paid to the Mortgagor; and (iv) collections representing Prepayment Interest Excess for any Distribution Date (other than the greater of (x) with respect to any Loan whose terms expressly permit collections of interest through the following Due Date in connection with any voluntary Principal Prepayment and
(y) the aggregate of the Uncovered Prepayment Interest Shortfalls for such Distribution Date). Notwithstanding anything to the contrary in clause (i) of the first sentence of this paragraph or in the last paragraph of Section 3.11(b), (x) the Servicer shall be entitled to that portion, if any, of a Penalty Charge collected on a Specially Serviced Loan that accrued prior to the related Servicing Transfer Event and (y) if the Special Servicer has partially waived any Penalty Charge part of which accrued prior to the related Servicing Transfer Event, any collections in respect of such Penalty Charge shall be shared pro rata by the Servicer and the Special Servicer based on the respective portions of such Penalty Charge to which they would otherwise have been entitled.

            Wells Fargo Bank, National Association ("Wells Fargo"), as initial Servicer hereunder, shall also be entitled to receive all Primary Servicing Fees on any Loan and REO Loan (including any Specially Serviced Loan and Defeasance
Loan) which is not serviced by a Primary Servicer, computed on the basis of the related Stated Principal Balance and for the same period and in the same manner respecting which any related interest payment due (or deemed to be due) on the related Loan is computed. Wells Fargo's right to receive such Primary Servicing Fees in accordance with the provisions hereof shall not be terminated under any circumstance, including transfer of the servicing or subservicing of the Loans to another entity. Wells Fargo shall be permitted to assign such Primary Servicing Fees to any party without restriction.

            Except as specifically provided herein, the Servicer shall be required to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder (including, without limitation, payment of any amounts due, except for premiums for any blanket Insurance Policy insuring against hazard losses pursuant to Section 3.07), if and to the extent such expenses are not payable directly out of the Collection Account, and the Servicer shall not be entitled to reimbursement therefor except as expressly provided in this Agreement.

            Notwithstanding the foregoing paragraphs of this Section 3.11, the Servicing Fee on any Loan, other than a Specially Serviced Loan, and the investment income earned on any Principal Prepayment made on such Loan during a given Due Period, and due the Servicer on the related Distribution Date shall be reduced by the Prepayment Interest Shortfall, if any, on such Loan for such Distribution Date; provided, however, that with respect to any Additional Collateral Loans as to which Additional Collateral is paid as a Principal Prepayment, neither the Servicing Fee on such Loan, nor the investment income earned on any such Principal Prepayment, shall be reduced by the Prepayment Interest Shortfall.

            (b) As compensation for its activities hereunder, the Special Servicer shall be entitled to receive the Special Servicing Fee with respect to each Specially Serviced Loan (other than the L'Enfant Participation) and REO Loan (other than the L'Enfant Participation). As to each such Specially Serviced Loan and REO Loan, the Special Servicing Fee shall accrue at the Special Servicing Fee Rate (in accordance with the same terms of the related Note as are applicable to the accrual of interest at the Mortgage Rate) and shall be computed on the basis of the Stated Principal Balance of such Specially Serviced Loan and for the same period respecting which any related interest payment due on such Specially Serviced Loan or deemed to be due on such REO Loan is computed. The Special Servicing Fee with respect to any Specially Serviced Loan or REO Loan shall cease to accrue if a Liquidation Event occurs in respect thereof. The Special Servicing Fee shall be payable monthly, on a loan-by-loan basis, to the extent permitted by Section 3.05(a). The right to receive the Special Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Special Servicer's responsibilities and obligations under this Agreement. The Special Servicing Fee with respect to any related Other Mortgage Loan shall be payable under the related Co-Lender Agreement (which amount may be netted against amounts payable to the holder of the Other Note).

            Additional servicing compensation in the form of (i) all assumption fees on all Specially Serviced Loans, (ii) one-half of all assumption fees on any Loans other than Specially Serviced Loans and (iii) all commercially reasonable extension fees and all fees received on or with respect to Loan modifications for which the Special Servicer is responsible pursuant to Section 3.20(a), but only to the extent actually collected from the related Mortgagor and only to the extent that all amounts then due and payable after giving effect to any modification with respect to the related Loan (including those payable to the Servicer pursuant to Section 3.11(a)) have been paid, shall be promptly paid to the Special Servicer by the Servicer and shall not be required to be deposited in the Collection Account pursuant to Section 3.04(a).

            The Special Servicer shall also be entitled to additional servicing compensation in the form of a Workout Fee with respect to each Corrected Loan at the Workout Fee Rate. The "Workout Fee Rate" means (i) 1.0% for any Loan with a Stated Principal Balance of less than $10,000,000, (ii) 0.75% for any Loan with a Stated Principal Balance equal to or greater than $10,000,000 but less than $20,000,000 and (iii) 0.5% for any Loan with a Stated Principal Balance equal to or greater than $20,000,000, applied to each collection of interest and principal (including scheduled payments, prepayments, Balloon Payments and payments at maturity) received on such Loan for so long as it remains a Corrected Loan. The Workout Fee with respect to any Corrected Loan will cease to be payable if such Loan again becomes a Specially Serviced Loan; provided that a new Workout Fee will become payable if and when such Loan again becomes a Corrected Loan. If the Special Servicer is terminated (other than for cause or by resignation), it shall retain the right to receive any and all Workout Fees payable with respect to Loans that became Corrected Loans during the period that it acted as Special Servicer and were Corrected Loans at the time of such termination (and the successor Special Servicer shall not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such loan ceases to be payable in accordance with the terms hereof.

            A Liquidation Fee will be payable with respect to each Specially Serviced Loan as to which the Special Servicer receives any Liquidation Proceeds subject to the exceptions set forth in the definition of Liquidation Fee. As to each Specially Serviced Loan, the Liquidation Fee will be payable out of, and will be calculated by application of a "Liquidation Fee Rate" of (i) 1.0% for any Loan with a Stated Principal Balance of less than $10,000,000, (ii) 0.75% for any Loan with a Stated Principal Balance equal to or greater than $10,000,000 but less than $20,000,000, and (iii) 0.5% for any Loan with a Stated Principal Balance equal to or greater than $20,000,000, in each case expressed as a percentage of net liquidation proceeds received with respect to such Specially Serviced Loan.

            Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds received in connection with the repurchase of any Loan by any Mortgage Loan Seller, FINOVA or FINOVA Capital for a breach of representation or warranty or by any Mortgage Loan Seller for defective or deficient Loan documentation, the purchase of any Specially Serviced Loan by the Servicer or the Special Servicer, the purchase by the Holders of the Class V-1 or Class V-2 Certificates, of any ARD Loan pursuant to Section 9.03 or the purchase of all of the Loans and REO Properties in connection with an optional termination of the Trust Fund pursuant to Section 9.01. If, however, Liquidation Proceeds are received with respect to any Corrected Loan and the Special Servicer is properly entitled to a Workout Fee, such Workout Fee will be payable based on and out of the portion of such Liquidation Proceeds that constitute principal and/or interest on such Loan.

            The Special Servicer will also be entitled to additional fees in the form of Penalty Charges on each Specially Serviced Loan (but only to the extent actually collected from the related Mortgagor and to the extent that all amounts then due and payable with respect to such Specially Serviced Loan (including outstanding interest on all Advances accrued with respect to such Specially Serviced Loan) have been paid to the Special Servicer). The Special Servicer shall be required to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder (including, without limitation, payment of any amounts, other than management fees in respect of REO Properties, due and owing to any of its Sub-Servicers and the premiums for any blanket Insurance Policy obtained by it insuring against hazard losses pursuant to Section 3.07), if and to the extent such expenses are not payable directly out of the Collection Account or the REO Account, and the Special Servicer shall not be entitled to reimbursement therefor except as expressly provided in this Agreement.

            Section 3.12 Reports to the Certificate Administrator; Collection Account Statements.

            (a) The Servicer shall deliver to the Certificate Administrator and the Special Servicer, no later than 1:00 p.m. New York City time on the second Business Day prior to the Distribution Date, the Servicer Remittance Report in CMSA format (as in effect from time to time) with respect to the related Distribution Date (which shall include, without limitation, the Available Distribution Amount) including the anticipated P&I Advances and Servicing Advances for the related Distribution Date and any accrued but unpaid interest on Advances. As to each Mortgage Loan, the Servicer shall provide to the Special Servicer, by the close of business on each Distribution Date and in a mutually agreeable electronic format, the amount of each outstanding Advance and the interest accrued thereon as of such Distribution Date. The Servicer shall begin all reporting hereunder in CMSA format no later than the Servicer Remittance Date for January 2000. The Servicer's responsibilities under this Section 3.12(a) with respect to Specially Serviced Loans and REO Loans shall be subject to the satisfaction of the Special Servicer's obligations under Section 3.21.

            (b) For so long as the Servicer makes deposits into and withdrawals from the Collection Account, not later than 30 days after each Distribution Date, the Servicer shall forward to the Certificate Administrator a statement setting forth the status of the Collection Account as of the close of business on the last Business Day of the related Due Period showing the aggregate amount of deposits into and withdrawals from the Collection Account of each category of deposit specified in Section 3.04 and each category of withdrawal specified in
Section 3.05 for the related Due Period.

            (c) No later than 1:00 p.m. New York City time on the Servicer Remittance Date, the Servicer shall deliver or cause to be delivered to the Trustee and the Certificate Administrator the following reports with respect to the Loans (and, if applicable, the related REO Properties, providing the required information as of the related Determination Date): (i) a Comparative Financial Status Report, (ii) a Delinquent Loan Status Report; (iii) an Historical Loan Modification Report; (iv) an Historical Loss Estimate Report; and (v) an REO Status Report. Such reports shall be in a CMSA electronic format reasonably acceptable to both the Certificate Administrator and the Servicer. The Servicer and the Special Servicer shall also deliver or cause to be delivered on the Servicer Remittance Date, the Property File (to the extent prepared by and received from the related L'Enfant Servicer or L'Enfant Special Servicer in the case of any REO Property or any Mortgaged Property that constituted or constitutes security for the L'Enfant Participation; provided that the Servicer will make reasonable efforts, consistent with the Servicing Standard, to obtain such reports from the L'Enfant Servicer or L'Enfant Special Servicer).

            On the Closing Date, the Servicer shall deliver to the Certificate Administrator the Loan Set-Up File. On the Business Day prior to each Servicer Remittance Date, the Servicer and Special Servicer shall deliver to the Certificate Administrator the Loan Periodic File with respect to each Loan and REO Loan (to the extent prepared by and received from the related L'Enfant Servicer or L'Enfant Special Servicer in the case of any REO Property or any Mortgaged Property that constituted or constitutes security for the L'Enfant Participation; provided that the Servicer will make reasonable efforts, consistent with the Servicing Standard, to obtain such reports from the L'Enfant Servicer or L'Enfant Special Servicer).

            The information that pertains to Specially Serviced Loans and REO Properties reflected in such reports shall be based solely upon the reports delivered by the Special Servicer to the Servicer in writing and on a computer readable medium reasonably acceptable to the Servicer and the Special Servicer by 4:00 p.m. New York City time on the fourth Business Day prior to the related Servicer Remittance Date in the form required under Section 3.12(f) or shall be provided by means of such reports so delivered by the Special Servicer to the Servicer in the form so required. The Servicer's responsibilities under this
Section 3.12(c) with respect to REO Loans and Specially Serviced Loans shall be subject to the satisfaction of the Special Servicer's obligations under Section 3.12(f). In the absence of manifest error, the Servicer shall be entitled to conclusively rely upon, without investigation or inquiry, the information and reports delivered to it by the Special Servicer, and the Certificate Administrator shall be entitled to conclusively rely upon the Servicer's reports and the Special Servicer's reports without any duty or obligation to recompute, verify or recalculate any of the amounts and other information stated therein. Servicer shall provide to the Certificate Administrator any new data that Servicer collects or reports in electronic format in its ordinary course of servicing.

            (d) The Servicer shall deliver or cause to be delivered to the Certificate Administrator the following materials, in each case to the extent that such materials or the information on which they are based have been received by the Servicer:

               (i) At least annually by May 31, commencing May 31, 2000, with respect to each Loan and REO Loan (to the extent prepared by and timely received from the Special Servicer in the case of any Specially Serviced Loan or REO Loan and to the extent prepared by and received from the related L'Enfant Servicer or L'Enfant Special Servicer in the case of any REO Property or any Mortgaged Property that constituted or constitutes security for the L'Enfant Participation; provided that the Servicer will make reasonable efforts, consistent with the Servicing Standard, to obtain such reports from the L'Enfant Servicer or L'Enfant Special Servicer), an Operating Statement Analysis Report and NOI Adjustment Worksheet for the related Mortgaged Property or REO Property as of the end of the preceding fiscal year, together with copies of the operating statements and rent rolls (but only to the extent the related Borrower delivers such information to the Servicer and, with respect to operating statements and rent rolls for Specially Serviced Loans and REO Properties, to the extent timely delivered by the Special Servicer to the Servicer), for the related Mortgaged Property or REO Property as of the end of the preceding fiscal year. The Servicer shall use its best reasonable efforts (but shall not be required to institute litigation) to obtain said annual operating statements and rent rolls with respect to each of the Loans, other than Specially Serviced Loans or REO Loans, which efforts shall include sending a letter to the related Borrower each quarter (followed up with telephone calls) requesting such annual operating statements and rent rolls until they are received, to the extent such action is consistent with applicable law and the terms of the Loans.

               (ii) The Servicer shall maintain an Operating Statement Analysis Report for each Mortgaged Property (other than any such Mortgaged Property which is REO Property or constitutes security for a Specially Serviced
      Loan) that shall be updated by the Servicer and delivered to the Certificate Administrator within 30 days after receipt by the Servicer of updated operating statements for such Mortgaged Property, provided, that the Servicer shall not be required to update the Operating Statement Analysis Reports more often than quarterly.

            The Special Servicer will be required pursuant to Section 3.12(g) to deliver to the Servicer the information required pursuant to this Section 3.12(d) with respect to Specially Serviced Loans and REO Loans on or before April 30 of each year, commencing on April 30, 2000, and within ten days after its receipt of any operating statement for any related Mortgaged Property or REO Property.

            (e) No later than 1:00 p.m. New York City time on each Servicer Remittance Date, the Servicer shall prepare and deliver to the Trustee and the Certificate Administrator, the Rating Agencies and the Special Servicer, a Servicer Watch List of all Loans that the Servicer has determined are in jeopardy of becoming a Specially Serviced Loan. For this purpose, the following Loans shall be deemed to be Loans that are in jeopardy of becoming Specially Serviced Loans: (i) Loans having a current Debt Service Coverage Ratio that is 80% or less of the Underwritten Debt Service Coverage Ratio or having a Debt Service Coverage Ratio that is less than 1.00x or .90x (for Loans secured by Mortgaged Properties that are or include one or more commercial cooperatives, resort cooperatives or residential cooperative apartment buildings with five or more cooperative units or a condominium unit that comprises the residential and commercial buildings), (ii) Loans as to which any required inspection of the related Mortgaged Property conducted by the Servicer indicates a problem that the Servicer determines can reasonably be expected to materially adversely affect the cash flow generated by such Mortgaged Property, (iii) Loans which have come to the Servicer's attention in the performance of its duties under this Agreement, that (A) any tenant occupying 25% or more of the space in the related Mortgaged Property has vacated (without being replaced by a comparable tenant and lease) or been the subject of bankruptcy or similar proceedings or
(B) relate to a Borrower or an Affiliate that is the subject of a bankruptcy or similar proceeding, (iv) Loans that are at least 30 days delinquent in payment, and (v) Loans that are within 60 days of maturity.

            The Special Servicer shall report to the Servicer any of the foregoing events promptly upon the Special Servicer having knowledge of such event. In addition, in connection with their servicing of the Loans, the Servicer and the Special Servicer shall provide to each other and to the Trustee and the Certificate Administrator written notice of any event that comes to their knowledge with respect to a Loan or REO Property that the Servicer or the Special Servicer, respectively, determines, in accordance with Servicing Standard, would have a material adverse effect on such Loan or REO Property, which notice shall include an explanation as to the reason for such material adverse effect.

            (f) By 4:00 p.m., New York City time, on the first Business Day after each Determination Date, the Special Servicer shall deliver, or cause to be delivered, to the Servicer and, upon the request of the Certificate Administrator, the Trustee, the Depositor or any Rating Agency, to any such requesting party, the following reports with respect to the Specially Serviced Loans (and, if applicable, the related REO Properties), providing the required information as of such Determination Date: (i) a Delinquent Loan Status Report;
(ii) an Historical Loss Estimate Report; (iii) an Historical Loan Modification Report; (iv) an REO Status Report; and (v) Comparative Financial Status Reports with respect to all Specially Serviced Loans. Such reports shall be presented in writing and on a computer readable medium in a format reasonably acceptable to the Servicer and the Special Servicer.

            (g) The Special Servicer shall deliver or cause to be delivered to the Servicer and, upon the request of the Certificate Administrator, the Trustee, the Depositor or any Rating Agency, to any such requesting party, the following materials, in each case to the extent that such materials or the information on which they are based have been received by the Special Servicer:

               (i) Annually, on or before April 30 of each year, commencing in April 2000, with respect to each Specially Serviced Loan and REO Loan, an Operating Statement Analysis Report and NOI Adjustment Worksheet, both in written form and in electronic format reasonably acceptable to the Servicer, the Special Servicer and the Certificate Administrator for the related Mortgaged Property or REO Property as of the end of the preceding calendar year (but only to the extent the Special Servicer has received such information from the Servicer at the time of the servicing transfer pursuant to Section 3.21 necessary to prepare the related Operating Statement Analysis and NOI Adjustment Worksheet on a prospective basis), together with copies of the operating statements and rent rolls for the related Mortgaged Property or REO Property as of the end of the preceding calendar year. The Special Servicer shall use its best reasonable efforts (but shall not be required to institute litigation) to obtain said annual operating statements and rent rolls with respect to each Mortgaged Property constituting security for a Specially Serviced Loan and each REO Property, which efforts shall include sending a letter to the related Borrower or other appropriate party each quarter (followed up with telephone calls) requesting such annual operating statements and rent rolls until they are received.

               (ii) The Special Servicer shall maintain an Operating Statement Analysis Report, both in written form and in electronic format reasonably acceptable to the Servicer, the Special Servicer and the Certificate Administrator, for each Mortgaged Property which constitutes security for a Specially Serviced Loan or is a REO Property that shall be updated by the Special Servicer and delivered to the Servicer within 10 days after receipt by the Special Servicer of updated operating statements for each such Mortgaged Property, provided, that the Special Servicer shall not be required to update the Operating Statement Analysis Reports more often than quarterly.

            (h) The Servicer and the Special Servicer hereby agree to deliver to each Rating Agency any information such Rating Agency may reasonably request. The Certificate Administrator shall be entitled to rely conclusively on and shall not be responsible for the content or accuracy of any information provided to it by the Servicer or the Special Servicer pursuant to this Agreement.

            (i) On each Determination Date, the Servicer shall also deliver or cause to be delivered to the Certificate Administrator and the Rating Agencies a report stating, with respect to each Credit Tenant and the Guarantor, as of a date no earlier than three Business Days prior to such Determination Date: (i) all publicly available ratings for each Credit Tenant and the Guarantor as of the Closing Date and as of the date of such report, (ii) all publicly available ratings for such Credit Tenant or Guarantor included in the report prepared pursuant to this Section 3.12(i) for the immediately preceding Determination Date and (iii) whether such Credit Tenant or Guarantor has been placed on credit watch. To the extent that the information required to be furnished to the Servicer is based on information required to be provided by the Mortgagor, the Servicer's obligation to furnish such information will be contingent upon its receipt of such information from the Mortgagor, provided, however, the Servicer shall use commercially reasonable efforts, consistent with the Servicing Standard, to obtain such information from the Mortgagors. The Servicer shall be entitled to rely on information supplied by the Mortgagor without independent verification, and the Certificate Administrator shall be entitled to rely on information supplied by the Servicer without independent verification. The Servicer shall be entitled to attach any reasonable disclaimer with respect to information provided by third parties or any assumptions required to be made in such report.

            Section 3.13      Annual Statement as to Compliance.

            The Servicer and the Special Servicer (the "reporting person") each shall deliver to the Trustee, the Certificate Administrator, the Depositor and the Rating Agencies, on or before April 15 of each year, beginning with April 15, 2000, an Officer's Certificate stating, as to each signatory thereof, (i) that a review of the servicing operations of the reporting person during the preceding calendar year (or such shorter period from the Closing Date to the end of the related calendar year) and of its performance under this Agreement has been made under such officer's supervision, (ii) that, to the best of such officer's knowledge, based on such review, the reporting person has fulfilled all of its obligations under this Agreement in all material respects throughout such year (or such shorter period), or, if there has been a material default in the fulfillment of any such obligation, specifying each such default known to such officer, the nature and status thereof and what action it proposes to take with respect thereto, (iii) that, to the best of such officer's knowledge, each related sub-servicer has fulfilled its obligations under its sub-servicing agreement in all material respects, or, if there has been a material default in the fulfillment of such obligations, specifying each such default known to such officer and the nature and status thereof, and (iv) whether it has received any notice regarding qualification, or challenging the status, of any REMIC created hereunder as a REMIC from the IRS or any other governmental agency or body. The Trustee shall deliver such Officer's Certificate, upon request, to any Certificateholder.

            Section 3.14      Reports by Independent Public Accountants.

            On or before April 15 of each year, beginning with April 15, 2000, the Servicer and the Special Servicer (the "reporting person"), each at the reporting person's expense, shall cause a firm of nationally recognized Independent public accountants (who may also render other services to the reporting person) which is a member of the American Institute of Certified Public Accountants to furnish a statement (an "Accountant's Statement") to the Certificate Administrator, the Trustee, the Depositor and the Rating Agencies, to the effect that such firm has examined the servicing operations of the reporting person for the previous calendar year (or portions thereof) and that, on the basis of such examination conducted substantially in compliance with the Uniform Single Attestation Program ("USAP") for Mortgage Bankers or the Audit Program for Mortgages (the "Audit Program") serviced for FHLMC, such firm confirms that the Servicer or the Special Servicer, as the case may be, complied with the minimum servicing standards identified in USAP or the Audit Program, in all material respects, except for such significant exceptions or errors in records that, in the opinion of such firm, the USAP or the Audit Program requires it to report.

            In rendering such statement, such firm may rely, as to matters relating to direct servicing of mortgage loans by Sub-Servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers (rendered within one year of such statement) of independent public accountants with respect to the related Sub-Servicer. Each reporting person shall obtain from the related accountants, or shall prepare, an electronic version of each Accountant's Statement and provide such electronic version to the Certificate Administrator for filing in accordance with the procedures set forth in Section 3.27 hereof. With respect to any electronic version of an Accountant's Statement prepared by the reporting person, the reporting person shall receive written confirmation from the related accountants that such electronic version is a conformed copy of the original Accountant's Statement.

            Section 3.15      Access to Certain Information.

            Each of the Servicer and the Special Servicer shall provide reasonable access during its normal business hours at each of its principal servicing offices to any Certificateholder or Certificate Owner that is, or is affiliated with, a federally insured financial institution, the Trustee, the Certificate Administrator, the Custodian, the Depositor, each Rating Agency, to the Servicer or to the Special Servicer, as applicable, and to the OTS, the FDIC, the Federal Reserve Board and the supervisory agents and examiners of such boards and such corporations, and any other federal or state banking or insurance regulatory authority that may exercise authority over any Certificateholder, access to any documentation regarding the Loans and the Trust Fund within its control which may be required by this Agreement or by applicable law.

            Such access shall be afforded without charge (except that the Servicer and the Special Servicer may charge a reasonable fee for copies and out-of-pocket costs to parties other than the Rating Agencies) but only upon reasonable prior written request and during normal business hours at the offices of the Servicer or the Special Servicer, as the case may be, designated by it. Nothing in this Section 3.15 shall detract from the obligation of the Servicer and the Special Servicer to observe any applicable law prohibiting disclosure of information with respect to the Mortgagors, and the failure of the Servicer or the Special Servicer to provide access as provided in this Section 3.15 as a result of such obligation shall not constitute a breach of this Section 3.15. Nothing herein shall be deemed to require the Servicer or Special Servicer to confirm, represent or warrant the accuracy of any other Persons' information or report, included in any communication from the Servicer, the Special Servicer or Mortgagor. Notwithstanding the above, the Servicer and Special Servicer shall not have any liability to the Depositor, the Trustee, the Certificate Administrator, any Certificateholder, any Certificate Owner, the Initial Purchaser, either Underwriter, any Rating Agency, the L'Enfant Other Servicer or any Person to whom it delivers information pursuant to and in accordance with this Section 3.15 or any other provision of this Agreement for federal, state or other applicable securities law violations relating to the disclosure of such information. The Servicer and the Special Servicer may each deny any of the foregoing persons access to confidential information or any intellectual property which the Servicer or the Special Servicer is restricted by license or contract from disclosing. Notwithstanding the foregoing, the Servicer and the Special Servicer shall maintain separate from such confidential information and intellectual property, all documentation regarding the Loans that is not confidential.

            Section 3.16 Title to REO Property; REO Account.

            (a) If title to any REO Property is acquired, the deed or certificate of sale shall be issued to the Trustee (or its nominee) on behalf of the Certificateholders. The Special Servicer, on behalf of the Trust Fund, shall sell any REO Property prior to the close of the third calendar year beginning after the year in which the Trust Fund acquires ownership of such REO Property for purposes of Section 860G(a)(8) of the Code, unless the Special Servicer either (i) is granted an extension of time (an "REO Extension") by the Internal Revenue Service to sell such REO Property or (ii) obtains for the Trustee and the Servicer an Opinion of Counsel (the cost of which shall be paid as a Servicing Advance), addressed to the Trustee and the Servicer, to the effect that the holding by the Trust Fund of such REO Property after such period will not result in the imposition of taxes on "prohibited transactions" of the Trust Fund or either REMIC created hereunder as defined in Section 860F of the Code or cause either REMIC created hereunder to fail to qualify as a REMIC for federal or applicable state tax purposes at any time that any Uncertificated Lower-Tier Interests or Certificates are outstanding. If the Special Servicer is granted the REO Extension or obtains the Opinion of Counsel contemplated by clause (ii) above, the Special Servicer shall sell such REO Property within such period as is permitted by such REO Extension or such Opinion of Counsel. Any expense incurred by the Special Servicer in connection with its being granted the REO Extension or its obtaining the Opinion of Counsel contemplated by clause (ii) above shall be an expense of the Trust Fund payable out of the Collection Account pursuant to Section 3.05(a).

            (b) The Special Servicer shall segregate and hold all funds collected and received in connection with any REO Property separate and apart from its own funds and general assets. If an REO Acquisition shall occur, the Special Servicer shall establish and maintain one or more REO Accounts, held on behalf of the Trustee in trust for the benefit of the Certificateholders, for the retention of revenues and other proceeds derived from each REO Property. The REO Account shall be an Eligible Account. The Special Servicer shall deposit, or cause to be deposited, in the REO Account, within one Business Day after receipt, all REO Revenues, Insurance and Condemnation Proceeds and Liquidation Proceeds received in respect of an REO Property. Funds in the REO Account may be invested only in Permitted Investments in accordance with Section 3.06. The Special Servicer shall give notice to the Certificate Administrator and the Servicer of the location of the REO Account when first established and of the new location of the REO Account prior to any change thereof.

            (c) The Special Servicer shall withdraw from the REO Account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in the REO Account relating to such REO Property. On each Determination Date, the Special Servicer shall withdraw from the REO Account and deposit into the Collection Account the aggregate of all amounts received in respect of each REO Property during the most recently ended Due Period, net of any withdrawals made out of such amounts pursuant to the preceding sentence; provided, however, that the Special Servicer may retain in such REO Account, in accordance with the Servicing Standard, such portion of such balance as may be necessary to maintain a reasonable reserve for repairs, replacements, leasing, management and tenant improvements and other related expenses for the related REO Property. In addition, on each Determination Date, the Special Servicer shall provide the Servicer with a written accounting of amounts deposited in the Collection Account on such date.

            (d) The Special Servicer shall keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, the REO Account pursuant to Section 3.16(b) or (c).

            Section 3.17      Management of REO Property.

            (a) If title to any REO Property is acquired, the Special Servicer shall manage, conserve, protect, operate and lease such REO Property for the benefit of the Certificateholders solely for the purpose of its timely disposition and sale in a manner that does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or result in the receipt by the Trust Fund of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code. Subject to the foregoing, however, the Special Servicer shall have full power and authority to do any and all things in connection therewith as are in the best interests of and for the benefit of the Certificateholders (as determined by the Special Servicer in its good faith and reasonable judgment) and, consistent therewith, shall withdraw from the REO Account, to the extent of amounts on deposit therein with respect to such REO Property, funds necessary for the proper operation, management, leasing and maintenance of such REO Property, including, without limitation:

               (i) all  Insurance   Policy   premiums  due  and  payable  in
      respect of such REO Property;

               (ii) all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon;

               (iii) any ground rents in respect of such REO Property, if applicable; and

               (iv) all costs and expenses necessary to maintain and lease such REO Property.

            To the extent that amounts on deposit in the REO Account in respect of any REO Property are insufficient for the purposes set forth in clauses (i) through (iv) above with respect to such REO Property, the Servicer shall advance from its own funds, as a Servicing Advance, such amount as is necessary for such purposes unless (as evidenced by an Officer's Certificate delivered to the Trustee and the Depositor) if such advances would, if made, constitute Nonrecoverable Servicing Advances. The Special Servicer shall give the Servicer and the Trustee not less than five Business Days' notice, together with all information reasonably requested by the Servicer (upon which the Servicer may conclusively rely) to the extent in the possession of the Special Servicer or readily obtainable by the Special Servicer before the date on which the Servicer is requested to make any Servicing Advance with respect to an REO Property; provided, however, that only two Business Days' notice shall be required in respect of Servicing Advances required to be made on an urgent or emergency basis (which may include, without limitation, Servicing Advances required to make tax or insurance payments).

            (b) Without limiting the generality of the foregoing, the Special Servicer shall not:

               (i) permit the Trust Fund to enter into, renew or extend any New Lease with respect to any REO Property, if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

               (ii) permit any amount to be received or accrued under any New Lease other than amounts that will constitute Rents from Real Property;

               (iii) authorize or permit any construction on any REO Property, other than the repair or maintenance thereof or the completion of a building or other improvement thereon, and then only if more than 10% of the construction of such building or other improvement was completed before default on the related Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or

               (iv) Directly Operate, or allow any other Person, other than an Independent Contractor, to Directly Operate, any REO Property on any date more than 90 days after its Acquisition Date;

unless, in any such case, the Special Servicer has obtained an Opinion of Counsel (the cost of which shall be paid by the Servicer as a Servicing Advance) to the effect that such action will not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code at any time that it is held by the Trust Fund, in which case the Special Servicer may take such actions as are specified in such Opinion of Counsel. Except as limited above in this Section 3.17 and by Section 3.17(c), the Special Servicer shall be permitted to cause the Trust Fund to earn "net income from foreclosure property," subject to the Servicing Standard.

            (c) The Special Servicer shall contract with any Independent Contractor for the operation and management of any REO Property within 90 days of the Acquisition Date thereof, provided that:

               (i) the terms and conditions of any such contract may not be inconsistent herewith and shall reflect an agreement reached at arm's length;

               (ii) the fees of such Independent Contractor (which shall be an expense of the Trust Fund) shall be reasonable and customary in light of the nature and locality of the Mortgaged Property;

               (iii) any such contract shall require, or shall be administered to require, that the Independent Contractor (A) pay all costs and expenses incurred in connection with the operation and management of such REO Property, including, without limitation, those listed in subsection (a) hereof, and (B) remit all related revenues collected (net of its fees and such costs and expenses) to the Special Servicer upon receipt;

               (iv) none of the provisions of this Section 3.17(c) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Special Servicer of any of its duties and obligations hereunder with respect to the operation and management of any such REO Property; and

               (v) the Special Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

            The Special Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Special Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification.

            Section 3.18      Sale of Defaulted Loans and REO Properties.

            (a) Each of the Servicer and the Special Servicer may sell or purchase, or permit the sale or purchase of, a Defaulted Loan or REO Property only on the terms and subject to the conditions set forth in this Section 3.18 or as otherwise expressly provided in or contemplated by Section 2.03(b) and
Section 9.01.

            (b) If any Loan becomes a Defaulted Loan and the Special Servicer has determined in good faith that such Defaulted Loan will become subject to foreclosure proceedings, the Special Servicer shall promptly so notify in writing the Trustee and the Servicer. The Special Servicer (or the Servicer, if the Special Servicer does not exercise its option, or the Directing Certificateholder, if the Servicer does not exercise its option) may at its option purchase such Defaulted Loan from the Trust Fund, at a price equal to the Purchase Price. The Purchase Price for any Defaulted Loan purchased hereunder shall be deposited into the Collection Account. Upon receipt by the Trustee of an Officer's Certificate from the Special Servicer to the effect that such deposit has been made, the Trustee shall notify the Servicer. The Servicer shall then submit to the Custodian a Request for Release of the related Mortgage File and the Custodian shall release such Mortgage File to the Special Servicer, the Servicer or the Directing Certificateholder, as the case may be, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty as shall be necessary to vest in the Special Servicer, the Servicer or the Directing Certificateholder (in that order), as the case may be, ownership of such Defaulted Loan.

            (c) The Special Servicer may offer to sell any Defaulted Loan not otherwise purchased by the Special Servicer, the Servicer or the Directing Certificateholder pursuant to subsection (b) above, if and when the Special Servicer determines, consistent with the Servicing Standard, that such a sale would produce a greater recovery on a present value basis than would liquidation of the related Mortgaged Property. Such offering shall be made in a commercially reasonable manner for a period of not less than 20 days or more than 90 days. The Special Servicer shall accept the highest cash bid received from any Person for such Defaulted Loan in an amount at least equal to the Purchase Price therefor; provided, however, that in the absence of any such bid, the Special Servicer shall accept the highest cash bid received from any Person that is determined by the Special Servicer to be a fair price for such Defaulted Loan. In the absence of any bid determined as provided below to be fair, the Special Servicer shall proceed with respect to such Defaulted Loan in accordance with
Section 3.09.

            The Special Servicer shall use reasonable efforts to solicit bids for each REO Property in such manner as will be reasonably likely to realize a fair price within the time period provided for by Section 3.16(a). Such solicitation shall be made in a commercially reasonable manner for a period of not less than 90 days or more than 270 days. The Special Servicer shall accept the highest cash bid received from any Person for such REO Property in an amount at least equal to the Purchase Price therefor; provided, however, that in the absence of any such bid, the Special Servicer shall accept the highest cash bid received from any Person that is determined by the Special Servicer to be a fair price for such REO Property. If the Special Servicer reasonably believes that it will be unable to realize a fair price for any REO Property within the time constraints imposed by Section 3.16(a), then the Special Servicer shall dispose of such REO Property upon such terms and conditions as the Special Servicer shall deem necessary and desirable to maximize the recovery thereon under the circumstances and, in connection therewith, shall accept the highest outstanding cash bid, regardless of from whom received. If the Special Servicer determines with respect to any REO Property that the offers being made with respect thereto are not in the best interests of the Certificateholders and that the end of the period referred to in Section 3.16(a) with respect to such REO Property is approaching, the Special Servicer shall seek an extension of such period in the manner described in Section 3.16(a); provided, however, that the Special Servicer shall use its best efforts, consistent with the Servicing Standard, to sell any REO Property prior to three years prior to the Rated Final Distribution Date.

            The Special Servicer shall give the Trustee and the Servicer not less than three Business Days' prior written notice of its intention to sell any Defaulted Loan or REO Property. No Interested Person shall be obligated to submit a bid to purchase any Defaulted Loan or REO Property, and notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may bid for or purchase any Defaulted Loan or any REO Property pursuant hereto.

            (d) Whether any cash bid constitutes a fair price for any Defaulted Loan or REO Property, as the case may be, for purposes of Section 3.18(c), shall be determined by the Special Servicer, if the highest bidder is a Person other than the Special Servicer or an Affiliate thereof, and by the Trustee, if the highest bidder is the Special Servicer or an Affiliate thereof. In determining whether any bid received from the Special Servicer or an Affiliate thereof represents a fair price for any Defaulted Loan or any REO Property, the Special Servicer and the Trustee may conclusively rely on the opinion of an Appraiser or other expert in real estate matters retained at the expense of the Trust Fund by
(i) the Trustee, if the highest bidder is the Special Servicer or an Affiliate thereof or (ii) the Special Servicer, in any other case. In determining whether any bid constitutes a fair price for any Defaulted Loan or any REO Property, such Appraiser or other expert in real estate matters shall be instructed to take into account, as applicable, among other factors, the period and amount of any delinquency on the affected Defaulted Loan, the occupancy level and physical condition of the Mortgaged Property or REO Property, the state of the local economy and the obligation to dispose of any REO Property within the time period specified in Section 3.16(a). The Purchase Price for any Defaulted Loan or REO Property shall in all cases be deemed a fair price.

            (e) Subject to subsections (a) through (d) above, the Special Servicer shall act on behalf of the Trustee in negotiating and taking any other action necessary or appropriate in connection with the sale of any Defaulted Loan or REO Property, and the collection of all amounts payable in connection therewith. Any sale of a Defaulted Loan or any REO Property shall be final and without recourse to the Trustee or the Trust Fund, except, in the case of the Trust Fund, as shall be customary in deeds of real property, and if such sale is consummated in accordance with the terms of this Agreement, neither the Special Servicer nor the Trustee shall have any liability to any Certificateholder with respect to the purchase price therefor accepted by the Special Servicer or the Trustee.

            Section 3.19 Additional Obligations of the Servicer and Special Servicer; Inspections; Appraisals.

            (a) The Servicer (or, with respect to each Specially Serviced Loan and REO Property and each Loan described in Section 3.19(d) below, the Special Servicer) shall physically inspect or cause to be physically inspected (at its own expense) each Mortgaged Property at such times and in such manner as are consistent with the Servicing Standard, but in any event shall inspect each Mortgaged Property (A) with a Stated Principal Balance equal to or greater than $2,500,000 or which constitutes at least 2.0% of the then-current aggregate principal balance of the Loans at least once every 12 months and (B) with a Stated Principal Balance of less than $2,500,000 and which does not constitute at least 2.0% of the then-current aggregate principal balance of the Loans, at least every 24 months, in each case commencing in December 1999 (or at such lesser frequency as each Rating Agency shall have confirmed in writing to the Servicer, will not result a downgrade, qualification or withdrawal of the then-current ratings assigned to any Class of the Certificates) and (C) if the Loan (i) becomes a Specially Serviced Loan, (ii) has a Debt Service Coverage Ratio of less than 1.0x or (iii) is delinquent for 60 days as soon as practicable and thereafter at least once every 12 months for so long as such condition exists. The Servicer or Special Servicer, as applicable, shall send
(i) to DCR, within 20 days of completion, each inspection report and (ii) to Fitch and Moody's within 20 days of completion, each inspection report for Significant Loans.

            (b) Notwithstanding the provisions of Section 3.19(a), with respect to the Credit Lease Loans, the Servicer (or, if such Credit Lease Loan is a Specially Serviced Loan, the Special Servicer) shall physically inspect or cause to be physically inspected (at its own expense) each Mortgaged Property at least once (i) every 36 months, if the related Credit Tenant or Guarantor has a published rating of not less than "BBB," (ii) every 24 months if (A) the related Credit Tenant or Guarantor has a published rating between "BB+" and "BB" or (B) no published rating is publicly available for the related Credit Tenant and
(iii) every 12 months if (A) the related Credit Tenant or Guarantor has a published rating of less than "BB" or (B) no published rating is publicly available for the related Credit Tenant or Guarantor and such Credit Lease Loan represents 2% or more of the then-current aggregate principal balance of the Loans. In the event the published rating for any Credit Tenant or Guarantor is downgraded by any Rating Agency by one or more rating increment (i.e., "AA" to "A" or "BBB" to "B") and no inspection has been performed due to a ratings downgrade in the preceding 12 months for the related Mortgaged Property, then in each such instance, the Servicer shall cause all Mortgaged Properties leased to such Credit Tenant to be inspected as soon as reasonably practicable.

            (c) With respect to each Loan (other than the L'Enfant Participation) that allows the Special Servicer (on behalf of the Trust Fund) to terminate, or cause the related Borrower to terminate, the related Manager upon the occurrence of certain events specified in such Loan, the Special Servicer shall enforce the Trustee's rights with respect to the Manager under the related Loan and Management Agreement, provided, that, if such right accrues under the related Loan or Management Agreement only because of the occurrence of the related Anticipated Repayment Date, if any, the Special Servicer may in its sole discretion, in accordance with the Servicing Standard, waive such right with respect to such date. If the Special Servicer is entitled to terminate the Manager, the Special Servicer shall promptly give notice to the Directing Certificateholder and each Rating Agency. In accordance with the Servicing Standard, the Special Servicer shall cause the Borrower to terminate the Manager, and to recommend a Successor Manager (meeting the requirements set forth below) only if the Special Servicer determines in its reasonable discretion that such termination is not likely to result in successful litigation against the Trust Fund by such Manager or the related Borrower, or create a defense to the enforcement of remedies under such Loan.

            The Special Servicer shall effect such termination only if the Special Servicer has (i) in the case of any Specially Serviced Loan that is a Significant Loan, received a written confirmation from each of Fitch and Moody's and (ii) in the case of any Specially Serviced Loan that represents 5% or more of the then-current aggregate principal balance of the Loans, received a written confirmation from each of the Rating Agencies, that the appointment of such Successor Manager would not cause such Rating Agency to withdraw, downgrade or qualify any of the then-current ratings on the Certificates. If a Manager is otherwise terminated or resigns under the related Loan or Management Agreement and the related Borrower does not appoint a Successor Manager, the Special Servicer shall use its best efforts to retain a Successor Manager (or the recommended Successor Manager, if any) on terms substantially similar to the Management Agreement or, failing that, on terms as favorable to the Trust Fund as can reasonably be obtained by the Special Servicer. For the purposes of this paragraph, a "Successor Manager" shall be a professional management corporation or business entity reasonably acceptable to the Special Servicer which (i) manages, and is experienced in managing, other comparable commercial properties,
(ii) will not result in a downgrade, qualification or withdrawal of the then-current ratings assigned to the Certificates by each Rating Agency, as confirmed by such Rating Agency in writing (if required pursuant to the first sentence of this paragraph), and (iii) otherwise satisfies any criteria set forth in the Mortgage and related documents.

            (d) The Special Servicer shall be required to have received any Appraisal required in connection with an Appraisal Reduction Event or perform an internal valuation within 60 days after the occurrence of such Appraisal Reduction Event (or the date of such Appraisal Reduction Event if the time period between (i) the occurrence of the event that, with the passage of time, would become such Appraisal Reduction Event and (ii) such Appraisal Reduction Event exceeds 60 days). Upon receipt, the Special Servicer shall send a copy of such Appraisal or internal valuation to the Certificate Owners of the Controlling Class; provided, however, that as to each such Appraisal or internal valuation, if beneficial ownership of the Controlling Class resides in more than one Certificate Owner, the Special Servicer shall be responsible only for the expense of providing the first such copy thereof and shall be entitled to reimbursement from the Trust Fund for the expense of any additional copies so provided. If neither a required Appraisal is received, nor an internal valuation completed, by such date, or if, with respect to any Loan with a Stated Principal Balance of $2,000,000 or less, the Special Servicer has elected not to obtain an Appraisal or perform an internal valuation, the Appraisal Reduction for such Loan shall be conclusively established to be 35% of the Stated Principal Balance of such Loan as of the date of the related Appraisal Reduction Event. On the first Determination Date occurring on or after the delivery of such Appraisal or the completion of such internal valuation, and on each Determination Date thereafter, the Special Servicer shall calculate and report to the Servicer, and the Servicer shall report to the Certificate Administrator, the Appraisal Reduction taking into account such Appraisal or internal valuation. The Servicer shall verify the accuracy of the mathematical computation of the Appraisal Reduction by the Special Servicer and that the amounts used therein are consistent with the Servicer's records. Subject to this preceding sentence, the Servicer may conclusively rely on any report by the Special Servicer of an Appraisal Reduction.

            (e) With respect to each Loan as to which an Appraisal Reduction Event has occurred (unless such Loan has become a Corrected Loan and has remained current for twelve consecutive Monthly Payments for such purposes, taking into account any amendment or modification of such Loan) and with respect to which no other Appraisal Reduction Event has occurred and is continuing, the Special Servicer shall, within 30 days of each annual anniversary of such Appraisal Reduction Event, order an Appraisal (which may be an update of a prior Appraisal), or with respect to any Loan with an outstanding principal balance less than $2,000,000, perform an internal valuation or obtain an Appraisal (which may be an update of a prior Appraisal), the cost of which shall be paid by the Servicer as a Servicing Advance. Upon receipt, the Special Servicer shall send a copy of such Appraisal to the Certificate Owners of the Controlling Class; provided, however, that as to each such Appraisal, if beneficial ownership of the Controlling Class resides in more than one Certificate Owner, the Special Servicer shall be responsible only for the expense of providing the first such copy thereof and shall be entitled to reimbursement from the Trust Fund for the expense of any additional copies so provided. Such Appraisal or internal valuation or percentage calculation of the Appraisal Reduction described in the preceding paragraph, as the case may be, shall be used to determine the amount of the Appraisal Reduction with respect to such Loan for each Determination Date until the next Appraisal is required pursuant to this
Section 3.19(e), and such redetermined Appraisal Reduction shall replace the prior Appraisal Reduction with respect to such Loan. Notwithstanding the foregoing, the Special Servicer will not be required to obtain an Appraisal or perform an internal valuation, as the case may be, with respect to a Loan which is the subject of an Appraisal Reduction Event if the Special Servicer has obtained an Appraisal with respect to the related Mortgaged Property within the 12-month period immediately prior to the occurrence of such Appraisal Reduction Event. Instead, the Special Servicer may use such prior Appraisal in calculating any Appraisal Reduction with respect to such Loan.

            With respect to each Loan as to which an Appraisal Reduction Event has occurred and which has become a Corrected Loan and has remained current for twelve consecutive Monthly Payments, taking into account any amendment or modification of such Loan, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, the Special Servicer may within 30 days after the date of such twelfth Monthly Payment, order an Appraisal (which may be an update of a prior Appraisal), or with respect to any Loan with an outstanding principal balance less than $2,000,000, perform an internal valuation or obtain an Appraisal (which may be an update of a prior Appraisal), the cost of which shall be paid by the Servicer as a Servicing Advance. Based upon such Appraisal or internal valuation, the Special Servicer shall redetermine and report to the Trustee and the Servicer the amount of the Appraisal Reduction with respect to such Loan and such redetermined Appraisal Reduction shall replace the prior Appraisal Reduction with respect to such Loan.

            Section 3.20   Modifications, Waivers, Amendments and Consents.

            (a) Subject to the provisions of this Section 3.20, the Servicer and the Special Servicer may, on behalf of the Trustee, agree to any modification, waiver or amendment of any term of any Loan without the consent of the Trustee or any Certificateholder.

               (i) For any Loan other than a Specially Serviced Loan and the L'Enfant Participation and subject to the rights of the Special Servicer set forth below, the Servicer shall be responsible subject to the other requirements of this Agreement with respect thereto, for any request by a Borrower for the consent of the mortgagee or a modification, waiver or amendment of any term thereof, provided that such consent or modification, waiver or amendment would not affect the amount or timing of any of the payment terms of such Loan, result in the release of the related Borrower from any material term thereunder, waive any rights thereunder with respect to any guarantor thereof or relate to the release or substitution of any material collateral for such Loan. To the extent consistent with the foregoing, the Servicer shall be responsible for the following:

                  (A) Approving any waiver affecting the timing of receipt of financial statements from any Borrower provided that such financial statements are delivered no less than quarterly and within 60 days of the end of the calendar quarter to which such financial statements relate;

                  (B) Approving routine leasing activity with respect to leases for less than the lesser of (a) 30,000 square feet and (b) 20% of the related Mortgaged Property;

                  (C) Approving annual budgets for the related Mortgaged
            Property, provided that no such budget (1) relates to a fiscal year in which an Anticipated Repayment Date occurs, (2) provides for the payment of operating expenses in an amount equal to more than 110% of the amounts budgeted therefor for the prior year or (3) provides for the payment of any material expenses to any affiliate of the Borrower (other than the payment of a management fee to any property manager if such management fee is no more than the management fee in effect on the Cut-off Date);

                  (D) Waiving any provision of a Loan requiring the receipt of a rating confirmation if such Loan is not a Significant Loan and the related provision of such Loan does not relate to a "due-on-sale" or "due-on-encumbrance" clause (which shall be subject to the terms of Section 3.08 hereof); and

                  (E) Subject to other restrictions herein regarding Principal
            Prepayments, waiving any provision of a Loan requiring a specified number of days notice prior to a Principal Prepayment.

               (ii) Notwithstanding the foregoing, the Servicer shall not waive, modify or amend the provisions of any Loan unless such waiver, modification or amendment would not constitute a "significant modification" under Treasury Regulations
      Section 1.860G-2(b).

               (iii) The Special Servicer shall be responsible for any request by a Borrower for the consent of the mortgagee and any modification, waiver or amendment of any term of any Loan for which the Servicer is not responsible, as provided above, or if such consent, request, modification, waiver or amendment relates to a Loan that is on the most recent Servicer Watch List, has a Debt Service Coverage Ratio (based on the most recently received financial statements and calculated on a trailing twelve month basis) less than the greater of 1.1x or 20% less than the Debt Service Coverage Ratio as of the Cut-off Date (unless such Loan is a credit lease loan) or with respect to which an event of default has occurred in the preceding 12 months.

            (b) All modifications, waivers or amendments of any Loan shall be
(i) in writing and (ii) effected in accordance with the Servicing Standard.

            (c) Neither the Servicer nor the Special Servicer, on behalf of the Trustee, shall agree or consent to any modification, waiver or amendment of any term of any Loan that is not a Specially Serviced Loan if such modification, waiver or amendment would:

               (i) affect the amount or timing of any related payment of principal, interest or other amount (including Prepayment Premiums or Yield Maintenance Charges, but excluding Penalty Interest and other amounts payable as additional servicing compensation) payable thereunder;

               (ii) affect the obligation of the related Mortgagor to pay a Prepayment Premium or Yield Maintenance Charge or permit a Principal Prepayment during any period in which the related Note prohibits Principal Prepayments;

               (iii) except as expressly contemplated by the related Mortgage or pursuant to Section 3.09(e), result in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding Principal Prepayment in an amount not less than the fair market value (as determined by an appraisal by an Appraiser delivered at the expense of the related Mortgagor and upon which the Servicer and the Special Servicer, as applicable, may conclusively rely) of the property to be released; or

               (iv) in the judgment of the Special Servicer, otherwise materially impair the security for such Loan or reduce the likelihood of timely payment of amounts due thereon.

            (d) Notwithstanding Sections 3.20(b)(i), 3.20(c)(i) and 3.20(c)(ii), but subject to Section 3.20(e), the Special Servicer may (i) reduce the amounts owing under any Specially Serviced Loan by forgiving principal, accrued interest and/or any Prepayment Premium or Yield Maintenance Charge, (ii) reduce the amount of the Monthly Payment on any Specially Serviced Loan, including by way of a reduction in the related Mortgage Rate, (iii) forbear in the enforcement of any right granted under any Note or Mortgage relating to a Specially Serviced Loan, (iv) waive Excess Interest if such waiver conforms to the Servicing Standard and/or (v) accept a Principal Prepayment during any Lockout Period; provided that the related Borrower is in default with respect to the Specially Serviced Loan or, in the judgment of the Special Servicer, such default is reasonably foreseeable.

            (e) Neither the Servicer nor the Special Servicer shall consent to, make or permit (i) any modification with respect to any Loan that would change the Mortgage Rate, reduce or increase the principal balance (except for reductions resulting from actual payments of principal) or change the final Maturity Date of such Loan unless both (A) the related Mortgagor is in default with respect to the Loan or, in the judgment of the Special Servicer, such default is reasonably foreseeable and (B) in the sole good faith judgment of the Special Servicer and in accordance with the Servicing Standard, such modification would increase the recovery on the Loan to Certificateholders on a present value basis (the relevant discounting of amounts that will be distributable to Certificateholders to be performed at the related Mortgage
Rate) or (ii) any modification, waiver or amendment of any term of any Loan that would either (A) absent a default with respect to the Loan (or absent the Special Servicer's determination that a default is reasonably foreseeable), constitute a "significant modification" under Treasury Regulation Section 1.860G-2(b) or (B) cause either REMIC created hereunder to fail to qualify as a REMIC under the Code or result in the imposition of any tax on "prohibited transactions" or "contributions" after the Startup Day under the REMIC Provisions.

            Notwithstanding the foregoing, the Special Servicer shall not extend the date on which any Balloon Payment is scheduled to be due unless (x) the Special Servicer has obtained an Appraisal of the related Mortgaged Property (or, with respect to any related Loan with an outstanding principal balance less than $2,000,000, has performed an internal valuation) in connection with such extension, which Appraisal or internal valuation supports the determination of the Special Servicer contemplated by clause (i)(B) of the immediately preceding paragraph or (y) the related Loan has not been in default at any time during the twelve-month period preceding the Maturity Date of such Loan, in which case the Special Servicer, on one occasion only, may extend the date on which such Balloon Payment is due to a date not more than 60 days after such Maturity Date.

            The determination of the Special Servicer contemplated by clause
(i)(B) of the first paragraph of this Section 3.20(e) shall be evidenced by an Officer's Certificate to such effect delivered to the Trustee and the Servicer and describing in reasonable detail the basis for the Special Servicer's determination and the considerations of the Special Servicer forming the basis of such determination (which shall include but shall not be limited to information, to the extent available, such as related income and expense statements, rent rolls, occupancy status and property inspections, and shall include an Appraisal of the related Loan or Mortgaged Property, the cost of which Appraisal shall be advanced by the Servicer as a Servicing Advance).

            (f) In no event shall the Special Servicer (i) extend the Maturity Date of a Loan for more than three one-year extensions or beyond a date that is three years prior to the Rated Final Distribution Date; (ii) extend the Maturity Date of any Loan at an interest rate less than the lower of (a) the interest rate in effect prior to such extension or (b) the then prevailing interest rate for comparable loans, as determined by the Special Servicer by reference to available indices for commercial mortgage lending; (iii) if the Loan is secured by a ground lease, extend the Maturity Date of such Loan beyond a date which is 10 years prior to the expiration of the term of such ground lease; (iv) reduce the Mortgage Rate to a rate below the lesser of (x) 7.64% per annum and (y) the then prevailing interest rate for comparable loans, as determined by the Special Servicer by reference to available indices for commercial mortgage lending; or
(v) defer interest due on any Loan in excess of 5% of the Stated Principal Balance of such Loan.

            (g) Neither the Servicer nor the Special Servicer may permit or modify a Loan to permit a voluntary Principal Prepayment of a Loan (other than a Specially Serviced Loan) on any day other than its Due Date, (i) unless the Servicer or Special Servicer also collects interest thereon through the Due Date following the date of such Principal Prepayment, (ii) unless otherwise permitted under the related Loan Documents or (iii) unless such Principal Prepayment would not result in a Prepayment Interest Shortfall.

            (h) The Servicer and the Special Servicer may, as a condition to granting any request by a Mortgagor for consent, modification, waiver or indulgence or any other matter or thing, the granting of which is within its discretion pursuant to the terms of the instruments evidencing or securing the related Loan and is permitted by the terms of this Agreement, require that such Mortgagor pay to it (i) as additional servicing compensation, a reasonable or customary fee for the additional services performed in connection with such request, and (ii) any related costs and expenses incurred by it. In no event shall the Special Servicer be entitled to payment for such fees or expenses unless such payment is collected from the related Mortgagor.

            (i) The Special Servicer shall notify the Servicer, any related Sub-Servicers, the Certificate Administrator and the Trustee, in writing, of any modification, waiver or amendment of any term of any Loan (including fees charged the Mortgagor) and the date thereof, and shall deliver to the Custodian (with a copy to the Servicer) for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver or amendment, promptly (and in any event within ten Business Days) following the execution thereof. The Servicer and Special Servicer shall notify the Rating Agencies of any modification, waiver or amendment of any term of any Loan. Copies of each agreement whereby any such modification, waiver or amendment of any term of any Loan is effected shall be made available for review upon prior request during normal business hours at the offices of the Servicer or Special Servicer, as applicable, pursuant to Section 3.15 hereof.

            (j) With respect to each Borrower that has been established as a "bankruptcy-remote entity," the Servicer shall not consent to (x) the amendment by such Borrower of its organizational documents or (y) any action that would violate any covenant of such Borrower relating to its status as a separate or bankruptcy-remote entity. The Servicer shall promptly forward to the Special Servicer any request received by the Servicer from a Borrower for any such consent. If a Borrower has been established as a "bankruptcy-remote entity," the Special Servicer shall not consent to (x) the amendment by such Borrower of its organizational documents or (y) any action that would violate any covenant of such Borrower relating to its status as a separate or bankruptcy-remote entity unless (A) with respect to a Borrower under any Loan, the Special Servicer has obtained written confirmation from DCR that such amendment or action would not result in a downgrade or withdrawal of any rating on a Class of Certificates rated by DCR and (B) with respect to a Borrower under any Significant Loan, the Special Servicer has obtained written confirmation from Fitch and Moody's that such amendment or action would not result in a downgrade, withdrawal or qualification of any rating on a Class of Certificates rated by such Rating Agency.

            Section 3.21 Transfer of Servicing Between Servicer and Special Servicer; Record Keeping; Asset Status Report.

            (a) Upon determining that a Servicing Transfer Event has occurred with respect to any Loan, the Servicer shall immediately give notice thereof to the Special Servicer, the Certificate Administrator, the Custodian, the Trustee and each Rating Agency, shall deliver copies of the related Mortgage File and Credit File to the Special Servicer and the Directing Certificateholder and shall use its reasonable best efforts to provide the Special Servicer with all information, documents and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to such Loan that are in the possession of the Servicer or available to the Servicer without undue burden or expense, and reasonably requested by the Special Servicer to enable it to assume its functions hereunder with respect thereto. The Servicer shall use its reasonable best efforts to comply with the preceding sentence within five Business Days of the occurrence of each related Servicing Transfer Event and in any event shall continue to act as Servicer and administrator of such Loan until the Special Servicer has commenced the servicing of such Loan. The Trustee shall deliver to the Underwriters, the Initial Purchaser and each Holder of a Certificate of the Controlling Class, a copy of the notice of such Servicing Transfer Event provided by the Servicer to the Special Servicer pursuant to this Section.

            Upon determining that a Specially Serviced Loan (other than an REO
Loan) has become a Corrected Loan (provided no additional Servicing Transfer Event is foreseeable in the reasonable judgment of the Special Servicer) and that no other Servicing Transfer Event is continuing with respect thereto, the Special Servicer shall immediately give notice thereof and shall return the related Mortgage File and Credit File to the Servicer and, upon giving such notice and returning such Mortgage File and Credit File to the Servicer, the Special Servicer's obligation to service such Corrected Loan shall terminate and the obligations of the Servicer to service and administer such Loan shall re-commence.

            (b) In servicing any Specially Serviced Loan, the Special Servicer will provide to the Custodian, on behalf of the Trustee, originals of documents included within the definition of "Mortgage File" for inclusion in the related Mortgage File (with a copy of each such original to the Servicer), and provide the Servicer with copies of any additional related Loan information including correspondence with the related Mortgagor.

            (c) No later than one Business Day after each Determination Date, by 4:00 p.m. New York City time, the Special Servicer shall deliver to the Servicer a statement, both written and in computer readable format reasonably acceptable to the Servicer and the Special Servicer (upon which the Servicer may conclusively rely) describing, on a loan-by-loan and property-by-property basis,
(1) the information described in clause (vii) of Section 4.02(a) with respect to each Specially Serviced Loan and the information described in clause (viii) of
Section 4.02(a) with respect to each REO Property, (2) the amount of all payments, Insurance and Condemnation Proceeds and Liquidation Proceeds received with respect to each Specially Serviced Loan during the related Due Period, and the amount of all REO Revenues, Insurance and Condemnation Proceeds and Liquidation Proceeds received with respect to each REO Property during the related Due Period, (3) the amount, purpose and date of all Servicing Advances made by the Servicer with respect to each Specially Serviced Loan and REO Property during the related Due Period, (4) the information described in clauses
(v), (vii), (viii), (xi), (xvi) and (xvii) of Section 4.02(a) and (5) such additional information or data relating to the Specially Serviced Loan and REO Properties as the Servicer reasonably requests to enable it to perform its responsibilities under this Agreement which is in the Special Servicer's possession or is reasonably obtainable by the Special Servicer.

            (d) Notwithstanding the provisions of the preceding clause (c), the Servicer shall maintain ongoing payment records with respect to each of the Specially Serviced Loan and REO Properties and shall provide the Special Servicer with any information in its possession required by the Special Servicer to perform its duties under this Agreement.

            (e) No later than 30 days after a Servicing Transfer Event for a Loan, the Special Servicer shall deliver to each Rating Agency, the Servicer and the Directing Certificateholder a report (the "Asset Status Report") with respect to such Loan and the related Mortgaged Property. Such Asset Status Report shall set forth the following information to the extent reasonably determinable:

               (i) summary of the status of such Specially Serviced Loan;

               (ii) a discussion of the legal and environmental considerations reasonably known to the Special Servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies as aforesaid and to the enforcement of any related guaranties or other collateral for the related Loan and whether outside legal counsel has been retained;

               (iii) the most current rent roll and income or operating statement available for the related Mortgaged Property;

               (iv) the Appraised Value of the Mortgaged Property together with the assumptions used in the calculation thereof;

               (v) summary of the Special Servicer's recommended action with respect to such Specially Serviced Loan; and

               (vi) such other information as the Special Servicer deems relevant in light of the Servicing Standard.

            If within ten Business Days of receiving an Asset Status Report, the Directing Certificateholder does not disapprove such Asset Status Report in writing, the Special Servicer shall implement the recommended action as outlined in such Asset Status Report; provided, however, that the Special Servicer may not take any action that is contrary to applicable law or the terms of the applicable Loan Documents. If the Directing Certificateholder disapproves such Asset Status Report, the Special Servicer shall revise such Asset Status Report and deliver to the Directing Certificateholder, the Rating Agencies and the Servicer a new Asset Status Report as soon as practicable, but in no event later than 30 days after such disapproval.

            The Special Servicer shall revise such Asset Status Report as described above in this Section 3.21(e) until the earlier of (a) the failure of the Directing Certificateholder to disapprove such revised Asset Status Report in writing within 10 Business Days of receiving such revised Asset Status Report; (b) a determination by the Special Servicer as set forth below or (c) the passage of 60 days from the date of preparation of the first Asset Status Report. The Special Servicer may, from time to time, modify any Asset Status Report it has previously delivered and implement such report, provided such report shall have been prepared, reviewed and not rejected pursuant to the terms of this Section. Notwithstanding the foregoing, the Special Servicer (i) may, following the occurrence of an extraordinary event with respect to the related Mortgaged Property, take any action set forth in such Asset Status Report before the expiration of a ten (10) Business Day period if the Special Servicer has reasonably determined that failure to take such action would materially and adversely affect the interests of the Certificateholders and it has made a reasonable effort to contact the Directing Certificateholder and (ii) in any case, shall determine whether any affirmative disapproval by the Directing Certificateholder described in this paragraph is not in the best interest of all the Certificateholders pursuant to the Servicing Standard.

            Upon making the determination described in subclause (ii) of the immediately preceding paragraph (but in no event more than 60 days after the date of preparation of the Asset Status Report), the Special Servicer shall notify the Trustee and Certificate Administrator of such rejection and deliver to the Trustee and Certificate Administrator a proposed notice to Certificateholders which shall include a copy of the Asset Status Report, in electronic format, and the Certificate Administrator shall make such notice available on the Website to all Privileged Persons. If the majority of Certificateholders, as determined by Voting Rights, fail, within 5 days of the Certificate Administrator's sending or making available such notice, to reject such Asset Status Report, the Special Servicer shall implement the same. If the Asset Status Report is rejected by a majority of the Certificateholders, the Special Servicer shall revise such Asset Status Report as described above. The Certificate Administrator shall be entitled to reimbursement from the Trust Fund for the reasonable expenses of providing such notices.

            The Special Servicer shall have the authority to meet with the Mortgagor for any Specially Serviced Loan and take such actions consistent with the Servicing Standard and the related Asset Status Report. The Special Servicer shall not take any action inconsistent with the related Asset Status Report, unless such action would be required in order to act in accordance with the Servicing Standard.

            No direction of the Directing Certificateholder shall (a) require or cause the Special Servicer to violate the terms of a Specially Serviced Loan, applicable law or any provision of this Agreement, including the Special Servicer's obligation to act in accordance with the Servicing Standard and to maintain the REMIC status of each REMIC created hereunder, or (b) result in the imposition of a "prohibited transaction" or "prohibited contribution" tax under the REMIC Provisions, or (c) expose the Servicer, the Special Servicer, the Depositor, either of the Mortgage Loan Sellers, the Trust Fund, the Certificate Administrator, the Trustee or their Affiliates, officers, directors, employees or agents to any claim, suit or liability, or (d) materially expand the scope of the Special Servicer's or the Servicer's responsibilities under this Agreement.

            (f) Upon receiving notice of (i) the filing of a case under any federal or state bankruptcy, insolvency or similar law or the commencing of any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings with respect to a Loan or the related Mortgagor, (ii) the existence of a material non-payment default or (iii) the request by a Mortgagor for the amendment or modification of a Loan, the Servicer shall immediately give notice thereof, and shall deliver copies of the related Mortgage File and Credit File to the Special Servicer and shall use its reasonable best efforts to provide the Special Servicer with all information relating to the Loan and reasonably requested by the Special Servicer to enable it to negotiate with the related Mortgagor and prepare for any such proceedings. The Servicer shall use its reasonable best efforts to comply with the preceding sentence within 5 Business Days of the occurrence of each such event, and upon receiving such documents and information, the Special Servicer shall use its reasonable best efforts to cause the related Mortgagor to cure any default and/or remedy any such event, work out or modify the Loan consistent with the terms of this Agreement, and/or prepare for such proceedings. Notwithstanding the foregoing, the occurrence of any of the above-referenced events shall not in and of itself be considered a Servicing Transfer Event.

            Section 3.22      Sub-Servicing Agreements.

            (a) The Servicer and the Special Servicer may enter into Sub-Servicing Agreements to provide for the performance by third parties of any or all of its respective obligations under Articles III and IV hereof; provided that the Sub-Servicing Agreement: (i) is consistent with this Agreement in all material respects and requires the Sub-Servicer to comply with all of the applicable conditions of this Agreement; (ii) except with respect to the Primary Servicing Agreements, provides that if the Servicer or the Special Servicer shall for any reason no longer act in such capacity hereunder (including, without limitation, by reason of an Event of Default), the Trustee or its designee shall thereupon assume or may elect not to assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the Servicer or Special Servicer, as applicable under such agreement, or, alternatively, may act in accordance with Section 7.02 hereof under the circumstances described therein; (iii) provides that the Trustee for the benefit of the Certificateholders shall be a third-party beneficiary under such Sub-Servicing Agreement, but that (except to the extent the Trustee or its designee assumes the obligations of the Servicer or the Special Servicer, as applicable, thereunder as contemplated by the immediately preceding clause (ii)) none of the Trust Fund, the Trustee, the Certificate Administrator, any successor Servicer, Special Servicer or any Certificateholder shall have any duties under such Sub-Servicing Agreement or any liabilities arising therefrom;
(iv) except with respect to the Primary Servicing Agreements, permits any purchaser of a Loan or the Trustee pursuant to this Agreement to terminate such Sub-Servicing Agreement with respect to such purchased Loan at its option and without penalty; (v) does not permit the Sub-Servicer any direct rights of indemnification that may be satisfied out of assets of the Trust Fund; (vi) does not permit the Sub-Servicer to foreclose on the related Mortgaged Property or consent to the modification of any Loan without the prior consent of the Servicer or Special Servicer, as applicable; (vii) provides that the Sub-Servicer shall act in accordance with the Servicing Standard; (viii) provides that in the event of an act or failure to act by the Sub-Servicer that causes the Servicer to be in default of its obligations under this Agreement, the Sub-Servicer shall be in default of its obligations under such Sub-Servicing Agreement; and (ix) if such Sub-Servicing Agreement is a Primary Servicing Agreement, provides that upon termination of the Trust Fund, the owner of the Loans shall, with respect to those Loans serviced by each Primary Servicer enter into a servicing agreement with such Primary Servicer in the form of the related "Prior Servicing Agreement" (as defined in the Primary Servicing Agreement) or shall pay such Primary Servicer the termination fee that would be payable thereunder. Any successor Servicer or Special Servicer hereunder, upon becoming successor Servicer or Special Servicer, as applicable, shall have the right to be assigned and shall have the right to assume any Sub-Servicing Agreements from the predecessor Servicer or Special Servicer, as applicable. Upon a termination of the Servicer pursuant to this Agreement, the successor to the Servicer (other than the Trustee or its designee) shall automatically succeed to the rights and obligations of the prior Servicer under the Primary Servicing Agreement, subject to the termination rights set forth therein, it being understood that any such succession by the Trustee or its designee shall not be automatic but shall be in the discretion of the Trustee or such designee.

            In addition, each Sub-Servicing Agreement entered into by the Servicer may provide that the obligations of the Sub-Servicer thereunder shall terminate with respect to any Loan serviced thereunder at the time such Loan becomes a Specially Serviced Loan. The Servicer shall deliver to the Trustee copies of all Sub-Servicing Agreements, and any amendments thereto and modifications thereof, entered into by it promptly upon its execution and delivery of such documents. For purposes of this Agreement, the Servicer shall be deemed to have received any payment when a Sub-Servicer retained by it receives such payment. The Servicer shall notify the Special Servicer, the Trustee and the Depositor in writing promptly of the appointment by it of any Sub-Servicer. The Special Servicer shall notify the Servicer, the Trustee and the Depositor in writing promptly of the appointment by it of any Sub-Servicer.

            (b) Each Sub-Servicer shall be authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law.

            (c) As part of its servicing activities hereunder, the Servicer or the Special Servicer, as applicable, for the benefit of the Trustee and the Certificateholders, shall (at no expense to the Trustee, the Certificateholders or the Trust Fund) monitor the performance and enforce the obligations of each Sub-Servicer under the related Sub-Servicing Agreement. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreements in accordance with their respective terms and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Servicer would require were it the owner of the Loans. The Servicer or the Special Servicer, as applicable, shall have the right to remove a Sub-Servicer retained by it in accordance with the terms of the related Sub-Servicing Agreement upon the Events of Default and other termination events specified in the related Sub-Servicing Agreement.

            (d) If the Trustee or its designee becomes successor Servicer and elects to assume the rights and obligations of the Servicer or the Special Servicer, as applicable, under any Sub-Servicing Agreement, the Servicer or the Special Servicer, as applicable, at its expense, shall deliver to the assuming party all documents and records relating to such Sub-Servicing Agreement and the Loans then being serviced thereunder and an accounting of amounts collected and held on behalf of it thereunder, and otherwise use reasonable efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreement to the assuming party.

            (e) Notwithstanding the provisions of any Sub-Servicing Agreement, each of the Servicer and the Special Servicer represents and warrants that it shall remain obligated and liable to the Trustee and the Certificateholders for the performance of its obligations and duties under this Agreement in accordance with the provisions hereof to the same extent and under the same terms and conditions as if it alone were servicing and administering the Loans for which it is responsible, and the Servicer, or the Special Servicer, as applicable, shall pay the fees of any Sub-Servicer thereunder from its own funds or, with respect to the Primary Servicers, shall permit each to retain the Primary Servicing Fees from amounts collected by such Primary Servicer. In no event shall the Trust Fund bear any termination fee required to be paid to any Sub-Servicer as a result of such Sub-Servicer's termination under any Sub-Servicing Agreement.

            (f) The Trustee shall furnish to any Sub-Servicer any limited powers of attorney and other documents necessary or appropriate to enable such Sub-Servicer to carry out its servicing and administrative duties under any Sub-Servicing Agreement; provided, however, that the Trustee shall not be held liable for any negligence or misuse of, any such power of attorney by a Sub-Servicer, and shall be indemnified by the Sub-Servicer, with respect thereto.

            (g) Except with respect to the Primary Servicing Agreements, each Sub-Servicing Agreement shall provide that, in the event the Trustee or any other Person becomes a successor Servicer or the Special Servicer, as applicable, the Trustee or such successor Servicer or the Special Servicer, as applicable, shall have the right to terminate such Sub-Servicing Agreement at its option and without a fee.

            (h) Promptly (but in no event later than five Business Days) after the execution of any Sub-Servicing Agreement, the Servicer shall forward a copy of such Sub-Servicing Agreement to the Special Servicer, and the Special Servicer shall forward a copy of such Sub-Servicing Agreement to the Trustee. The Special Servicer shall comply with the terms of each such Sub-Servicing Agreement to the extent the terms thereof are not inconsistent with the terms of this Agreement and the Special Servicer's obligations hereunder.

            Section 3.23 Representations, Warranties and Covenants of the Servicer.

            (a) The Servicer hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, and to the Depositor, the Certificate Administrator, the Custodian and the Special Servicer, as of the Closing Date, that:

               (i) The Servicer is a national banking association, duly organized, validly existing and in good standing under the laws of the United States of America, and the Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement, except where the failure to so qualify or comply would not have a material adverse effect on the ability of the Servicer to perform its obligations hereunder;

               (ii) The execution and delivery of this Agreement by the Servicer, and the performance and compliance with the terms of this Agreement by the Servicer, will not violate the Servicer's charter and by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject that materially and adversely affects its ability to perform hereunder;

               (iii) This Agreement, assuming due authorization, execution and delivery by the Trustee and the Depositor, constitutes a valid, legal and binding obligation of the Servicer, enforceable against the Servicer in accordance with the terms hereof, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

               (iv) The Servicer is not in violation with respect to any law, any order or decree of any court, or any order, regulation or demand of any federal, state, municipal or governmental agency, which violations are likely to have consequences that would materially and adversely affect the condition (financial or other) or operations of the Servicer or its properties or are likely to have consequences that would materially and adversely affect its ability to perform its duties and obligations hereunder;

               (v) No litigation is pending or, to the best of the Servicer's knowledge, threatened against the Servicer which would prohibit the Servicer from entering into this Agreement or, in the Servicer's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Servicer to perform its obligations under this Agreement;

               (vi) The Servicer will examine each Sub-Servicing Agreement and will be familiar with the terms thereof. Any Sub-Servicing Agreements will comply with the provisions of Section 3.22;

               (vii) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer, or compliance by the Servicer with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for any consent, approval, authorization or order which has been obtained or will be obtained prior to the actual performance by the Servicer of its obligations under this Agreement, and which, if not obtained would have a materially adverse effect on the ability of the Servicer to perform its obligations hereunder;

               (viii) The Servicer has full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

               (ix) The Servicer has examined each Sub-Servicing Agreement to which it is a party, and shall examine each Sub-Servicing Agreement to which it intends to become a party, and in each such case, the terms of such Sub-Servicing Agreements are not, or, in the case of any Sub-Servicing Agreement to be entered into by the Servicer at a future date, will not be, materially inconsistent with the terms of this Agreement; and

               (x) Each officer, director, employee, consultant or advisor of the Servicer that has responsibilities concerning the servicing and administration of Loans is covered by errors and omissions insurance in the amounts and with the coverage required by Section 3.07(c). Neither the Servicer nor any officer, director, employee, consultant or advisor of the Servicer that is involved in the servicing or administration of Loans has been refused such coverage or insurance.

            (b) The Servicer covenants that any custom-made software or hardware designed or purchased or licensed by the Servicer and used by it in the course of the operation or management of, or the compiling, reporting or generation of data required by this Agreement will not contain any deficiency (x) in the ability of such software or hardware to identify correctly or perform calculations or other processing with respect to dates after the Closing Date or
(y) that would cause such software or hardware to be fit no longer for the purpose for which it was intended by reason of changing the date from 1999 to 2000. Without limiting any rights or remedies of the Trust Fund, the Certificateholders or any other party hereto for a breach under any other Section of this Agreement that may arise out of the failure of the Servicer to be year 2000 ready before January 1, 2000, the Servicer may be terminated pursuant to Section 7.01(b) for a breach of the covenant set forth in this
Section 3.23(b). The foregoing matters extend and relate only to the internal functioning of the software and hardware maintained by the Servicer, and the Servicer shall not be responsible for the accuracy or integrity of any data or calculations provided to the Servicer by any third party.

            (c) The representations and warranties set forth in paragraph (a) above shall survive the execution and delivery of the Agreement.

            Section 3.24 Representations, Warranties and Covenants of the Special Servicer.

            (a) The Special Servicer hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, and to the Depositor, the Certificate Administrator, the Custodian and the Servicer, as of the Closing Date, that:

               (i) The Special Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, and the Special Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement;

               (ii) The execution and delivery of this Agreement by the Special Servicer, and the performance and compliance with the terms of this Agreement by the Special Servicer, will not violate the Special Servicer's charter and by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Special Servicer or its property is subject;

               (iii) The Special Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

               (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Special Servicer, enforceable against the Special Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

               (v) The Special Servicer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Special Servicer's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer;

               (vi) No litigation is pending or, to the best of the Special Servicer's knowledge, threatened against the Special Servicer which would prohibit the Special Servicer from entering into this Agreement or, in the Special Servicer's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer;

               (vii) Each officer, director or employee of the Special Servicer that has or, following the occurrence of a Servicing Transfer Event, would have responsibilities concerning the servicing and administration of Loans is covered by errors and omissions insurance in the amounts and with the coverage required by Section 3.07(c). Neither the Special Servicer nor any of its officers, directors or employees that is or, following the occurrence of a Servicing Transfer Event, would be involved in the servicing or administration of Loans has been refused such coverage or insurance;

               (viii) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Special Servicer, or compliance by the Special Servicer with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for any consent, approval, authorization or order which has not been obtained or cannot be obtained prior to the actual performance by the Special Servicer of its obligations under this Agreement, and which, if not obtained would not have a materially adverse effect on the ability of the Special Servicer to perform its obligations hereunder;

               (ix) The Special Servicing Fee represents reasonable servicing compensation, and the Special Servicing Fee will be treated for tax and accounting purposes as compensation for servicing the Specially Serviced Loans;

               (x) The Special Servicer has examined each Sub-Servicing Agreement to which it is a party, and shall examine each Sub-Servicing Agreement to which it intends to become a party, and in each such case, the terms of such Sub-Servicing Agreements are not, or, in the case of any Sub-Servicing Agreement to be entered into by the Special Servicer at a future date, will not, be materially inconsistent with the terms of this Agreement; and

               (xi) Each officer, director, employee, consultant or advisor of the Special Servicer that has or, following the occurrence of a Servicing Transfer Event, would have responsibilities concerning the servicing and administration of Specially Serviced Loans is covered by errors and omissions insurance in the amounts and with the coverage required by
      Section 3.07(c). Neither the Special Servicer nor any officer, director, employee, consultant or advisor of the Special Servicer that is or, following the occurrence of a Servicing Transfer Event, would be involved in the servicing or administration of Specially Serviced Loans has been refused such coverage or insurance.

            (b) The Special Servicer covenants that any custom-made software or hardware designed or purchased or licensed by the Special Servicer and used by it in the course of the operation or management of, or the compiling, reporting or generation of data required by this Agreement will not contain any deficiency
(x) in the ability of such software or hardware to identify correctly or perform calculations or other processing with respect to dates after the Closing Date or
(y) that would cause such software or hardware to be fit no longer for the purpose for which it was intended by reason of changing the date from 1999 to 2000. Without limiting any rights or remedies of the Trust Fund, the Certificateholders or any other party hereto for a breach under any other Section of this Agreement that may arise out of the failure of the Special Servicer to be year 2000 ready before January 1, 2000, the Special Servicer may be terminated pursuant to Section 7.01(b) for a breach of the covenant set forth in this Section 3.24(b). The foregoing matters extend and relate only to the internal functioning of the software and hardware maintained by the Special Servicer, and the Special Servicer shall not be responsible for the accuracy or integrity of any data or calculations provided to the Special Servicer by any third party.

            (c) The representations and warranties set forth in paragraph (a) above and the covenant set forth in paragraph (b) above shall survive the execution and delivery of the Agreement. The Special Servicer shall indemnify the Trustee, the Certificate Administrator, the Custodian and the Trust Fund and hold each of them harmless against any losses, damages, penalties, fines, forfeitures, legal fees and related costs, judgments and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from a material breach of the Special Servicer's representations and warranties contained in paragraph (a) above or the covenant set forth in paragraph (b) above. Such indemnification shall survive any termination or resignation of the Special Servicer, and any termination of the Agreement.

            Section 3.25 Servicing of the L'Enfant Participation and Matters Relating to the Exchange Apartments Loan.

            (a) Notwithstanding any of the provisions of Section 4.03 to the contrary, with respect to any P&I Advance that is made pursuant to Section 4.03 with respect to the L'Enfant Participation, such P&I Advance shall not exceed the amount due with respect to such participation.

            (b) To the extent that the Co-Lender Agreement relating to the L'Enfant Participation and the L'Enfant Participation Agreement requires reimbursement of the L'Enfant Servicer of any Servicing Advance, the Servicer shall reimburse such amount as a Servicing Advance hereunder.

            (c) With respect to any Servicing Advance to be made hereunder with respect to the L'Enfant Participation, the determination by the L'Enfant Servicer shall be binding upon the party or parties required to make such Servicing Advance hereunder, both for determining whether or not such Servicing Advance should be made and determining how such Servicing Advance should be reimbursed to such party.

            (d) Notwithstanding anything herein to the contrary, the parties hereto acknowledge and agree that the Servicer's obligations and responsibilities with respect to the L'Enfant Participation are limited by and subject to the terms of the L'Enfant Participation Agreement and the related Co-Lender Agreement.

            (e) Upon the occurrence of a Servicing Transfer Event with respect to the Exchange Apartments Loan, the Certificate Administrator shall offer to sell to the holder of the Exchange Apartments Other Note the Exchange Apartments Trust Fund Note in exchange for an amount equal to the sum of the Purchase Price and the Co-Lender Yield Maintenance Premium (as defined in the Co-Lender Agreement relating to the Exchange Apartments Loan). In the event the holder of the Exchange Apartments Other Note accepts such offer, the Certificate Administrator shall direct payment of the Purchase Price to the Special Servicer. Upon receipt by the Special Servicer of the Purchase Price, the Custodian shall release the related Mortgage File to the holder of the Exchange Apartments Other Note or its designee pursuant to Section 3.10 hereof.

            Section 3.26 Limitation on Liability of the Directing Certificateholder.

            By its acceptance of a Certificate, each Certificateholder confirms its understanding that the Directing Certificateholder may take actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates and that the Directing Certificateholder may have special relationships and interests that conflict with those of Holders of some Classes of the Certificates and, absent willful misfeasance, bad faith, negligence or negligent disregard of obligations or duties on the part of the Directing Certificateholder, agrees to take no action against the Directing Certificateholder as a result of such a special relationship or conflict.

            Section 3.27 Reports to the Securities and Exchange Commission; Available Information.

            (a) The Certificate Administrator, at its expense, shall prepare, and the Trustee shall sign, on behalf of the Depositor, all annual and monthly Exchange Act Reports; provided, however, that the Depositor shall prepare, sign and file with the Commission the initial Form 8-K relating to the Trust Fund. Each Exchange Act Report shall be prepared as an exhibit or exhibits to a Form 8-K. Each Exchange Act Report consisting of an Annual Compliance Report shall be prepared as an exhibit to an Annual Report on Form 10-K and shall identify the aggregate number of Holders of Public Certificates and Depository Participants holding positions in Public Certificates as of January 1 (or the nearest Business Day if such date is not a Business Day) of the related year.

            For each Exchange Act Report, the Servicer and, if applicable, the Special Servicer, shall prepare (i) manually signed paper versions of their respective Annual Compliance Reports and (ii) electronic versions of such reports, which versions shall be prepared as Microsoft Word or Excel for Windows files (or in such other electronic format as to which the Certificate Administrator, on the one hand, and the Servicer or the Special Servicer, as applicable, on the other hand, may agree), provided that the Servicer shall not be required to provide any such reports or any Exchange Act Reports in EDGAR compatible format. In the event that the Servicer does not provide any such reports or Exchange Act Reports in EDGAR compatible format, the Certificate Administrator shall convert such reports to an EDGAR compatible format.

            Exchange Act Reports consisting of (i) the Statement to Certificateholders shall be filed within fifteen days after the related Distribution Date; and (ii) an Annual Compliance Report shall be filed on or prior to March 30 of each calendar year commencing in 2000 to the extent required under the Exchange Act. The Certificate Administrator shall file each Exchange Act Report with the Commission by means of the "EDGAR" system in a manner and in a format required by Regulation S-T. Manually-signed copies of each Exchange Act Report shall be delivered by the Certificate Administrator to the Depositor, Attention: Thomas M. Zingalli.

            If any Exchange Act Report is incomplete by the date on which such report is required to be filed under the Exchange Act, the Certificate Administrator, or with respect to any Annual Compliance Report relating to the Servicer, the Servicer, or, with respect to any Annual Compliance Report relating to the Special Servicer, the Special Servicer, shall prepare and execute a Form 12b-25 under the Exchange Act and the Special Servicer shall deliver an electronic version of such form to the Certificate Administrator for filing with the Commission. The Special Servicer shall deliver the related report in electronic form to the Certificate Administrator when such information is available. The Servicer shall be deemed not to be in default of Section 3.14 if it fails to deliver a USAP report at the required time provided that it complies with this paragraph and prepares and executes a Form 12b-25 under the Exchange Act and delivers an electronic version of such form to the Certificate Administrator for filing with the Commission.

            None of the Servicer, the Special Servicer and the Certificate Administrator shall file a Form ID with respect to the Depositor. Upon receipt of information from the Certificate Administrator indicating that there are fewer than 300 Certificateholders and/or Depository Participants, in the aggregate, the Certificate Administrator shall prepare a Form 15 relating to the Trust Fund, file such Form 15 with the Commission and send a copy thereof to the Depositor, Attention: Thomas M. Zingalli.

            (b) The Servicer shall, in accordance with such reasonable rules and procedures as it may adopt, also make available any additional information relating to the Loans, the Mortgaged Properties or the Borrowers, for review by the Depositor, the Rating Agencies and any other Persons to whom the Servicer believes such disclosure is appropriate, in each case except to the extent doing so is prohibited by applicable law or by the related Loan.

            (c) The Servicer and the Special Servicer shall make the following items available at their respective offices during normal business hours, or shall send such items to any requesting party at the expense of such requesting party (other than the Rating Agencies, the Depositor and the Underwriters, and except as otherwise provided in the last sentence of this paragraph) for review by the Depositor, the Trustee, the Certificate Administrator, the Rating Agencies, any Certificateholder, any Person identified to the Servicer or the Special Servicer, as applicable, by a Certificateholder as a prospective transferee of a Certificate and any other Persons to whom the Servicer or the Special Servicer, as applicable, believes such disclosure to be appropriate: (i) all financial statements, occupancy information, rent rolls, retail sales information, average daily room rates and similar information received by the Servicer or the Special Servicer, as applicable, from each Borrower, (ii) the inspection reports prepared by or on behalf of the Servicer or the Special Servicer, as applicable, in connection with the property inspections pursuant to
Section 3.19, (iii) any and all modifications, waivers and amendments of the terms of a Loan entered into by the Servicer or the Special Servicer, as applicable and (iv) any and all officer's certificates and other evidence delivered to the Trustee, the Certificate Administrator and the Depositor to support the Servicer's determination that any Advance was, or if made would be, a Nonrecoverable Advance. Copies of any and all of the foregoing items shall be available from the Servicer or the Special Servicer, as applicable, or the Certificate Administrator, upon request. Copies of all such information shall be delivered by the Servicer or the Special Servicer, as applicable, quarterly to the Certificate Owners of the Controlling Class (as identified by the related Depository Participant and for so long as such Class remains outstanding) at the address specified by such Certificate Owners; provided, however, that if beneficial ownership of the Controlling Class resides in more than one Certificate Owner, the Servicer or the Special Servicer, as applicable, shall be responsible only for the expense of providing the first such copy of such information and shall be entitled to reimbursement from the Trust Fund for the expense of any additional copies so provided.

            (d) Notwithstanding the obligations of the Servicer set forth in the preceding provisions of this Section 3.28, the Servicer may withhold any information not yet included in a Form 8-K filed with the Commission or otherwise made publicly available with respect to which the Trustee or the Servicer has determined that such withholding is appropriate.

            (e) Notwithstanding any provisions in this Agreement to the contrary, the Trustee and the Certificate Administrator shall not be required to review the content of any Exchange Act Report for compliance with applicable securities laws or regulations, completeness, accuracy or otherwise, and the Trustee and the Certificate Administrator shall have no liability with respect to any Exchange Act Report filed with the Commission or delivered to Certificateholders. None of the Servicer, the Special Servicer, the Certificate Administrator and the Trustee shall be responsible for the accuracy or completeness of any information supplied by a Borrower or a third party for inclusion in any Form 8-K, and each of the Servicer, the Special Servicer, the Certificate Administrator and the Trustee and their respective Affiliates, agents, directors, officers and employees shall be indemnified and held harmless by the Trust Fund against any loss, liability or expense incurred in connection with any legal action relating to any statement or omission or alleged statement or omission therein. None of the Trustee, the Special Servicer, the Certificate Administrator and the Servicer shall have any responsibility or liability with respect to any Exchange Act Report filed by the Depositor, and each of the Servicer, the Special Servicer, the Certificate Administrator and the Trustee and their respective Affiliates, agents, directors, officers and employees shall be indemnified and held harmless by the Trust Fund against any loss, liability or expense incurred in connection with any legal action relating to any statement or omission or alleged statement or omission therein.

            (f) Notwithstanding anything to the contrary herein, as a condition to the Servicer or Special Servicer making any report or information available upon request to any Person other than the parties hereto, the Servicer and Special Servicer may require that the recipient of such information acknowledge that the Servicer and Special Servicer may contemporaneously provide such information to the Depositor, the Trustee, the Certificate Administrator, the Initial Purchaser, any Underwriter, any Rating Agency and/or Certificateholders or Certificate Owners. Any transmittal of information by the Servicer or Special Servicer to any Person other than the Trustee, the Certificate Administrator, the Rating Agencies or the Depositor may be accompanied by a letter from the Servicer or Special Servicer containing the following provision:

            By receiving the information set forth herein, you hereby acknowledge and agree that the United States securities laws restrict any person who possesses material, non-public information regarding the Trust which issued Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 1999-C1 from purchasing or selling such Certificates in circumstances where the other party to the transaction is not also in possession of such information. You also acknowledge and agree that such information is being provided to you for the purposes of, and such information may be used only in connection with, evaluation by you or another Certificateholder, Certificate Owner or prospective purchaser of such Certificates or beneficial interest therein.

            The Servicer and the Special Servicer may, at its discretion, make available by electronic media and bulletin board service certain information and may make available by electronic media or bulletin board service (in addition to making such information available as provided herein) any reports or information required by this Agreement that the Servicer or the Special Servicer is required to provide to any of the Rating Agencies, the Depositor and anyone the Depositor reasonably designates.

            Section 3.28      Lock-Box Accounts and Servicing Accounts.

            (a) The Servicer shall administer each Lock-Box Account, Cash Collateral Account and Servicing Account in accordance with the related Mortgage or Loan Agreement, Cash Collateral Account Agreement or Lock-Box Agreement, if any.

            (b) For any Loan that provides that a Lock-Box Account will be established upon the occurrence of certain events specified in the related Loan Documents, the Servicer (or, with respect to any Specially Serviced Loan, the Special Servicer) shall establish on behalf of the Trust such Lock-Box Account upon the occurrence of such events unless the Servicer (or the Special Servicer, as applicable) determines, in accordance with the Servicing Standard, that such Lock-Box Account should not be established. Notwithstanding the foregoing, the Servicer (or the Special Servicer, as applicable) shall establish a Lock-Box Account for each ARD Loan no later than its Anticipated Repayment Date.

            (c) With respect to each Loan requiring the establishment of a Lock-Box Account, the Servicer, upon receipt of the annual financial statements of each Mortgagor, shall compare the gross revenue for the related Mortgaged Property, as set forth in such financial statements, with the history of the related Mortgagor's deposits into such Lock-Box Account and shall report any discrepancies over 10% to the Special Servicer.

            (d) Within 60 days after an escrow account has been established on behalf of a Mortgagor pursuant to the terms of the related Mortgage, the Servicer shall notify the financial institution maintaining such account of the Trustee's security interest in the funds in such account in those jurisdictions where required in order to perfect or maintain perfection of the related security interest.

            Section 3.29      Interest Reserve Account.

            (a) The Servicer shall establish, on or before the Closing Date, and maintain the Interest Reserve Account on behalf of the Lower-Tier REMIC. As of the Closing Date, the Interest Reserve Account shall be located at the offices of the Servicer, provided such account is an Eligible Account. The Servicer shall give notice to the Trustee, the Certificate Administrator, the Special Servicer and the Depositor of the location of the Interest Reserve Account and, prior to any change thereof, any new location of the Interest Reserve Account. On each Servicer Remittance Date ending in any February and on any Servicer Remittance Date ending in any January which occurs in a year which is not a leap year, the Servicer shall deposit into the Interest Reserve Account in respect of each Actual/360 Loan an amount withheld from the related Monthly Payment or Advance equal to one day's interest on the Stated Principal Balance of such Actual/360 Loan as of the Distribution Date occurring in the month preceding the month in which such Servicer Remittance Date occurs at the related Net Mortgage Rate, to the extent a full Monthly Payment or P&I Advance is made in respect thereof (all amounts so deposited in any consecutive January and February (or, in the case of a leap year, in any February), "Withheld Amounts").

            (b) On each Servicer Remittance Date occurring in March, the Servicer shall withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding December and January Interest Accrual Periods, if any, and deposit such amount (excluding any net investment income thereon) into the Lower-Tier Distribution Account.

            Section 3.30 Limitations on and Authorizations of the Servicer and Special Servicer with Respect to Certain Loans.

            (a) Prior to taking any action with respect to a Loan secured by any Mortgaged Properties located in a "one-action" state, the Special Servicer shall consult with legal counsel, the fees and expenses of which shall be a Servicing Advance.

            (b) With respect to any Loan which permits the related Borrower, with the consent or grant of a waiver by the mortgagee, to incur additional indebtedness or to amend or modify the related Borrower's organizational documents, the Special Servicer may consent (subject, without limitation, to Section 3.20(e) hereof) to either such action, or grant a waiver with respect thereto, only if the Special Servicer determines that such consent or grant of waiver is likely to result in a greater recovery on a present value basis (discounted at the related Mortgage Rate) than the withholding of such consent or grant of waiver, and the Special Servicer first obtains written confirmation from each Rating Agency that such consent or grant of waiver would not, in and of itself, result in a downgrade, qualification or withdrawal of any of the then-current ratings assigned to the Certificates. The Servicer shall not be entitled or required to consent to, or grant a waiver with respect to, either action.

            (c) With respect to any ARD Loan, so long as no event of default beyond applicable notice and grace periods has occurred and is continuing, the Servicer and the Special Servicer shall not take any enforcement action with respect to the payment of Excess Interest or principal in excess of the principal component of the constant Monthly Payment, other than requests for collection, until the date on which principal and all accrued interest (other than Excess Interest) has been paid in full. Nothing in this paragraph shall limit the obligation of the Servicer and the Special Servicer to establish a Lock-Box Account pursuant to Section 3.28.

            (d) With respect to the Loans that (i) require earthquake insurance, or (ii) (A) at the date of origination were secured by Mortgaged Properties on which the related Borrower maintained earthquake insurance and (B) have provisions which enable the Servicer to continue to require the related Borrower to maintain earthquake insurance, the Servicer shall require the related Borrower to maintain such insurance in the amount, in the case of clause (i), required by the Loan and in the amount, in the case of this clause (ii), maintained at origination, in each case, to the extent such amounts are available at commercially reasonable rates. Any determination by the Servicer that such insurance is not available at commercially reasonable rates with respect to a Loan for which any related Mortgaged Property has a "Probable Maximum Loss," bounded on the basis of 50 years, in excess of 20% shall be subject to confirmation by Fitch that such determination not to purchase such insurance will not result in a downgrade, qualification or withdrawal of the then-current ratings assigned to the Certificates rated by Fitch.

            (e) (i) Within 10 days after the Closing Date, the Servicer shall notify the Residual Value Insurer that (A) both the Servicer and the Special Servicer shall be sent notices under the Residual Value Policy and (B) the Trustee, on behalf of the Trust, shall be the loss payee under the Residual Value Policy. The Servicer and the Special Servicer shall abide by the terms and conditions precedent to payment of claims under the Residual Value Policy and shall take all such action as may be required to comply with the terms and provisions of such policy in order to maintain, in full force and effect, such policy. If the Servicer has written notice or actual knowledge of any event (an "Insured Event") giving rise to a claim under any Residual Value Policy, the Servicer shall notify the Special Servicer thereof as soon as reasonably practicable, but in no event later than three Business Days after learning of such event. The Special Servicer shall comply with all conditions to coverage, including (i) preparing and filing a "proof of loss" form containing all required information with the Residual Value Insurer within five Business Days and in any event no later than the "termination date" (as defined in the related policy) after receiving notice of any Insured Event under the related policy,
(ii) providing any other notices required under the Residual Value Policy in a timely fashion and (iii) taking any other actions which will maximize recovery under such the Residual Value Policy. The Special Servicer shall diligently process any claims under the Residual Value Policy in accordance with the Servicing Standard. The Special Servicer shall give notice to the Servicer of any claim made under any Residual Value Policy and of any Residual Value Policy Termination Event of which the Servicer does not already have notice.

                  (ii) If the Servicer receives notice of any abatement, rescission, cancellation, termination, contest, legal process, arbitration or disavowal of liability with respect to any Residual Value Policy (a "Residual Value Policy Termination Event"), the Servicer shall, within three Business Days after receipt of such notice, notify the Special Servicer, the Trustee and the Rating Agencies of such Residual Value Policy Termination Event in writing. Upon receipt of such notice, the Special Servicer shall, notwithstanding that the servicing of the related Loan may not have been transferred to the Special Servicer in accordance with Section 3.21 hereof, address such Residual Value Policy Termination Event in accordance with the Servicing Standard. Any legal fees incurred in connection with a resolution of a Residual Value Policy Termination Event shall be paid by the Servicer as a Servicing Advance and shall be reimbursable to it from the Borrower or other responsible party, and if not recoverable, then such legal fees shall be reimbursable as a Nonrecoverable Advance.

            (f) The Servicer and Special Servicer shall review and be familiar with the terms and conditions relating to enforcing claims and shall monitor the dates by which any claim or action is required to be taken (including delivering any notices to the Residual Value Insurer and performing any actions required under the Residual Value Insurance Policy) under each insurance policy to realize the full value of such policy for the benefit of Certificateholders.

            (g) The Special Servicer shall not consent to a change of franchise affiliation with respect to any hotel property that in whole or in part constitutes the Mortgaged Property securing a Loan unless it obtains written confirmation from each Rating Agency that such change of franchise affiliation would not, in and of itself, result in a downgrade, qualification or withdrawal of the then-current ratings on any Class of Certificates. The Special Servicer shall not be required to obtain such written consent from DCR if the then-current principal balance of such Loan is less than 2% of the then-current aggregate principal balance of the Loans.

            (h) With respect to any Loan that permits the related Borrower to incur subordinate indebtedness secured by the related Mortgaged Property, the Special Servicer shall enforce the rights of the lender, if any, under the Loan Documents to require such borrower to enter into a subordination and standstill agreement with the lender of such subordinate indebtedness.

            (i) The Servicer or Special Servicer, as applicable, shall provide notice to DCR and prepare and provide DCR with any internal memorandum prepared by the Servicer or Special Servicer outlining its analysis and recommendation in accordance with the Servicing Standard (together with copies of all relevant documentation) for all consents, approvals or authorizations granted by the Servicer or Special Servicer for transfers, assumptions, encumbrances, additional debt, material amendments, grants of easement or encumbrance, franchise affiliation changes and property manager changes concerning Mortgage Loans, including consents, approvals or authorizations granted pursuant to Sections 3.08(a), (b) and (i), 3.19(c), 3.20(a)(i) and 3.30(g).

            (j) Within 10 days after the Closing Date, the Servicer shall notify the Environmental Policy Insurer that (A) both the Servicer and the Special Servicer shall be sent notices under the Environmental Policy and (B) the Trustee, on behalf of the Trust, shall be the loss payee under the Environmental Policy. The Servicer and the Special Servicer shall abide by the terms and conditions precedent to payment of claims under the Environmental Policy and shall take all such action as may be required to comply with the terms and provisions of such policy in order to maintain, in full force and effect, such policy.

            (k) The Depositor shall, as to each Loan which is secured by the interest of the related Mortgagor under a ground lease, at its own expense, promptly (and in any event within 45 days of the Closing Date) notify the related ground lessor of the transfer of such Loan to the Trust pursuant to this Agreement and inform such ground lessor that any notices of default under the related ground lease should thereafter be forwarded to the Trustee and the Custodian.

            Section 3.31      REMIC Administration.

            (a) The Certificate Administrator shall make or cause to be made elections to treat each of the Lower-Tier REMIC and the Upper-Tier REMIC as a REMIC under the Code and if necessary, under State Tax Laws. Each such election will be made on Form 1066 or other appropriate federal tax or information return or any appropriate state return for the taxable year ending on the last day of the calendar year in which the Certificates are issued, which in each case shall be signed by the Trustee. The Certificate Administrator shall designate the "regular interests" and the "residual interests," within the meaning of the REMIC Provisions, in each REMIC as set forth in the Preliminary Statement hereto. To the extent the affairs of the Trust Fund are within their control, the Servicer, the Special Servicer and the Certificate Administrator shall not permit the creation of any "interests" (within the meaning of Section 860G of the Code) in either REMIC created hereunder other than the Uncertificated Lower-Tier Interests (excluding the Class LR Certificates) and the Certificates (other than the Class V-1 and Class V-2 Certificates).

            (b) The Closing Date is hereby designated as the "Startup Day" for each REMIC within the meaning of Section 860G(a)(9) of the Code.

            (c) The Holder of the largest Percentage Interest of the Class LR Certificates is hereby designated, and by the acceptance of its Class LR Certificate agrees to act, as Tax Matters Person for the Lower-Tier REMIC. Any Holder of a Class LR or Class R Certificate must at all times hold a 13.73% Percentage Interest therein. The Holder of the Class R Certificates is hereby designated, and by the acceptance of its Class R Certificate agrees to act, as Tax Matters Person for the Upper-Tier REMIC. The Certificate Administrator is hereby designated as the agent of the Tax Matters Person of each of the Lower-Tier REMIC and the Upper-Tier REMIC and shall perform all the functions thereof, and the Holders of the Class LR and Class R Certificates, by their acceptance of such Certificates, agree to such designation.

            (d) The Certificate Administrator shall prepare or cause to be prepared all of the Tax Returns that it reasonably determines are required with respect to each REMIC created hereunder. Promptly upon receipt of any tax return from the Certificate Administrator, the Trustee shall sign and return such tax return to the Certificate Administrator. The Certificate Administrator shall file such Tax Returns in a timely manner. The expenses of preparing such returns shall be borne by the Certificate Administrator without any right of reimbursement therefor.

            (e) The Certificate Administrator shall provide (i) upon request by any Transferor of a Class LR or Class R Certificate, such information to such Transferor and the IRS as is (x) reasonably necessary for the application of any tax relating to the transfer of a Class LR or Class R Certificate to any Person who is not a Disqualified Organization or (y) otherwise required to be provided by Treasury Regulation Section 1.860E-2 (and in the time and manner required to be provided to such person under such Regulation), (ii) to the Certificateholders such information or reports as are required by the Code, the REMIC Provisions or State Tax Laws including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption) and (iii) to the Internal Revenue Service the name, title, address and telephone number of the person who will serve as the representative of each of the REMICs.

            (f) The Certificate Administrator shall take such actions and shall cause each REMIC created hereunder to take such actions as are reasonably within the Certificate Administrator's control and the scope of its duties more specifically set forth herein as shall be necessary to maintain the status thereof as REMICs under the REMIC Provisions (and the Servicer, the Trustee and Special Servicer shall assist the Certificate Administrator, to the extent reasonably requested by the Certificate Administrator to do so). None of the Servicer, the Special Servicer, the Trustee or the Certificate Administrator shall knowingly or intentionally take any action, cause either REMIC created hereunder to take any action or fail to take (or fail to cause to be taken) any action reasonably within its control and the scope of duties more specifically set forth herein, that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) cause either REMIC created hereunder to fail to qualify as a REMIC or (ii) result in the imposition of a tax under the REMIC Provisions upon either REMIC created hereunder (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) (either such event, an "Adverse REMIC Event") unless such party receives an Opinion of Counsel (at the expense of the party seeking to take such action or, if such party fails to pay such expense, and such party determines that taking such action is in the best interest of the Trust Fund and the Certificateholders, at the expense of the Trust Fund, but in no event at the expense of such party) to the effect that the contemplated action will not, with respect to either of the REMICs created hereunder, cause either REMIC to fail to qualify as a REMIC or, unless such party (which is acceptable to the Certificate Administrator) determines that the monetary expense to both REMICs is not material and in its sole discretion to indemnify (to the extent reasonably acceptable to the Certificate Administrator) the Trust Fund against such tax, result in the imposition of such a tax. Wherever in this Agreement a contemplated action may not be taken because the timing of such action might result in the imposition of a tax on the Trust Fund, or may be taken only pursuant to an Opinion of Counsel that such action would impose a tax on the Trust Fund, such action may nonetheless be taken so long as (x) the indemnity given in the preceding sentence with respect to any taxes that might be imposed on the Trust Fund has been given and (y) all other preconditions to the taking of such action have been satisfied. The Certificate Administrator shall not take any action (whether or not authorized hereunder) as to which the Servicer has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with respect to the Trust Fund or its assets, or causing the Trust Fund to take any action, which is not expressly permitted under the terms of this Agreement, each of the parties hereto will consult with the Certificate Administrator or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to either REMIC created hereunder, and such party shall not take any such action, or cause either such REMIC to take any such action, as to which the Certificate Administrator has advised it in writing that an Adverse REMIC Event could occur. The Certificate Administrator may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not expressly permitted by this Agreement. At all times as may be required by the Code, the Certificate Administrator will to the extent within its control and the scope of its duties as specifically set forth herein, maintain substantially all of the assets of the Trust Fund as "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

            (g) In the event that any tax is imposed on "prohibited transactions" of either REMIC created hereunder as defined in Section 860F(a)(2) of the Code, on "net income from foreclosure property" of either REMIC as defined in Section 860G(c) of the Code, or any other tax is imposed by the Code or any applicable provisions of state or local tax laws, such tax shall be charged (i) to a Servicer, if such tax arises out of or results from a breach by such Servicer of any of its obligations under this Agreement and such breach is not caused by the breach of another party, (ii) to the Certificate Administrator, if such tax arises out of or results from a breach by the Certificate Administrator of any of its obligations under this Agreement and such breach is not caused by the breach of another party and (iii) otherwise, against amounts on deposit in the Collection Account, and on the Distribution Date(s) following such reimbursement the aggregate of such taxes shall be allocated in reduction of the Optimal Interest Distribution Amount on each Class entitled thereto in the same manner as if such taxes constituted an Uncovered Prepayment Interest Shortfall Amount.

            (h) The Certificate Administrator shall, for federal income tax purposes, maintain books and records with respect to each REMIC on a calendar year and on an accrual basis or as otherwise may be required by the REMIC Provisions.

            (i) Following the Startup Day, none of the Servicer, the Certificate Administrator or the Trustee shall accept any contributions of assets to either REMIC created hereunder unless the Servicer, the Certificate Administrator and the Trustee shall have received an Opinion of Counsel (at the expense of the party seeking to make such contribution) to the effect that the inclusion of such assets in either REMIC created hereunder will not cause such REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or subject either REMIC created hereunder to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

            (j) None of the Servicer, the Special Servicer, the Certificate Administrator or the Trustee shall enter into any arrangement by which either REMIC created hereunder will receive a fee or other compensation for services nor, to the extent reasonably within their control, permit either such REMIC to receive an income from assets other than "qualified mortgages" as defined in
Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

            (k) For the purposes of Section 1.860G-1(a)(4)(iii) of the Treasury Regulations, the "latest possible maturity date" by which the Certificate Balance of each Class of Regular Certificates created hereunder would be reduced to zero is the Rated Final Distribution Date, including for this purpose the Class O Certificates.

            (l) Within 30 days after the Closing Date, the Certificate Administrator shall prepare and file with the Internal Revenue Service Form 8811, "Information Return for Real Estate Mortgage Investment Conduits (REMIC) and Issuers of Collateralized Debt Obligations" (or applicable successor form) for the Upper-Tier REMIC created hereunder.

            (m) None of the Trustee, the Certificate Administrator, the Servicer or the Special Servicer shall sell or dispose of or substitute for any of the Loans (except in connection with (i) the default, imminent default or foreclosure of a Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by deed in lieu of foreclosure, (ii) the bankruptcy of either REMIC created hereunder, (iii) the termination of either REMIC created hereunder pursuant to Article X of this Agreement or (iv) a purchase of Loans pursuant to Article II or Section 3.18 of this Agreement) nor acquire any assets for either REMIC created hereunder, nor sell or dispose of any investments in the Collection Account for gain, nor accept any contributions to either REMIC created hereunder after the Closing Date, unless it has received an Opinion of Counsel that such sale or disposition will not affect adversely the status of either REMIC as a REMIC or cause either REMIC created hereunder to be subject to a tax on "prohibited transactions" or "contributions" pursuant to the REMIC Provisions.

            (n) The Depositor shall provide or cause to be provided to the Certificate Administrator, within ten (10) days after the Closing Date, and thereafter on an ongoing basis, all information or data requested by the Certificate Administrator that the Certificate Administrator reasonably determines to be relevant for tax purposes as to the valuations and Issue Prices of the Certificates, including without limitation, the price, yield, original issue discount, market discount or premium and projected cash flow of the Certificates. In addition, the Servicer, the Special Servicer, the Trustee and the Depositor shall provide on a timely basis to the Certificate Administrator or its designee such information with respect to the Trust Fund as is in its possession and reasonably requested by the Certificate Administrator to enable it to perform its obligations under this Article. The Certificate Administrator shall be entitled to rely conclusively upon all such information so provided to it without recalculation or other investigation.

            (o) The Certificate Administrator and the Trustee shall be entitled to reasonable compensation and to the reimbursement of its reasonable expenses incurred in the performance of its duties under this Section 3.31 as may be agreed upon by the Certificate Administrator and the Depositor; provided, however, that the Certificate Administrator and the Trustee shall pay out of its own funds, without any right of reimbursement, any and all ordinary expenses of the Trust Fund incurred in the performance of its duties under this Article but shall be reimbursed, except as otherwise expressly provided for herein, by the Trust Fund for any of its extraordinary expenses, including any taxes or tax-related payments, any expenses involved in any tax examination, audit or proceeding, and the expense of any tax-related Opinion of Counsel or other professional advice requested by the Certificate Administrator for the benefit or protection of the Certificateholders.

            (p) The Certificate Administrator shall treat the rights of the Certificateholders to receive Yield Protection Payments as assets that the Certificate Administrator holds separate and apart from the Certificateholders' respective portions of the Certificates treated as REMIC regular interests, and shall treat the Certificateholders as owning their respective portions of the Certificates treated as REMIC regular interests and their respective portions of the rights to receive Yield Protection Payments represented by the respective Certificates. Notwithstanding any other provision of this Agreement, the rights of the Certificateholders to receive Yield Protection Payments will not be treated as assets of either REMIC created pursuant to this Agreement.

            Section 3.32      Servicer  and  Special   Servicer  May  Own
Certificates.

            (a) The Servicer and any agent of the Servicer in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not the Servicer or such agent, except with respect to Voting Rights, as set forth in the definition of "Certificateholder."

            (b) The Special Servicer and any agent of the Special Servicer in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not the Special Servicer or such agent, except with respect to Voting Rights, as set forth in the definition of "Certificateholder."

                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

            Section 4.01      Distributions.

            (a) On each Distribution Date prior to the date on which the Certificate Balance of the last outstanding Class of Subordinate Certificates has been reduced to zero, to the extent of the Available Distribution Amount for such Distribution Date, the Certificate Administrator shall transfer or be deemed to transfer such amounts from the Lower-Tier Distribution Account to the Upper-Tier Distribution Account in the amounts and priorities set forth in
Section 4.01(b) with respect to each Class of Uncertificated Lower-Tier Interests, and immediately thereafter, shall make distributions thereof from the Upper-Tier Distribution Account in the following order of priority, satisfying in full, to the extent required and possible, each priority before making any distribution with respect to any succeeding priority from the Available Distribution Amount:

               (i) concurrently, to the Class A-1, Class A-2 and Class A-X Certificates, pro rata, up to the Optimal Interest Distribution Amounts for each such Class for such Distribution Date;

               (ii) to the Class A-1, and Class A-2 Certificates, in reduction of the Certificate Balances thereof, an amount up to the Principal Distribution Amount for such Distribution Date, in the following order of priority:

            first, to the Class A-1 Certificates, until the Certificate Balance thereof has been reduced to zero; and

            second, to the Class A-2 Certificates, until the Certificate Balance thereof has been reduced to zero;

               (iii) to the Class A-1, and Class A-2 Certificates, pro rata (based on the aggregate unreimbursed Collateral Support Deficit previously allocated to each such Class), until all amounts of such Collateral Support Deficit previously allocated to such Classes, but not previously reimbursed, have been reimbursed in full;

               (iv) to the Class B Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

               (v) to the Class B Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

               (vi) to the Class B Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class B Certificates, but not previously reimbursed, have been reimbursed in full;

               (vii) to the Class C Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

               (viii) to the Class C Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

               (ix) to the Class C Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class C Certificates, but not previously reimbursed, have been reimbursed in full;

               (x) to the Class D Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

               (xi) to the Class D Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

               (xii) to the Class D Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class D Certificates, but not previously reimbursed, have been reimbursed in full;

               (xiii) the Class E Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

               (xiv) to the Class E Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

               (xv) to the Class E Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class E Certificates, but not previously reimbursed, have been reimbursed in full;

               (xvi) to the Class F Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

               (xvii) to the Class F Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

               (xviii) to the Class F Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class F Certificates, but not previously reimbursed, have been reimbursed in full;

               (xix) to the Class G Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

               (xx) to the Class G Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

               (xxi) to the Class G Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class G Certificates, but not previously reimbursed, have been reimbursed in full;

               (xxii) to the Class H Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

               (xxiii) to the Class H Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

               (xxiv) to the Class H Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class H Certificates, but not previously reimbursed, have been reimbursed in full;

               (xxv) to the Class J Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

               (xxvi) to the Class J Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

               (xxvii) to the Class J Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class J Certificates, but not previously reimbursed, have been reimbursed in full;

               (xxviii) to the Class K Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

               (xxix) to the Class K Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

               (xxx) to the Class K Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class K Certificates, but not previously reimbursed, have been reimbursed in full;

               (xxxi) to the Class L Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

               (xxxii) to the Class L Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

               (xxxiii) to the Class L Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class L Certificates, but not previously reimbursed, have been reimbursed in full;

               (xxxiv) to the Class M Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

               (xxxv) to the Class M Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

               (xxxvi) to the Class M Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class M Certificates, but not previously reimbursed, have been reimbursed in full;

               (xxxvii) to the Class N Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

               (xxxviii)to the Class N Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

               (xxxix) to the Class N Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class N Certificates, but not previously reimbursed, have been reimbursed in full;

               (xl)     to  the   Class O   Certificates,   in  respect  of
      interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

               (xli) to the Class O Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

               (xlii) to the Class O Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class O Certificates, but not previously reimbursed, have been reimbursed in full; and

               (xliii) to the Class R and Class LR Certificates, the amount, if any, remaining in the Upper-Tier REMIC and the Lower-Tier REMIC, respectively.

            (b) On each Distribution Date, each Uncertificated Lower-Tier Interest shall receive distributions from the Lower-Tier Distribution Account in respect of principal or reimbursement of Collateral Support Deficit in an amount equal to the amount of principal or reimbursement of Collateral Support Deficit distributable to such Uncertificated Lower-Tier Interest's respective Class of Related Certificates as provided in Sections 4.01(a) and (c). During each Interest Accrual Period, each Uncertificated Lower -Tier Interest shall accrue interest in an amount equal to the principal balance of each such Uncertificated Lower-Tier Interest multiplied by the Weighted Average Net Mortgage Rate.

            On each Distribution Date, each Uncertificated Lower-Tier Interest shall receive distributions in respect of interest in an amount equal to the sum of (i) the amount of interest that will actually be distributed in respect of such Uncertificated Lower-Tier Interest's Related Certificate and (ii) the amount of interest that will actually be distributed in respect of such Uncertificated Lower-Tier Interest's corresponding Related Component. In all events, the amount accrued in respect of each Uncertificated Lower-Tier Interest less the amount actually distributed in respect of such Uncertificated Lower-Tier Interest shall equal the sum of (i) the Interest Shortfall Amount allocated to such Uncertificated Lower-Tier Interest's Related Certificates,
(ii) the Interest Shortfall Amount allocated to the Related Component and attributable to such Uncertificated Lower-Tier Interest and (iii) any Certificate Deferred Interest allocated to such Uncertificated Lower-Tier Interest. Any amounts remaining in the Lower-Tier REMIC after payment to the Uncertificated Lower-Tier Interest and payment of expenses of the Trust Fund shall be distributed to the Class LR Certificate[s]. Such amounts distributed to the Uncertificated Lower-Tier Interests in respect of principal, interest and reduction of Collateral Support Deficit with respect to any Distribution Date are referred to herein collectively as the "Lower-Tier Distribution Amount" and shall be made by the Certificate Administrator by depositing such Lower-Tier Distribution Amount in the Upper-Tier Distribution Account.

            As of any date, payments of principal in respect of the Loans and the Collateral Support Deficit shall be allocated to the Uncertificated Lower-Tier Interests such that the sum of the principal balance after application of any Collateral Support Deficit of each Uncertificated Lower-Tier Interest and the cumulative amount of Collateral Support Deficit allocated to such Class of Uncertificated Lower-Tier Interests equals the sum of the Certificate Balance of the Related Certificates after the application of any Collateral Support Deficit with respect thereto and the cumulative amount of Collateral Support Deficit allocated to such Class of Related Certificates. The initial principal balance of each Uncertificated Lower-Tier Interest equals the respective Original Lower-Tier Principal Amount. The interest rate with respect to each Uncertificated Lower-Tier Interest will be the Weighted Average Net Mortgage Rate.

            Interest Shortfall Amounts allocated to the Class A-X Certificates shall be attributed first, to the most senior Uncertificated Lower-Tier Interest outstanding to the extent of its Related Component and, then, to the next most senior Uncertificated Lower-Tier Interest to the extent of its Related Component, until all such amounts are allocated. Any amounts so allocated shall have the same seniority as interest payments due on the Class A-X Certificates. Interest shall be treated as accrued rather than paid on an Uncertificated Lower-Tier Interest to the extent that its Related Class of Certificates is treated as earning Certificate Deferred Interest, and any such interest shall be added to the principal balance of such Uncertificated Lower-Tier Interest so as to cause its principal balance to equal the principal balance of its Related Class of Certificates. Any amount that remains in the Lower-Tier Distribution Account on each Distribution Date after distribution of the Lower-Tier Distribution Amount shall be distributed to the Holders of the Class LR Certificates (but only to the extent of the Available Distribution Amount for such Distribution Date remaining in the Lower-Tier Distribution Account, if any). Prepayment Interest Shortfalls shall be allocated to each Class of Uncertificated Lower-Tier Interests on the basis of their respective interest entitlements.

            (c) Notwithstanding the foregoing, on each Distribution Date occurring on or after the date on which the Certificate Balance of the last outstanding Class of Subordinate Certificates has been reduced to zero, the Certificate Administrator shall apply amounts on deposit in the Upper-Tier Distribution Account in the following order of priority: (i) concurrently, to the Class A-1, Class A-2 and Class A-X Certificates, pro rata, in respect of the Optimal Interest Amount allocable to each such Class; (ii) to the Class A-1, and Class A-2 Certificates, pro rata in reduction of the Certificate Balances thereof, until the Certificate Balance of each such Class has been reduced to zero; and (iii) to the Class A-1, and Class A-2 Certificates, pro rata (based on the aggregate unreimbursed Collateral Support Deficit previously allocated to such Class) until all amounts of such Collateral Support Deficit previously allocated to such Classes but not previously reimbursed have been reimbursed in full.

            (d) On each Servicer Remittance Date, the Servicer shall deposit all Prepayment Premiums and Yield Maintenance Charges in the Lower-Tier Distribution Account for payment to the Uncertificated Lower-Tier Interests. On each Distribution Date, the Certificate Administrator shall withdraw from the Lower-Tier Distribution Account an aggregate amount equal to all Prepayment Premiums and Yield Maintenance Charges actually collected on the Loans or any REO Loans during the related Due Period and shall distribute such amount to the Lower-Tier Interests, pro rata in proportion to their outstanding principal balances.

            (e) On each Distribution Date, the Certificate Administrator shall withdraw any amounts on deposit in the Upper-Tier Distribution Account that represent Prepayment Premiums and Yield Maintenance Charges actually collected on Loans or REO Loans during the related Due Period and remitted in respect of the Uncertificated Lower-Tier Interests pursuant to Section 4.01(d), and shall distribute such amounts as follows:

               (i) Prepayment Premiums shall be distributed to the Class A-1, Class A-2, Class B, Class C, Class D, Class E and Class F Certificates, in an amount equal to the product of (a) a fraction whose numerator is the amount distributed as principal to such Class on such Distribution Date, and whose denominator is the total amount distributed as principal to the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates on such Distribution Date, (b) 25% and (c) the total amount of Prepayment Premiums collected during the related Due Period. Any Prepayment Premiums collected during the related Due Period and remaining after such distributions shall be distributed to the Holders of the Class A-X Certificates; and

               (ii) Yield Maintenance Charges shall be distributed to the Class A-1, Class A-2, Class B, Class C, Class D, Class E and Class F Certificates, in an amount equal to the product of (a) a fraction whose numerator is the amount distributed as principal to such Class on such Distribution Date, and whose denominator is the total amount distributed as principal to the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates on such Distribution Date, (b) the Base Interest Fraction for the related Principal Prepayment and such Class of Certificates and (c) the aggregate amount of Yield Maintenance Charges collected on such Principal Prepayment during the related Due Period. Any Yield Maintenance Charges collected during the related Due Period remaining after such distributions shall be distributed to the Holders of the Class A-X Certificates.

            Following the reduction of the Certificate Balances of the Class A-1, Class A-2, Class B, Class C, Class D, Class E and Class F Certificates to zero, the Certificate Administrator shall distribute to the Class A-X Certificates all Yield Maintenance Charges and Prepayment Premiums actually received during the related Due Period with respect to the Loans and remitted in respect of Uncertificated Lower-Tier Interests pursuant to Section 4.01(d).

            (f) On any applicable Distribution Date, (i) any Excess Interest collected in respect of the CSFB Loans for such Distribution Date shall be distributed from the Excess Interest Distribution Account to the Class V-1 Certificates and (ii) any Excess Interest collected in respect of the MS Loans for such Distribution Date shall be distributed from the Excess Interest Distribution Account to the Class V-2 Certificates.

            (g) All distributions made with respect to each Class on each Distribution Date shall be allocated pro rata among the outstanding Certificates in such Class based on their respective Percentage Interests. Except as otherwise specifically provided in Sections 4.01(h), 4.01(i) and 9.01, all such distributions with respect to each Class on each Distribution Date shall be made to the Certificateholders of the respective Class of record at the close of business on the related Record Date and shall be made by wire transfer of immediately available funds to the account of any such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Certificate Administrator with written wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent Distribution Dates) and is the registered owner of Certificates with an aggregate initial Certificate Balance (or in the case of the Class A-X Certificates, a Notional Balance) of at least $5,000,000 or, in the case of the Class V-1, Class V-2 Certificates, a Percentage Interest equal to 25% or, in the case of the Class R or Class LR Certificates, a Percentage Interest equal to 13.73%, or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. The final distribution on each Certificate (determined without regard to any possible future reimbursement of Collateral Support Deficit previously allocated to such Certificate) shall be made in like manner, but only upon presentation and surrender of such Certificate at the offices of the Certificate Administrator or such other location specified in the notice to Certificateholders of such final distribution.

            Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. None of the Trustee, the Certificate Administrator, the Depositor, the Servicer, the Special Servicer, the Underwriters or the Initial Purchaser shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law.

            (h) Except as otherwise provided in Section 9.01, whenever the Certificate Administrator expects that the final distribution with respect to any Class of Certificates (determined without regard to any possible future reimbursement of any amount of Collateral Support Deficit previously allocated to such Class of Certificates) will be made on the next Distribution Date, the Certificate Administrator shall, no later than two Business Days following the related P&I Advance Determination Date, post a notice on the Website to the effect that no interest shall accrue on such Certificates from and after such Distribution Date.

            Any funds not distributed to any Holder or Holders of Definitive Certificates of any Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Definitive Certificates as to which notice has been given pursuant to Section 4.01(h) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining non-tendering Definitive Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Definitive Certificates shall not have been surrendered for cancellation, the Certificate Administrator, directly or through an agent, shall take such steps to contact the remaining non-tendering Definitive Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Definitive Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Definitive Certificateholder on any amount held in trust hereunder by the Certificate Administrator as a result of such Definitive Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with
Section 4.01(h).

            (i) Distributions in reimbursement of Collateral Support Deficit previously allocated to the Regular Certificates shall be made in the amounts and manner specified in Section 4.01(a) to the Holders of the respective Class otherwise entitled to distributions of interest and principal on such Class on the relevant Distribution Date; provided, however, that all distributions in reimbursement of Collateral Support Deficit previously allocated to a Class of Certificates which has since been retired shall be to the prior Holders that surrendered the Certificates of such Class upon retirement thereof and shall be made by check mailed to the address of each such prior Holder last shown in the Certificate Register. Notice of any such distribution to a prior Holder shall be made in accordance with Section 10.05 at such last address. The amount of the distribution to each such prior Holder shall be based upon the aggregate Percentage Interest evidenced by the Certificates surrendered thereby. If the check mailed to any such prior Holder is returned uncashed, then the amount thereof shall be set aside and held uninvested in trust for the benefit of such prior Holder, and the Certificate Administrator shall attempt to contact such prior Holder in the manner contemplated by Section 4.01(i) as if such Holder had failed to surrender its Certificates.

            (j) Shortfalls in the Available Distribution Amount on any Distribution Date resulting from Prepayment Interest Shortfalls not covered by compensation to the Servicer pursuant to the last paragraph of Section 3.11(a) shall be allocated to each Class of Regular Certificates, pro rata, based on the Accrued Certificate Interest Amount distributable to each such Class on such Distribution Date. The amount by which the servicing compensation is to be reduced in connection with Prepayment Interest Shortfalls pursuant to the last paragraph of Section 3.11(a) shall be deposited by the Servicer into the Collection Account on or prior to the Servicer Remittance Date.

            Shortfalls in the Available Distribution Amount resulting from unanticipated Trust Fund indemnification expenses incurred pursuant to Section
6.03 and Section 8.05 shall be allocated to each Class of Regular Certificates, pro rata, based on the Accrued Certificate Interest Amount distributable to each such Class. Unanticipated indemnification expenses which are applied to each Class of Certificates shall be allocated to the Uncertificated Lower-Tier Interests corresponding to such Classes.

            (k) On each Distribution Date on which the Holders of a Class or Classes of Regular Certificates receive a distribution of Additional Collateral Prepayment Amounts (which distribution shall be deemed made after application of that portion of the Principal Distribution Amount other than such Additional Collateral Prepayment Amounts), (i) the Regular Yield Protection Payment Amount for such Distribution Date shall be distributed to such Class or Classes pro rata in accordance with the portion of such Additional Collateral Prepayment Amount that is allocated to each such Class and (ii) the Class A-X Yield Protection Payment Amount for such Distribution Date shall be distributed to the Holders of the Class A-X Certificates, in each case from the Yield Protection Payment Account.

            Section 4.02 Statements to Certificateholders; Reports by Certificate Administrator; Other Information Available to the Holders and Others.

            (a) On each Distribution Date, based solely upon the information regarding the Loans set forth in the Servicer Remittance Report prepared by the Servicer and the other reports prepared by the Servicer and Special Servicer relating to such Distribution Date, and only to the extent such information is provided to the Certificate Administrator by the Servicer or Special Servicer, the Certificate Administrator shall prepare and make available, and, upon request, forward, to any interested party, including, but not limited to, each Holder of a Certificate, with copies to the Depositor, the Trustee and any of its designees, the Servicer, the Special Servicer, the Underwriters, each Rating Agency, Bloomberg, L.P., the Trepp Group, Charter Research Corporation and Intex Solutions, Inc. and, if requested, any potential investors in the Certificates, a written report (a "Statement to Certificateholders") setting forth the following information:

               (i) the aggregate amount of the distribution to be made on such Distribution Date to the Holders of each Class of Certificates applied to reduce the respective Certificate Balance thereof;

               (ii) the aggregate amount of the distribution to be made on such Distribution Date to the Holders of each Class of Certificates allocable to (A) such Class's Optimal Interest Distribution Amount and, separately stated, the portion thereof representing the Unpaid Interest Shortfall Amount for such Class, (B) Prepayment Premiums and (C) Yield Maintenance Charges;

               (iii) separately stated, the aggregate amounts of Uncovered Prepayment Interest Shortfall Amounts, Certificate Deferred Interest and indemnification expenses of the Trust Fund allocable to the Holders of each Class of Certificates on such Distribution Date;

               (iv) the aggregate Certificate Balance or aggregate Notional Balance, as the case may be, of each Class of Regular Certificates, before and after giving effect to the distributions made on such Distribution Date, separately identifying any reduction in the aggregate Certificate Balance (or, in the case of the Class A-X Certificates, the aggregate Notional Balance) of each such Class due to any Collateral Support Deficit;

               (v) the Pass-Through Rate for each Class of Certificates applicable to such Distribution Date;

               (vi) the number of outstanding Loans and the aggregate unpaid principal balance of the Loans at the close of business on the related Distribution Date;

               (vii) the number and aggregate unpaid principal balance of Loans
      (A) delinquent 30 to 59 days, (B) delinquent 60 to 89 days, (C) delinquent 90 days or more, (D) that are Specially Serviced Loans and not delinquent,
      (E) as to which foreclosure proceedings have been commenced or (F) with respect to which the related Borrowers are in bankruptcy;

               (viii) with respect to any REO Loan as to which the related Mortgaged Property became an REO Property during the preceding calendar month, the city, state, property type, latest Debt Service Coverage Ratio, Stated Principal Balance and the unpaid principal balance of such Loan;

               (ix) as to any Loan repurchased by a Mortgage Loan Seller, FINOVA or FINOVA Capital or otherwise liquidated or disposed of during the related Due Period, (A) the Loan Number of the related Loan and (B) the amount of proceeds of any repurchase of a Loan, Liquidation Proceeds and/or other amounts, if any, received thereon during the related Due Period and the portion thereof included in the related Available Distribution Amount for such Distribution Date;

               (x) with respect to any REO Property included in the Trust Fund at the close of business on the related Due Date (A) the Loan Number of the related Loan, (B) the value of such REO Property based on the most recent Appraisal or valuation, and (C) the aggregate amount of income and other revenues collected by the Special Servicer with respect to such REO Property during the related Due Period and the portion thereof included in the related Available Distribution Amount for such Distribution Date;

               (xi) with respect to any REO Property sold or otherwise disposed of during the related Due Period and for which a Final Recovery Determination has been made, (A) the Loan Number of the related Loan, (B) the amount of sale proceeds and other amounts, if any, received in respect of such REO Property during the related Due Period and the portion thereof included in the related Available Distribution Amount for such Distribution Date and (C) the date of the Final Recovery Determination;

               (xii) the amount of Principal Prepayments (in the aggregate) made during the related Due Period, the amount of any Yield Maintenance Charges, Prepayment Premiums and/or Yield Protection Payments (in the aggregate) paid during the related Due Period and the aggregate amount of any Prepayment Interest Shortfalls not covered by the Servicer for such Distribution Date;

               (xiii) the amount of Servicing Advances and P&I Advances outstanding (net of reimbursed Advances) which have been made by the Servicer or the Trustee in the aggregate and by Mortgaged Property or Loan, as the case may be;

               (xiv) the aggregate amount of Servicing Fees, Special Servicing Fees and other servicing compensation retained by or paid to the Servicer and the Special Servicer during the related Due Period;

               (xv) the amount of any Appraisal Reduction Amounts allocated during the related Due Period on a loan-by-loan basis; the total Appraisal Reduction Amounts allocated during the related Due Period; and the total Appraisal Reduction Amounts as of such Distribution Date on a loan-by-loan basis;

               (xvi) the Collateral Support Deficit, if any for such Distribution Date;

               (xvii) the Pass-Through Rate for each Class of Certificates applicable for such Distribution Date;

               (xviii) Trust Fund expenses incurred during the related Due
      Period;

               (xix)  the amount of Collateral Support Deficit; and

               (xx) ratings of the Rating Agencies on all applicable Classes of Certificates.

            In the case of information furnished pursuant to subclauses (i),
(ii) and (iv) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per $1,000 of original Certificate Balance or Notional Balance, as the case may be.

            On each Distribution Date, the Certificate Administrator shall make available, and, upon written request, forward to each Holder of a Class R or Class LR Certificate a copy of the reports forwarded to the other Certificateholders on such Distribution Date and a statement setting forth the amounts, if any, actually distributed with respect to the Class R or Class LR Certificates on such Distribution Date. Such obligation of the Certificate Administrator shall be deemed to have been satisfied to the extent that it provided substantially comparable information pursuant to any requirements of the Code as from time to time in force.

            Within a reasonable period of time after the end of each calendar year, the Certificate Administrator shall make available, and, upon written request, send to each Person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) the items provided to Certificateholders pursuant to Section 4.02(a)(ii) above and such other information as may be required to enable such Certificateholders to prepare their federal income tax returns. Such information shall include the amount of original issue discount accrued on each Class of Certificates held by Persons other than Holders exempted from the reporting requirements and information regarding the expenses of the Trust. Such requirement shall be deemed to be satisfied to the extent such information is provided pursuant to applicable requirements of the Code from time to time in force.

            (b) On or prior to each Distribution Date, based on information provided in reports prepared by the Servicer and the Special Servicer and delivered to the Certificate Administrator in accordance herewith, the Certificate Administrator shall make available via the Website or, upon request, forward to any interested party (i) the related Statement to Certificateholders,
(ii) the Loan Periodic Update File, Loan Set-Up File, Bond Level File and Collateral Summary File, (iii) the Unrestricted Servicer Reports and (iv) as a convenience for interested parties (and not in furtherance of the distribution thereof under the securities laws), the Prospectus Supplement, the Prospectus and this Agreement. The Certificate Administrator shall also make each Statement to Certificateholders available to any interested party via its fax-on-demand service which can be accessed by calling (301) 815-6610.

            In addition, on or prior to each Distribution Date, based on information provided in monthly reports prepared by the Servicer and the Special Servicer and delivered to the Certificate Administrator in accordance herewith, the Certificate Administrator shall make available via the Website or, upon request, forward, solely to Privileged Persons, (i) the Restricted Servicer Reports and (ii) the Property File.

            The Certificate Administrator shall also make available to any Privileged Person the Investor Q&A Forum. The "Investor Q&A Forum" shall be a service offered by the Certificate Administrator, as facilitator, through the Website and shall permit users to (i) submit questions to the Certificate Administrator via e-mail, which questions relate to the Loans or the Mortgaged Properties ("Investor Inquiries"), and (ii) view Investor Inquiries previously submitted and the answers thereto. Upon receipt of a submission from a user, the Certificate Administrator shall forward the Investor Inquiry to either the Servicer (if such Investor Inquiry relates to a Loan that is not a Specially Serviced Loan) or the Special Servicer (if such Investor Inquiry relates to a Specially Serviced Loan) within 4 Business Hours of receipt thereof. With respect to any Investor Inquiry forwarded to the Servicer, within one Business Day of receipt of such Investor Inquiry from the Certificate Administrator, the Servicer shall determine whether answering such Investor Inquiry would not be in the best interests of the Trust and/or the Certificateholders. If the Servicer determines that answering such Investor Inquiry would be in the best interests of the Trust and/or the Certificateholders, the Servicer shall forward a copy of such Investor Inquiry to the Special Servicer and notify the Special Servicer of its determination. The Special Servicer shall notify the Servicer within two Business Days of receipt of such determination if it agrees or disagrees with the Servicer's determination. If the Special Servicer disagrees with the Servicer's determination, the Servicer shall not answer such Investor Inquiry and shall promptly notify the Certificate Administrator, which shall notify the Person who submitted such Investor Inquiry. If the Special Servicer fails to respond within such two Business Day period, the Special Servicer shall be deemed to agree with the Servicer's determination. Within one Business Day following the Special Servicer's agreement or deemed agreement with the Servicer's determination (with respect to Investor Inquiries that relate to Loans that are not Specially Serviced Loans) or within two Business Days following receipt of an Investor Inquiry from the Certificate Administrator by the Special Servicer (with respect to Specially Serviced Loans), the Servicer or the Special Servicer, respectively, shall reply to the Investor Inquiry with (A) the answer to such Investor Inquiry, or (B) if such Investor Inquiry cannot reasonably be answered within such one Business Day, such longer period of time as is necessary to answer such Investor Inquiry, provided such longer period of time shall be commercially reasonable (which it shall then be required to adhere to). Upon receipt of any such answer from the Servicer or the Special Servicer, the Certificate Administrator shall post (within 4 Business Hours of receipt of such answer) such Investor Inquiry and the related answer (or a statement concerning the additional time necessary until such answer shall be made available) to the Website. If the Servicer or the Special Servicer determines, in its respective sole discretion, that answering any Investor Inquiry would not be in the best interests of the Trust and/or the Certificateholders, it shall not be required to answer such Investor Inquiry, and shall promptly notify the Certificate Administrator, who shall notify the Person who submitted such Investor Inquiry.

            The Servicer and the Special Servicer shall not be required to confirm, represent or warrant the accuracy or completeness of any other Person's information or report included in any communication from the Servicer or the Special Servicer under this Agreement.

            In addition, the Certificate Administrator shall make available to any Privileged Person, via the Website, the Special Events Bulletin. The "Special Events Bulletin" shall list all of the events for which the Certificate Administrator receives notice from the Servicer (with respect to Loans that are not Specially Serviced Loans) or the Special Servicer (with respect to Loans that are Specially Serviced Loans or with respect to Special Events described in
(vi) and (vii) below) that such event occurred and constitutes a Special Event, together with the date such Special Event has occurred. The following shall constitute "Special Events":

               (i) any notice from a Borrower or insurance company, or any knowledge otherwise obtained, regarding a prepayment, material casualty or condemnation or, upon completion of any defeasance, defeasance of all or part of the related Loan (provided that a request by a Borrower or other Person for a quotation of the amount necessary to satisfy all obligations with respect to a Loan shall not, in and of itself, be deemed to be such notice);

               (ii) the status of capital improvement (i.e., work has commenced, work is underway or work is completed) having a cost of $1,000,000 or more required under the Loan Documents, including information on the balance of the related reserves;

               (iii) the results of any property inspection of which the Servicer or Special Servicer has knowledge and which has revealed any material damage or deterioration or the presence of any material environmental condition with respect to any Mortgaged Property;

               (iv) any notice from a Borrower, or any knowledge otherwise obtained, regarding any judgment against such Borrower or involving any Mortgaged Property which the Servicer deems to be a Servicing Transfer Event or which the Special Servicer reasonably believes is likely to have an adverse effect on such Mortgaged Property or the ability of such Borrower to pay the amounts due under the related Loan;

               (v) any notice received from a Borrower, Manager or tenant of a Mortgaged Property, or any knowledge otherwise obtained, regarding the material default of such tenant under the terms of its lease or early termination by either any tenant that (A) leases more than 20% of the gross leasable area and (B) the absence of such tenant would result in a DSCR less than 1.25x or the Borrower of such lease, the bankruptcy of such tenant or its direct or indirect parent, or the loss of a license or permit of such tenant relating to any Mortgaged Property;

               (vi) any amendment, modification or waiver of a material provision of a Loan of which the Special Servicer has knowledge, provided that the Special Servicer need not disclose the nature of any asset strategy or proposed modifications in connection with a work-out or resolution of a Specially Serviced Loan;

               (vii) any change in the ownership of a Borrower or Mortgaged Property or request for consent to an assumption of a Loan;

               (viii) any material lien being recorded on a Mortgaged Property if such recordation is a Servicing Transfer Event;

               (ix) the results of any Appraisal or other valuation performed with respect to a Mortgaged Property;

               (x) such other information as the Servicer or Special Servicer elects to present, such as information regarding leasing activities in the market any anchor space (which, for such purposes, shall be space comprising more than 15% of the gross leasable area), new developments, net absorption and market vacancy rates, rents and expenses; and

               (xi) any event designated as such by the Depositor.

            The Certificate Administrator shall list the occurrence of any Special Event on the Website promptly upon receipt of notice from the Servicer or Special Servicer, but no later than the next scheduled Distribution Date.

            The Certificate Administrator shall not be liable for the dissemination of information in accordance with this Section 4.02(b). The Certificate Administrator makes no representations or warranties as to the accuracy or completeness of any report, document, questions, answer, special event, or other information made available on the Website and assumes no responsibility therefor. In addition, the Certificate Administrator may disclaim responsibility for any information distributed by the Certificate Administrator for which it is not the original source.

            In connection with providing access to the Website, the Certificate Administrator may require registration and the acceptance of a disclaimer.

            (c) The Trustee shall make available at its offices, during normal business hours, upon not less than ten Business Days' prior written notice, for review by any Certificateholder, any prospective investor in a Certificate, the Depositor, the Certificate Administrator, the Servicer, the Special Servicer, any Rating Agency and any other Person to whom the Depositor believes such disclosure is appropriate, originals or copies of documents relating to the Loans and any related REO Properties to the extent in its possession, including, without limitation, the following items (except to the extent prohibited by applicable law or by the terms of any of the Mortgage Documents): (i) this Agreement and any amendments thereto; (ii) all Statements to Certificateholders delivered to the Certificateholders since the Closing Date; (iii) all annual Officers' Certificates and all accountants' reports delivered by the Servicer or Special Servicer to the Trustee since the Closing Date regarding compliance with the relevant agreements; (iv) any and all Officers' Certificates and other evidence delivered to or by the Certificate Administrator to support the Servicer's or the Trustee's, as the case may be, determination that any Advance, if made, would be a Nonrecoverable Advance; and (v) any other materials not otherwise required to be provided to a requesting Certificateholder pursuant to this Agreement, in situations where such requesting Certificateholder declined to enter into a confidentiality agreement with the Servicer. The Custodian shall make available at its offices, during normal business hours, upon not less than ten Business Days' prior written notice, for review by any Certificateholder, any prospective investor in a Certificate, the Depositor, the Trustee, the Certificate Administrator, the Servicer, the Special Servicer, any Rating Agency and any other Person to whom the Depositor believes such disclosure is appropriate, originals or copies of any and all modifications, waivers and amendments of the terms of a Loan entered into by the Servicer and/or the Special Servicer and delivered to the Certificate Administrator. The Servicer shall cooperate with the Trustee to make any of the above-mentioned items available to any Certificateholder upon its request and payment by it of reasonable costs. Copies of any and all of the foregoing items will be available from the Trustee or the Custodian, as applicable, upon written request therefor. The Trustee or the Custodian, as applicable, will be permitted to require payment by the requesting party (other than a Rating Agency) of a sum sufficient to cover the reasonable costs and expenses of making such information available and providing any copies thereof. The Trustee's and Custodian's obligation under this Section 4.02(c) to make available any document is subject to the Trustee's and Custodian's receipt of such document.

            (d) Notwithstanding the foregoing provisions of this Article 4.02, the Certificate Administrator shall not be required to provide the full reporting provided for in Sections 4.02(b) and (c) unless and until the Servicer provides its related reporting to the Certificate Administrator in CMSA format.

            (e) The Servicer and the Special Servicer shall not be required to conduct research or obtain information that is not available to the Servicer or the Special Servicer, respectively, in the ordinary course of its servicing activities hereunder. In addition, the Servicer and the Special Servicer shall not be required to (i) answer commercially unreasonable questions, (ii) answer questions relating to matters that extend beyond the scope of its duties as Servicer or Special Servicer, respectively, (iii) answer questions that would, in the Servicer's or the Special Servicer's sole discretion, require the Servicer or the Special Servicer to devote an unreasonable amount of time or resources to answer, (iv) disclose information that would violate the terms of any of the Loan Documents or initiate contact with Mortgagors or third parties except in connection with the ordinary course of its servicing duties hereunder or (v) express opinions or make recommendations under this Section 4.02(b) (it being understood that the Servicer and the Special Servicer may limit their responses to factual matters). The provision of information hereunder by the Servicer and the Special Servicer shall be subject to Section 3.27(d) and
Section 3.27(f), as applicable.

            Section 4.03   P&I  Advances; Yield Protection Payment Advances.

            (a) On or before 3:00 p.m. New York City time on each P&I Advance Date, the Servicer shall (i) deposit into the Distribution Accounts from its own funds an amount equal to the aggregate amount of P&I Advances, if any, to be made in respect of the related Distribution Date, (ii) apply amounts held in the Collection Account that are not required to be part of the Available Distribution Amount for such Distribution Date or (iii) make P&I Advances in the form of any combination of (i) and (ii) aggregating the total amount of P&I Advances to be made. Any amounts held in the Collection Account not required to be a part of the Available Distribution Amount for such Distribution Date and so used to make P&I Advances shall be appropriately reflected in the Servicer's records and replaced by the Servicer by deposit in the Collection Account on or before the next succeeding P&I Advance Determination Date (to the extent not previously replaced through the deposit of Late Collections of the delinquent principal and/or interest in respect of which such P&I Advances were made). The Servicer shall notify the Trustee and the Certificate Administrator by a certificate of the Servicing Officer of (i) the aggregate amount of P&I Advances for a Distribution Date and (ii) the amount of any Nonrecoverable P&I Advances for such Distribution Date, on or before the Servicer Remittance Date.

            (b) Subject to Section 4.03(c) and (e) below, the aggregate amount of P&I Advances to be made by the Servicer with respect to any Distribution Date shall equal the aggregate of: (i) all Monthly Payments (in each case, net of related Primary Servicing Fees, Servicing Fees and Workout Fees, if any), other than Balloon Payments, that were due during any related Due Period and delinquent as of the close of business on the Business Day preceding the related P&I Advance Date (or not advanced by any Sub-Servicer on behalf of the Servicer); and (ii) with respect to each Loan as to which the related Balloon Payment was due during or prior to the related Due Period and was delinquent as of the end of the related Due Period (including any REO Loan as to which the Balloon Payment would have been past due), an amount equal to the Assumed Scheduled Payment therefor. All P&I Advances for any Loan that have been modified shall be calculated on the basis of their terms as modified. Subject to subsection (c) below, the obligation of the Servicer to make such P&I Advances is mandatory and, with respect to any Loan or REO Loan, shall continue until the Distribution Date on which the proceeds, if any, received in connection with a Liquidation Event with respect thereto are to be distributed.

            (c) Notwithstanding anything herein to the contrary, neither the Servicer nor the Trustee shall be required to make a P&I Advance, if the Servicer or the Trustee determines, in accordance with the definition thereof, that any such P&I Advance would be a Nonrecoverable Advance. The Trustee may conclusively rely on any determination of nonrecoverability by the Servicer. The Special Servicer shall not be required to make P&I Advances under this Agreement. On the fourth Business Day before each Distribution Date, the Special Servicer shall report to the Servicer the Special Servicer's determination as to whether each P&I Advance made with respect to any previous Distribution Date or required to be made with respect to such Distribution Date with respect to any Specially Serviced Loan or REO Loan is a Nonrecoverable P&I Advance. The Servicer shall be entitled to conclusively rely on (but shall not be bound by) such determination.

            (d) In connection with the recovery of any P&I Advance out of the Collection Account pursuant to Section 3.05(a), the Servicer shall be entitled to pay itself or the Trustee, as the case may be, out of any amounts then on deposit in the Collection Account, interest at the Reimbursement Rate in effect from time to time, accrued on the amount of such P&I Advance from the date made to but not including the date of reimbursement. The Servicer shall reimburse itself or the Trustee, as the case may be, for any outstanding P&I Advance as soon as practicably possible after funds available for such purpose are deposited in the Collection Account.

            (e) Notwithstanding the foregoing, (i) neither the Servicer nor the Trustee shall be required or permitted to make an advance for Penalty Charges, Prepayment Premiums, Yield Maintenance Charges, Balloon Payments or Excess Interest, (ii) the amount required to be advanced in respect of delinquent Monthly Payments and Assumed Scheduled Payments on any Loan that has been subject to an Appraisal Reduction will equal, with respect to any Distribution Date, the amount that would be required to be advanced by the Servicer without giving effect to the Appraisal Reduction, less the Appraisal Reduction Amount, for such Distribution Date, and (iii) if the monthly payment on any Loan has been reduced or the final maturity extended, in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20, and the monthly payment due and owing during the extension period is less than the amount of the Monthly Payments prior to such modification, then the Servicer shall, as to such Loan only, advance only the amount of the Monthly Payment due and owing after taking into account such reduction (net of related Primary Servicing Fees, Servicing Fees and Workout Fees), in the event of subsequent delinquencies thereon.

            (f) Upon receipt of notice of a Residual Value Policy Termination Event, the Servicer shall:

               (i) Maintain a record of all payments by the related Residual Value Insurer (the aggregate amount already paid at such time, together with all subsequent payments made from time to time thereafter, under the Residual Value Policy, the "Residual Value Policy Exposure").

               (ii) Make no P&I Advance with respect to the related Loan to the extent that such P&I Advance, taking into account any Residual Value Policy Exposure, would constitute a Nonrecoverable P&I Advance.

               (iii) Upon determination that, with respect to such Loan, any P&I Advance (or portion thereof) relating to a payment (or portion thereof) by the Residual Value Policy Insurer, taking into account the Residual Value Policy Exposure, constituted a Nonrecoverable Advance, deposit into an account (the "Policy Escrow Account") established and maintained by the Servicer as an Eligible Account all payments made under the related Residual Value Policy after the date of such determination until the date on which ultimate responsibility (as between the Trust Fund and the Residual Value Policy Insurer) for payments with respect to such Lease Enhancement Policy Termination Event is finally resolved. Amounts deposited in the Policy Escrow Account shall be invested in Permitted Investments selected by the Servicer pursuant to Section 3.06.

               (iv) If any payment (or portion thereof) made by any Residual Value Insurer is subsequently determined, in accordance with the dispute resolution procedures set forth in the related Residual Value Policy or pursuant to any legal process or settlement by the Special Servicer of any claim by such Residual Value Insurer, to be reimbursable to the Residual Value Insurer, (a) remit to such Residual Value Insurer the amount on deposit in the Policy Escrow Account (up to the amount owed to the Residual Value Insurer), (b) make a P&I Advance of any remaining amount owed to the Residual Value Insurer and (c) promptly pay the amount of such P&I Advance to such Residual Value Insurer under the Residual Value Policy with respect to such Residual Value Policy Termination Event. If such P&I Advance is determined to be a Nonrecoverable P&I Advance, the Servicer shall nevertheless make such P&I Advance to the related Residual Value Insurer to reimburse it for amounts paid out under the Residual Value Policy as provided above, but the Servicer shall be entitled to immediately reimburse itself from general funds available in the Collection Account for such P&I Advance as a Nonrecoverable Advance. If such P&I Advance is not determined to be a Nonrecoverable P&I Advance, the Servicer shall be repaid therefor out of the proceeds of the related Loan.

               (v) If any payment (or portion thereof) made by such Residual Value Insurer and deposited into the Policy Escrow Account is subsequently determined to have been properly payable to the Trust Fund, then the Servicer shall deposit into the Collection Account the amount on deposit in the Policy Escrow Account (net of any interest and investment income realized on funds on deposit therein that, pursuant to Section 3.06(a), is to be applied to pay interest on Advances made with respect to, or other expenses of the Trust Fund allocable to, the related Loan), together with any payments in the nature of damages relating to non-payment under such Residual Value Insurance Policy, as recoveries with respect to such Loan.

            (g) With respect to each Due Period, if any, in which Additional Collateral Prepayment Amounts are paid pursuant to the terms of one or more Additional Collateral Loans, the Servicer shall make an advance to the Yield Protection Payment Account on the related Servicer Remittance Date in an amount equal to the aggregate Yield Protection Payments, if any, for the related Distribution Date (such advance, a "Yield Protection Payment Advance"). The Servicer's obligation to make Yield Protection Payment Advances shall be in consideration for, and conditioned upon, the CSFB Mortgage Loan Seller's agreement to reimburse the Servicer therefor pursuant to the applicable agreement between the Servicer and the CSFB Mortgage Loan Seller. In no event shall the Servicer be entitled to reimbursement from the Trust Fund or the MS Mortgage Loan Seller for any Yield Protection Payment Advance.

            Section 4.04      Allocation of Collateral Support Deficit.

            (a) On each Distribution Date, immediately following the distributions to be made on such date pursuant to Section 4.01 and the allocation of Certificate Deferred Interest pursuant to Section 4.06, the Certificate Administrator shall calculate the amount, if any, by which (i) the aggregate Stated Principal Balance of the Loans and any REO Loans expected to be outstanding immediately following such Distribution Date is less than (ii) the then aggregate Certificate Balance of the Regular Certificates after giving effect to distributions of principal on such Distribution Date and the allocation of Certificate Deferred Interest pursuant to Section 4.06 (any such deficit, the "Collateral Support Deficit"). Any allocation of Collateral Support Deficit to a Class of Regular Certificates shall be made by reducing the Certificate Balance thereof by the amount so allocated. Any Collateral Support Deficit allocated to a Class of Regular Certificates shall be allocated among the respective Certificates of such Class in proportion to the Percentage Interests evidenced thereby. The allocation of Collateral Support Deficit shall constitute an allocation of losses and other shortfalls experienced by the Trust Fund. Reimbursement of previously allocated Collateral Support Deficit will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Certificates in respect of which any such reimbursement is made.

            (b) On each Distribution Date, the Certificate Balances of the Regular Certificates will be reduced without distribution to the extent of any Collateral Support Deficit, if any, allocable to such Certificates with respect to such Distribution Date. Such reductions shall be allocated among the respective Certificates as follows: first, to the Class O Certificates; second, to the Class N Certificates; third, to the Class M Certificates; fourth, to the Class L Certificates; fifth, to the Class K Certificates; sixth, to the Class J Certificates; seventh, to the Class H Certificates, eighth, to the Class G Certificates, ninth, to the Class F Certificates, tenth, to the Class E Certificates, eleventh, to the Class D Certificates, twelfth, to the Class C Certificates, and thirteenth, to the Class B Certificates, in each case, until the remaining Certificate Balance of each such Class of Certificates has been reduced to zero. Following the reduction of the Certificate Balances of all such Classes to zero, any remaining Collateral Support Deficit shall be allocated among the Class A-1 and Class A-2 Certificates, pro rata (based upon the Certificate Balance of each such Class), until the remaining Certificate Balances of such Classes have been reduced to zero. Any Collateral Support Deficit allocated to a Class of Certificates will be allocated among respective Certificates of such Class in proportion to the Percentage Interests evidenced thereby.

            (c) With respect to any Distribution Date, any Collateral Support Deficit allocated to a Class of Certificates pursuant to Section 4.04(b) with respect to such Distribution Date shall reduce the Lower-Tier Principal Amounts of the Related Uncertificated Lower-Tier Interest with respect thereto as a write-off.

            Section 4.05      Appraisal Reductions.

            The aggregate Appraisal Reductions will be allocated by the Certificate Administrator on each Distribution Date to the Certificate Balance of the Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, up to the amount of their respective Certificate Balances, for purposes of determining (x) the amount of P&I Advances with respect to the related Loans,
(y) Voting Rights and (z) the identity of the Controlling Class. On any Distribution Date, an Appraisal Reduction that otherwise would be allocated to a Class of Certificates shall be allocated to the next most subordinate Class to the extent that the Certificate Balance on such Distribution Date for such Class of Certificates (prior to taking the Appraisal Reduction into account) is less than the Appraisal Reduction for such Distribution Date.

            By 4:00 p.m., New York City time, on the third Business Day immediately preceding each Distribution Date with respect to which one or more Appraisal Reductions exist, the Servicer shall notify the Certificate Administrator in writing of such Appraisal Reductions and by the close of business of the second Business Day immediately preceding each such Distribution Date, the Certificate Administrator shall identify to the Servicer in writing each Class of Subordinate Certificates to which one or more Appraisal Reductions shall be allocated on such Distribution Date, the applicable Pass-Through Rate of each such Class, and the amount of Appraisal Reductions allocated to each such Class.

            Section 4.06      Certificate Deferred Interest.

            (a) On each Distribution Date, the Monthly Interest Distribution Amount for the Regular Certificates (other than the Class A-X Certificates) shall be reduced by an amount of Certificate Deferred Interest equal to the aggregate amount of Mortgage Deferred Interest for all Loans for the related Due Date allocated to such Class of Certificates, the amount representing such Certificate Deferred Interest to be allocated, to the Class O Certificates, to the Class N Certificates, to the Class M Certificates, to the Class L Certificates, to the Class K Certificates, to the Class J Certificates, to the Class H Certificates, to the Class G Certificates, to the Class F Certificates, to the Class E Certificates, to the Class D Certificates, to the Class C Certificates and to the Class B Certificates, in that order. If the Certificate Balance of at least one Class of Class A Certificates is not zero, then any amounts representing Certificate Deferred Interest after allocation thereof to the Subordinate Certificates in accordance with the preceding sentence will be allocated to the Class A Certificates pro rata on the basis of the respective interest entitlements of such Class on such date (before giving effect to any reduction therefrom on such Distribution Date).

            (b) On each Distribution Date, the Certificate Balances of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates shall be increased (except for the purposes of determining Voting Rights or the identity of the Controlling Class) by the amount of the Certificate Deferred Interest allocated to such Class of Certificates on such Distribution Date pursuant to
Section 4.06(a) above.

            (c) With respect to any Distribution Date, any Certificate Deferred Interest with respect to such Distribution Date allocated pursuant to Section 4.06(a) to a Class of Certificates shall be allocated in reduction of the amount of interest distributable to the Related Uncertificated Lower-Tier Interest with respect thereto. On each Distribution Date, to the extent provided in Section 4.06(b), Certificate Deferred Interest will be added to the Lower-Tier Principal Amount of the Uncertificated Lower-Tier Interests in the same manner as the interest thereon was reduced pursuant to the preceding sentence.

            Section 4.07      Grantor Trust Reporting.

            The parties intend that the portions of the Trust Fund consisting of Excess Interest, the Excess Interest Distribution Account, Yield Protection Payments and the Yield Protection Payment Account shall constitute, and that the affairs of the Trust Fund (exclusive of the Upper-Tier REMIC and the Lower-Tier REMIC) shall be conducted so as to qualify such portions as, a "grantor trust" under the Code, and the provisions hereof shall be interpreted consistently with this intention. In furtherance of such intention, the Certificate Administrator
(i) shall furnish or cause to be furnished to Class V-1 and Class V-2 Certificateholders and shall file, or cause to be filed with the Internal Revenue Service, together with Form 1041 or such other form as may be applicable, information returns with respect to income relating to their share of Excess Interest and, at the time or times and in the manner required by the Code and (ii) shall furnish or cause to be furnished to the Class A-X Certificateholders and to the Holders of any Class of Regular Certificates receiving a Class A-X Yield Protection Payment Amount or a Regular Yield Protection Payment Amount, respectively, and shall file, or cause to be filed with the Internal Revenue Service together with Form 1041 or such other form as may be applicable, information returns with respect to income relating to their applicable share of Yield Protection Payments at the time or times and in the manner required by the Code. The Yield Protection Payments shall be treated as part of a grantor trust for federal income tax reporting purposes.

                                    ARTICLE V

                                THE CERTIFICATES

            Section 5.01      The Certificates.

            (a) The Private Certificates will be offered only to Qualified Institutional Buyers. The Class G and Class H Certificates will be offered only to Qualified Institutional Buyers and Non-U.S. Persons. The Class O Certificates will be offered only to Qualified Institutional Buyers and Institutional Accredited Investors. Interests in the Class G and Class H Certificates will be offered (i) in the form of beneficial interests in restricted global certificates in definitive, fully registered form without interest coupons, deposited with the Certificate Administrator, as custodian for DTC, and registered in the name of Cede & Co. ("Cede") DTC's nominee or (ii) in fully registered, certificated form. The Class J, Class K, Class L, Class M, Class N and Class O Certificates will be offered in fully registered, certificated form.

            Class G Certificates and Class H Certificates sold in reliance on Rule 144A under the Securities Act will be represented by one or more Private Global Certificates (each, a "Rule 144A Global Certificate"). Class G Certificates and Class H Certificates sold in reliance on Regulation S under the Securities Act will be represented by one or more Private Global Certificates (each, a "Regulation S Global Certificate"). Beneficial interests in a Regulation S Global Certificate may be held only through Euroclear or Cedelbank at any time and may not be held by a U.S. Person at any time.

            (b) The Certificates shall be substantially in the respective forms annexed hereto as Exhibits A-1 through and including A-7. The Certificates shall be issuable in registered form only; provided, however, that in accordance with
Section 5.03, beneficial ownership interests in the Regular Certificates (other than the Private Definitive Certificates) shall initially be held and transferred through the book-entry facilities of the Depository. The Class V-1, Class V-2, Class R and Class LR Certificates, and all Private Definitive Certificates, shall be issuable as Definitive Certificates. Each Certificate shall share ratably in all rights of the related Class.

            The Class A-X Certificates shall be issuable only in Denominations of authorized initial Notional Balance of not less than $100,000 and integral multiples of $1 in excess thereof. The Class O Certificates shall be issuable only in Denominations of authorized initial Certificate Balance of not less than $100,000 and integral multiples of $1 in excess thereof. The Regular Certificates (other than the Class A-X Certificates and Class O Certificates) will be issuable only in Denominations of authorized initial Certificate Balance of not less than $25,000 and integral multiples of $1 in excess thereof. The Class V-1, Class V-2, Class R and Class LR Certificates will be issuable only as one or more Definitive Certificates in Denominations representing Percentage Interests of not less than 15%.

            With respect to any Certificate or any beneficial interest in a Certificate, the "Denomination" thereof shall be (i) the amount set forth on the face thereof or on a schedule attached thereto, (ii) in the case of any beneficial interest in a Book-Entry Certificate, the interest of the related Certificate Owner in the applicable Class of Certificates as reflected on the books and records of the Depository or related Depository Participants, as applicable, (iii) expressed in terms of initial Certificate Balance or initial Notional Balance, as applicable, and (iii) in an authorized Denomination, as set forth above. The Book-Entry Certificates will be issued as one or more certificates registered in the name of a nominee designated by the Depository, and Certificate Owners will hold interests in the Book-Entry Certificates through the book-entry facilities of the Depository in the minimum Denominations and aggregate Denominations as set forth above.

            The Holder of a Class G or Class H Certificate represented by a Private Definitive Certificate shall be entitled to exchange such Certificate for an interest in a Private Global Certificate, in accordance with the procedures described in Section 5.03(g). A Certificate Owner of a Private Global Certificate shall be entitled to receive a Definitive Certificate representing its interest in such Certificate in accordance with the procedures described in
Section 5.03(c)(i). No Certificate Owner of a Public Certificate of any Class shall be entitled to receive a Definitive Certificate representing its interest in such Class, except as provided in Section 5.03(c)(ii). Unless and until Definitive Certificates are issued in respect of a Class of Public Certificates, or in substitution for a Certificate that is a Private Global Certificate, beneficial ownership interests in such Class of Certificates, or in such Private Global Certificate, shall be maintained and transferred on the book-entry records of the Depository and Depository Participants, and all references to actions by Holders of such Class of Certificates, or Holders of such Private Global Certificates, shall be references to actions taken by the Depository upon instructions received from the related registered Holders of Certificates through the Depository Participants in accordance with the Depository's procedures and, except as otherwise set forth herein, all references herein to payments, notices, reports and statements to Holders of such Class of Certificates, or Holders of Private Global Certificates, shall be references to payments, notices, reports and statements to the Depository or its nominee as the registered Holder thereof, for distribution to the related registered Holders of Certificates through the Depository Participants in accordance with the Depository's procedures.

            (c) The Certificates shall be executed by manual or facsimile signature on behalf of the Certificate Registrar by an authorized signatory. Certificates bearing the manual or facsimile signatures of individuals who were at any time the authorized signatories of the Certificate Registrar shall be entitled to all benefits under this Agreement, subject to the following sentence, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, however, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Authenticating Agent by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. The Certificate Administrator is hereby initially appointed Authenticating Agent with power to act on the Trustee's behalf in the authentication and delivery of the Certificates in connection with transfers and exchanges as herein provided. If the Authenticating Agent resigns or is terminated, the Trustee shall appoint a successor Authenticating Agent which may be the Trustee or an Affiliate thereof.

            (d) Any of the Certificates may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Agreement, as may be required to comply with any law or with rules or regulations pursuant thereto, or with the rules of any securities market in which the Certificates are admitted to trading, or to conform to general usage.

            (e) If the Trust Fund ceases to be subject to Section 13 or 15(d) of the Exchange Act, the Trustee shall make available to each Holder of a Class R or Class LR Certificate, upon request of such a Holder, information substantially equivalent in scope to the information currently filed by the Trustee with the Commission pursuant to the Exchange Act, plus such additional information required to be provided for securities qualifying for resales under Rule 144A under the Act.

            For so long as the Class R or Class LR Certificates remain outstanding, neither the Depositor nor the Trustee nor the Certificate Registrar shall take any action which would cause the Trust Fund to fail to be subject to
Section 15(d) of the Exchange Act.

            Section 5.02  Registration of Transfer and Exchange of Certificates.

            (a) At all times during the term of this Agreement, there shall be maintained at the office of the Certificate Registrar a Certificate Register in which, subject to such reasonable regulations as the Certificate Registrar may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Certificate Administrator is hereby initially appointed Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The Certificate Registrar may appoint, by a written instrument delivered to the Depositor, the Trustee, the Special Servicer and the Servicer, any other bank or trust company to act as Certificate Registrar under such conditions as the predecessor Certificate Registrar may prescribe, provided that the predecessor Certificate Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment.

            If Norwest Bank Minnesota, National Association, resigns as Certificate Registrar, the entity succeeding Norwest Bank Minnesota, National Association, as Certificate Administrator shall immediately succeed to its predecessor's duties as Certificate Registrar. The Depositor, the Trustee, the Servicer and the Special Servicer shall have the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Certificate Registrar as to the information set forth in the Certificate Register. The names and addresses of all Certificateholders and the names and addresses of the transferees of any Certificates shall be registered in the Certificate Register; provided, however, in no event shall the Certificate Registrar be required to maintain in the Certificate Register the names of Certificate Owners.

            The Person in whose name any Certificate is so registered shall be deemed and treated as the sole owner and Holder thereof for all purposes of this Agreement and the Certificate Registrar, the Servicer, the Trustee, the Special Servicer and any agent of any of them shall not be affected by any notice or knowledge to the contrary. A Definitive Certificate is transferable or exchangeable only upon the surrender of such Certificate to the Certificate Registrar at its office maintained at Norwest Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0113, Attention: Corporate Trust Services
(CMBS) - CSFB 1999-C1, or at the Corporate Trust Office, if the Trustee is the Certificate Registrar (the "Registrar Office") together with an assignment and transfer (executed by the Holder or his duly authorized attorney).

            Subject to the requirements of Sections 5.02(b), (c) and (d), the Certificate Registrar shall execute and authenticate in the name of the designated transferee or transferees, in the case of a Definitive Certificate being surrendered in exchange for one or more new Definitive Certificates, one or more new Certificates in Denominations equal in the aggregate to the Denomination of the Definitive Certificate being surrendered. Such new Certificates shall be delivered by the Certificate Registrar in accordance with
Section 5.02(e).

            Each Certificate surrendered for registration of transfer shall be canceled, and the Certificate Registrar shall hold such canceled Certificate in accordance with its standard procedures.

            (b) No transfer of any Private Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If a transfer (other than one by the Depositor to an Affiliate thereof) of a Private Certificate is to be made in reliance upon an exemption from the Securities Act, and under the applicable state securities laws, then either:

               (i) the Certificate Registrar shall require the transferee to deliver to the Certificate Registrar an investment representation letter substantially in the form of Exhibit C-1 attached hereto (a "QIB Investment Representation Letter"), which shall certify, among other things, that the transferee is a "qualified institutional buyer" as defined in Rule 144A under the Securities Act (a "Qualified Institutional Buyer"); or

               (ii) with respect to the Class G and Class H Certificates only, the Certificate Registrar shall require the transferee to deliver to the Certificate Registrar an investment representation letter substantially in the form of Exhibit C-2 attached hereto (a "Regulation S Investment Representation Letter"), which will certify, among other things, that the transferee is not a "U.S. Person" within the meaning of Regulation S under the Securities Act; or

               (iii) with respect to the Class O Certificates only, the Certificate Registrar shall require the transferee to deliver to the Certificate Registrar an investment representation letter substantially in the form of Exhibit C-3 attached hereto, which shall certify, among other things, that the transferee is an institutional "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act (an "Institutional Accredited Investor") and is acquiring such Private Certificate for investment, either for its own account (and not for the account of others) or as a fiduciary or agent for others (which others also are Accredited Investors), and not with a view to, or for offer or sale in connection with, the public distribution thereof.

            If the certification described in the preceding clause (i) cannot be provided, (a) the Certificate Registrar shall require an Opinion of Counsel reasonably satisfactory to the Certificate Registrar and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from registration or qualification under the Securities Act, applicable state securities laws and other relevant laws, which Opinion of Counsel shall not be at the expense of the Trust Fund, the Certificate Registrar, the Depositor or the Trustee and (b) the Certificate Registrar shall require the transferor (other than the Underwriters, in connection with its initial transfer of the Certificate being transferred) to execute a certification in form and substance satisfactory to the Certificate Registrar setting forth the facts surrounding such transfer; provided, however, that a transfer of a Private Certificate of any such Class may be made to a trust if the transferor provides to the Certificate Registrar and to the Trustee a certification that interests in such trust may only be transferred subject to requirements substantially to the effect set forth in this Section 5.02.

            The Servicer shall furnish to the Certificate Administrator, which shall furnish, or cause to be furnished, upon the request of any Holder of a Private Certificate, any such information as is specified in paragraph (d)(4) of Rule 144A with respect to the Trust Fund, unless, at the time of such request, the entity with respect to which such information is to be provided is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act. None of the Depositor, the Trustee, the Servicer or the Certificate Registrar is obligated to register or qualify any Class of Private Certificates under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of any Private Certificate without registration or qualification. Any Holder of a Private Certificate desiring to effect such a transfer shall, and does hereby agree to, indemnify the Depositor, the Trustee, the Servicer and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws. Unless the Certificate Registrar determines otherwise in accordance with applicable law and the rules and procedures of, or applicable to, the Depository (the "Depository Rules"), transfers of a beneficial interest Private Global Certificate that is not rated in one of the top four rating categories by a nationally recognized statistical rating organization may be effectuated only by means of an "SRO Rule 144A System" approved for such purpose by the Commission.

            No Class V-1 Certificate may be transferred to an Ineligible Class V-1 Owner. No Class V-2 Certificate may be transferred to an Ineligible Class V-2 Owner.

            (c) (3) Unless a Class of Private Global Certificates has been registered under the Securities Act, each Certificate of such Class shall bear a legend substantially to the following effect:

            THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

            THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO A PERSON WHO IS NOT A "U.S. PERSON" AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT, (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

            THE HOLDER OF THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, AND SUCH HOLDER SHALL, AND EACH SUBSEQUENT PURCHASER IS REQUIRED TO NOTIFY ANY PURCHASER OF THIS CERTIFICATE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN THE IMMEDIATELY PRECEDING PARAGRAPH. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF AN EXHIBIT TO THE POOLING AND SERVICING AGREEMENT AND SHALL ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A AND IT IS A U.S. PERSON WITHIN THE MEANING OF RULE 902 UNDER REGULATION S.

            THIS CERTIFICATE SHOULD NOT BE PURCHASED BY A TRANSFEREE THAT IS (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN, WHICH IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY ESSENTIALLY SIMILAR FEDERAL STATE OR LOCAL LAW (A "SIMILAR LAW") (EACH A "PLAN"), OR (B) A COLLECTIVE INVESTMENT FUND IN WHICH SUCH PLANS ARE INVESTED, AN INSURANCE COMPANY USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH INCLUDE ASSETS OF PLANS (OR WHICH ARE DEEMED PURSUANT TO ERISA OR ANY SIMILAR LAW TO INCLUDE ASSETS OF PLANS) OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA, SECTION 4975 OF THE CODE, OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER ANY SIMILAR LAW. TRANSFEREES OF THIS CERTIFICATE TAKING DELIVERY IN CERTIFICATED FORM SHALL BE REQUIRED EITHER (I) TO DELIVER A LETTER IN THE FORM SET FORTH IN THE POOLING AND SERVICING AGREEMENT TO SUCH EFFECT OR (II) IN THE EVENT THE TRANSFEREE IS SUCH AN ENTITY SPECIFIED IN (A) OR
            (B) ABOVE, EXCEPT IN THE CASE OF A RESIDUAL CERTIFICATE, WHICH MAY NOT BE TRANSFERRED UNLESS THE TRANSFEREE REPRESENTS IT IS NOT SUCH AN ENTITY SUCH ENTITY SHALL PROVIDE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE ADMINISTRATOR THAT THE PURCHASE OR HOLDING OF THE CERTIFICATES BY OR ON BEHALF OF A PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE OR SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA OR
            SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE SERVICER, THE SPECIAL SERVICER, THE DEPOSITOR, THE TRUSTEE OR THE CERTIFICATE ADMINISTRATOR TO ANY OBLIGATION OR LIABILITY. THE TRANSFEREE OF A BENEFICIAL INTEREST IN AN OFFERED PRIVATE CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PLAN OR A PERSON ACTING ON BEHALF OF ANY PLAN OR USING THE ASSETS OF ANY PLAN TO ACQUIRE SUCH INTEREST, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA SECTION 4975 OF THE CODE, OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER ANY SIMILAR LAW.

            (d) (4) Unless a Class of Private Definitive Certificates has been registered under the Securities Act, each Certificate of such Class shall bear a legend substantially to the following effect:

            THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

            THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, OR (C) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE ADMINISTRATOR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

            [WITH RESPECT TO THE CLASS V-1 CERTIFICATES ONLY:] THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE TO ANY PERSON THAT IS AN "INELIGIBLE CLASS V-1 OWNER" (AS DEFINED IN THE POOLING AND SERVICING AGREEMENT).

            [WITH RESPECT TO THE CLASS V-2 CERTIFICATES ONLY:] THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE TO ANY PERSON THAT IS AN "INELIGIBLE CLASS V-2 OWNER" (AS DEFINED IN THE POOLING AND SERVICING AGREEMENT).

            THE HOLDER OF THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, AND SUCH HOLDER SHALL, AND EACH SUBSEQUENT PURCHASER IS REQUIRED TO NOTIFY ANY PURCHASER OF THIS CERTIFICATE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN THE IMMEDIATELY PRECEDING PARAGRAPH. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF AN EXHIBIT TO THE POOLING AND SERVICING AGREEMENT AND SHALL ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

            THIS CERTIFICATE SHOULD NOT BE PURCHASED BY A TRANSFEREE THAT IS (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN, WHICH IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY ESSENTIALLY SIMILAR FEDERAL STATE OR LOCAL LAW (A "SIMILAR LAW") (EACH A "PLAN"), OR (B) A COLLECTIVE INVESTMENT FUND IN WHICH SUCH PLANS ARE INVESTED, AN INSURANCE COMPANY USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH INCLUDE ASSETS OF PLANS (OR WHICH ARE DEEMED PURSUANT TO ERISA OR ANY SIMILAR LAW TO INCLUDE ASSETS OF PLANS) OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA, SECTION 4975 OF THE CODE, OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER ANY SIMILAR LAW. TRANSFEREES OF THIS CERTIFICATE TAKING DELIVERY IN CERTIFICATED FORM SHALL BE REQUIRED EITHER (I) TO DELIVER A LETTER IN THE FORM SET FORTH IN THE POOLING AND SERVICING AGREEMENT TO SUCH EFFECT OR (II) IN THE EVENT THE TRANSFEREE IS SUCH AN ENTITY SPECIFIED IN (A) OR
            (B) ABOVE, EXCEPT IN THE CASE OF A RESIDUAL CERTIFICATE, WHICH MAY NOT BE TRANSFERRED UNLESS THE TRANSFEREE REPRESENTS IT IS NOT SUCH AN ENTITY SUCH ENTITY SHALL PROVIDE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE ADMINISTRATOR THAT THE PURCHASE OR HOLDING OF THE CERTIFICATES BY OR ON BEHALF OF A PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE OR SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA OR
            SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE SERVICER, THE SPECIAL SERVICER, THE DEPOSITOR, THE TRUSTEE OR THE CERTIFICATE ADMINISTRATOR TO ANY OBLIGATION OR LIABILITY. THE TRANSFEREE OF A BENEFICIAL INTEREST IN AN OFFERED PRIVATE CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PLAN OR A PERSON ACTING ON BEHALF OF ANY PLAN OR USING THE ASSETS OF ANY PLAN TO ACQUIRE SUCH INTEREST, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA SECTION 4975 OF THE CODE, OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER ANY SIMILAR LAW.

            (e) With respect to any Certificate other than a Class A Certificate or a Class A-X Certificate, no sale, transfer, pledge or other disposition by any Holder of any such Certificate shall be made unless the Certificate Registrar shall have received either (i) a representation letter from the proposed purchaser or transferee of such Certificate to the effect that such proposed purchaser or transferee is not (a) an employee benefit plan subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code, or a governmental plan (as defined in Section 3(32) of ERISA) subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each, a "Plan") or (b) a person acting on behalf of or using the assets of any such Plan (including an entity whose underlying assets include Plan assets by reason of investment in the entity by such Plan and the application of Department of Labor Regulation ss. 2510.3-101), other than (except in the case of a Class R or Class LR Certificate) an insurance company using the assets of its general account under circumstances whereby the purchase and holding of such Certificates by such insurance company would be eligible for the exemptive relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code that is available under Sections I and III of Prohibited Transaction Class Exemption 95-60 (it being understood that delivery of a representation letter containing a representation substantially in the form of paragraph 8 of Exhibit C attached hereto shall satisfy the requirement of this Section 5.02(d)(i)), or (ii) if such Certificate is presented for registration in the name of a purchaser or transferee that is any of the foregoing, an Opinion of Counsel in form and substance satisfactory to the Trustee, the Certificate Registrar and the Depositor to the effect that the acquisition and holding of such Certificate by such purchaser or transferee will not constitute or result in a non-exempt prohibited transaction under ERISA, Section 4975 of the Code or any Similar Law and will not subject the Trustee, the Certificate Registrar, the Servicer, the Special Servicer, the Underwriters, the Initial Purchaser or the Depositor to any obligation or liability (including obligations or liabilities under ERISA, Section 4975 of the Code or any Similar Law) in addition to those set forth in the Agreement.

            The Certificate Registrar shall not register the sale, transfer, pledge or other disposition of any such Certificate unless the Certificate Registrar has received either the representation letter described in clause (i) above or the Opinion of Counsel described in clause (ii) above. The costs of any of the foregoing representation letters or Opinions of Counsel shall not be borne by any of the Depositor, the Servicer, the Special Servicer, the Certificate Registrar, the Trustee and the Trust Fund. Each Certificate Owner of a Certificate other than a Class A or Class A-X Certificate shall be deemed to represent that it is not a Person specified in clauses (a), or (b) above. Any transfer, sale, pledge or other disposition of any such Certificates that would constitute or result in a prohibited transaction under ERISA, Section 4975 of the Code or any Similar Law, or would otherwise violate the provisions of this
Section 5.02(c) shall be deemed absolutely null and void ab initio, to the extent permitted under applicable law.

            So long as any Class of Certificates other than the Class A and Class A-X Certificates remains outstanding, the Servicer will make available, or cause to be made available, upon written request with sufficient notice during normal business hours, to any Holder and any Person to whom any such Certificate of any such Class of Certificates may be offered or sold, transferred, pledged or otherwise disposed of by such Holder, information with respect to the Servicer, the Special Servicer or the Loans reasonably necessary to the provision of an Opinion of Counsel described in this Section 5.02(c).

            (f) Notwithstanding any provision to the contrary herein, so long as a Private Global Certificate remains outstanding and is held by or on behalf of DTC, transfers of a Private Global Certificate, in whole or in part, shall only be made in accordance with this Article V.

               (i) Regulation S Global Certificate to Rule 144A Global Certificate. If a holder of a beneficial interest in a Regulation S Global Certificate deposited with DTC wishes at any time to transfer its interest in such Regulation S Global Certificate to a Person who wishes to take delivery thereof in the form of a Rule 144A Global Certificate, such holder may, subject to the rules and procedures of Euroclear, Cedelbank or DTC, as the case may be, exchange or cause the exchange of such interest for an equivalent beneficial interest in a Rule 144A Global Certificate. Upon receipt by the Certificate Administrator, as custodian for DTC, of
      (A) instructions from Euroclear, Cedelbank or DTC, as the case may be, directing the Certificate Administrator, as such custodian, to cause to be issued a Rule 144A Global Certificate in an amount equal to the beneficial interest in such Regulation S Global Certificate, but not less than the minimum denomination applicable to such holder's Certificates to be exchanged, and (B) a certificate in the form of Exhibit C-1 attached hereto given by the holder of such beneficial interest and stating, among other things, that the Person transferring such beneficial interest in such Regulation S Global Certificate reasonably believes that the Person acquiring such interest in a Rule 144A Global Certificate is a qualified institutional buyer within the meaning of Rule 144A, is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A and in accordance with any applicable Securities laws of any State of the United States or any other applicable jurisdiction and that such Person acquiring such Rule 144A Global Certificate is a "U.S. person" as defined in Regulation S under the Securities Act, then Euroclear or Cedelbank or the Certificate Administrator, as custodian for DTC, as the case may be, will instruct the Certificate Administrator, as custodian for DTC, to reduce the Regulation S Global Certificate by the aggregate principal amount of the Rule 144A Global Certificate to be transferred and the Certificate Administrator, as such custodian, shall authenticate and deliver such Rule 144A Global Certificate, concurrently with such reduction, to the Person specified in such instructions with an outstanding principal amount equal to the reduction in the principal amount of the Regulation S Global Certificate.

               (ii) Rule 144A Global Certificate to Regulation S Global Certificate. If a holder of a beneficial interest in one or more Rule 144A Global Certificates wishes at any time to exchange its interest in such Rule 144A Global Certificate for an interest in a Regulation S Global Certificate, or to transfer its interest in such Rule 144A Global Certificate to a Person who wishes to take delivery thereof in the form of an interest in a Regulation S Global Certificate, such holder, provided such holder is not a U.S. Person, may exchange or cause the exchange of such interest for an equivalent beneficial interest in a Regulation S Global Certificate. Upon receipt by the Certificate Administrator, as custodian for DTC, of (A) such Rule 144A Global Certificate properly endorsed for such transfer and written instructions from such holder directing the Certificate Administrator, as such custodian, to cause to be credited a beneficial interest in a Regulation S Global Certificate in an amount equal to the beneficial interest in the Rule 144A Global Certificate, but not less than the minimum denomination applicable to such holder's Certificates held through a Regulation S Global Certificate, to be exchanged, (B) a written order containing information regarding the Euroclear or Cedelbank account to be credited with such increase and (C) a certificate in the form of Exhibit C-2 attached hereto given by the holder of such beneficial interest stating that the exchange or transfer of such interest has been made in compliance with the transfer restrictions applicable to the Private Global Certificates, including that the holder is not a U.S. Person, and pursuant to and in accordance with Regulation S under the Securities Act, the Certificate Administrator, as custodian for DTC, shall record the transfer in the Registrar Office and shall increase the principal amount of the Regulation S Global Certificate by the outstanding principal amount of the beneficial interest in the Rule 144A Global Certificate to be exchanged, and to credit, or cause to be credited to the account of the Person specified in such instructions, a beneficial interest in the Regulation S Global Certificate equal to the amount specified in the instructions received pursuant to clause (i) above.

            (g) (i) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Certificate Administrator under clause
(ii) below to deliver payments to a Person other than such Person. The rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

                  (A) No Person holding or acquiring any Ownership Interest in a
            Residual Certificate shall be a Disqualified Organization or agent thereof (including a nominee, middleman or similar person) (an "Agent"), a Plan or a Person acting on behalf of or investing the assets of a Plan (such Plan or Person, an "ERISA Prohibited Holder") or a Non-U.S. Person and shall promptly notify the Servicer, the Trustee and the Certificate Registrar of any change or impending change to such status;

                  (B) In connection with any proposed Transfer of any Ownership
            Interest in a Residual Certificate, the Certificate Registrar shall require delivery to it, and no Transfer of any Residual Certificate shall be registered until the Certificate Registrar receives, an affidavit substantially in the form attached hereto as Exhibit D-1 (a "Transfer Affidavit") from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is not a Disqualified Organization or Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person, and that it has reviewed the provisions of this Section 5.02(g) and agrees to be bound by them;

                  (C) Notwithstanding the delivery of a Transfer Affidavit by a proposed Transferee under clause (B) above, if a Responsible Officer of the Certificate Registrar has actual knowledge that the proposed Transferee is a Disqualified Organization or Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person, no Transfer of an Ownership Interest in a Residual Certificate to such proposed Transferee shall be effected;

                  (D) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (1) to require a Transfer Affidavit from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest in such Residual Certificate and (2) not to transfer its Ownership Interest in such Residual Certificate unless it provides to the Certificate Registrar a letter substantially in the form attached hereto as Exhibit D-2 (a "Transferor Letter") certifying that, among other things, it has no actual knowledge that such prospective Transferee is a Disqualified Organization or Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person and that (if the Transferor is not a U.S. Person) such transfer does not have the effect of allowing the Transferor to avoid tax on accrued excess inclusions; and

                  (E) In addition, the Certificate Registrar may as a condition of the registration of any such transfer require the transferor to furnish such other certifications, legal opinions or other information (at the transferor's expense) as it may reasonably require to confirm that the proposed transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable laws.

               (ii) If any purported Transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 5.02(g), then the last preceding Holder of such Residual Certificate that was in compliance with the provisions of this Section 5.02(g) shall be restored, to the extent permitted by law, to all rights as Holder thereof retroactive to the date of registration of such Transfer of such Residual Certificate. None of the Trustee, the Servicer, the Authenticating Agent and the Certificate Registrar shall be under any liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by this Section 5.02(d) or for making any payments due on such Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement.

               (iii) The Servicer shall make available to the Internal Revenue Service and those Persons specified by the REMIC Provisions, upon written request of the Certificate Administrator, all information in its possession and necessary to compute any tax imposed as a result of the Transfer of an Ownership Interest in a Residual Certificate to any Person who is a Disqualified Organization or Agent thereof, including the information described in Treasury regulations sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the "excess inclusions" of such Residual Certificate.

            (h) Subject to the restrictions on transfer and exchange set forth in this Section 5.02, the Holder of any Definitive Certificate may transfer or exchange the same in whole or in part (with a Denomination equal to any authorized denomination) by surrendering such Certificate at the Registrar Office or at the office of any successor Certificate Registrar or transfer agent appointed by the Certificate Registrar, together with an instrument of assignment or transfer (executed by the Holder or its duly authorized attorney), in the case of transfer, and a written request for exchange in the case of exchange.

            Following a proper request for transfer or exchange, the Certificate Registrar shall, within five Business Days of such request if made at such Registrar Office, or within 10 Business Days if made at the office of a transfer agent (other than the Certificate Registrar), execute and deliver at such Registrar Office or at the office of such transfer agent, as the case may be, to the transferee (in the case of transfer) or Holder (in the case of exchange) or send by first-class mail (at the risk of the transferee in the case of transfer or Holder in the case of exchange) to such address as the transferee or Holder, as applicable, may request in writing, a Definitive Certificate or Certificates, as the case may require, for a like aggregate Denomination and in such Denomination or Denominations as may be requested. The Certificate Registrar may decline to accept any request for an exchange or registration of transfer of any Certificate during the period of 15 days preceding any Distribution Date.

            (i) If a Responsible Officer of the Certificate Registrar becomes aware that a beneficial interest in a Private Global Certificate is being held by or for the benefit of a Person who is not an Eligible Investor, or that a Private Definitive Certificate is being held by or for the benefit of a Person who is not an Eligible Investor or an Institutional Accredited Investor, or that, in either case, such holding is unlawful under the laws of a relevant jurisdiction, then the Certificate Registrar shall have the right, but not the obligation, to void such transfer, if permitted under applicable law, or to require the investor to sell (x) such Private Global Certificate to an Eligible Investor or (y) the beneficial interest in such Private Definitive Certificate to an Eligible Investor or an Institutional Accredited Investor, within 14 days after notice of such determination, and each Certificateholder by its acceptance of a Certificate authorizes the Certificate Registrar to take such action.

            (j) The Certificate Registrar shall provide notice to the Trustee, the Servicer, the Special Servicer and the Depositor of the transfer of any Private Definitive Certificate. The Certificate Owner of a Private Definitive Certificate that wishes to receive the information described in Section 3.28(c) shall provide notice to the Certificate Administrator, the Trustee, the Servicer, the Special Servicer and the Depositor of the transfer of any beneficial ownership in such Private Definitive Certificate and of the address to which such information should be sent. Upon the written request of the Trustee, the Servicer, the Special Servicer or the Depositor, the Certificate Registrar shall provide each such Person with an updated copy of the Certificate Register at the expense of the requesting party.

            (k) No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in this Section 5.02. With respect to any transfer or exchange of any Certificate, the Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

            (l) All Certificates surrendered for transfer and exchange shall be physically canceled by the Certificate Registrar, and the Certificate Registrar shall hold such canceled Certificates in accordance with its standard procedures.

            Section 5.03      Book-Entry Certificates.

            (a) The Regular Certificates (except, the Class J, Class K, Class L, Class M, Class N and Class O Certificates) initially shall be issued as one or more Certificates registered in the name of the Depository or its nominee and, except as provided in subsection (c) below, transfer of such Certificates may not be registered by the Certificate Registrar unless such transfer is to a successor Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. Such Certificate Owners shall hold and transfer their respective Ownership Interests in and to such Certificates through the book-entry facilities of the Depository and, in the case of the Public Certificates (except as provided in subsection (c)(i) below), shall not be entitled to Definitive Certificates in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall transfer the Ownership Interests in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent only in accordance with the Depository's normal procedures. Neither the Trustee nor the Certificate Registrar shall have any responsibility to monitor or restrict the transfer of any ownership interest in a Book-Entry Certificate transferable through the book-entry facilities of the Depository.

            (b) The Trustee, the Servicer, the Special Servicer, the Depositor and the Certificate Registrar may for all purposes, including the making of payments due on the Book-Entry Certificates, deal with the Depository as the authorized representative of the Certificate Owners with respect to such Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of the Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Certificate Administrator may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

            (c) (i) Upon the request of any Certificate Owner of Private Global Certificates, or the transferee of such Certificate Owner, that its interest in such Private Global Certificates be exchanged for Private Definitive Certificates, such Certificate Owner or transferee, upon presentation of appropriate documentation to the Certificate Administrator as required by this
Article V and subject to the rules and procedures of the Depositary, shall be entitled to be issued one or more Private Definitive Certificates in denominations authorized pursuant to Section 5.01(b) equal in the aggregate to the Denomination of such interest in such Private Global Certificates.

            (d) If (A)(1) the Depositor advises the Trustee and the Certificate Registrar in writing that the Depository is no longer willing or able to properly discharge its responsibilities with respect to the Book-Entry Certificates and (2) the Depositor is unable to locate a qualified successor, or
(B) the Depositor at its option advises the Trustee and the Certificate Registrar in writing that it elects to terminate the book-entry system through the Depository with respect to some or all of the Classes, or (C) the Certificate Administrator determines that Definitive Certificates are required in accordance with the provisions of Section 5.03(e), the Certificate Administrator shall notify the affected Certificate Owners, through the Depository with respect to all Classes, any Class or any portion of any Class of the Certificates, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same.

               (i)Upon surrender to the Certificate Registrar of the Book-Entry Certificates by the Depository or any custodian acting on behalf of the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Certificate Registrar shall execute, authenticate and deliver, within five Business Days of such request if made at the Registrar Office, or within ten Business Days if made at the office of a transfer agent (other than the Certificate Registrar), the Definitive Certificates to the Certificate Owners identified in such instructions. None of the Depositor, the Servicer, the Trustee, the Special Servicer and the Certificate Registrar shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates for purposes of evidencing ownership of any Class of Certificates, the registered Holders of such Definitive Certificates shall be recognized as Certificateholders hereunder and, accordingly, shall be entitled directly to receive payments on, to exercise Voting Rights with respect to, and to transfer and exchange such Definitive Certificates.

            For purposes of any provision of this Pooling and Servicing Agreement requiring or permitting actions with the consent of, or at the direction of, Holders of Certificates evidencing a specified percentage of the Voting Rights, such consent or direction may be given by a combination of Certificate Owners (acting through the Depository and the Depository Participants) owning Book-Entry Certificates, and Certificateholders owning Definitive Certificates, evidencing in the aggregate such specified percentage of the Voting Rights.

            (e) The Book-Entry Certificates (i) shall be delivered by the Certificate Registrar to the Depository, or pursuant to the Depository's instructions, and shall be registered in the name of Cede & Co. and (ii) shall bear a legend substantially to the following effect:

            UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF
            DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

            The Book-Entry Certificates may be deposited with such other Depository as the Certificate Registrar may from time to time designate, and shall bear such legend as may be appropriate.

            (f) If the Trustee has instituted or has been directed to institute any judicial proceeding in a court to enforce the rights of the Certificateholders under the Certificates, and the Trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the Trustee to obtain possession of all or any portion of the Certificates evidenced by Book-Entry Certificates, the Trustee may in its sole discretion determine that such Certificates shall no longer be represented by such Book-Entry Certificates. In such event, the Certificate Registrar will execute, authenticate and deliver, in exchange for such Book-Entry Certificates, Definitive Certificates in a Denomination equal to the aggregate Denomination of such Book-Entry Certificates to the party so requesting such Definitive Certificates. In such event, the Certificate Administrator shall notify the affected Certificate Owners and make appropriate arrangements for the effectuation of the purpose of this clause.

            (g) Upon acceptance for exchange or transfer of a beneficial interest in a Book-Entry Certificate for a Definitive Certificate, as provided herein, the Certificate Registrar shall endorse on a schedule affixed to the related Book-Entry Certificate (or on a continuation of such schedule affixed to such Book-Entry Certificate and made a part thereof) an appropriate notation evidencing the date of such exchange or transfer and a decrease in the Denomination of such Book-Entry Certificate equal to the Denomination of such Definitive Certificate issued in exchange therefor or upon transfer thereof.

            (h) If a Holder of a Definitive Certificate wishes at any time to transfer such Certificate to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Book-Entry Certificate, such transfer may be effected only in accordance with Depository Rules and this Section 5.03(h). Upon receipt by the Certificate Registrar at the Registrar Office of (i) the Definitive Certificate to be transferred with an assignment and transfer pursuant to Section 5.02(a), (ii) written instructions given in accordance with Depository Rules directing the Certificate Registrar to credit or cause to be credited to another account a beneficial interest in the related Book-Entry Certificate, in an amount equal to the Denomination of the Definitive Certificate to be so transferred, (iii) a written order given in accordance with the Depository Rules containing information regarding the account to be credited with such beneficial interests (iv) if the affected Certificate is a Private Certificate, a QIB Investment Representation Letter (or, if the affected Certificate is a Class G or Class H Certificate, a Regulation S Investment Representation Letter), the Certificate Registrar shall cancel such Definitive Certificate, execute and deliver a new Definitive Certificate for the Denomination of the Definitive Certificate not so transferred, registered in the name of the Holder or the Holder's transferee (as instructed by the Holder), and the Certificate Registrar shall instruct the Depository or the custodian holding such Book-Entry Certificate on behalf of the Depository to increase the Denomination of the related Book-Entry Certificate by the Denomination of the Definitive Certificate to be so transferred, and to credit or cause to be credited to the account of the Person specified in such instructions a corresponding Denomination of such Book-Entry Certificate.

            Section 5.04    Mutilated, Destroyed, Lost or Stolen Certificates.

            If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of actual notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Certificate Registrar shall execute and authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and of like Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trustee and the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

            Section 5.05      Persons Deemed Owners.

            Prior to due presentation of a Certificate for registration of transfer, the Depositor, the Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agents of any of them may treat the person in whose name such Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever, except as and to the extent provided in the definition of "Certificateholder," and none of the Depositor, the Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agent of any of them shall be affected by notice to the contrary except as provided in Section 5.02(d).

            Section 5.06      Access  to  Certificateholders'  Names  and
Addresses.

            (a) If any Certificateholder, the Special Servicer or the Servicer (for purposes of this Section 5.05, an "Applicant") applies in writing to the Certificate Registrar, and such application states that the Applicant desires to communicate with other Certificateholders, the Certificate Registrar shall furnish or cause to be furnished to such Applicant a list of the names and addresses of the Certificateholders as of the most recent Record Date, at the expense of the Applicant, in the case of any Certificateholder and the expense of the Trust Fund in the case of the Servicer or the Special Servicer.

            (b) Every Certificateholder, by receiving and holding its Certificate, agrees with the Trustee and the Certificate Registrar that the Trustee and the Certificate Registrar shall not be held accountable in any way by reason of the disclosure of any information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

            (c) From time to time, upon the request of and at no expense to the Trustee, the Certificate Registrar shall deliver to the Trustee the list of Certificateholders and their addresses as currently reflected in the Certificate Register.

                                   ARTICLE VI


                               THE DEPOSITOR, THE
                        SERVICER AND THE SPECIAL SERVICER

            Section 6.01 Liability of the Depositor, the Servicer and the Special Servicer.

            The Depositor, the Servicer and the Special Servicer shall be liable in accordance herewith only to the extent of the respective obligations specifically imposed upon and undertaken by the Depositor, the Servicer and the Special Servicer herein.

            Section 6.02 Merger, Consolidation or Conversion of the Depositor, the Servicer or the Special Servicer.

            (a) Subject to subsection (b) below, the Depositor, the Servicer and the Special Servicer each will keep in full effect its existence, rights and franchises as a corporation, national banking association and corporation, respectively, under the laws of the jurisdiction of its incorporation or organization, and each will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Loans and to perform its respective duties under this Agreement.

            (b) The Depositor, the Servicer and the Special Servicer each may be merged or consolidated with or into any Person (other than the Trustee), or transfer all or substantially all of its assets to any Person (other than the Trustee), in which case any Person resulting from any merger or consolidation to which the Depositor, the Servicer or the Special Servicer shall be a party, or any Person succeeding to the business of the Depositor, the Servicer or the Special Servicer, shall be the successor of the Depositor, the Servicer and the Special Servicer, as the case may be, hereunder, without the execution or filing of any paper (other than an assumption agreement wherein the successor shall agree to perform the obligations of and serve as the Depositor, the Servicer or the Special Servicer, as the case may be, in accordance with the terms of this Agreement) or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that such merger, consolidation or succession will not or has not resulted in a withdrawal, downgrading or qualification of the then-current ratings of the Classes of Certificates that have been so rated (as evidenced by a letter to such effect from each Rating Agency).

            Section 6.03 Limitation on Liability of the Trustee, the Certificate Administrator, the Depositor, the Servicer, the Special Servicer and Others.

            (a) None of the Depositor, the Trustee, the Certificate Administrator, the Custodian, the Servicer, the Special Servicer nor any of the Affiliates, directors, members, managers, officers, employees or agents of any of them shall be under any liability to the Trust Fund, the Underwriters, the parties hereto or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Trustee, the Certificate Administrator, the Custodian, the Servicer, the Special Servicer or any such Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties hereunder. The Depositor, the Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Custodian and any director, officer, employee or agent of the Depositor, the Trustee, the Certificate Administrator, the Custodian, the Servicer or the Special Servicer may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder.

            The Depositor, the Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Custodian and any Affiliate, director, member, manager, officer, employee or agent of any of the foregoing shall be indemnified and held harmless by the Trust Fund against any loss, liability or expense incurred in connection with any legal action relating to this Agreement, the Loans or the Certificates, other than any loss, liability or expense: (i) specifically required to be borne thereby pursuant to the terms hereof; (ii) incurred in connection with any breach of a representation, warranty or covenant made by it herein; (iii) incurred by reason of bad faith, willful misconduct or negligence in the performance of its obligations or duties hereunder, or by reason of negligent disregard of such obligations or duties or (iv) in the case of the Depositor and any of its directors, officers, employees and agents, incurred in connection with any violation by any of them of any state or federal securities law.

            (b) None of the Depositor, the Trustee, the Certificate Administrator, the Custodian, the Servicer or the Special Servicer shall be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective duties under this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the Depositor, the Servicer, the Special Servicer, the Trustee, the Custodian or the Certificate Administrator may in its discretion undertake any such action, proceeding, hearing or examination that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action, proceeding, hearing or examination and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Servicer, the Special Servicer, the Trustee, the Custodian and the Certificate Administrator shall be entitled to be reimbursed therefor out of amounts attributable to the Loans on deposit in the Collection Account as provided by Section 3.05(a).

            (c) Each of the Servicer and the Special Servicer agrees to indemnify the Depositor, the Trustee, the Certificate Administrator, the Custodian and the Trust Fund and each other and any Affiliate, director, officer, employee or agent thereof, and hold them harmless, from and against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related out-of-pocket costs, judgments, and any other out-of-pocket costs, liabilities, fees and expenses that any of them may sustain arising from or as a result of any willful misfeasance, bad faith or negligence of the Servicer or the Special Servicer, as the case may be, in the performance of its obligations and duties under this Agreement or by reason of negligent disregard by the Servicer or the Special Servicer, as the case may be, of its duties and obligations hereunder or by reason of breach of any representations or warranties made herein. The Servicer and the Special Servicer may consult with counsel, and any written advice or Opinion of Counsel shall be full and complete authorization and protection with respect to any action taken or suffered or omitted by it hereunder in good faith in accordance with the Servicing Standard and in accordance with such advice or Opinion of Counsel relating to (i) tax matters, (ii) any amendment of this Agreement under Article X, (iii) the defeasance of any Defeasance Loan or (iv) any matter involving legal proceeding with a Borrower.

            The Trustee, the Certificate Administrator, the Custodian, the Servicer, the Special Servicer or the Depositor, as the case may be, shall immediately notify the Servicer or the Special Servicer, as applicable, if a claim is made by a third party with respect to this Agreement or the Loans entitling it to indemnification hereunder, whereupon the Servicer or the Special Servicer, as the case may be, shall assume the defense of such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Servicer or the Special Servicer, as the case may be, shall not affect any rights any of the foregoing Persons may have to indemnification under this Agreement or otherwise, unless the Servicer's, or the Special Servicer's, as the case may be, defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the termination or resignation of the Servicer, the Trustee, the Certificate Administrator, the Custodian and the Special Servicer.

            The Depositor agrees to indemnify the Servicer and the Special Servicer and any Affiliate, director, officer, employee or agent thereof, and hold them harmless, from and against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related out-of-pocket costs, judgments, and any other out-of-pocket costs, liabilities, fees and expenses that any of them may sustain arising from or as a result of any breach of representations and warranties or failure in the performance of the Depositor's obligations and duties under this Agreement. The Servicer and the Special Servicer shall immediately notify the Depositor if a claim is made by a third party with respect to this Agreement or the Loans entitling it to indemnification hereunder, whereupon the Depositor shall assume the defense of such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Depositor shall not affect any rights any of the foregoing Persons may have to indemnification under this Agreement or otherwise, unless the Depositor's defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement.

            (d) Any director, officer, employee, agent of the Servicer, Special Servicer or any of their Affiliates shall not be personally liable for any error of judgment made in good faith by any officer, unless it shall be proved that the Servicer, the Special Servicer or such officer was negligent in ascertaining the pertinent facts. No director, officer, employee or agent of the Servicer, Special Servicer or any of their Affiliates shall be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Agreement.

            Section 6.04      Depositor,  Servicer  and  Special  Servicer
Not to Resign.

            Subject to the provisions of Section 6.02, none of the Depositor, the Servicer and the Special Servicer shall resign from their respective obligations and duties hereby imposed on each of them except upon (a) a determination that such party's duties hereunder are no longer permissible under applicable law or (b) in the case of the Servicer or Special Servicer, upon the appointment of, and the acceptance of such appointment by, a successor Servicer or Special Servicer, as applicable and receipt by the Trustee of written confirmation from each applicable Rating Agency that such resignation and appointment will not cause such Rating Agency to downgrade, withdraw or qualify any of then-current ratings assigned by such Rating Agency to any Class of Certificates. Any such determination permitting the resignation of the Depositor, the Servicer or the Special Servicer pursuant to above clause (a) above shall be evidenced by an Opinion of Counsel (the cost of which, together with any other expenses of such resignation, shall be at the expense of the resigning party) to such effect delivered to the Trustee. No such resignation by the Servicer or the Special Servicer shall become effective until the Trustee or a successor Servicer shall have assumed the Servicer's or Special Servicer's, as applicable, responsibilities and obligations in accordance with Section 7.02.

            Section 6.05 Rights of the Depositor in Respect of the Servicer and the Special Servicer.

            The Depositor may, but is not obligated to, enforce the obligations of the Servicer and the Special Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Servicer and the Special Servicer hereunder or exercise the rights of the Servicer or Special Servicer, as applicable, hereunder; provided, however, that the Servicer and the Special Servicer shall not be relieved of any of their respective obligations hereunder by virtue of such performance by the Depositor or its designee. The Depositor shall not have any responsibility or liability for any action or failure to act by the Servicer or the Special Servicer and is not obligated to supervise the performance of the Servicer or the Special Servicer under this Agreement or otherwise.

                                   ARTICLE VII

                                     DEFAULT

            Section 7.01 Events of Default; Servicer and Special Servicer Termination.

            (a) "Event of Default," wherever used herein, means any one of the following events:

               (i) any failure by the Servicer to make (x) any remittance (including a P&I Advance) required to be made by the Servicer to the Collection Account, Servicing Accounts, Excess Interest Distribution Account, Interest Reserve Account or either Distribution Account by 5:00 p.m. New York City time on the Servicer Remittance Date, which is not cured by 10:00 a.m. New York City time on the related Distribution Date or
      (y) any Servicing Advance or Yield Protection Payment Advance when required to be made pursuant to this Agreement; or

               (ii) any failure by the Special Servicer to deposit into, or to remit to the Servicer for deposit into, or the Servicer to make a required deposit into the Collection Account or the REO Account, or to deposit into, or to remit to the Certificate Administrator for deposit into, the Lower-Tier Distribution Account any amount required to be so deposited or remitted by the Servicer or the Special Servicer, as the case may be, pursuant to the terms of this Agreement; or

               (iii) any failure on the part of the Servicer or the Special Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer or the Special Servicer contained in this Agreement which continues unremedied for a period of 30 days (15 days in the case of a failure to pay the premium for any Insurance Policy required to be maintained hereunder) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer or the Special Servicer, as the case may be, by any other party hereto, or to the Servicer, the Special Servicer, the Depositor and the Trustee by the Holders of Certificates of any Class evidencing, as to such Class, Percentage Interests aggregating not less than 25%; provided, however, that with respect to any such failure which is not curable within such 30-day period or 15-day period, as applicable, the Servicer or the Special Servicer, as the case may be, shall have an additional cure period of 30 days to effect such cure so long as the Servicer or the Special Servicer, as the case may be, has commenced to cure such failure within such initial 30-day period or 15-day period, as applicable, and has diligently pursued, and is continuing to pursue, a full cure; or

               (iv) any breach on the part of the Servicer or the Special Servicer of any representation or warranty contained in Section 3.23 or
      Section 3.24, as applicable (except as set forth in clause (ix) hereto), which materially and adversely affects the interests of any Class of Certificateholders and which continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the Servicer or the Special Servicer, as the case may be, by the Depositor or the Trustee, or to the Servicer, the Special Servicer, the Depositor and the Trustee by the Holders of Certificates of any Class evidencing, as to such Class, Percentage Interests aggregating not less than 25%; or

               (v) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer or the Special Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

               (vi) the Servicer or the Special Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer or the Special Servicer or of or relating to all or substantially all of its property; or

               (vii) the Servicer or the Special Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or take any corporate action in furtherance of the foregoing; or

               (viii) the Trustee shall have received and forwarded to the Servicer and the Special Servicer, as applicable, written notice from any Rating Agency that the continuation of the Servicer or Special Servicer in such capacity, has resulted, or would result, in and of itself, in a downgrade, qualification or withdrawal of any rating then-assigned to any Class of Certificates by such Rating Agency if the Servicer or Special Servicer, as the case may be, is not replaced (or with respect to Moody's, the Certificates are placed on watch for downgrade, citing servicing concerns), and the Trustee shall not have received subsequent notice from such Rating Agency (within 30 days) indicating that no such downgrade, qualification or withdrawal will result (or that, if it has resulted, it will be rescinded); or

               (ix) the Servicer or the Special Servicer shall have failed to satisfy the covenant set forth in Section 3.23(b) or Section 3.24(b), as applicable.

            (b) If any Event of Default with respect to the Servicer or the Special Servicer (in either case, for purposes of this Section 7.01(b), the "Defaulting Party") shall occur and be continuing, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee may, and at the written direction of the Holders of Certificates entitled to at least 51% of the Voting Rights and with respect to an Event of Default pursuant to Section 7.01(a)(viii), shall, terminate, by notice in writing to the Defaulting Party (a "Termination Notice"), with a copy of such notice to the Depositor and the Certificate Registrar, all of the rights and obligations of the Defaulting Party under this Agreement and in and to the Loans and the proceeds thereof; provided, however, that the Defaulting Party shall be entitled to the payment of accrued and unpaid compensation and reimbursement through the date of such termination as provided for under this Agreement for services rendered and expenses incurred.

            From and after the receipt by the Defaulting Party of such written notice, all authority and power of the Defaulting Party under this Agreement, whether with respect to the Certificates (other than as a Holder of any Certificate) or the Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section, and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Defaulting Party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Loans and related documents, or otherwise.

            The Servicer and Special Servicer each agree that if it is terminated pursuant to this Section 7.01(b), it shall promptly (and in any event no later than 20 Business Days after its receipt of the notice of termination) provide the Trustee with all documents and records requested by it to enable the Trustee to assume the Servicer's or the Special Servicer's, as the case may be, functions hereunder, and shall cooperate with the Trustee in effecting the termination of the Servicer's or the Special Servicer's, as the case may be, responsibilities and rights hereunder, including, without limitation, the transfer within five Business Days to the Trustee for administration by it of all cash amounts which shall at the time be or should have been credited by the Servicer to the Collection Account, or any Servicing Account (if it is the Defaulting Party) or by the Special Servicer to the REO Account (if it is the Defaulting Party) or thereafter be received with respect to the Loans or any REO Property (provided, however, that the Servicer and the Special Servicer each shall, if terminated pursuant to this Section 7.01(b), continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, whether in respect of Advances (in the case of the Servicer) or otherwise, and it and its directors, officers, employees and agents shall continue to be entitled to the benefits of Section 6.03 notwithstanding any such termination).

            (c) The Holder or Holders of more than 50% of the aggregate Certificate Balance of the Controlling Class shall be entitled to terminate the rights and obligations of the Special Servicer under this Agreement, with or without cause, upon 10 Business Days notice to the Special Servicer, the Servicer and the Trustee, and to appoint a successor Special Servicer; provided, however, that (i) such successor will meet the requirements set forth in Section
7.02 and (ii) as evidenced in writing by each of the Rating Agencies, the proposed successor of such Special Servicer will not, in and of itself, result in a downgrading, withdrawal or qualification of the then-current ratings provided by the Rating Agencies in respect to any Class of then outstanding Certificates that is rated. No penalty or fee shall be payable to the Special Servicer with respect to any termination pursuant to this Section 7.01(c).

            (d) The Servicer and Special Servicer shall, from time to time, take all such actions as are required by them in order to maintain their respective status as an approved servicer and special servicer, as applicable and as pertains to this transaction, with each of the Rating Agencies.

            (e) If the Servicer receives a Termination Notice pursuant to
Section 7.01(b) relating solely to an Event of Default set forth in Section 7.01(a)(viii), and if the Servicer provides the Certificate Administrator with the appropriate "request for proposal" materials within five Business Days after receipt of such written notice of termination, then the Certificate Administrator shall promptly thereafter (using such "request for proposal" materials provided by the Servicer) solicit good faith bids for the rights to service the Loans under this Agreement from at least three Qualified Bidders or, if three Qualified Bidders cannot be located, then from as many Persons as the Certificate Administrator can determine are Qualified Bidders. At the Certificate Administrator's request, the Servicer shall supply the Certificate Administrator with the names of Persons from whom to solicit such bids. In no event shall the Certificate Administrator be responsible if less than three Qualified Bidders submit bids for the right to service the Loans under this Agreement.

            Each bid proposal shall require any Successful Bidder (as defined below), as a condition of its bid, to enter into this Agreement as successor Servicer and to agree to be bound by the terms hereof, not later than 30 days after termination of the Servicer hereunder. The Certificate Administrator shall select the Qualified Bidder with the highest cash bid (or such other Qualified Bidder as the terminated Servicer may direct) (the "Successful Bidder") to act as successor Servicer hereunder. The Certificate Administrator shall direct the Successful Bidder to enter into this Agreement as successor Servicer pursuant to the terms hereof, and, in connection therewith to deliver the amount of the Successful Bidder's cash bid to the Certificate Administrator by wire transfer of immediately available funds to an account specified by the Certificate Administrator no later than 10:00 am New York City time on the date specified for the assignment and assumption of the servicing rights hereunder.

            Upon the assignment and acceptance of the servicing rights hereunder to and by the Successful Bidder and receipt of such cash bid, the Certificate Administrator shall remit or cause to be remitted to the terminated Servicer the amount of such cash bid received from the Successful Bidder (net of out-of-pocket expenses incurred by the Certificate Administrator in connection with obtaining such bid and transferring servicing) by wire transfer of immediately available funds to an account specified by the terminated Servicer no later than 1:00 p.m. New York City time on the date specified for the assignment and assumption of the servicing rights hereunder.

            If the Successful Bidder has not entered into this Agreement as successor Servicer within 30 days after the termination of the Servicer hereunder or no Successful Bidder was identified within such 30-day period, the Certificate Administrator shall have no further obligations under this Section 7.01(e).

            Section 7.02      Trustee to Act; Appointment of Successor.

            On and after the time the Servicer or the Special Servicer, as the case may be, either resigns pursuant to the first sentence of Section 6.04 or receives a notice of termination for cause pursuant to Section 7.01(a), and provided that no acceptable successor has been appointed and subject to Section 7.01(e), the Trustee shall be and become the successor to the Servicer or Special Servicer, as the case may be, in all respects in its capacity as Servicer or Special Servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties, liabilities and limitations on liability relating thereto and that arise thereafter placed on or for the benefit of the Servicer or Special Servicer by the terms and provisions hereof; provided, however, that any failure to perform such duties or responsibilities caused by the terminated party's failure under
Section 7.01 to provide information or moneys required hereunder shall not be considered a default by such successor hereunder.

            The appointment of a successor Servicer shall not affect any liability of the predecessor Servicer which may have arisen prior to its termination as Servicer, and the appointment of a successor Special Servicer shall not affect any liability of the predecessor Special Servicer which may have arisen prior to its termination as Special Servicer. The Trustee in its capacity as successor to the Servicer or the Special Servicer, as the case may be, shall not be liable for any of the representations and warranties of the Servicer or the Special Servicer, respectively, herein or in any related document or agreement, for any acts or omissions of the predecessor Servicer or Special Servicer or for any losses incurred by the Servicer pursuant to Section
3.06 hereunder, nor shall the Trustee be required to purchase any Loan hereunder.

            As compensation therefor, the Trustee as successor Servicer shall be entitled to the Servicing Fees and all fees relating to the Loans which the Servicer would have been entitled to if the Servicer had continued to act hereunder (other than the Assignable Primary Servicing Fee), including but not limited to any income or other benefit from any Permitted Investment pursuant to
Section 3.06, and as successor to the Special Servicer shall be entitled to the Special Servicing Fees to which the Special Servicer would have been entitled if the Special Servicer had continued to act hereunder. Should the Trustee succeed to the capacity of the Servicer or the Special Servicer, the Trustee shall be afforded the same standard of care and liability as the Servicer or the Special Servicer, as applicable, hereunder notwithstanding anything in Section 8.01 to the contrary, but only with respect to actions taken by it in its role as successor Servicer or successor Special Servicer, as the case may be, and not with respect to its role as Trustee hereunder. The Trustee shall not be entitled to receive the Assignable Primary Servicing Fees.

            Notwithstanding the above and subject to Section 7.01(e), the Trustee may, if it shall be unwilling to act as successor to the Servicer or Special Servicer, or shall, if it is unable to so act, or if the Trustee is not approved as a servicer or special servicer, as applicable, by each Rating Agency, or if the Holders of Certificates entitled to at least 51% of the Voting Rights so request in writing to the Trustee, promptly appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution which meets the criteria set forth herein, as the successor to the Servicer or the Special Servicer, as applicable, hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer or Special Servicer hereunder. No appointment of a successor to the Servicer or the Special Servicer under this Section 7.02 shall be effective
(i) until each of the Rating Agencies shall have confirmed in writing that its then-current rating (if any) of each Class of Certificates will not be qualified (as applicable), downgraded or withdrawn by reason thereof and (ii) until the assumption in writing by the successor to the Servicer or the Special Servicer of all its responsibilities, duties and liabilities hereunder that arise thereafter. Pending appointment of a successor to the Servicer or the Special Servicer hereunder, unless the Trustee shall be prohibited by law from so acting, the Trustee shall act in such capacity as herein above provided.

            In connection with such appointment and assumption of a successor to the Servicer or Special Servicer as described herein, the Trustee may make such arrangements for the compensation of such successor out of payments on Loans as it and such successor shall agree; provided, however, that no such compensation with respect to a successor Servicer or successor Special Servicer, as the case may be, shall be in excess of that permitted the terminated Servicer or Special Servicer, as the case may be, hereunder and, in the case of a successor appointed pursuant to the provision of Section 7.01(e), such compensation shall not be less than that paid to the terminated Servicer, in each case excluding the Assignable Primary Servicing Fee; provided, further, that if no successor can be obtained for such compensation, then, subject to approval by the Rating Agencies, additional amounts shall be paid to such successor and such amounts in excess of that permitted the terminated Servicer or Special Servicer, as the case may be, shall be treated as Collateral Support Deficit. The Trustee, the Servicer or the Special Servicer (whichever is not the terminated party) and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Any costs and expenses associated with the transfer of the servicing function (other than with respect to a termination without cause) under this Agreement shall be borne by the predecessor Servicer or Special Servicer.

            Section 7.03      Notification to Certificateholders.

            (a) Upon any resignation of the Servicer or the Special Servicer pursuant to Section 6.04, any termination of the Servicer or the Special Servicer pursuant to Section 7.01 or any appointment of a successor to the Servicer or the Special Servicer pursuant to Section 7.02, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register.

            (b) Not later than the later of (i) 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and (ii) 5 days after the Trustee would be deemed to have notice of the occurrence of such an event in accordance with Section 8.02(vii), the Trustee shall transmit by mail to the Depositor and all Certificateholders notice of such occurrence, unless such default shall have been cured.

            Section 7.04      Waiver of Events of Default.

            The Holders of Certificates representing at least 66 2/3% (or 100% in the case of an Event of Default pursuant to Section 7.01(a)(viii)) of the Voting Rights allocated to each Class of Certificates affected by any Event of Default hereunder may waive such Event of Default within 20 days of the receipt of notice from the Trustee of the occurrence of such Event of Default; provided, however, that an Event of Default under clause (i) of Section 7.01(a) may not be waived. Upon any such waiver of an Event of Default and reimbursement by the Servicer to the Trustee and the Certificate Administrator of all costs and expenses incurred by it in connection with such Event of Default and prior to its waiver, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon except to the extent expressly so waived. Notwithstanding any other provisions of this Agreement, for purposes of waiving any Event of Default pursuant to this
Section 7.04, Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to the same Voting Rights with respect to the matters described above as they would if any other Person held such Certificates.

            Section 7.05      Trustee Advances.

            If the Servicer fails to fulfill its obligations hereunder to make any Advances, the Trustee shall perform such obligations (x) within one Business Day of such failure by the Servicer with respect to Servicing Advances to the extent a Responsible Officer of the Trustee has been notified in writing of such failure with respect to such Servicing Advances and (y) by 1:00 p.m., New York City time, on the related Distribution Date with respect to P&I Advances. With respect to any such Advance made by the Trustee, the Trustee shall succeed to all of the Servicer's rights with respect to Advances hereunder, including, without limitation, the Servicer's rights of reimbursement and interest on each Advance at the Reimbursement Rate, and rights to determine that a proposed Advance is a Nonrecoverable P&I Advance or Servicing Advance, as the case may be, (without regard to any impairment of any such rights of reimbursement caused by such Servicer's default in its obligations hereunder); provided, however, that if Advances made by both the Trustee and the Servicer shall at any time be outstanding, or any interest on any Advance shall be accrued and unpaid, all amounts available to repay such Advances and the interest thereon hereunder shall be applied entirely to the Advances outstanding to the Trustee, until such Advances shall have been repaid in full, together with all interest accrued thereon, prior to reimbursement of the Servicer for such Advances. The Trustee shall be entitled to conclusively rely on any notice given with respect to a Nonrecoverable Advance hereunder.

                                  ARTICLE VIII

           CONCERNING THE TRUSTEE AND CERTIFICATE ADMINISTRATOR

            Section 8.01      Duties of Trustee.

            (a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default occurs and is continuing, then (subject to Section 8.02(vii) below) the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. Any permissive right of the Trustee contained in this Agreement shall not be construed as a duty.

            (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement (other than the Mortgage Files, the review of which is specifically governed by the terms of Article II), shall examine them to determine whether they conform to the requirements of this Agreement. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee shall make a request to the responsible party to have the instrument corrected. The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the Servicer or the Special Servicer, and accepted by the Trustee in good faith, pursuant to this Agreement.

            (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

               (i) Prior to the occurrence of an Event of Default, and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

               (ii) The Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

               (iii) The Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates entitled to at least 25% of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement (unless a higher percentage of Voting Rights is required for such action); and

               (iv) Subject to the other provisions of this Agreement and without limiting the generality of this Section 8.01, the Trustee shall have no duty except in the capacity as successor Servicer or successor Special Servicer (A) to see to any recording, filing or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any re-recording, refiling or redepositing of any thereof, (B) to see to any insurance, and (C) to confirm or verify the contents of any reports or certificates of the Servicer or Special Servicer delivered to the Trustee pursuant to this Agreement reasonably believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties.

            Section 8.02      Certain Matters Affecting the Trustee.

            Except as otherwise provided in Section 8.01:

               (i) The Trustee may rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, Appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

               (ii) The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance therewith;

               (iii) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to make any investigation of matters arising hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless, in the Trustee's reasonable opinion, such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; the Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default which has not been cured, to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

               (iv) The Trustee shall not be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

               (v) Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates entitled to at least 50% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action. The reasonable expense of every such reasonable examination shall be paid by the Servicer or, if paid by the Trustee, shall be repaid by the Servicer upon demand;

               (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; provided, however, that the appointment of such agents or attorneys shall not relieve the Trustee of its duties or obligations hereunder;

               (vii) For all purposes under this Agreement, the Trustee shall not be required to take any action with respect to, or be deemed to have notice or knowledge of any default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or shall have received written notice thereof. In the absence of receipt of such notice and such actual knowledge otherwise obtained, the Trustee may conclusively assume that there is no default or Event of Default;

               (viii) The Trustee shall not be responsible for any act or omission of the Servicer, the Special Servicer or the Directing Certificateholder (unless the Trustee is acting as Servicer, Special Servicer or the Directing Certificateholder, as the case may be) or of the Depositor; and

               (ix) The Trustee shall not be required to give any bond or surety in respect of the execution of the Trust Fund created hereby or the power granted hereunder.

            Section 8.03 Trustee Not Liable for Validity or Sufficiency of Certificates or Loans.

            The recitals contained herein and in the Certificates, other than the acknowledgments of the Trustee in Section 2.04, shall be taken as the statements of the Depositor, the Servicer or the Special Servicer, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee does not make any representations as to the validity or sufficiency of this Agreement or of any Certificate or of any Loan or related document. The Trustee shall not be accountable for the use or application by the Depositor of any of the Certificates issued to it or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor in respect of the assignment of the Loans to the Trust Fund, or any funds deposited in or withdrawn from the Collection Account or any other account by or on behalf of the Depositor, the Servicer, the Special Servicer or the Trustee. The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the Servicer or the Special Servicer, and accepted by the Trustee, in good faith, pursuant to this Agreement.

            Section 8.04      Trustee May Own Certificates.

            The Trustee in its individual capacity and not as Trustee, may become the owner or pledgee of Certificates, and may deal with the Depositor, the Servicer, the Special Servicer, the Certificate Administrator, the Custodian, the Initial Purchaser and the Underwriters in banking transactions, with the same rights it would have if it were not Trustee.

            Section 8.05      Fees   and   Expenses   of   Trustee   and
Certificate Administrator; Indemnification of Trustee and Certificate Administrator.

            (a) As compensation for the performance of its duties, the Trustee shall be paid the Trustee Fee, equal to one month's interest at the Trustee Fee Rate on the Stated Principal Balance of each Loan or REO Loan, which shall cover recurring and otherwise reasonably anticipated expenses of the Trustee. The Trustee Fee (which shall not be limited to any provision of law in regard to the compensation of a trustee of an express trust) shall constitute the Trustee's sole form of compensation for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties of the Trustee hereunder.

            (b) As compensation for the performance of its duties, the Certificate Administrator shall be paid the Certificate Administrator Fee, equal to one month's interest at the Certificate Administrator Fee Rate on the Stated Principal Balance of each Loan or REO Loan, which shall cover recurring and otherwise reasonably anticipated expenses of the Certificate Administrator. The Certificate Administrator Fee (which shall not be limited to any provision of law in regard to the compensation of a Certificate Administrator of an express trust) shall constitute the Certificate Administrator's sole form of compensation for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties of the Certificate Administrator hereunder.

            (c) The Trustee and the Certificate Administrator shall each be paid or reimbursed by the Trust Fund upon its request for all reasonable expenses and disbursements incurred by the Trustee or the Certificate Administrator pursuant to and in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) to the extent such payments are "unanticipated expenses incurred by the REMIC" within the meaning of Treasury Regulations Section 1.860G-1(b)(iii) except any such expense, disbursement or advance as may arise from its negligence, bad faith or willful misconduct; provided, however, that subject to Section 8.02(iii) and 8.14(b), respectively, neither the Trustee nor the Certificate Administrator shall refuse to perform any of its duties hereunder solely as a result of the failure to be paid the Trustee Fee, the Certificate Administrator Fee or the Trustee's or the Certificate Administrator's expenses.

            (d) The Trustee and any Affiliate, director, officer, employee or agent of the Trustee shall be indemnified and held harmless by the Trust Fund against any loss, liability or expense (including, without limitation, costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement, and expenses incurred in becoming successor servicer, to the extent not otherwise paid hereunder) arising out of, or incurred in connection with, this Agreement, the Loans, the Certificates or any act or omission of the Trustee relating to the exercise and performance of any of the powers and duties of the Trustee hereunder; provided, however, that neither the Trustee nor any of the other above specified Persons shall be entitled to indemnification pursuant to this Section 8.05(d) for (i) allocable overhead, (ii) routine expenses or disbursements incurred or made by or on behalf of the Trustee in the normal course of the Trustee's performing its duties in accordance with any of the provisions hereof, which are not "unanticipated expenses of the REMIC" within the meaning of Treasury Regulations
Section 1.860G-1(b)(3)(ii), (iii) any expense or liability specifically required to be borne thereby pursuant to the terms hereof or (iv) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's obligations and duties hereunder, or by reason of negligent disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made herein. The provisions of this Section 8.05(d) shall survive any resignation or removal of the Trustee and appointment of a successor thereto.

            (e) The Certificate Administrator and any Affiliate, director, officer, employee or agent of the Certificate Administrator shall be indemnified and held harmless by the Trust Fund against any loss, liability or expense (including, without limitation, costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement to the extent not otherwise paid hereunder) arising out of, or incurred in connection with, this Agreement, the Loans, the Certificates or any act or omission of the Certificate Administrator relating to the exercise and performance of any of the powers and duties of the Certificate Administrator hereunder; provided, however, that neither the Certificate Administrator nor any of the other above specified Persons shall be entitled to indemnification pursuant to this Section 8.05(e) for (i) allocable overhead, (ii) routine expenses or disbursements incurred or made by or on behalf of the Certificate Administrator in the normal course of the Certificate Administrator's performing its duties in accordance with any of the provisions hereof, which are not "unanticipated expenses of the REMIC" within the meaning of Treasury Regulations
Section 1.860G-1(b)(3)(ii), (iii) any expense or liability specifically required to be borne thereby pursuant to the terms hereof or (iv) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Certificate Administrator's obligations and duties hereunder, or by reason of negligent disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Certificate Administrator made herein. The provisions of this Section 8.05(e) shall survive any resignation or removal of the Certificate Administrator and appointment of a successor thereto.

            Section 8.06      Eligibility Requirements for Trustee.

            The Trustee hereunder shall at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank or national banking association, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under this Agreement, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority and shall not be an Affiliate of the Servicer or the Special Servicer (except during any period when the Trustee is acting as, or has become successor to, the Servicer or the Special Servicer, as the case may be, pursuant to Section 7.02), (ii) an institution insured by the Federal Deposit Insurance Corporation and (iii) an institution whose long-term senior unsecured debt is rated "AA-" by DCR (or, if not rated by DCR, an equivalent rating from at least two other NRSROs), "AA-" by Fitch and "Aa2" by Moody's (or such entity as would not, as evidenced in writing by such Rating Agency, result in the qualification (as applicable), downgrading or withdrawal of any of then-current ratings then assigned thereby to the Certificates).

            If such corporation, national bank or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation, national bank or national banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In the event the place of business from which the Trustee administers either REMIC created hereunder is in a state or local jurisdiction that imposes a tax on the Trust Fund on the net income of a REMIC (other than a tax corresponding to a tax imposed under the REMIC Provisions), the Trustee shall elect either to (i) resign immediately in the manner and with the effect specified in Section 8.07, (ii) pay such tax at no expense to the Trust Fund or
(iii) administer each REMIC created hereunder from a state and local jurisdiction that does not impose such a tax.

            Section 8.07      Resignation and Removal of the Trustee.

            (a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Servicer, the Special Servicer and to all Certificateholders. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee acceptable to the Servicer and the Rating Agencies by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor trustee. A copy of such instrument shall be delivered to the Servicer, the Special Servicer and the Certificateholders by the Depositor. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee. The resigning Trustee shall be responsible for the payment of all reasonable expenses incurred in connection with such resignation and discharge and the appointment of a successor trustee

            (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 or if the Depositor has received notice from the Rating Agencies that failure to remove the Trustee will result in a downgrade or withdrawal of the then-current rating assigned to any Class of Certificates, and shall fail to resign after written request therefor by the Depositor or the Servicer, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee and appoint a successor trustee acceptable to the Servicer and the Rating Agencies by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor trustee. A copy of such instrument shall be delivered to the Servicer, the Special Servicer and the Certificateholders by the Depositor.

            (c) The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Servicer, one complete set to the Trustee so removed and one complete set to the successor so appointed. A copy of such instrument shall be delivered to the Depositor, the Special Servicer and the remaining Certificateholders by the Servicer. The Trustee shall be reimbursed for all costs and expenses incurred by it in connection with such removal within 30 days of demand therefor from amounts on deposit in the Lower-Tier Distribution Account (provided the Trustee is removed without cause).

            Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor Trustee as provided in Section 8.08.

            Within 30 days following any succession of the Trustee under this Agreement, the predecessor Trustee shall be paid all accrued and unpaid compensation and reimbursement as provided for under this Agreement for services rendered and expenses incurred. No Trustee shall be liable for any action or omission of any successor Trustee.

            Section 8.08      Successor Trustee.

            (a) Any successor Trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, the Servicer, the Special Servicer and to its predecessor Trustee, an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee, shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as Trustee herein. The predecessor Trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements held by it hereunder (other than any Mortgage Files at the time held on its behalf by the Custodian, which Custodian shall become the agent of the successor Trustee), and the Depositor, the Servicer, the Special Servicer, the Certificate Administrator and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor Trustee all such rights, powers, duties and obligations, and to enable the successor Trustee to perform its obligations hereunder.

            (b) No successor Trustee shall accept appointment as provided in this Section 8.08 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06.

            (c) Upon acceptance of appointment by a successor Trustee as provided in this Section 8.08, the Servicer shall mail notice of the succession of such Trustee hereunder to the Depositor and the Certificateholders. If the Servicer fails to mail such notice within 10 days after acceptance of appointment by the successor Trustee, such successor Trustee shall cause such notice to be mailed at the expense of the Servicer.

            Section 8.09      Merger or Consolidation of Trustee.

            Any Person into which the Trustee may be merged or converted or with which it may be consolidated or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee, hereunder; provided, that, in the case of the Trustee, such successor Person shall be eligible under the provisions of
Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Trustee will provide notice of such event to the Servicer, the Special Servicer, the Depositor and the Rating Agencies.

            Section 8.10    Appointment of Co-Trustee or Separate Trustee.

            (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider necessary or desirable. If the Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.

            (b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer or the Special Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

            (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then-separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

            (d) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

            (e) The appointment of a co-trustee or separate trustee under this
Section 8.10 shall not relieve the Trustee of its duties and responsibilities hereunder.

            Section 8.11      Appointment of Custodian.

            The Certificate Administrator is hereby appointed Custodian to hold all of the Mortgage Files as agent for the Trustee. The Custodian is, and any successor Custodian shall be, a depository institution subject to supervision by federal or state authority, has combined capital and surplus of at least $15,000,000 and qualified to do business in the jurisdiction in which it holds any Mortgage File. The Custodian is not, and any successor Custodian shall not, be the Depositor or any Affiliate of the Depositor. The Custodian is subject to the same obligations and standard of care as would be imposed on the Trustee hereunder in connection with the retention of Mortgage Files directly by the Trustee. The appointment of the Custodian does not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of the Custodian. The Custodian appointed hereunder must maintain a fidelity bond and errors and omissions policy in an amount customary for Custodians which serve in such capacity in commercial mortgage loan securitization transactions.

            Section 8.12      Access to Certain Information.

            (a) On or prior to the date of the first sale of any Private Certificate to an Independent third party, the Depositor shall provide to the Trustee a copy of any private placement memorandum or other disclosure document used by the Depositor or its Affiliate in connection with the offer and sale of the Class of Certificates to which such Private Certificate relates. In addition, if any such private placement memorandum or disclosure document is revised, amended or supplemented at any time following the delivery thereof to the Trustee, the Depositor promptly shall inform the Trustee of such event and shall deliver to the Trustee a copy of the private placement memorandum or disclosure document, as revised, amended or supplemented.

            The Trustee (or, with respect to the items described in clauses (F) and (H) below, the Custodian) shall maintain at its offices primarily responsible for administering the Trust Fund and shall, upon reasonable advance written notice, make available during normal business hours for review by any Holder of a Certificate, the Depositor, the Servicer, the Special Servicer, the Directing Certificateholder, any Rating Agency or any other Person to whom the Trustee or Custodian, as applicable, believes such disclosure is appropriate, originals or copies of the following items to the extent such documents have been delivered to the Trustee or Custodian, as applicable: (i) in the case of a Holder or prospective transferee of a Private Certificate, any private placement memorandum or other disclosure document relating to the Class of Certificates to which such Private Certificate belongs, in the form most recently provided to the Trustee and (ii) in all cases, (A) this Agreement and any amendments hereto entered into pursuant to Section 10.01, (B) all statements required to be delivered to Certificateholders of the relevant Class pursuant to Section 4.02 since the Closing Date, (C) all Officer's Certificates delivered to the Trustee since the Closing Date pursuant to Section 3.13, (D) all accountants' reports delivered to the Trustee since the Closing Date pursuant to Section 3.14, (E) any and all notices, reports and Environmental Assessments delivered to the Trustee with respect to any Mortgaged Property securing a Defaulted Loan as to which the environmental testing contemplated by Section 3.09(c) revealed that either of the conditions set forth in clauses (i) and (ii) of the first sentence thereof was not satisfied (but only for so long as such Mortgaged Property or the related Loan are part of the Trust Fund), (F) any and all modifications, waivers and amendments of the terms of a Loan entered into by the Servicer or the Special Servicer and delivered to the Custodian pursuant to Section 3.20 (but only for so long as the affected Loan is part of the Trust Fund), (G) any and all Officer's Certificates delivered to the Trustee to support the Servicer's determination that any P&I Advance or Servicing Advance was or, if made, would be a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance, as the case may be, (H) any and all of the Loan Documents contained in the Mortgage File, (I) any and all Appraisals obtained pursuant to the definition of "Appraisal Reduction" herein, (J) information regarding the occurrence of Servicing Transfer Events as to the Loans and (K) any and all Sub-Servicing Agreements and any amendments thereto and modifications thereof.

            Copies of any and all of the foregoing items will be available from the Trustee or Custodian, as applicable, upon written request; provided, however, that the Trustee and the Custodian shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies, except in the case of copies provided to the Rating Agencies, which shall be free of charge. In addition, without limiting the generality of the foregoing, the Holder of any Class J, Class K, Class L, Class M, Class N and Class O Certificate may upon written request from the Certificate Administrator obtain a copy of any report (other than the Asset Status Report) delivered to the Rating Agencies under this Agreement.

            (b) Notwithstanding anything to the contrary herein, in addition to the reports and information made available and distributed pursuant to the terms of this Agreement (including the information set forth in Section 8.12(a)), the Servicer and the Certificate Administrator shall, in accordance with such reasonable rules and procedures as each may adopt (which may include the requirement that an agreement that provides that such information shall be used solely for purposes of evaluating the investment characteristics of the Certificates be executed), also make the reports available to Certificateholders pursuant to Section 4.02, as well as certain additional information received by the Servicer or the Certificate Administrator, as the case may be, to any Certificateholder, the Underwriters, the Initial Purchaser, any Certificate Owner or any prospective investor identified as such by a Certificate Owner or the Underwriters, that requests such reports or information; provided that the Servicer or the Certificate Administrator, as the case may be, shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of such reports or information.

            (c) With respect to any information furnished by the Certificate Administrator, the Custodian or the Servicer pursuant to this Section 8.12, the Certificate Administrator, the Custodian or Servicer, as the case may be, shall be entitled to indicate the source of such information and the Certificate Administrator or Servicer, as applicable, may affix thereto any disclaimer it deems appropriate in its discretion. The Certificate Administrator or the Servicer, as applicable, shall notify Certificateholders of the availability of any such information in any manner as it, in its sole discretion, may determine. In connection with providing access to or copies of the items described in the preceding paragraph, the Certificate Administrator, the Custodian or the Servicer, as the case may be, may require (a) in the case of Certificate Owners, a confirmation executed by the requesting Person substantially in form and substance reasonably acceptable to the Servicer, the Custodian or Certificate Administrator, as applicable, generally to the effect that such Person is a beneficial holder of Certificates or an investment advisor representing such Person and is requesting the information solely for use in evaluating such Person's investment in the Certificates and will otherwise keep such information confidential and (b) in the case of a prospective purchaser or an investment advisor representing such Person, confirmation executed by the requesting Person in form and substance reasonably acceptable to the Certificate Administrator, the Custodian or the Servicer, as the case may be, generally to the effect that such Person is a prospective purchaser of a Certificate or an interest therein or an investment advisor representing such Person, and is requesting the information solely for use in evaluating a possible investment in Certificates. None of the Servicer, the Custodian, the Certificate Administrator or the Trustee shall be liable for the dissemination of information in accordance with this Agreement.

            Section 8.13 Representations, Warranties and Covenants of the Trustee and Certificate Administrator.

            (a) The Trustee hereby represents and warrants to the Depositor, the Certificate Administrator, the Custodian, the Servicer and the Special Servicer and for the benefit of the Certificateholders, as of the Closing Date, that:

               (i) The Trustee is a banking corporation, duly organized, validly existing and in good standing under the laws of New York;

               (ii) The execution and delivery of this Agreement by the Trustee, and the performance and compliance with the terms of this Agreement by the Trustee, will not violate the Trustee's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets;

               (iii) The Trustee has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

               (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Trustee, enforceable against the Trustee in accordance with the terms hereof, subject to (a) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and the rights of creditors of banks specifically and (b) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

               (v) The Trustee is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Trustee's good faith and reasonable judgment, is likely to affect materially and adversely the ability of the Trustee to perform its obligations under this Agreement;

               (vi) No litigation is pending or, to the best of the Trustee's knowledge, threatened against the Trustee which would prohibit the Trustee from entering into this Agreement or, in the Trustee's good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Trustee to perform its obligations under this Agreement; and

               (vii) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Trustee, or compliance by the Trustee with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for any consent, approval, authorization or order which has not been obtained or cannot be obtained prior to the actual performance by the Trustee of its obligations under this Agreement, and which, if not obtained would not have a materially adverse effect on the ability of the Trustee to perform its obligations hereunder.

            (b) The Trustee covenants that any custom-made software or hardware designed or purchased or licensed by the Trustee and used by it in the course of the operation or management of, or the compiling, reporting or generation of data required of it by this Agreement will be capable of identifying correctly, performing calculations and processing accurately such data after December 31, 1999. The Holders of Certificates entitled to at least 51% of the Voting Rights may terminate the Trustee by notice in writing to the Depositor and the Trustee, if the Trustee is in breach of the covenant set forth in this Section 8.13(b), provided, however, the foregoing shall not limit any rights or remedies of the Trust Fund, the Certificateholders or any other party hereto for a breach under any other section of this Agreement that may arise out of the failure of the Trustee to be year 2000 ready before January 1, 2000. The foregoing matters extend and relate only to the internal functioning of the software and hardware maintained by the Trustee, and the Trustee shall not be responsible for the accuracy or integrity of any data or calculations provided to the Trustee by any third party.

            (c) The Certificate Administrator hereby represents and warrants to the Depositor, the Trustee, the Servicer and the Special Servicer and for the benefit of the Certificateholders, as of the Closing Date, that:

               (i) The Certificate Administrator is a national banking association, duly organized, validly existing and in good standing under the laws of the United States;

               (ii) The execution and delivery of this Agreement by the Certificate Administrator, and the performance and compliance with the terms of this Agreement by the Certificate Administrator, will not violate the Certificate Administrator's charter and by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets;

               (iii) The Certificate Administrator has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

               (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Certificate Administrator, enforceable against the Certificate Administrator in accordance with the terms hereof, subject to (a) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and the rights of creditors of banks specifically and (b) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

               (v) The Certificate Administrator is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Certificate Administrator's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Certificate Administrator to perform its obligations under this Agreement or the financial condition of the Certificate Administrator;

               (vi) No litigation is pending or, to the best of the Certificate Administrator's knowledge, threatened against the Certificate Administrator which would prohibit the Certificate Administrator from entering into this Agreement or, in the Certificate Administrator's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Certificate Administrator to perform its obligations under this Agreement or the financial condition of the Certificate Administrator; and

               (vii) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Certificate Administrator, or compliance by the Certificate Administrator with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for any consent, approval, authorization or order which has not been obtained or cannot be obtained prior to the actual performance by the Certificate Administrator of its obligations under this Agreement, and which, if not obtained would not have a materially adverse effect on the ability of the Certificate Administrator to perform its obligations hereunder.

            (d) The Certificate Administrator covenants that any custom-made software or hardware designed or purchased or licensed by the Certificate Administrator and used by it in the course of the operation or management of, or the compiling, reporting or generation of data required by this Agreement will be capable of identifying correctly, performing calculations and processing accurately such data with respect to dates after December 31, 1999.

            The Holders of Certificates entitled to at least 51% of the Voting Rights may terminate the Certificate Administrator by notice in writing to the Depositor and the Certificate Administrator, if the Certificate Administrator is in breach of the covenant set forth in this Section 8.13(d), provided, however, the foregoing shall not limit any rights or remedies of the Trust Fund, the Certificateholders or any other party hereto for a breach under any other Section of this Agreement that may arise out of the failure of the Certificate Administrator to be year 2000 ready before January 1, 2000. The foregoing matters extend and relate only to the internal functioning of the software and hardware maintained by the Certificate Administrator, and the Certificate Administrator shall not be responsible for the accuracy or integrity of any data or calculations provided to the Certificate Administrator by any third party.

            Section 8.14      Certain  Matters  Regarding the  Certificate
Administrator.

            (a) The Certificate Administrator is subject to the same obligations and standard of care as would be imposed on the Trustee hereunder if the Trustee were performing the duties of the Certificate Administrator. Further, the Certificate Administrator is subject to the eligibility and other requirements imposed on the Trustee under Sections 8.06 (except that the Certificate Administrator may be rated "Aa3" by Moody's), 8.07, 8.08 and 8.09 of this Agreement.

            (b) The Certificate Administrator shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                                   ARTICLE IX

                       TERMINATION; PURCHASE OF ARD LOANS

            Section 9.01 Termination Upon Repurchase or Liquidation of All Loans.

            Subject to Section 9.02, the Trust Fund and the respective obligations and responsibilities under this Agreement of the Depositor, the Servicer, the Special Servicer, the Certificate Administrator and the Trustee (other than the obligations of the Certificate Administrator to provide for and make payments to Certificateholders as hereafter set forth) shall terminate upon payment (or provision for payment) to the Certificateholders of all amounts held by or on behalf of the Trustee and required hereunder to be so paid on the Distribution Date following the earliest to occur of (i) the purchase by either Mortgage Loan Seller, the Special Servicer, the Holders of the Controlling Class or the Servicer of all the Loans and each REO Property remaining in the Trust Fund at a price equal to (a) the sum of (1) the aggregate Purchase Price of all the Loans (exclusive of REO Loans) included in the Trust Fund and (2) the Appraised Value of each REO Property, if any, included in the Trust Fund (such Appraisals in this subclause (2) to be conducted by an Appraiser selected and mutually agreed upon by the Servicer and the Trustee, and approved by more than 50% of the Voting Rights of the Classes of Certificates then outstanding (other than the Controlling Class if the Controlling Class is exercising such option unless the Controlling Class is the only Class of Certificates then outstanding)), minus (b) solely in the case where the Servicer is effecting such purchase, the aggregate amount of unreimbursed Advances, together with any interest accrued and payable to the Servicer in respect of such Advances in accordance with Sections 3.03(d) and 4.03(d) and any unpaid Servicing Fees, remaining outstanding (which items shall be deemed to have been paid or reimbursed to the Servicer in connection with such purchase), (ii) the Distribution Date in September 2041 and (iii) the final payment or other liquidation (or any advance with respect thereto) of the last Loan or REO Property remaining in the Trust Fund; provided, however, that in no event shall the trust created hereby continue beyond the earlier of (i) the Rated Final Distribution Date and (ii) expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James's, living on the date hereof.

            The CSFB Mortgage Loan Seller may, at its option, elect to purchase all of the Loans and each REO Property remaining in the Trust Fund as contemplated by clause (i) of the preceding paragraph by giving written notice to the Trustee and the other parties hereto within 60 days of the first Distribution Date on which the aggregate Stated Principal Balances of the Loans and any REO Loans remaining in the Trust Fund is less than 1.00% of the aggregate Cut-off Date Principal Balance of the Loans set forth in the Preliminary Statement. If the CSFB Mortgage Loan Seller does not exercise such option within 60 days after it becomes exercisable by the CSFB Mortgage Loan Seller, the MS Mortgage Loan Seller may notify the CSFB Mortgage Loan Seller, the Special Servicer and the Trustee of its intention to exercise such option, and if the CSFB Mortgage Loan Seller fails to exercise such option within ten Business Days thereafter, the MS Mortgage Loan Seller shall be entitled to exercise such option. If the MS Mortgage Loan Seller does not exercise such option within 60 days after it becomes exercisable by the MS Mortgage Loan Seller, the Special Servicer may notify the CSFB Mortgage Loan Seller, the MS Mortgage Loan Seller and the Trustee of its intention to exercise such option, and if the MS Mortgage Loan Seller fails to exercise such option within ten Business Days thereafter, the Special Servicer shall be entitled to exercise such option. If the Special Servicer does not exercise such option within 60 days after it becomes exercisable by the Special Servicer, the Holders of a majority of the Percentage Interests in the Controlling Class may notify the CSFB Mortgage Loan Seller, the MS Mortgage Loan Seller, the Special Servicer and the Trustee of their intention to exercise such option and if none of the CSFB Mortgage Loan Seller, the MS Mortgage Loan Seller or the Special Servicer exercises such option within ten Business Days thereafter, such Holders of the Controlling Class shall be entitled to exercise such option. If the Holders of a majority of the Percentage Interests of the Controlling Class do not exercise such option within 60 days after it becomes exercisable by them, the Servicer may notify the CSFB Mortgage Loan Seller, the MS Mortgage Loan Seller, the Special Servicer, the Holders of the Controlling Class and the Trustee of the Servicer's intention to exercise such option, and if none of the CSFB Mortgage Loan Seller, the MS Mortgage Loan Seller, the Special Servicer or the Holders of a majority of the Percentage Interests in the Controlling Class exercise such option within ten Business Days thereafter, the Servicer will be entitled to exercise such option. Any purchaser pursuant to Section 9.01(a) of a Loan serviced by a Primary Servicer shall be required to enter into a servicing agreement with such Primary Servicer, as applicable, in the form of the related "Prior Servicing Agreement" (as defined in the Primary Servicing Agreement) or shall be required to pay such Primary Servicer the termination fee that would be payable thereunder.

            If the CSFB Mortgage Loan Seller, the MS Mortgage Loan Seller, the Special Servicer, the Holders of the Controlling Class or the Servicer purchases all of the Loans and each REO Property remaining in the Trust Fund in accordance with the preceding paragraph, the CSFB Mortgage Loan Seller, the MS Mortgage Loan Seller, the Special Servicer, the Holders of the Controlling Class or the Servicer, as applicable, shall deposit in the Lower-Tier Distribution Account not later than the P&I Advance Date relating to the Distribution Date on which the final distribution on the Certificates is to occur, an amount in immediately available funds equal to the above-described purchase price (exclusive of any portion thereof payable to any Person other than the Certificateholders pursuant to Section 3.05(a), which portion shall be deposited in the Collection Account). In addition, the Servicer shall transfer to the Lower-Tier Distribution Account all amounts required to be transferred thereto on such P&I Advance Date from the Collection Account pursuant to the first paragraph of Section 3.04(b), together with any other amounts on deposit in the Collection Account that would otherwise be held for future distribution. Upon confirmation that such final deposits have been made, the Custodian shall release or cause to be released to the CSFB Mortgage Loan Seller, the MS Mortgage Loan Seller, the Special Servicer, the Holders of the Controlling Class or the Servicer, as applicable, the Mortgage Files for the remaining Loans, and the Trustee shall execute all assignments, endorsements and other instruments furnished to it by the CSFB Mortgage Loan Seller, the MS Mortgage Loan Seller, the Special Servicer, the Holders of the Controlling Class or the Servicer, as applicable, as shall be necessary to effectuate transfer of the Loans and REO Properties remaining in the Trust Fund and its rights under the related Mortgage Loan Purchase Agreement.

            For purposes of this Section 9.01, the Directing Certificateholder, with the consent of the Holders of the Controlling Class, shall act on behalf of the Holders of the Controlling Class in purchasing the assets of the Trust Fund and terminating the Trust.

            Notice of any termination pursuant to this Section 9.01 shall be given promptly by the Trustee by letter to the Certificateholders and each Rating Agency and, if not previously notified pursuant to this Section 9.01, to the other parties hereto mailed (a) in the event such notice is given in connection with the purchase of all of the Loans and each REO Property remaining in the Trust Fund, not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates, or (b) otherwise during the month of such final distribution on or before the P&I Advance Determination Date in such month, in each case specifying
(i) the Distribution Date upon which the Trust Fund will terminate and final payment of the Certificates will be made, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the offices of the Certificate Administrator or such other location therein designated.

            After transferring the Lower-Tier Distribution Amount and the amount of any Prepayment Premiums and Yield Maintenance Charges distributable pursuant to Section 4.01(d) to the Upper-Tier Distribution Account pursuant to Section 3.04(b) and upon presentation and surrender of the Certificates by the Certificateholders on the final Distribution Date, the Certificate Administrator shall distribute to each Certificateholder so presenting and surrendering its Certificates such Certificateholder's Percentage Interest of that portion of the amounts then on deposit in the Upper-Tier Distribution Account that are allocable to payments on the Class of Certificates so presented and surrendered. Amounts transferred from the Lower-Tier Distribution Account to the Upper-Tier Distribution Account as of the final Distribution Date shall be allocated for the purposes, in the amounts and in accordance with the priority set forth in Sections 4.01(a) and 4.01(e) and shall be distributed in termination and liquidation of the Uncertificated Lower-Tier Interests and the Class LR Certificates in accordance with Sections 4.01(b) and (d). Any funds not distributed on such Distribution Date shall be set aside and held uninvested in trust for the benefit of Certificateholders not presenting and surrendering their Certificates in the aforesaid manner and shall be disposed of in accordance with this Section 9.01 and Section 4.01(h).

            Anything in this Section 9.01 to the contrary notwithstanding, the Holders of the Class V-1 and Class V-2 Certificates shall receive that portion of the proceeds of a sale of the assets of the Trust Fund allocable to accrued and unpaid Excess Interest.

            Section 9.02      Additional Termination Requirements.

            If the CSFB Mortgage Loan Seller, the MS Mortgage Loan Seller, the Special Servicer, the Holders of the Controlling Class or the Servicer purchases all of the Loans and each REO Property remaining in the Trust Fund as provided in Section 9.01, the Trust Fund shall be terminated in accordance with the following additional requirements, which meet the definition of a "qualified liquidation" in Section 860F(a)(4) of the Code:

               (i) the Servicer shall specify the first day in the 90-day liquidation period in a statement attached to each of the Upper-Tier REMIC's, and the Lower-Tier REMIC's final Tax Return pursuant to Treasury Regulations Section 1.860F-1 and shall satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder;

               (ii) during such 90-day liquidation period and at or prior to the time of the making of the final payment on the Certificates, the Trustee shall sell all of the assets of the Lower-Tier REMIC to the CSFB Mortgage Loan Seller, the MS Mortgage Loan Seller, the Special Servicer, the Holders of the Controlling Class or the Servicer, as the case may be, for cash; and

               (iii) immediately following the making of the final payment on the Uncertificated Lower-Tier Interests and the Certificates, the Certificate Administrator shall distribute or credit, or cause to be distributed or credited, to the Holders of the Class LR Certificates (in the case of the Lower-Tier REMIC) and the Class R Certificates (in the case of the Upper-Tier REMIC) all cash on hand (other than cash retained to meet claims), in the Trust Fund and each of the Lower-Tier REMIC and the Upper-Tier REMIC shall terminate at that time.

            Section 9.03      Purchase of ARD Loans.

            The Holder of a 100% Percentage Interest in the Class V-1 Certificates may purchase any ARD Loan which is a CSFB Loan and the Holder of a 100% Percentage Interest in the Class V-2 Certificates may purchase any ARD Loan which is a MS Loan, in each case, for up to two months after its Anticipated Repayment Date at a price equal to the sum of the following:

               (i) 100% of the outstanding principal balance of such Loan on such Anticipated Repayment Date or Maturity Date, as applicable (less any P&I Advances previously made on account of principal);

               (ii) all unpaid interest accrued on such principal balance of such Loan at the Mortgage Rate thereof, to the last day of the Interest Accrual Period preceding such Anticipated Repayment Date or Maturity Date, as applicable (less any P&I Advances previously made on account of interest);

               (iii) the aggregate amount of all unreimbursed Advances with respect to such Loan, with interest thereon at the Advance Rate, and unpaid Servicing Fees, Special Servicing Fees, Trustee Fees, Certificate Administrator Fees and Trust Fund expenses; and

               (iv) the amount of any expenses incurred by the Trust Fund in connection with such purchase;

provided, however, that any such purchase may be consummated only if the applicable Holder, at its expense, provides the Trustee with an Opinion of Counsel to the effect that such purchase (or such right to purchase) would not cause (a) either REMIC created hereunder to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding and (b) would not cause the arrangement between the Trust and the Class V-1 or Class V-2 Certificateholders to be other than a grantor trust for federal income tax purposes, and (i) an Opinion of Counsel to the effect that such purchase would not result in a gain which would be subject to the tax on net income derived from prohibited transactions imposed by Code Section 860F(a)(1) or otherwise result in the imposition of any other tax on either REMIC created hereunder under the REMIC Provisions or (ii) an accountant's certification to the effect that such purchase would not result in the realization of any net income to either REMIC created hereunder.

            The proceeds of any such purchase hereunder shall be deposited in the Collection Account and disbursed as provided herein.

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

            Section 10.01     Amendment.

            (a) This Agreement may be amended from time to time by the parties hereto, without the consent of any of the Certificateholders:

               (i) to cure any ambiguity;

               (ii) to correct or supplement any provisions herein or therein, which may be inconsistent with any other provisions herein or therein or to correct any error;

               (iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of either REMIC created hereunder as a REMIC at all times that any Certificate (other than the Class V-1 and Class V-2 Certificates) is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either REMIC created hereunder pursuant to the Code that would be a claim against the Trust Fund or either REMIC created hereunder, provided that the Trustee has received an Opinion of Counsel to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax, (b) such action will not adversely affect in any material respect the interests of any Certificateholder, and (c) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect;

               (iv) to change the timing and/or nature of deposits into the Collection Account, the Distribution Accounts or REO Account or to change the name in which the Collection Account is maintained, provided that (a) the P&I Advance Date shall in no event be later than the related Distribution Date, (b) such change shall not, as evidenced by an Opinion of Counsel addressed to the Trustee, adversely affect in any material respect the interests of any Certificateholder and (c) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect;

               (v) to  modify,   eliminate  or  add  to  the  provisions  of
      Section 5.02(d) or any other provision hereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests," provided that (a) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect, and (b) such change shall not, as evidenced by an Opinion of Counsel addressed to the Trustee, cause the Trust Fund, either REMIC created hereunder or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person or a Transfer from a Person other than a U.S. Person;

               (vi) to make any other provisions with respect to matters or questions arising under this Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel addressed to the Trustee, adversely affect in any material respect the interests of any Certificateholder not consenting thereto; and

               (vii) to amend or supplement any provision hereof to the extent necessary to maintain the then-current rating or ratings assigned to each Class of Certificates by each Rating Agency as confirmed in writing.

            (b) This Agreement may also be amended from time to time by the parties hereto with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

               (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate; or

               (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding; or

               (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding; or

               (iv)  amend this Section 10.01.

            (c) Notwithstanding the foregoing, the Trustee will not be entitled to consent to any amendment hereto without having first received an Opinion of Counsel to the effect that such amendment or the exercise of any power granted to the Servicer, the Depositor, the Special Servicer, the Trustee or any other specified person in accordance with such amendment will not result in the imposition of a tax on the Trust Fund, either REMIC created hereunder or cause either REMIC created hereunder to fail to qualify as a REMIC.

            (d) Promptly after the execution of any such amendment, the Trustee shall furnish a copy of such amendment to each Rating Agency and each Certificateholder.

            (e) It shall not be necessary for the consent of Certificateholders under this Section 10.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

            (f) The Trustee may, but shall not be obligated to, enter into any amendment pursuant to this Section that affects its rights, duties and immunities under this Agreement or otherwise.

            (g) The cost of any Opinion of Counsel to be delivered pursuant to
Section 10.01(a), (b) or (c) shall be borne by the Person seeking the related amendment, except that if the Servicer or the Trustee requests any amendment of this Agreement in furtherance of the rights and interests of Certificateholders, the cost of any Opinion of Counsel required in connection therewith pursuant to
Section 10.01(a), (b) or (c) shall be payable out of the Collection Account.

            Section 10.02     Recordation of Agreement; Counterparts.

            (a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer at the expense of the Depositor on direction by the Trustee, but only upon direction accompanied by an Opinion of Counsel (the cost of which shall be paid by the Depositor) to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

            (b) For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            Section 10.03     Limitation on Rights of Certificateholders.

            (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

            (b) No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

            (c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement or any Loan, unless, with respect to any suit, action or proceeding upon or under or with respect to this Agreement, such Holder previously shall have given to the Trustee a written notice of default hereunder, and of the continuance thereof, as hereinbefore provided, and unless also (except in the case of a default by the Trustee) the Holders of Certificates of any Class evidencing not less than 25% of the related Percentage Interests in such Class shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Holders of Certificates unless such Holders have offered to the Trustee reasonable security against the costs, expenses and liabilities which may be incurred therein or hereby.

            It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 10.03(c), each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

            Section 10.04     Governing Law.

            This Agreement and the Certificates shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

            Section 10.05     Notices.

            Any communications provided for or permitted hereunder shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid (except for notices to the Trustee which shall be deemed to have been duly given only when received), to: (i) (a) in the case of the Depositor, Credit Suisse First Boston Mortgage Securities Corp., Eleven Madison Avenue, New York, New York 10010, Attention: Allan J. Baum, with a copy to Colleen Graham, Esq., Compliance Department, telecopy number: (212) 325-8162; (ii) in the case of the Underwriters and the Initial Purchaser, (a) Credit Suisse First Boston Corporation, Eleven Madison Avenue, New York, New York 10010, Attention: Allan
J. Baum, with a copy to Colleen Graham, Esq., Compliance Department, telecopy number: (212) 325-8162, (b) Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, Attention: John Kessler, telecopy number: (212) 761-0350, with a copy to Gregory D. Walker, telecopy number: (212) 762-8896;
(iii) in the case of the Servicer, Wells Fargo Bank, National Association, 417 Montgomery Street, 5th Floor, San Francisco, California 94111, Attention:
Portfolio Manager, telecopy number: (415) 975-7236, with a copy to Robert F. Darling Esq., Wells Fargo Bank, National Association, 633 Folsom Street, San Francisco, California 94104; (iv) in the case of the Special Servicer, Lennar Partners, Inc., 760 Northwest 107th Avenue, Suite 400, Miami, Florida 33172,
Attention: Ron Schrager, telecopy number: (305) 226-3428; (v) in the case of the Trustee, The Chase Manhattan Bank, 450 West 33rd Street, 14th Floor, New York, New York 10001, Attention: Capital Markets Fiduciary Services, telecopy number:
(212) 946-8302; (vi) in the case of the Certificate Administrator and Custodian, Norwest Bank Minnesota, National Association, 11000 Broken Land Parkway, Columbia, Maryland 21044-3562, Attention: Corporate Trust Services (CMBS)-Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 1999-C1, telecopy number: (410) 884-2360, and for Certificate transfer purposes to Norwest Bank Minnesota, National Association, Norwest Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0113, Attention: Corporate Trust Services (CMBS) - Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 1999-C1, telecopy number: (612) 667-4927; (vii) in the case of the Rating Agencies, (a) Fitch IBCA, Inc., One State Street Plaza, New York, New York 10004, Attention: Commercial Mortgage Monitoring Group, telecopy number: (212) 635-0295; (b) Moody's Investor Services, Inc., 99 Church Street, New York, New York 10007, Attention: Commercial Mortgage Surveillance Group, telecopy number:
(212) 553-1350; and (c) Duff & Phelps Credit Rating Co., 55 East Monroe Street, Suite 3500, Chicago, Illinois, Attention: CMBS Monitoring Group, telecopy number: (312) 368-2852; (viii) in the case of the CSFB Mortgage Loan Seller, Credit Suisse First Boston Mortgage Capital LLC, Eleven Madison Avenue, New York, New York 10010, Attention: Compliance Department, telecopy number: (212) 325-8162; and (ix) in the case of the MS Mortgage Loan Seller, Morgan Stanley Mortgage Capital Inc., 1585 Broadway, New York, New York, 10036, Attention: John Kessler, telecopy number: (212) 761-0350; or as to each such Person such other address as may hereafter be furnished by such Person to the parties hereto in writing. Any communication required or permitted to be delivered to a Certificateholder shall be deemed to have been duly given when mailed first Class, postage prepaid, to the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

            Section 10.06     Severability of Provisions.

            If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

            Section 10.07     Grant of a Security Interest.

            The Depositor intends that the conveyance of the Depositor's right, title and interest in and to the Loans pursuant to this Agreement shall constitute a sale and not a pledge of security for a loan. If such conveyance is deemed to be a pledge of security for a loan, however, the Depositor intends that the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement. The Depositor also intends and agrees that, in such event, (i) the Depositor shall be deemed to have granted to the Trustee (in such capacity) a first priority security interest in the Depositor's entire right, title and interest in and to the assets comprising the Trust Fund, including without limitation, the Loans, all principal and interest received or receivable with respect to the Loans (other than principal and interest payments due and payable prior to the Cut-off Date and Principal Prepayments received prior to the Cut-off Date), all amounts held from time to time in the Collection Account, the Distribution Accounts and, if established, the REO Account, and all reinvestment earnings on such amounts, and all of the Depositor's right, title and interest in and to the proceeds of any title, hazard or other Insurance Policies related to such Loans and (ii) this Agreement shall constitute a security agreement under applicable law. This Section 10.07 shall constitute notice to the Trustee pursuant to any of the requirements of the applicable UCC.

            Section 10.08     Successors and Assigns; Beneficiaries.

            The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders. No other person, including, without limitation, any Mortgagor, shall be entitled to any benefit or equitable right, remedy or claim under this Agreement.

            Section 10.09     Article and Section Headings.

            The article and Section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

            Section 10.10     Notices to Rating Agencies.

            (a) The Trustee shall use reasonable efforts promptly to provide notice to each Rating Agency with respect to each of the following of which a Responsible Officer of the Trustee has actual knowledge:

               (i) any material change or amendment to this Agreement;

               (ii) the occurrence of any Event of Default that has not been cured;

               (iii) the resignation or termination of the Servicer or the Special Servicer;

               (iv) any change in the location of either of the Distribution Accounts;

               (v) the repurchase of Loans by any Mortgage Loan Seller, FINOVA or FINOVA Capital pursuant to Section 7 of the related Mortgage Loan Purchase Agreement or Section 9.3 of the related FINOVA Mortgage Loan Purchase Agreement, as applicable; and

               (vi) the final payment to any Class of Certificateholders.

            (b) The Servicer shall use reasonable efforts promptly to provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

               (i)  the resignation or removal of the Trustee;

               (ii) any change in the location of the Collection Account; and

               (iii) any event that would result in the voluntary or involuntary termination of any insurance of the accounts of the Trustee.

            (c) Each of the Servicer and the Special Servicer shall promptly furnish to each Rating Agency copies of the following:

               (i) each of its annual statements as to compliance described in
      Section 3.13;

               (ii) all reports and other items for Loans delivered by each of the Servicer and Special Servicer pursuant to Section 3.12;

               (iii) each of its annual independent public accountants' servicing reports described in Section 3.14;

               (iv) each waiver and consent provided pursuant to Section 3.08 for Loans;

               (v) any officers' certificates delivered by the Servicer and the Special Servicer to the Trustee;

               (vi) all site inspections (unless otherwise directed by such Rating Agency);

               (vii) all operating statements (unless otherwise directed by such Rating Agency);

               (viii) all rent rolls and sales reports to the extent provided by the Borrowers and requested by such Rating Agency;

               (ix) any proposed no downgrade request;

               (x) any extension or modification of the Maturity Date of any Loan;

               (xi) any modification, waiver or amendment of any term of any Loan; and

               (xii) any other document that shall be reasonably requested by any Rating Agency.

            (d) The Certificate Administrator shall promptly after each Distribution Date furnish to each Rating Agency a copy of the related Statement to Certificateholders.

            IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.


                                       CREDIT SUISSE FIRST BOSTON
                                          MORTGAGE SECURITIES CORP.
                                            Depositor



                                       By: _____________________________________
                                           Name:
                                           Title:



                                       WELLS FARGO BANK, NATIONAL
                                          ASSOCIATION
                                            Servicer



                                       By: _____________________________________
                                           Name:
                                           Title:



                                       LENNAR PARTNERS, INC.
                                          Special Servicer



                                       By: _____________________________________
                                           Name:
                                           Title:



                                       THE CHASE MANHATTAN BANK
                                          Trustee



                                       By: _____________________________________
                                           Name:
                                           Title:



                                       NORWEST BANK MINNESOTA, NATIONAL
                                          ASSOCIATION
                                            Certificate Administrator and
                                            Custodian



                                       By: _____________________________________
                                           Name:
                                           Title:

STATE OF NEW YORK       )
                        ) ss.:
COUNTY OF NEW YORK      )


            On the _____ day of November, 1999 before me, a notary public in and for said State, personally appeared ______________________________________ known to me to be a __________________________ of Credit Suisse First Boston Mortgage Securities Corp. and a __________________________ of Credit Suisse First Boston Corporation, the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporations, and acknowledged to me that such corporations executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                       ____________________________________
                                                  Notary Public

STATE OF ____________  )
                       ) ss.:
COUNTY OF ____________ )


            On the _____ day of November, 1999 before me, a notary public in and for said State, personally appeared _________________________________ known to me to be a _________________________ of Wells Fargo Bank, National Association, a national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said national banking association, and acknowledged to me that such national banking association executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                       ____________________________________
                                                  Notary Public

STATE OF ____________   )
                        ) ss.:
COUNTY OF ___________   )


            On the _____ day of November, 1999 before me, ____________________
_______________________, a notary public in and for said State, personally appeared ______________________________ known to me to be a ___________________
of Lennar Partners, Inc., a corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                       ____________________________________
                                                  Notary Public

STATE OF ____________  )
                       ) ss.:
COUNTY OF ___________  )


            On the _____ day of November, 1999 before me, _______________ _______________________, a notary public in and for said State, personally appeared ______________________________ known to me to be a ___________________
of The Chase Manhattan Bank, a New York banking corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said banking corporation, and acknowledged to me that such banking corporation executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                       ____________________________________
                                                  Notary Public

STATE OF ____________   )
                        ) ss.:
COUNTY OF ___________   )


            On the _____ day of November, 1999 before me,__________________
_______________________, a notary public in and for said State, personally appeared ______________________________ known to me to be a ___________________
of Norwest Bank Minnesota, National Association, a national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said national banking association, and acknowledged to me that such national banking association executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                       ____________________________________
                                                  Notary Public

INSERT  420064.txt


                                                                     EXHIBIT A-1

                           FORM OF CLASS A CERTIFICATE

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1999-C1
                           Class A-[1][2] Certificate


Pass-Through Rate:  6.91%  [Initial Class A-1 Certificate Balance: $199,500,000]
                           [Initial Class A-2 Certificate Balance: $660,500,000]

[CUSIP No. [A-1] 22540ALJ5]      Denomination of this Certificate:  $[_________]
[CUSIP No. [A-2] 22540ALK2]
                                  Rated Final Distribution Date:  September 2041


No.: A-[1][2]-[__]

     FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

     THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE CSFB MORTGAGE LOAN SELLER, THE MS MORTGAGE LOAN SELLER, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

     Unless and until it is exchanged in whole or in part for Certificates in definitive form, this Certificate may not be transferred except as a whole (i) by The Depository Trust Company, a New York corporation ("DTC") to a nominee of DTC, (ii) by a nominee of DTC to DTC or another nominee of DTC or (iii) by DTC or any such nominee to a successor depository or a nominee of such successor depository.

     Unless this Certificate is presented by an authorized representative of DTC, to the Certificate Registrar or its agent for registration of transfer, exchange or payment, and any Certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

     This certifies that CEDE & CO. (the "Certificateholder") is the registered owner of a beneficial ownership interest in a trust (the "Trust") created pursuant to a Pooling and Servicing Agreement, dated as of October 11, 1999, (the "Pooling and Servicing Agreement") by and among Wells Fargo Bank, National Association, as servicer (the "Servicer"), Lennar Partners, Inc., as special servicer ("Special Servicer"), The Chase Manhattan Bank, as trustee (the "Trustee"), Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor") and Norwest Bank Minnesota, National Association, as certificate administrator and custodian (the "Certificate Administrator"). All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Pooling and Servicing Agreement. This Certificate is described in the Pooling and Servicing Agreement and is issued pursuant to and subject to the Pooling and Servicing Agreement. By acceptance of this Certificate, each Certificateholder assents to and becomes bound by the Pooling and Servicing Agreement.

     On each Distribution Date, the Certificate Administrator shall distribute to the Person in whose name this Certificate is registered on the last Business Day of the month immediately preceding the month in which such Distribution Date occurs (or with respect to the first Distribution Date, the Closing Date), an amount equal to the Percentage Interest represented by this Certificate of the amount required to be distributed to the Certificateholders of this Class on such Distribution Date pursuant to Section 4.01 of the Pooling and Servicing Agreement.

     All distributions (other than the final distribution) shall be made to the Persons in whose name the Certificates are registered at the close of business on each Record Date by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor if such Certificateholder shall have so notified the Certificate Administrator in writing by no later than five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered Certificateholder of Certificates of the Class represented by this Certificate with an initial Certificate Balance equal to or in excess of $5,000,000; and in all other cases by check mailed to each such Certificateholder at such Certificateholder's address appearing in the Certificate Register, in either case without presentation or surrender of any
Certificate held by such Certificateholder or the making of any notation thereon. Distributions on the final Distribution Date with respect to this Certificate, however, shall require presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

     The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Servicer, the Special Servicer, the Trustee and the Certificate Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Certificate Administrator with the consent of the Holders of Certificates entitled to at least 66 2/3% of the Percentage Interests of each Class affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a REMIC, without the consent of the Holders of any of the Certificates.

     No sale, transfer or other disposition of this Certificate shall be permitted other than in accordance with the provisions of Section 5.02 of the Pooling and Servicing Agreement.

     This Certificate does not represent an obligation of, or an interest in the Servicer, the Special Servicer, the Depositor, the Trustee or the Certificate Administrator, except to the extent described in the Pooling and Servicing Agreement, or any Affiliate thereof, nor will this Certificate be insured or guaranteed by any governmental agency. This Certificate is limited in right of payment to certain collections on the Mortgage Loans, as more specifically set forth in the Pooling and Servicing Agreement.

     The Holder hereof, by its acceptance of this Certificate, agrees to look solely to the assets of the Trust Fund, as provided in the Pooling and Servicing Agreement, for payment hereunder and that the Trustee and the Certificate Administrator in their individual capacities are not liable to the Holder hereof for any amounts payable under this Certificate or the Pooling and Servicing Agreement.

     This Certificate does not purport to summarize the Pooling and Servicing Agreement and is qualified in its entirety by the Pooling and Servicing Agreement. Reference is made to the Pooling and Servicing Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and immunities of the Trustee and the Certificate Administrator. Copies of the Pooling and Servicing Agreement and all amendments thereto will be provided to a prospective or actual Certificateholder, upon written request and, at the Trustee's discretion, payment of a reasonable fee for any expenses, to the Trustee at 450 West 33rd Street, New York, New York 10001, Attention: Capital Markets Fiduciary Services -- Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 1999-C1.

     IN  WITNESS  WHEREOF,   the  Certificate   Administrator  has  caused  this
Certificate to be duly executed by the manual or facsimile signature of the duly authorized officer of the Certificate Administrator.


                                    NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION not in its individual capacity, but solely as Certificate Administrator



                                    By:_________________________________________
                                        Authorized Officer



                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class A-[1][2] Certificates referred to in the within mentioned Pooling and Servicing Agreement.


                                    NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION not in its individual capacity, but solely as Certificate Administrator



                                    By: ________________________________________
                                         Authorized Officer

Dated:_______________

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _______________________________ the within Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass Through Certificate, Series 1999-C1, and does hereby irrevocably constitute and appoint ______________________________ Attorney to transfer the said Certificate on the Certificate Register maintained by the Certificate Registrar, with full power of substitution in the premises.



Dated: _______________              By:_________________________________________
                                        Signature

                                                                     EXHIBIT A-2

                          FORM OF CLASS A-X CERTIFICATE

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1999-C1
                              Class A-X Certificate
                                 (Variable Rate)


Pass-Through Rate:  (1)     Original Class A-X Notional Balance:  $1,170,108,234
-------------
(1) The per annum rate, expressed as a percentage, obtained by dividing (i) the sum of the products of (a) the Certificate Balance of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates and (b) the related Component Rate for such Distribution Date by (ii) the sum of all such Certificate Balances.


CUSIP No. 22540ALL0         Notional Denomination of this Certificate:  $[_____]

                            Rated Final Distribution Date:  September 2041


No.: A-X-[ ]

     THIS CERTIFICATE IS AN "INTEREST ONLY" CERTIFICATE AND DOES NOT HAVE A PRINCIPAL BALANCE. DISTRIBUTIONS WILL BE CALCULATED ON THE CLASS "A-X NOTIONAL BALANCE."

     FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G (a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

     THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE CSFB MORTGAGE LOAN SELLER, THE MS MORTGAGE LOAN SELLER, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

     THIS CERTIFICATE IS ISSUED ON NOVEMBER 10, 1999, AT AN ISSUE PRICE OF ___________% OF ITS ORIGINAL NOTIONAL BALANCE, INCLUDING ACCRUED INTEREST, AND A STATED REDEMPTION PRICE AT MATURITY EQUAL TO ALL INTEREST DISTRIBUTIONS HEREON, AND IS ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID") FOR FEDERAL INCOME TAX PURPOSES. ASSUMING THAT THIS CERTIFICATE PAYS IN ACCORDANCE WITH PROJECTED CASH FLOWS REFLECTING THE PREPAYMENT ASSUMPTION OF ________% CONSTANT PREPAYMENT RATE USED TO PRICE THIS CERTIFICATE: (I) THE AMOUNT OF OID AS A PERCENTAGE OF THE ORIGINAL NOTIONAL BALANCE OF THIS CERTIFICATE IS APPROXIMATELY ____________%;
(II) THE ANNUAL YIELD TO MATURITY OF THIS CERTIFICATE, COMPOUNDED MONTHLY, IS APPROXIMATELY _________%; AND (III) THE AMOUNT OF OID ALLOCABLE TO THE SHORT FIRST ACCRUAL PERIOD (NOVEMBER 10, 1999 TO NOVEMBER 15, 1999) AS A PERCENTAGE OF THE ORIGINAL NOTIONAL BALANCE OF THIS CERTIFICATE, CALCULATED USING THE EXACT METHOD, IS APPROXIMATELY _____________%.

     Unless and until it is exchanged in whole or in part for Certificates in definitive form, this Certificate may not be transferred except as a whole (i) by The Depository Trust Company, a New York corporation ("DTC") to a nominee of DTC, (ii) by a nominee of DTC to DTC or another nominee of DTC or (iii) by DTC or any such nominee to a successor depository or a nominee of such successor depository.

     Unless this Certificate is presented by an authorized representative of DTC, to the Certificate Registrar or its agent for registration of transfer, exchange or payment, and any Certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

     This certifies that CEDE & CO. (the "Certificateholder") is the registered owner of a beneficial ownership interest in a trust (the "Trust") created pursuant to a Pooling and Servicing Agreement, dated as of October 11, 1999 (the "Pooling and Servicing Agreement") by and among Wells Fargo Bank, National Association, as servicer (the "Servicer"), Lennar Partners, Inc., as special servicer ("Special Servicer"), The Chase Manhattan Bank, as trustee (the "Trustee"), Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor") and Norwest Bank Minnesota, National Association, as certificate administrator and custodian (the "Certificate Administrator"). All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Pooling and Servicing Agreement. This Certificate is described in the Pooling and Servicing Agreement and is issued pursuant to and subject to the Pooling and Servicing Agreement. By acceptance of this Certificate, each Certificateholder assents to and becomes bound by the Pooling and Servicing Agreement.

     On each Distribution Date, the Certificate Administrator shall distribute to the Person in whose name this Certificate is registered on the last Business Day of the month immediately preceding the month in which such Distribution Date occurs (or with respect to the first Distribution Date, the Closing Date), an amount equal to the Percentage Interest represented by this Certificate of the amount required to be distributed to the Certificateholders of this Class on such Distribution Date pursuant to Section 4.01 of the Pooling and Servicing Agreement.

     All distributions (other than the final distribution) shall be made to the Persons in whose name the Certificates are registered at the close of business on each Record Date by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor if such Certificateholder shall have so notified the Certificate Administrator in writing by no later than five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered Certificateholder of Certificates of the Class represented by this Certificate with an initial Notional Balance equal to or in excess of
$5,000,000; and in all other cases by check mailed to each such Certificateholder at such Certificateholder's address appearing in the Certificate Register, in either case without presentation or surrender of any
Certificate held by such Certificateholder or the making of any notation thereon. Distributions on the final Distribution Date with respect to this Certificate, however, shall require presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

     The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Servicer, the Special Servicer, the Trustee and the Certificate Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Certificate Administrator with the consent of the Holders of Certificates entitled to at least 66 2/3% of the Percentage Interests of each Class affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a REMIC, without the consent of the Holders of any of the Certificates.

     No sale, transfer or other disposition of this Certificate shall be permitted other than in accordance with the provisions of Section 5.02 of the Pooling and Servicing Agreement.

     This Certificate does not represent an obligation of, or an interest in the Servicer, the Special Servicer, the Depositor, the Trustee or the Certificate Administrator, except to the extent described in the Pooling and Servicing Agreement, or any Affiliate thereof, nor will this Certificate be insured or guaranteed by any governmental agency. This Certificate is limited in right of payment to certain collections on the Mortgage Loans, as more specifically set forth in the Pooling and Servicing Agreement.

     The Holder hereof, by its acceptance of this Certificate, agrees to look solely to the assets of the Trust Fund, as provided in the Pooling and Servicing Agreement, for payment hereunder and that the Trustee and the Certificate Administrator in their individual capacities are not liable to the Holder hereof for any amounts payable under this Certificate or the Pooling and Servicing Agreement.

     This Certificate does not purport to summarize the Pooling and Servicing Agreement and is qualified in its entirety by the Pooling and Servicing Agreement. Reference is made to the Pooling and Servicing Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and immunities of the Trustee and the Certificate Administrator. Copies of the Pooling and Servicing Agreement and all amendments thereto will be provided to a prospective or actual Certificateholder, upon written request and, at the Trustee's discretion, payment of a reasonable fee for any expenses, to the Trustee at 450 West 33rd Street, New York, New York 10001, Attention: Capital Markets Fiduciary Services -- Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 1999-C1.

     IN  WITNESS  WHEREOF,   the  Certificate   Administrator  has  caused  this
Certificate to be duly executed by the manual or facsimile signature of the duly authorized officer of the Certificate Administrator.


                                    NORTHWEST BANK MINNESOTA,
                                      NATIONAL
                                      ASSOCIATION
                                      not in its individual capacity,
                                      but solely as Certificate Administrator



                                    By: ________________________________________
                                        Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class A-X Certificates referred to in the within mentioned Pooling and Servicing Agreement.


                                    NORTHWEST BANK MINNESOTA,
                                      NATIONAL
                                      ASSOCIATION
                                      not in its individual capacity,
                                      but solely as Certificate Administrator



                                    By: ________________________________________
                                        Authorized Officer

Dated:_______________

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _______________________________ the within Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass Through Certificate, Series 1999-C1, and does hereby irrevocably constitute and appoint ______________________________ Attorney to transfer the said Certificate on the Certificate Register maintained by the Certificate Registrar, with full power of substitution in the premises.



Dated: _____________                By:_________________________________________
                                       Signature

                                                                     EXHIBIT A-3

                          FORM OF CLASS B CERTIFICATE

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1999-C1
                              Class B Certificate


Pass-Through Rate:  7.53%      Initial Class B Certificate Balance:  $52,600,000

CUSIP No. 22540ALM8            Denomination of this Certificate:  $[__________]

                               Rated Final Distribution Date: September 2041


No.: B-[___]

     THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A-1, CLASS A-2 AND CLASS A-X CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

     THIS CERTIFICATE SHOULD NOT BE PURCHASED BY A TRANSFEREE THAT IS (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN, WHICH IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY ESSENTIALLY SIMILAR
FEDERAL STATE OR LOCAL LAW (A "SIMILAR LAW") (EACH A "PLAN"), OR (B) A COLLECTIVE INVESTMENT FUND IN WHICH SUCH PLANS ARE INVESTED, AN INSURANCE COMPANY USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH INCLUDE ASSETS OF PLANS (OR WHICH ARE DEEMED PURSUANT TO ERISA OR ANY SIMILAR LAW TO INCLUDE ASSETS OF PLANS) OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA, SECTION 4975 OF THE CODE, OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER ANY SIMILAR LAW. TRANSFEREES OF THIS CERTIFICATE TAKING DELIVERY IN CERTIFICATED FORM SHALL BE REQUIRED EITHER (i) TO DELIVER A LETTER IN THE FORM SET FORTH IN THE POOLING AND SERVICING AGREEMENT TO SUCH EFFECT OR
(ii) IN THE EVENT THE TRANSFEREE IS SUCH AN ENTITY SPECIFIED IN (A) OR (B) ABOVE, EXCEPT IN THE CASE OF A RESIDUAL CERTIFICATE, WHICH MAY NOT BE TRANSFERRED UNLESS THE TRANSFEREE REPRESENTS IT IS NOT SUCH AN ENTITY SUCH ENTITY SHALL PROVIDE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE ADMINISTRATOR THAT THE PURCHASE OR HOLDING OF THE CERTIFICATES BY OR ON BEHALF OF A PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE OR SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE SERVICER, THE SPECIAL SERVICER, THE DEPOSITOR, THE TRUSTEE OR THE CERTIFICATE ADMINISTRATOR TO ANY OBLIGATION OR LIABILITY. THE TRANSFEREE OF A BENEFICIAL INTEREST IN AN OFFERED PRIVATE CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PLAN OR A PERSON ACTING ON BEHALF OF ANY PLAN OR USING THE ASSETS OF ANY PLAN TO ACQUIRE SUCH INTEREST, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA SECTION 4975 OF THE CODE, OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER ANY SIMILAR LAW.

     FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G(a)(1) AND 860D OF THE CODE.

     THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE CSFB MORTGAGE LOAN SELLER, THE MS MORTGAGE LOAN SELLER, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

     Unless and until it is exchanged in whole or in part for Certificates in definitive form, this Certificate may not be transferred except as a whole (i) by The Depository Trust Company, a New York corporation ("DTC") to a nominee of DTC, (ii) by a nominee of DTC to DTC or another nominee of DTC or (iii) by DTC or any such nominee to a successor depository or a nominee of such successor depository.

     Unless this Certificate is presented by an authorized representative of DTC, to the Certificate Registrar or its agent for registration of transfer, exchange or payment, and any Certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

     This certifies that CEDE & CO. (the "Certificateholder") is the registered owner of a beneficial ownership interest in a trust (the "Trust") created pursuant to a Pooling and Servicing Agreement, dated as of October 11, 1999 (the "Pooling and Servicing Agreement") by and among Wells Fargo Bank, National Association, as servicer (the "Servicer"), Lennar Partners, Inc., as special servicer ("Special Servicer"), The Chase Manhattan Bank, as trustee (the "Trustee"), Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor") and Norwest Bank Minnesota, National Association, as certificate administrator and custodian (the "Certificate Administrator"). All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Pooling and Servicing Agreement. This Certificate is described in the Pooling and Servicing Agreement and is issued pursuant to and subject to the Pooling and Servicing Agreement. By acceptance of this Certificate, each Certificateholder assents to and becomes bound by the Pooling and Servicing Agreement.

     On each Distribution Date, the Certificate Administrator shall distribute to the Person in whose name this Certificate is registered on the last Business Day of the month immediately preceding the month in which such Distribution Date occurs (or with respect to the first Distribution Date, the Closing Date), an amount equal to the Percentage Interest represented by this Certificate of the amount required to be distributed to the Certificateholders of this Class on such Distribution Date pursuant to Section 4.01 of the Pooling and Servicing Agreement.

     All distributions (other than the final distribution) shall be made to the Persons in whose name the Certificates are registered at the close of business on each Record Date by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor if such Certificateholder shall have so notified the Certificate Administrator in writing by no later than five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered Certificateholder of Certificates of the Class represented by this Certificate with an initial Certificate Balance equal to or in excess of $5,000,000; and in all other cases by check mailed to each such Certificateholder at such Certificateholder's address appearing in the Certificate Register, in either case without presentation or surrender of any
Certificate held by such Certificateholder or the making of any notation thereon. Distributions on the final Distribution Date with respect to this Certificate, however, shall require presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

     The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Servicer, the Special Servicer, the Trustee and the Certificate Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Certificate Administrator with the consent of the Holders of Certificates entitled to at least 66 2/3% of the Percentage Interests of each Class affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a REMIC, without the consent of the Holders of any of the Certificates.

     No sale, transfer or other disposition of this Certificate shall be permitted other than in accordance with the provisions of Section 5.02 of the Pooling and Servicing Agreement.

     This Certificate does not represent an obligation of, or an interest in the Servicer, the Special Servicer, the Depositor, the Trustee or the Certificate Administrator, except to the extent described in the Pooling and Servicing Agreement, or any Affiliate thereof, nor will this Certificate be insured or guaranteed by any governmental agency. This Certificate is limited in right of payment to certain collections on the Mortgage Loans, as more specifically set forth in the Pooling and Servicing Agreement.

     The Holder hereof, by its acceptance of this Certificate, agrees to look solely to the assets of the Trust Fund, as provided in the Pooling and Servicing Agreement, for payment hereunder and that the Trustee and the Certificate Administrator in their individual capacities are not liable to the Holder hereof for any amounts payable under this Certificate or the Pooling and Servicing Agreement.

     This Certificate does not purport to summarize the Pooling and Servicing Agreement and is qualified in its entirety by the Pooling and Servicing Agreement. Reference is made to the Pooling and Servicing Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and immunities of the Trustee and the Certificate Administrator. Copies of the Pooling and Servicing Agreement and all amendments thereto will be provided to a prospective or actual Certificateholder, upon written request and, at the Trustee's discretion, payment of a reasonable fee for any expenses, to the Trustee at 450 West 33rd Street, New York, New York 10001, Attention: Capital Markets Fiduciary Services -- Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 1999-C1.

     IN  WITNESS  WHEREOF,   the  Certificate   Administrator  has  caused  this
Certificate to be duly executed by the manual or facsimile signature of the duly authorized officer of the Certificate Administrator.


                                    NORTHWEST BANK MINNESOTA,
                                      NATIONAL ASSOCIATION
                                      not in its individual capacity,
                                      but solely as Certificate Administrator


                                    By: ________________________________________
                                        Authorized Officer



                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class B Certificates referred to in the within mentioned Pooling and Servicing Agreement.


                                    NORTHWEST BANK MINNESOTA,
                                      NATIONAL ASSOCIATION
                                      not in its individual capacity,
                                      but solely as Certificate Administrator



                                    By: ________________________________________
                                        Authorized Officer

Dated: ___________________

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _______________________________ the within Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass Through Certificate, Series 1999-C1, and does hereby irrevocably constitute and appoint ______________________________ Attorney to transfer the said Certificate on the Certificate Register maintained by the Certificate Registrar, with full power of substitution in the premises.



Dated: ________________             By: ________________________________________
                                        Signature

                                                                     EXHIBIT A-4

                     FORM OF CLASS [C][D][E][F] CERTIFICATE

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1999-C1
                         Class [C][D][E][F] Certificate
                                 (Variable Rate)

[Pass-Through Rate [Class C]:
Weighted Average Net Mortgage Rate
Minus 0.24%]                 [Initial Class C Certificate Balance:  $58,500,000]

[Pass-Through Rate [Class D]:
Weighted Average Net Mortgage Rate
Minus 0.08%]                 [Initial Class D Certificate Balance:  $14,700,000]

[Pass-Through Rate
[Class E, F]:                [Initial Class E Certificate Balance:  $40,900,000]
Weighted Average
Net Mortgage Rate]           [Initial Class F Certificate Balance:  $20,500,000]

[CUSIP No. [Class C] 22540ALN6]    Denomination of this Certificate:  $[_______]
[CUSIP No. [Class D] 22540ALP1]
[CUSIP No. [Class E] 22540ALQ9]    Rated Final Distribution Date: September 2041
[CUSIP No. [Class F] 22540ALR7]


No.: [C][D][E][F]-[__]

     THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A-1, CLASS A-2, CLASS A-X AND CLASS B [AND CLASS [C][D][E]] CERTIFICATES] AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

     THIS CERTIFICATE SHOULD NOT BE PURCHASED BY A TRANSFEREE THAT IS (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN, WHICH IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY ESSENTIALLY SIMILAR
FEDERAL STATE OR LOCAL LAW (A "SIMILAR LAW") (EACH A "PLAN"), OR (B) A COLLECTIVE INVESTMENT FUND IN WHICH SUCH PLANS ARE INVESTED, AN INSURANCE COMPANY USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH INCLUDE ASSETS OF PLANS (OR WHICH ARE DEEMED PURSUANT TO ERISA OR ANY SIMILAR LAW TO INCLUDE ASSETS OF PLANS) OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA, SECTION 4975 OF THE CODE, OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER ANY SIMILAR LAW. TRANSFEREES OF THIS CERTIFICATE TAKING DELIVERY IN CERTIFICATED FORM SHALL BE REQUIRED EITHER (i) TO DELIVER A LETTER IN THE FORM SET FORTH IN THE POOLING AND SERVICING AGREEMENT TO SUCH EFFECT OR
(ii) IN THE EVENT THE TRANSFEREE IS SUCH AN ENTITY SPECIFIED IN (A) OR (B) ABOVE, EXCEPT IN THE CASE OF A RESIDUAL CERTIFICATE, WHICH MAY NOT BE TRANSFERRED UNLESS THE TRANSFEREE REPRESENTS IT IS NOT SUCH AN ENTITY SUCH ENTITY SHALL PROVIDE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE ADMINISTRATOR THAT THE PURCHASE OR HOLDING OF THE CERTIFICATES BY OR ON BEHALF OF A PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE OR SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE SERVICER, THE SPECIAL SERVICER, THE DEPOSITOR, THE TRUSTEE OR THE CERTIFICATE ADMINISTRATOR TO ANY OBLIGATION OR LIABILITY. THE TRANSFEREE OF A BENEFICIAL INTEREST IN AN OFFERED PRIVATE CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PLAN OR A PERSON ACTING ON BEHALF OF ANY PLAN OR USING THE ASSETS OF ANY PLAN TO ACQUIRE SUCH INTEREST, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA SECTION 4975 OF THE CODE, OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER ANY SIMILAR LAW.

     FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G(a)(1) AND 860D OF THE CODE.

     THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE CSFB MORTGAGE LOAN SELLER, THE MS MORTGAGE LOAN SELLER, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

     THIS CERTIFICATE IS ISSUED ON NOVEMBER 10, 1999, AND BASED ON ITS ISSUE PRICE OF __________%, INCLUDING ACCRUED INTEREST, AND A STATED REDEMPTION PRICE AT MATURITY EQUAL TO ITS INITIAL PRINCIPAL BALANCE (PLUS 25 DAYS OF INTEREST AT THE INITIAL PASS-THROUGH RATE HEREON), IS ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID") FOR FEDERAL INCOME TAX PURPOSES. ASSUMING THAT THIS CERTIFICATE PAYS IN ACCORDANCE WITH PROJECTED CASH FLOWS REFLECTING THE PREPAYMENT ASSUMPTION OF _____% CONSTANT PREPAYMENT RATE USED TO PRICE THIS CERTIFICATE: (I) THE AMOUNT OF OID AS A PERCENTAGE OF THE INITIAL PRINCIPAL BALANCE OF THIS CERTIFICATE IS APPROXIMATELY ______________%; (II) THE ANNUAL YIELD TO MATURITY OF THIS CERTIFICATE, COMPOUNDED MONTHLY, IS APPROXIMATELY _______%; AND (III) THE AMOUNT OF OID ALLOCABLE TO THE SHORT FIRST ACCRUAL PERIOD (NOVEMBER 10, 1999 TO NOVEMBER 15, 1999) AS A PERCENTAGE OF THE INITIAL PRINCIPAL BALANCE OF THIS CERTIFICATE, CALCULATED USING THE EXACT METHOD, IS APPROXIMATELY ______________%.

     Unless and until it is exchanged in whole or in part for Certificates in definitive form, this Certificate may not be transferred except as a whole (i) by The Depository Trust Company, a New York corporation ("DTC") to a nominee of DTC, (ii) by a nominee of DTC to DTC or another nominee of DTC or (iii) by DTC or any such nominee to a successor depository or a nominee of such successor depository.

     Unless this Certificate is presented by an authorized representative of DTC, to the Certificate Registrar or its agent for registration of transfer, exchange or payment, and any Certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

     This certifies that CEDE & CO. (the "Certificateholder") is the registered owner of a beneficial ownership interest in a trust (the "Trust") created pursuant to a Pooling and Servicing Agreement, dated as of October 11, 1999 (the "Pooling and Servicing Agreement") by and among Wells Fargo Bank, National Association, as servicer (the "Servicer"), Lennar Partners, Inc., as special servicer ("Special Servicer"), The Chase Manhattan Bank, as trustee (the "Trustee"), Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor") and Norwest Bank Minnesota, National Association, as certificate administrator and custodian (the "Certificate Administrator"). All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Pooling and Servicing Agreement. This Certificate is described in the Pooling and Servicing Agreement and is issued pursuant to and subject to the Pooling and Servicing Agreement. By acceptance of this Certificate, each Certificateholder assents to and becomes bound by the Pooling and Servicing Agreement.

     On each Distribution Date, the Certificate Administrator shall distribute to the Person in whose name this Certificate is registered on the last Business Day of the month immediately preceding the month in which such Distribution Date occurs (or with respect to the first Distribution Date, the Closing Date), an amount equal to the Percentage Interest represented by this Certificate of the amount required to be distributed to the Certificateholders of this Class on such Distribution Date pursuant to Section 4.01 of the Pooling and Servicing Agreement.

     All distributions (other than the final distribution) shall be made to the Persons in whose name the Certificates are registered at the close of business on each Record Date by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor if such Certificateholder shall have so notified the Certificate Administrator in writing by no later than five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered Certificateholder of Certificates of the Class represented by this Certificate with an initial Certificate Balance equal to or in excess of $5,000,000; and in all other cases by check mailed to each such Certificateholder at such Certificateholder's address appearing in the Certificate Register, in either case without presentation or surrender of any
Certificate held by such Certificateholder or the making of any notation thereon. Distributions on the final Distribution Date with respect to this Certificate, however, shall require presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

     The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Servicer, the Special Servicer, the Trustee and the Certificate Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Certificate Administrator with the consent of the Holders of Certificates entitled to at least 66 2/3% of the Percentage Interests of each Class affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a REMIC, without the consent of the Holders of any of the Certificates.

     No sale, transfer or other disposition of this Certificate shall be permitted other than in accordance with the provisions of Section 5.02 of the Pooling and Servicing Agreement.

     This Certificate does not represent an obligation of, or an interest in the Servicer, the Special Servicer, the Depositor, the Trustee or the Certificate Administrator, except to the extent described in the Pooling and Servicing Agreement, or any Affiliate thereof, nor will this Certificate be insured or guaranteed by any governmental agency. This Certificate is limited in right of payment to certain collections on the Mortgage Loans, as more specifically set forth in the Pooling and Servicing Agreement.

     The Holder hereof, by its acceptance of this Certificate, agrees to look solely to the assets of the Trust Fund, as provided in the Pooling and Servicing Agreement, for payment hereunder and that the Trustee and the Certificate Administrator in their individual capacities are not liable to the Holder hereof for any amounts payable under this Certificate or the Pooling and Servicing Agreement.

     This Certificate does not purport to summarize the Pooling and Servicing Agreement and is qualified in its entirety by the Pooling and Servicing Agreement. Reference is made to the Pooling and Servicing Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and immunities of the Trustee and the Certificate Administrator. Copies of the Pooling and Servicing Agreement and all amendments thereto will be provided to a prospective or actual Certificateholder, upon written request and, at the Trustee's discretion, payment of a reasonable fee for any expenses, to the Trustee at 450 West 33rd Street, New York, New York 10001, Attention: Capital Markets Fiduciary Services -- Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 1999-C1.

     IN  WITNESS  WHEREOF,   the  Certificate   Administrator  has  caused  this
Certificate to be duly executed by the manual or facsimile signature of the duly authorized officer of the Certificate Administrator.


                                    NORTHWEST BANK MINNESOTA,
                                      NATIONAL ASSOCIATION
                                      not in its individual capacity,
                                      but solely as Certificate Administrator



                                    By: ________________________________________
                                        Authorized Officer



                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class [C][D][E][F] Certificates referred to in the within mentioned Pooling and Servicing Agreement.


                                    NORTHWEST BANK MINNESOTA,
                                      NATIONAL ASSOCIATION
                                      not in its individual capacity,
                                      but solely as Certificate Administrator



                                    By: ________________________________________
                                        Authorized Officer

Dated: ___________________

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _______________________________ the within Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass Through Certificate, Series 1999-C1, and does hereby irrevocably constitute and appoint ______________________________ Attorney to transfer the said Certificate on the Certificate Register maintained by the Certificate Registrar, with full power of substitution in the premises.


Dated: ________________             By: ________________________________________
                                        Signature

                                                                     EXHIBIT A-5

                        FORM OF CLASS [G][H] CERTIFICATE

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1999-C1
                            Class [G][H] Certificate

Pass-Through Rate:  Lesser of 6.91% and Weighted
Average Net Mortgage Rate
                               Initial Class G Certificate Balance:  $32,200,000

                               Initial Class H Certificate Balance:  $23,400,000

[CUSIP No. [Class G 144A]
22540ALZ9]                     Denomination of this Certificate:  $[_______]
[CUSIP No. [Class G (Reg S)]
U12679 AA1]                    Rated Final Distribution Date:  September 2041
[CUSIP No. [Class H 144A]
22540AMA3]
[CUSIP No. [Class H (Reg S)]
U12679 AB9]


No.: [G][H]-[ ]

     THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A-1, CLASS A-2, CLASS A-X, CLASS B, CLASS C, CLASS D, CLASS E [AND] CLASS F [AND CLASS G] CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

     THIS CERTIFICATE SHOULD NOT BE PURCHASED BY A TRANSFEREE THAT IS (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN, WHICH IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY ESSENTIALLY SIMILAR
FEDERAL STATE OR LOCAL LAW (A "SIMILAR LAW") (EACH A "PLAN"), OR (B) A COLLECTIVE INVESTMENT FUND IN WHICH SUCH PLANS ARE INVESTED, AN INSURANCE COMPANY USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH INCLUDE ASSETS OF PLANS (OR WHICH ARE DEEMED PURSUANT TO ERISA OR ANY SIMILAR LAW TO INCLUDE ASSETS OF PLANS) OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA, SECTION 4975 OF THE CODE, OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER ANY SIMILAR LAW. TRANSFEREES OF THIS CERTIFICATE TAKING DELIVERY IN CERTIFICATED FORM SHALL BE REQUIRED EITHER (i) TO DELIVER A LETTER IN THE FORM SET FORTH IN THE POOLING AND SERVICING AGREEMENT TO SUCH EFFECT OR
(ii) IN THE EVENT THE TRANSFEREE IS SUCH AN ENTITY SPECIFIED IN (A) OR (B) ABOVE, EXCEPT IN THE CASE OF A RESIDUAL CERTIFICATE, WHICH MAY NOT BE TRANSFERRED UNLESS THE TRANSFEREE REPRESENTS IT IS NOT SUCH AN ENTITY SUCH ENTITY SHALL PROVIDE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE ADMINISTRATOR THAT THE PURCHASE OR HOLDING OF THE CERTIFICATES BY OR ON BEHALF OF A PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE OR SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE SERVICER, THE SPECIAL SERVICER, THE DEPOSITOR, THE TRUSTEE OR THE CERTIFICATE ADMINISTRATOR TO ANY OBLIGATION OR LIABILITY. THE TRANSFEREE OF A BENEFICIAL INTEREST IN AN OFFERED PRIVATE CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PLAN OR A PERSON ACTING ON BEHALF OF ANY PLAN OR USING THE ASSETS OF ANY PLAN TO ACQUIRE SUCH INTEREST, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA SECTION 4975 OF THE CODE, OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER ANY SIMILAR LAW.

     THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

     THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO A PERSON WHO IS NOT A "U.S. PERSON" AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

     THE HOLDER OF THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, AND SUCH HOLDER SHALL, AND EACH SUBSEQUENT PURCHASER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS CERTIFICATE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN THE PREVIOUS PARAGRAPH. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF AN EXHIBIT TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A OR IS A U.S. PERSON WITHIN THE MEANING OF RULE 902 UNDER REGULATION S.

     FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G(a)(1) AND 860D OF THE CODE.

     THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE CSFB MORTGAGE LOAN SELLER, THE MS MORTGAGE LOAN SELLER, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

     THIS CERTIFICATE IS ISSUED ON NOVEMBER 10, 1999, AND BASED ON ITS ISSUE PRICE OF ______________%, INCLUDING ACCRUED INTEREST, AND A STATED REDEMPTION PRICE AT MATURITY EQUAL TO ITS INITIAL PRINCIPAL BALANCE (PLUS 25 DAYS OF INTEREST AT THE INITIAL PASS-THROUGH RATE HEREON), IS ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID") FOR FEDERAL INCOME TAX PURPOSES. ASSUMING THAT THIS CERTIFICATE PAYS IN ACCORDANCE WITH PROJECTED CASH FLOWS REFLECTING THE PREPAYMENT ASSUMPTION OF ____% CONSTANT PREPAYMENT RATE USED TO PRICE THIS CERTIFICATE: (I) THE AMOUNT OF OID AS A PERCENTAGE OF THE INITIAL PRINCIPAL BALANCE OF THIS CERTIFICATE IS APPROXIMATELY _____________%; (II) THE ANNUAL YIELD TO MATURITY OF THIS CERTIFICATE, COMPOUNDED MONTHLY, IS APPROXIMATELY ________%; AND (III) THE AMOUNT OF OID ALLOCABLE TO THE SHORT FIRST ACCRUAL PERIOD (NOVEMBER 10, 1999 TO NOVEMBER 15, 1999) AS A PERCENTAGE OF THE INITIAL PRINCIPAL BALANCE OF THIS CERTIFICATE, CALCULATED USING THE EXACT METHOD, IS APPROXIMATELY _______________%.

     Unless and until it is exchanged in whole or in part for Certificates in definitive form, this Certificate may not be transferred except as a whole (i) by The Depository Trust Company, a New York corporation ("DTC") to a nominee of DTC, (ii) by a nominee of DTC to DTC or another nominee of DTC or (iii) by DTC or any such nominee to a successor depository or a nominee of such successor depository.

     Unless this Certificate is presented by an authorized representative of DTC, to the Certificate Registrar or its agent for registration of transfer, exchange or payment, and any Certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

     This certifies that CEDE & CO. (the "Certificateholder") is the registered owner of a beneficial ownership interest in a trust (the "Trust") created pursuant to a Pooling and Servicing Agreement, dated as of October 11, 1999 (the "Pooling and Servicing Agreement") by and among Wells Fargo Bank, National Association, as servicer (the "Servicer"), Lennar Partners, Inc., as special servicer ("Special Servicer"), The Chase Manhattan Bank, as trustee (the "Trustee"), Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor") and Norwest Bank Minnesota, National Association, as certificate administrator and custodian (the "Certificate Administrator"). All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Pooling and Servicing Agreement. This Certificate is described in the Pooling and Servicing Agreement and is issued pursuant to and subject to the Pooling and Servicing Agreement. By acceptance of this Certificate, each Certificateholder assents to and becomes bound by the Pooling and Servicing Agreement.

     On each Distribution Date, the Certificate Administrator shall distribute to the Person in whose name this Certificate is registered on the last Business Day of the month immediately preceding the month in which such Distribution Date occurs (or with respect to the first Distribution Date, the Closing Date), an amount equal to the Percentage Interest represented by this Certificate of the amount required to be distributed to the Certificateholders of this Class on such Distribution Date pursuant to Section 4.01 of the Pooling and Servicing Agreement.

     All distributions (other than the final distribution) shall be made to the Persons in whose name the Certificates are registered at the close of business on each Record Date by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor if such Certificateholder shall have so notified the Certificate Administrator in writing by no later than five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered Certificateholder of Certificates of the Class represented by this Certificate with an initial Certificate Balance equal to or in excess of $5,000,000; and in all other cases by check mailed to each such Certificateholder at such Certificateholder's address appearing in the Certificate Register, in either case without presentation or surrender of any
Certificate held by such Certificateholder or the making of any notation thereon. Distributions on the final Distribution Date with respect to this Certificate, however, shall require presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

     The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Servicer, the Special Servicer, the Trustee and the Certificate Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Certificate Administrator with the consent of the Holders of Certificates entitled to at least 66 2/3% of the Percentage Interests of each Class affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a REMIC, without the consent of the Holders of any of the Certificates.

     No sale, transfer or other disposition of this Certificate shall be permitted other than in accordance with the provisions of Section 5.02 of the Pooling and Servicing Agreement.

     This Certificate does not represent an obligation of, or an interest in the Servicer, the Special Servicer, the Depositor, the Trustee or the Certificate Administrator, except to the extent described in the Pooling and Servicing Agreement, or any Affiliate thereof, nor will this Certificate be insured or guaranteed by any governmental agency. This Certificate is limited in right of payment to certain collections on the Mortgage Loans, as more specifically set forth in the Pooling and Servicing Agreement.

     The Holder hereof, by its acceptance of this Certificate, agrees to look solely to the assets of the Trust Fund, as provided in the Pooling and Servicing Agreement, for payment hereunder and that the Trustee and the Certificate Administrator in their individual capacities are not liable to the Holder hereof for any amounts payable under this Certificate or the Pooling and Servicing Agreement.

     This Certificate does not purport to summarize the Pooling and Servicing Agreement and is qualified in its entirety by the Pooling and Servicing Agreement. Reference is made to the Pooling and Servicing Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and immunities of the Trustee and the Certificate Administrator. Copies of the Pooling and Servicing Agreement and all amendments thereto will be provided to a prospective or actual Certificateholder, upon written request and, at the Trustee's discretion, payment of a reasonable fee for any expenses, to the Trustee at 450 West 33rd Street, New York, New York 10001, Attention: Capital Markets Fiduciary Services -- Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 1999-C1.

     IN  WITNESS  WHEREOF,   the  Certificate   Administrator  has  caused  this
Certificate to be duly executed by the manual or facsimile signature of the duly authorized officer of the Certificate Administrator.


                                    NORTHWEST BANK MINNESOTA,
                                      NATIONAL ASSOCIATION
                                      not in its individual capacity,
                                      but solely as Certificate Administrator



                                    By: ________________________________________
                                        Authorized Officer



                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class [G][H] Certificates referred to in the within mentioned Pooling and Servicing Agreement.


                                    NORTHWEST BANK MINNESOTA,
                                      NATIONAL ASSOCIATION
                                      not in its individual capacity,
                                      but solely as Certificate Administrator



                                    By: ________________________________________
                                        Authorized Officer

Dated: _____________

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _______________________________ the within Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass Through Certificate, Series 1999-C1, and does hereby irrevocably constitute and appoint ______________________________ Attorney to transfer the said Certificate on the Certificate Register maintained by the Certificate Registrar, with full power of substitution in the premises.


Dated: ______________               By: ________________________________________
                                        Signature

                                                                     EXHIBIT A-6

                  FORM OF CLASS [J][K][L][M][N][O] CERTIFICATE

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1999-C1
                      Class [J][K][L][M][N][O] Certificate

[Pass-Through Rate (Class J):  [Initial Certificate Principal Balance [Class J]:
Lesser of 6.91% and Weighted   $11,700,000]
Average Net Mortgage Rate]

[Pass-Through Rate (Class K):  [Initial Certificate Principal Balance [Class K]:
Lesser of 6.91% and Weighted   $11,700,000]
Average Net Mortgage Rate]

[Pass-Through Rate (Class L):  [Initial Certificate Principal Balance [Class L]:
Lesser of 6.91% and Weighted   $15,800,000]
 Average Net Mortgage Rate]

[Pass-Through Rate (Class M):  [Initial Certificate Principal Balance [Class M]:
Lesser of 6.91% and Weighted   $9,300,000]
Average Net Mortgage Rate]

[Pass-Through Rate (Class N):  [Initial Certificate Principal Balance [Class N]:
Lesser of 6.91% and Weighted   $7,100,000]
Average Net Mortgage Rate]

[Pass-Through Rate (Class O):  [Initial Certificate Principal Balance [Class O]:
Lesser of 6.91% and Weighted   $11,708,234]
Average Net Mortgage Rate]

[CUSIP No. [Class J]
22540AMB1]                     Denomination of this Certificate:  $[______]
[CUSIP No. [Class K]
22540AMC9]
[CUSIP No. [Class L]
22540AMD7]                     Rated Final Distribution Date: September 2041
[CUSIP No. [Class M]
22540AME5]
[CUSIP No. [Class N]
22540AMF2]
[CUSIP No. [Class O] [144A]
22540AMG0]
[CUSIP No. [Class O] [IAI]
22540AMH8]


No.: [J][K][L][M][N][O]-[ ]

     THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A-1, CLASS A-2, CLASS A-X, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H[, CLASS J, CLASS K, CLASS L, CLASS M AND CLASS O] CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

     THIS CERTIFICATE SHOULD NOT BE PURCHASED BY A TRANSFEREE THAT IS (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN, WHICH IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY ESSENTIALLY SIMILAR
FEDERAL STATE OR LOCAL LAW (A "SIMILAR LAW") (EACH A "PLAN"), OR (B) A COLLECTIVE INVESTMENT FUND IN WHICH SUCH PLANS ARE INVESTED, AN INSURANCE COMPANY USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH INCLUDE ASSETS OF PLANS (OR WHICH ARE DEEMED PURSUANT TO ERISA OR ANY SIMILAR LAW TO INCLUDE ASSETS OF PLANS) OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA, SECTION 4975 OF THE CODE, OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER ANY SIMILAR LAW. TRANSFEREES OF THIS CERTIFICATE TAKING DELIVERY IN CERTIFICATED FORM SHALL BE REQUIRED EITHER (i) TO DELIVER A LETTER IN THE FORM SET FORTH IN THE POOLING AND SERVICING AGREEMENT TO SUCH EFFECT OR
(ii) IN THE EVENT THE TRANSFEREE IS SUCH AN ENTITY SPECIFIED IN (A) OR (B) ABOVE, EXCEPT IN THE CASE OF A RESIDUAL CERTIFICATE, WHICH MAY NOT BE TRANSFERRED UNLESS THE TRANSFEREE REPRESENTS IT IS NOT SUCH AN ENTITY SUCH ENTITY SHALL PROVIDE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE ADMINISTRATOR THAT THE PURCHASE OR HOLDING OF THE CERTIFICATES BY OR ON BEHALF OF A PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE OR SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE SERVICER, THE SPECIAL SERVICER, THE DEPOSITOR, THE TRUSTEE OR THE CERTIFICATE ADMINISTRATOR TO ANY OBLIGATION OR LIABILITY. THE TRANSFEREE OF A BENEFICIAL INTEREST IN AN OFFERED PRIVATE CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PLAN OR A PERSON ACTING ON BEHALF OF ANY PLAN OR USING THE ASSETS OF ANY PLAN TO ACQUIRE SUCH INTEREST, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA SECTION 4975 OF THE CODE, OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER ANY SIMILAR LAW.

     THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

     THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, OR (C) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

     THE HOLDER OF THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, AND SUCH HOLDER SHALL, AND EACH SUBSEQUENT PURCHASER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS CERTIFICATE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN THE PREVIOUS PARAGRAPH. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF AN EXHIBIT TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

     FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G(a)(1) AND 860D OF THE CODE.

     THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE CSFB MORTGAGE LOAN SELLER, THE MS MORTGAGE LOAN SELLER, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

     THIS CERTIFICATE IS ISSUED ON NOVEMBER 10, 1999, AND BASED ON ITS ISSUE PRICE OF _________%, INCLUDING ACCRUED INTEREST, AND A STATED REDEMPTION PRICE AT MATURITY EQUAL TO ITS INITIAL PRINCIPAL BALANCE (PLUS 25 DAYS OF INTEREST AT THE INITIAL PASS-THROUGH RATE HEREON), IS ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID") FOR FEDERAL INCOME TAX PURPOSES. ASSUMING THAT THIS CERTIFICATE PAYS IN ACCORDANCE WITH PROJECTED CASH FLOWS REFLECTING THE PREPAYMENT ASSUMPTION OF ___% CONSTANT PREPAYMENT RATE USED TO PRICE THIS CERTIFICATE: (I) THE AMOUNT OF OID AS A PERCENTAGE OF THE INITIAL PRINCIPAL BALANCE OF THIS CERTIFICATE IS APPROXIMATELY ______________%; (II) THE ANNUAL YIELD TO MATURITY OF THIS CERTIFICATE, COMPOUNDED MONTHLY, IS APPROXIMATELY ________%; AND (III) THE AMOUNT OF OID ALLOCABLE TO THE SHORT FIRST ACCRUAL PERIOD (NOVEMBER 10, 1999 TO NOVEMBER 15, 1999) AS A PERCENTAGE OF THE INITIAL PRINCIPAL BALANCE OF THIS CERTIFICATE, CALCULATED USING THE EXACT METHOD, IS APPROXIMATELY ______________%.

     This    certifies    that    [____________________________________]    (the
"Certificateholder") is the registered owner of a beneficial ownership interest in a trust (the "Trust") created pursuant to a Pooling and Servicing Agreement, dated as of October 11, 1999 (the "Pooling and Servicing Agreement") by and among Wells Fargo Bank, National Association, as servicer (the "Servicer"), Lennar Partners, Inc., as special servicer ("Special Servicer"), The Chase Manhattan Bank, as trustee (the "Trustee"), Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor") and Norwest Bank Minnesota, National Association, as certificate administrator and custodian (the "Certificate Administrator"). All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Pooling and Servicing Agreement. This Certificate is described in the Pooling and Servicing Agreement and is issued pursuant to and subject to the Pooling and Servicing Agreement. By acceptance of this Certificate, each Certificateholder assents to and becomes bound by the Pooling and Servicing Agreement.

     On each Distribution Date, the Certificate Administrator shall distribute to the Person in whose name this Certificate is registered on the last Business Day of the month immediately preceding the month in which such Distribution Date occurs (or with respect to the first Distribution Date, the Closing Date), an amount equal to the Percentage Interest represented by this Certificate of the amount required to be distributed to the Certificateholders of this Class on such Distribution Date pursuant to Section 4.01 of the Pooling and Servicing Agreement.

     All distributions (other than the final distribution) shall be made to the Persons in whose name the Certificates are registered at the close of business on each Record Date by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor if such Certificateholder shall have so notified the Certificate Administrator in writing by no later than five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered Certificateholder of Certificates of the Class represented by this Certificate with an initial Certificate Balance equal to or in excess of $5,000,000; and in all other cases by check mailed to each such Certificateholder at such Certificateholder's address appearing in the Certificate Register, in either case without presentation or surrender of any
Certificate held by such Certificateholder or the making of any notation thereon. Distributions on the final Distribution Date with respect to this Certificate, however, shall require presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

     The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Servicer, the Special Servicer, the Trustee and the Certificate Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Certificate Administrator with the consent of the Holders of Certificates entitled to at least 66 2/3% of the Percentage Interests of each Class affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a REMIC, without the consent of the Holders of any of the Certificates.

     No sale, transfer or other disposition of this Certificate shall be permitted other than in accordance with the provisions of Section 5.02 of the Pooling and Servicing Agreement.

     This Certificate does not represent an obligation of, or an interest in the Servicer, the Special Servicer, the Depositor, the Trustee or the Certificate Administrator, except to the extent described in the Pooling and Servicing Agreement, or any Affiliate thereof, nor will this Certificate be insured or guaranteed by any governmental agency. This Certificate is limited in right of payment to certain collections on the Mortgage Loans, as more specifically set forth in the Pooling and Servicing Agreement.

     The Holder hereof, by its acceptance of this Certificate, agrees to look solely to the assets of the Trust Fund, as provided in the Pooling and Servicing Agreement, for payment hereunder and that the Trustee and the Certificate Administrator in their individual capacities are not liable to the Holder hereof for any amounts payable under this Certificate or the Pooling and Servicing Agreement.

     This Certificate does not purport to summarize the Pooling and Servicing Agreement and is qualified in its entirety by the Pooling and Servicing Agreement. Reference is made to the Pooling and Servicing Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and immunities of the Trustee and the Certificate Administrator. Copies of the Pooling and Servicing Agreement and all amendments thereto will be provided to a prospective or actual Certificateholder, upon written request and, at the Trustee's discretion, payment of a reasonable fee for any expenses, to the Trustee at 450 West 33rd Street, New York, New York 10001, Attention: Capital Markets Fiduciary Services -- Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 1999-C1.

     IN  WITNESS  WHEREOF,   the  Certificate   Administrator  has  caused  this
Certificate to be duly executed by the manual or facsimile signature of the duly authorized officer of the Certificate Administrator.


                                    NORTHWEST BANK MINNESOTA,
                                      NATIONAL ASSOCIATION
                                      not in its individual capacity,
                                      but solely as Certificate Administrator



                                    By: ________________________________________
                                        Authorized Officer



                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class [J][K][L][M][N][O] Certificates referred to in the within mentioned Pooling and Servicing Agreement.


                                    NORTHWEST BANK MINNESOTA,
                                      NATIONAL ASSOCIATION
                                      not in its individual capacity,
                                      but solely as Certificate Administrator


                                    By: ________________________________________
                                        Authorized Officer

Dated: _______________

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _______________________________ the within Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass Through Certificate, Series 1999-C1, and does hereby irrevocably constitute and appoint ______________________________ Attorney to transfer the said Certificate on the Certificate Register maintained by the Certificate Registrar, with full power of substitution in the premises.


Dated: __________________           By: ________________________________________
                                        Signature

                                                                     EXHIBIT A-7
                       FORM OF CLASS V-[1][2] CERTIFICATE

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1999-C1
                           Class V-[1][2] Certificate


No.: V-[1][2]-[   ]                                   Percentage Interest:[___]%

     THIS CERTIFICATE DOES NOT HAVE A PRINCIPAL BALANCE AND IS ENTITLED TO RECEIVE DISTRIBUTIONS ONLY IN RESPECT OF EXCESS INTEREST, IF ANY.

     THIS CERTIFICATE SHOULD NOT BE PURCHASED BY A TRANSFEREE THAT IS (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN, WHICH IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY ESSENTIALLY SIMILAR
FEDERAL STATE OR LOCAL LAW (A "SIMILAR LAW") (EACH A "PLAN"), OR (B) A COLLECTIVE INVESTMENT FUND IN WHICH SUCH PLANS ARE INVESTED, AN INSURANCE COMPANY USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH INCLUDE ASSETS OF PLANS (OR WHICH ARE DEEMED PURSUANT TO ERISA OR ANY SIMILAR LAW TO INCLUDE ASSETS OF PLANS) OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA, SECTION 4975 OF THE CODE, OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER ANY SIMILAR LAW. TRANSFEREES OF THIS CERTIFICATE TAKING DELIVERY IN CERTIFICATED FORM SHALL BE REQUIRED EITHER (i) TO DELIVER A LETTER IN THE FORM SET FORTH IN THE POOLING AND SERVICING AGREEMENT TO SUCH EFFECT OR
(ii) IN THE EVENT THE TRANSFEREE IS SUCH AN ENTITY SPECIFIED IN (A) OR (B) ABOVE, EXCEPT IN THE CASE OF A RESIDUAL CERTIFICATE, WHICH MAY NOT BE TRANSFERRED UNLESS THE TRANSFEREE REPRESENTS IT IS NOT SUCH AN ENTITY SUCH ENTITY SHALL PROVIDE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE ADMINISTRATOR THAT THE PURCHASE OR HOLDING OF THE CERTIFICATES BY OR ON BEHALF OF A PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE OR SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE SERVICER, THE SPECIAL SERVICER, THE DEPOSITOR, THE TRUSTEE OR THE CERTIFICATE ADMINISTRATOR TO ANY OBLIGATION OR LIABILITY. THE TRANSFEREE OF A BENEFICIAL INTEREST IN AN OFFERED PRIVATE CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PLAN OR A PERSON ACTING ON BEHALF OF ANY PLAN OR USING THE ASSETS OF ANY PLAN TO ACQUIRE SUCH INTEREST, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA SECTION 4975 OF THE CODE, OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER ANY SIMILAR LAW.

     THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT. EACH PURCHASER OF THIS CERTIFICATE IS HEREBY NOTIFIED THAT THE SELLER OF THIS CERTIFICATE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

     THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, OR (C) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

     THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE TO ANY PERSON THAT IS AN "INELIGIBLE CLASS V-[1][2] OWNER" (AS DEFINED IN THE POOLING AND SERVICING AGREEMENT.)

     THE HOLDER OF THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, AND SUCH HOLDER SHALL, AND EACH SUBSEQUENT PURCHASER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS CERTIFICATE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN THE PREVIOUS PARAGRAPH. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF AN EXHIBIT TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

     THIS CERTIFICATE REPRESENTS, FOR FEDERAL INCOME TAX PURPOSES, AN INTEREST IN A GRANTOR TRUST CONSISTING OF THE EXCESS INTEREST AND YIELD PROTECTION PAYMENTS (EACH AS DEFINED IN THE POOLING AND SERVICING AGREEMENT) AND ANY HOLDER THEREOF AGREES TO TREAT ITS INTEREST IN THE EXCESS INTEREST IN ACCORDANCE WITH THIS REPRESENTATION.

     THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE CSFB MORTGAGE LOAN SELLER, THE MS MORTGAGE LOAN SELLER, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

     This certifies  that  [___________________________________________________]
(the "Certificateholder") is the registered owner of a beneficial ownership interest in a trust (the "Trust") created pursuant to a Pooling and Servicing Agreement, dated as of October 11, 1999, (the "Pooling and Servicing Agreement") by and among Wells Fargo Bank, National Association, as servicer (the "Servicer"), Lennar Partners, Inc., as special servicer ("Special Servicer"), The Chase Manhattan Bank, as trustee (the "Trustee"), Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor") and Norwest Bank Minnesota, National Association, as certificate administrator and custodian (the "Certificate Administrator"). All capitalized terms used herein and not otherwise defined herein shall have the meanings thereto ascribed in the Pooling and Servicing Agreement. This Certificate is described in the Pooling and Servicing Agreement and is issued pursuant to and subject to the Pooling and Servicing Agreement. By acceptance of this Certificate, each Certificateholder assents to and becomes bound by the Pooling and Servicing Agreement.

     On each Distribution Date, the Certificate Administrator shall distribute to the Person in whose name this Certificate is registered on the last Business Day of the month immediately preceding the month in which such Distribution Date occurs (or with respect to the first Distribution Date, the Closing Date), an amount equal to the Percentage Interest set forth above of the amount required to be distributed to the Certificateholders of this Class on such Distribution Date pursuant to Section 4.01 of the Pooling and Servicing Agreement.

     All distributions (other than the final distribution) shall be made to the Persons in whose name the Certificates are registered at the close of business on each Record Date by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor if such Certificateholder shall have so notified the Certificate Administrator in writing by no later than five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered Certificateholder of Certificates of the Class represented by this Certificate with an initial Percentage Interest equal to 13.73%, and in all other cases by check mailed to each such Certificateholder at such Certificateholder's address appearing in the Certificate Register, in either case without presentation or surrender of any Certificate held by such Certificateholder or the making of any notation thereon. Distributions on the final Distribution Date with respect to this Certificate, however, shall require presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

     The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Servicer, the Special Servicer, the Trustee and the Certificate Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Certificate Administrator with the consent of the Holders of Certificates entitled to at least 66 2/3% of the Percentage Interests of each Class affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a REMIC, without the consent of the Holders of any of the Certificates.

     No sale, transfer or other disposition of this Certificate shall be permitted other than in accordance with the provisions of Section 5.02 of the Pooling and Servicing Agreement.

     This Certificate does not represent an obligation of, or an interest in the Servicer, the Special Servicer, the Depositor, the Trustee or the Certificate Administrator, except to the extent described in the Pooling and Servicing Agreement, or any Affiliate thereof, nor will this Certificate be insured or guaranteed by any governmental agency. This Certificate is limited in right of payment to certain collections on the Mortgage Loans, as more specifically set forth in the Pooling and Servicing Agreement.

     The Holder hereof, by its acceptance of this Certificate, agrees to look solely to the assets of the Trust Fund, as provided in the Pooling and Servicing Agreement, for payment hereunder and that the Trustee and the Certificate Administrator in their individual capacities are not liable to the Holder hereof for any amounts payable under this Certificate or the Pooling and Servicing Agreement.

     This Certificate does not purport to summarize the Pooling and Servicing Agreement and is qualified in its entirety by the Pooling and Servicing Agreement. Reference is made to the Pooling and Servicing Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and immunities of the Trustee and the Certificate Administrator. Copies of the Pooling and Servicing Agreement and all amendments thereto will be provided to a prospective or actual Certificateholder, upon written request and, at the Trustee's discretion, payment of a reasonable fee for any expenses, to the Trustee at 450 West 33rd Street, New York, New York 10001, Attention: Capital Markets Fiduciary Services -- Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 1999-C1.

     IN  WITNESS  WHEREOF,   the  Certificate   Administrator  has  caused  this
Certificate to be duly executed by the manual or facsimile signature of the duly authorized officer of the Certificate Administrator.


                                    NORTHWEST BANK MINNESOTA,
                                      NATIONAL ASSOCIATION
                                      not in its individual capacity,
                                      but solely as Certificate Administrator



                                    By: ________________________________________
                                        Authorized Officer



                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class V-[1][2] Certificates referred to in the within mentioned Pooling and Servicing Agreement.


                                    NORTHWEST BANK MINNESOTA,
                                      NATIONAL ASSOCIATION
                                      not in its individual capacity,
                                      but solely as Certificate Administrator



                                    By: ________________________________________
                                        Authorized Officer

Dated: ___________________

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _______________________________ the within Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass Through Certificate, Series 1999-C1, and does hereby irrevocably constitute and appoint ______________________________ Attorney to transfer the said Certificate on the Certificate Register maintained by the Certificate Registrar, with full power of substitution in the premises.


Dated: ___________________          By: ________________________________________
                                        Signature

                                                                     EXHIBIT A-8

                          FORM OF RESIDUAL CERTIFICATE
                            Class [R][LR] CERTIFICATE

     THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

     THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, OR (C) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

     THE HOLDER OF THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, AND SUCH HOLDER SHALL, AND EACH SUBSEQUENT PURCHASER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS CERTIFICATE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN THE PREVIOUS PARAGRAPH. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF AN EXHIBIT TO THE POOLING AND SERVICING AGREEMENT IF SUCH TRANSFEREE IS A QUALIFIED INSTITUTIONAL BUYER AND MAY ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A.

     THIS CERTIFICATE IS NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL SAVINGS AND LOAN INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

     THIS CERTIFICATE MAY NOT BE HELD OR TRANSFERRED TO A NON-U.S. PERSON (AS DEFINED IN THE POOLING AND SERVICING AGREEMENT) OR DISQUALIFIED ORGANIZATION (AS DEFINED BELOW).

     FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G(a)(1) AND 860D OF THE CODE.

     THIS CERTIFICATE SHOULD NOT BE PURCHASED BY A TRANSFEREE THAT IS (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN, WHICH IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY ESSENTIALLY SIMILAR
FEDERAL STATE OR LOCAL LAW (A "SIMILAR LAW") (EACH A "PLAN"), OR (B) A COLLECTIVE INVESTMENT FUND IN WHICH SUCH PLANS ARE INVESTED, AN INSURANCE COMPANY USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH INCLUDE ASSETS OF PLANS (OR WHICH ARE DEEMED PURSUANT TO ERISA OR ANY SIMILAR LAW TO INCLUDE ASSETS OF PLANS) OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA, SECTION 4975 OF THE CODE, OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER ANY SIMILAR LAW. TRANSFEREES OF THIS CERTIFICATE TAKING DELIVERY IN CERTIFICATED FORM SHALL BE REQUIRED EITHER (i) TO DELIVER A LETTER IN THE FORM SET FORTH IN THE POOLING AND SERVICING AGREEMENT TO SUCH EFFECT OR
(ii) IN THE EVENT THE TRANSFEREE IS SUCH AN ENTITY SPECIFIED IN (A) OR (B) ABOVE, EXCEPT IN THE CASE OF A RESIDUAL CERTIFICATE, WHICH MAY NOT BE TRANSFERRED UNLESS THE TRANSFEREE REPRESENTS IT IS NOT SUCH AN ENTITY SUCH ENTITY SHALL PROVIDE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE ADMINISTRATOR THAT THE PURCHASE OR HOLDING OF THE CERTIFICATES BY OR ON BEHALF OF A PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE OR SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE SERVICER, THE SPECIAL SERVICER, THE DEPOSITOR, THE TRUSTEE OR THE CERTIFICATE ADMINISTRATOR TO ANY OBLIGATION OR LIABILITY. THE TRANSFEREE OF A BENEFICIAL INTEREST IN AN OFFERED PRIVATE CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PLAN OR A PERSON ACTING ON BEHALF OF ANY PLAN OR USING THE ASSETS OF ANY PLAN TO ACQUIRE SUCH INTEREST, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR 407 OF ERISA SECTION 4975 OF THE CODE, OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER ANY SIMILAR LAW.

     TRANSFER OF THIS CLASS [R][LR] CERTIFICATE IS RESTRICTED AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. NO TRANSFER OF THIS CLASS [R][LR] CERTIFICATE MAY BE MADE TO A "DISQUALIFIED ORGANIZATION" OR A NON-U.S. PERSON (AS DEFINED IN THE POOLING AND SERVICING AGREEMENT). A DISQUALIFIED ORGANIZATION (AS DEFINED IN THE POOLING AND SERVICING AGREEMENT) INCLUDES: ANY OF (i) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY POSSESSION OF THE UNITED STATES OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING (OTHER THAN AN INSTRUMENTALITY THAT IS A CORPORATION IF ALL OF ITS ACTIVITIES ARE SUBJECT TO TAX AND, EXCEPT FOR FHLMC, A MAJORITY OF ITS BOARD OF DIRECTORS IS NOT SELECTED BY SUCH GOVERNMENTAL UNIT), (ii) A FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING, (iii) ANY ORGANIZATION (OTHER THAN CERTAIN FARMERS' COOPERATIVES DESCRIBED IN SECTION 521 OF THE CODE) THAT IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE (INCLUDING THE TAX IMPOSED BY SECTION 511 OF THE CODE ON UNRELATED BUSINESS TAXABLE INCOME), (iv) RURAL ELECTRIC AND TELEPHONE COOPERATIVES DESCRIBED IN SECTION 1381(A)(2)(C) OF THE CODE AND (v) AN ELECTING LARGE PARTNERSHIP UNDER CODE SECTION 775. NO TRANSFER OF THIS CLASS [R][LR] CERTIFICATE WILL BE REGISTERED BY THE TRUSTEE UNLESS THE PROPOSED TRANSFEREE HAS DELIVERED AN AFFIDAVIT AFFIRMING, AMONG OTHER THINGS, THAT THE PROPOSED TRANSFEREE IS NOT A DISQUALIFIED ORGANIZATION, IS NOT A NON-U.S. PERSON, AND IS NOT ACQUIRING THE CLASS [R][LR] CERTIFICATE FOR THE ACCOUNT OF A DISQUALIFIED ORGANIZATION OR A NON-U.S. PERSON. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OF ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR A NON-U.S. PERSON OR ANY AGENT OF A DISQUALIFIED ORGANIZATION OR A NON U.S. PERSON, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THIS CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH. A COPY OF THE FORM OF AFFIDAVIT REQUIRED OF EACH PROPOSED TRANSFEREE IS ON FILE AND AVAILABLE FROM THE TRUSTEE.

     A TRANSFER IN VIOLATION OF THE APPLICABLE RESTRICTIONS MAY GIVE RISE TO A SUBSTANTIAL TAX UPON THE UNAFFILIATED SELLER OR, IN CERTAIN CASES, UPON AN AGENT ACTING FOR THE TRANSFEREE. A PASS-THROUGH ENTITY THAT HOLDS THIS CLASS [R][LR] CERTIFICATE AND THAT HAS A DISQUALIFIED ORGANIZATION AS A RECORD OWNER IN ANY TAXABLE YEAR GENERALLY WILL BE SUBJECT TO A TAX FOR EACH SUCH YEAR EQUAL TO THE PRODUCT OF (A) THE AMOUNT OF EXCESS INCLUSIONS WITH RESPECT TO THE PORTION OF THIS CERTIFICATE OWNED THROUGH SUCH PASS-THROUGH ENTITY BY SUCH DISQUALIFIED ORGANIZATION, AND (B) THE HIGHEST MARGINAL FEDERAL TAX RATE ON CORPORATIONS. FOR PURPOSES OF THE PRECEDING SENTENCE, THE TERM "PASS-THROUGH" ENTITY INCLUDES REGULATED INVESTMENT COMPANIES, REAL ESTATE INVESTMENT TRUSTS, COMMON TRUST FUNDS, PARTNERSHIPS, TRUSTS, ESTATES, COOPERATIVES TO WHICH PART I OF SUBCHAPTER I OF THE CODE APPLIES AND, EXCEPT AS PROVIDED IN REGULATIONS, NOMINEES. ALL INTERESTS IN AN "ELECTING LARGE PARTNERSHIP" WILL BE TREATED AS HELD BY DISQUALIFIED ORGANIZATIONS FOR PURPOSES OF THIS TAX.

                          FORM OF RESIDUAL CERTIFICATE
              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1999-C1
                            Class [R][LR] Certificate
                       [Upper][Lower]-Tier REMIC Residual

No: [R][LR]-[   ]                                      Percentage Interest: ___%

     This    certifies    that    [____________________________________]    (the
"Certificateholder") is the registered owner of a beneficial ownership interest in a trust (the "Trust") created pursuant to a Pooling and Servicing Agreement, dated as of October 11, 1999 (the "Pooling and Servicing Agreement") by and among Wells Fargo Bank, National Association, as servicer (the "Servicer"), Lennar Partners, Inc., as special servicer ("Special Servicer"), The Chase Manhattan Bank, as trustee (the "Trustee"), Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor") and Norwest Bank Minnesota National Association, as certificate administrator and custodian (the "Certificate Administrator"). All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Pooling and Servicing Agreement. This Certificate is described in the Pooling and Servicing Agreement and is issued pursuant to and subject to the Pooling and Servicing Agreement. By acceptance of this Certificate, each Certificateholder assents to and becomes bound by the Pooling and Servicing Agreement.

     On each Distribution Date, the Certificate Administrator shall distribute to the Person in whose name this Certificate is registered on the last Business Day of the month immediately preceding the month in which such Distribution Date occurs (or with respect to the first Distribution Date, the Closing Date), an amount equal to the Percentage Interest set forth above of the amount required to be distributed to the Certificateholders of this Class on such Distribution Date pursuant to Section 4.01 of the Pooling and Servicing Agreement.

     All distributions (other than the final distribution) shall be made to the Persons in whose name the Certificates are registered at the close of business on each Record Date by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor if such Certificateholder shall have so notified the Certificate Administrator in writing by no later than five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered Certificateholder of Certificates of the Class represented by this Certificate with an initial Percentage Interest equal to 13.73%, and in all other cases by check mailed to each such Certificateholder at such Certificateholder's address appearing in the Certificate Register, in either case without presentation or surrender of any Certificate held by such Certificateholder or the making of any notation thereon. Distributions on the final Distribution Date with respect to this Certificate, however, shall require presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

     The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Servicer, the Special Servicer, the Trustee and the Certificate Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Certificate Administrator with the consent of the Holders of Certificates entitled to at least 66 2/3% of the Percentage Interests of each Class affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a REMIC, without the consent of the Holders of any of the Certificates.

     No sale, transfer or other disposition of this Certificate shall be permitted other than in accordance with the provisions of Section 5.02 of the Pooling and Servicing Agreement.

     This Certificate does not represent an obligation of, or an interest in the Servicer, the Special Servicer, the Depositor, the Trustee or the Certificate Administrator, except to the extent described in the Pooling and Servicing Agreement, or any Affiliate thereof, nor will this Certificate be insured or guaranteed by any governmental agency. This Certificate is limited in right of payment to certain collections on the Mortgage Loans, as more specifically set forth in the Pooling and Servicing Agreement.

     The Holder hereof, by its acceptance of this Certificate, agrees to look solely to the assets of the Trust Fund, as provided in the Pooling and Servicing Agreement, for payment hereunder and that the Trustee and Certificate Administrator in their individual capacities are not liable to the Holder hereof for any amounts payable under this Certificate or the Pooling and Servicing Agreement.

     This Certificate does not purport to summarize the Pooling and Servicing Agreement and is qualified in its entirety by the Pooling and Servicing Agreement. Reference is made to the Pooling and Servicing Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and immunities of the Trustee and the Certificate Administrator. Copies of the Pooling and Servicing Agreement and all amendments thereto will be provided to a prospective or actual Certificateholder, upon written request and, at the Trustee's discretion, payment of a reasonable fee for any expenses, to the Trustee at 450 West 33rd Street, New York, New York 10001, Attention: Capital Markets Fiduciary Services -- Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 1999-C1.

     IN  WITNESS  WHEREOF,   the  Certificate   Administrator  has  caused  this
Certificate to be duly executed by the manual or facsimile signature of the duly authorized officer of the Certificate Administrator.


                                    NORTHWEST BANK MINNESOTA,
                                      NATIONAL ASSOCIATION
                                      not in its individual capacity,
                                      but solely as Certificate Administrator



                                    By: ________________________________________
                                        Authorized Officer



                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class [R][LR] Certificates referred to in the within mentioned Pooling and Servicing Agreement.


                                    NORTHWEST BANK MINNESOTA,
                                      NATIONAL ASSOCIATION
                                      not in its individual capacity,
                                      but solely as Certificate Administrator



                                    By: ________________________________________
                                        Authorized Officer

Dated: ______________

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _______________________________ the within Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass Through Certificate, Series 1999-C1, and does hereby irrevocably constitute and appoint ______________________________ Attorney to transfer the said Certificate on the Certificate Register maintained by the Certificate Registrar, with full power of substitution in the premises.


Dated: __________________           By: ________________________________________
                                        Signature

                                                                       EXHIBIT B
                             MORTGAGE LOAN SCHEDULE

                                 CUT-OFF                                  PRIMARY       NET                      STATED
LOAN      PROPERTY                DATE          MONTHLY     MORTGAGE     SERVICING    MORTGAGE  LOAN INTEREST   MATURITY
NO.         NAME                 BALANCE        PAYMENT       RATE       FEE RATE      RATE     ACCRUAL METHOD    DATE
-----------------------------------------------------------------------------------------------------------------------------------

 1     Exchange Apartments     58,000,000.00   423,247.00    7.7500       0.1000       7.6500     Actual/360   1/11/2027
 5     Tallahassee Mall        47,937,104.45   372,486.00    8.6000       0.0500       8.5500     Actual/360   7/11/2029
 8     Hato Rey Tower          38,774,229.10   286,054.23    8.0500       0.0500       8.0000     Actual/360   9/11/2029
 9     L'Enfant Plaza          37,204,670.69   265,812.50    7.6400       0.0100       7.6300     Actual/360  10/11/2028
 10    Holiday Inn -           35,962,109.12   292,890.88    8.5000       0.0500       8.4500     Actual/360   9/11/2024
       Broadway
 11    Scholastic Building     33,965,599.81   258,544.57    8.3800       0.0500       8.3300     Actual/360   8/11/2029
 12    Blue Hills Office       33,149,000.00   254,652.24    8.4900       0.0500       8.4400     Actual/360  10/11/2029
       Park
 13    150 William Street      29,440,579.47   215,395.00    7.1750       0.0500       7.1250     Actual/360   6/11/2023
 14    Hotel Union             29,332,250.85   201,989.58    7.2200       0.0700       7.1500     Actual/360   5/1/2028
       Square/Diva Summary
 15    White Lodging Summary   27,938,199.65   209,678.14    7.5400       0.0500       7.4900     Actual/360   8/11/2024
 16    SunPark Airpark -       26,976,629.68   229,920.32    9.1800       0.0500       9.1300     Actual/360   9/11/2024
       St.Louis
 6     Accor - Mountain        26,263,337.04   186,548.00    6.6839       0.0500       6.6339     Actual/360   3/11/2019
       Summary
 17    Sunset Ridge &          25,482,959.38   187,465.62    8.0200       0.0500       7.9700     Actual/360   9/11/2029
       Sunset Peak
       Apartments Summary
 2     Selig - Third and       25,471,293.65   186,932.23    7.9900       0.0500       7.9400     Actual/360   5/11/2029
       Broad
 18    Century Centre I        25,470,362.51   184,804.21    7.8700       0.0500       7.8200     Actual/360   8/11/2029
 19    401 North Broad         19,888,550.79   156,553.38    8.7500       0.0500       8.7000     Actual/360   9/11/2029
       Street
 20    Kings Village Corp.     19,693,942.86   154,627.97    9.0500       0.5490       8.5010     Actual/360   9/11/2009
 24    Midway Shopping         17,482,834.40   134,435.86    8.4900       0.0500       8.4400     Actual/360   8/11/2029
       Center
 25    Shops at the Bluffs     17,250,000.00   125,134.34    7.8800       0.0500       7.8300     Actual/360   10/1/2009
 26    Seminole Mall           17,100,545.99   119,089.33    7.4000       0.0500       7.3500     Actual/360   2/1/2009
 27    Fairfield Suites &      17,000,000.00   125,628.50    7.5000       0.0500       7.4500     Actual/360  11/11/2024
       Courtyard by
       Marriott Summary
 29    Cathedral Building      16,983,230.11   130,354.02    8.4700       0.0500       8.4200     Actual/360   8/11/2029
 30    Investor's Business     15,783,654.52   122,995.48    8.1000       0.0300       8.0700     Actual/360   9/11/2024
       Daily Building
 3     Selig - 3131 Elliot     14,733,395.34   108,127.47    7.9900       0.0500       7.9400     Actual/360   5/11/2029
       Building
 31    Suburban Lodge          14,652,229.11   116,532.92    8.2500       0.0500       8.2000     Actual/360   1/1/2009
       Summary
 7     Accor - California      14,018,721.15    93,949.25    6.7213       0.0500       6.6713     Actual/360   3/11/2019
       North  Summary
 32    East Norriton           12,792,149.51    97,877.16    8.4400       0.0500       8.3900     Actual/360   9/11/2029
       Crossing
 33    K.V. Properties Inc     12,708,740.21   101,664.55    8.4100       0.0600       8.3500     Actual/360   9/11/2024
       Summary
 34    Periwinkle Place        12,632,053.82    95,926.00    8.3500       0.0500       8.3000     Actual/360   7/11/2029
       Shopping Center
 35    West Valley Medical     12,454,221.26    93,557.05    8.2100       0.0500       8.1600     Actual/360   3/11/2029
       Center
 36    Wilshire Westwood       12,214,232.17    87,760.50    7.7500       0.0500       7.7000     Actual/360   5/11/2029
       Apartments
 21    Capetown Plaza          11,954,129.62    87,604.19    7.2500       0.0500       7.2000     Actual/360   10/1/2008
       Shopping Center
 37    Cornelius Pass          10,942,637.85    80,270.90    7.9900       0.0500       7.9400     Actual/360   9/11/2029
       Business Park
 4     Selig - Airborne        10,887,729.43    79,904.37    7.9900       0.0500       7.9400     Actual/360   5/11/2029
       Building
 38    Town and Country        10,463,154.41    76,314.57    7.9000       0.0500       7.8500     Actual/360   4/11/2029
       Office Park
 39    Muscarelle Portfolio    10,193,400.27    83,099.73    9.0000       0.0500       8.9500     Actual/360  12/11/2027
       Summary
 40    IBM Corporate Center     9,963,585.96    74,986.00    8.2300       0.0500       8.1800     Actual/360   3/11/2029
 41    Frassetto Properties     9,851,092.68    74,452.87    7.7000       0.0500       7.6500     Actual/360   5/11/2024
       Summary
 42    Easton Commons Plaza     9,768,689.98    73,024.40    8.1900       0.0500       8.1400     Actual/360   9/11/2029
       Shopping Center
 43    The Vinegar Factory      9,763,065.58    73,996.71    7.5150       0.0500       7.4650     Actual/360   1/11/2023
       (Eli's Market)
 44    Holiday Inn & Suites     9,491,225.50    78,362.00    8.7900       0.0500       8.7400     Actual/360   9/11/2024
       - Bristol
 45    Vilter Manufacturing     9,343,927.00    69,653.00    8.1600       0.0500       8.1100     Actual/360   9/11/2029
       Center
 46    Lynnwood Corporate       8,491,630.26    58,065.88    7.1700       0.0500       7.1200     Actual/360   8/1/2005
       Center
 47    Design Center            7,955,776.96    58,701.17    8.0000       0.0500       7.9500     Actual/360   1/1/2009
       Industrial Park
 48    LaSalle Atrium           7,740,517.99    56,961.64    7.2580       0.0500       7.2080     Actual/360   7/1/2008
 49    Meridian Place           7,725,428.77    54,774.45    7.6300       0.0600       7.5700     Actual/360   8/11/2029
       Apartments
 50    Kirkwood Landing         7,591,806.26    56,562.86    8.1500       0.0500       8.1000     Actual/360   8/11/2029
       Apartments
 51    Gateway East & West      7,245,489.10    55,079.65    8.3700       0.0500       8.3200     Actual/360   9/11/2029
 52    Kanawha Mall             6,993,787.38    58,887.62    9.0300       0.0500       8.9800     Actual/360   9/11/2024
 53    Saf Keep Self Storage    6,746,508.94    52,916.10    7.9700       0.0500       7.9200     Actual/360   4/1/2009
 54    Binnings Building        6,542,073.51    51,950.48    8.8400       0.0500       8.7900     Actual/360   7/11/2029
 55    Commercial Park West     5,996,030.98    44,319.02    8.0700       0.0500       8.0200     Actual/360   9/11/2029
 56    Sea Crest at             5,738,989.15    47,792.24    7.6700       0.0600       7.6100     Actual/360   3/1/2009
       Amagansett Corp.
 57    Park Glen West           5,626,490.85    38,855.54    7.2780       0.0500       7.2280     Actual/360   9/1/2013
       Business Ctr
 58    Barrington Heights       5,591,484.53    38,075.49    7.0400       0.0500       6.9900       30 /360    12/1/2007
       Apartments
 59    Stop and Store Self      5,463,681.96    42,449.89    8.0000       0.0500       7.9500     Actual/360   3/1/2009
       Storage
 60    Crestview Office         5,444,059.97    40,408.88    8.1100       0.0500       8.0600     Actual/360   8/11/2029
 61    Grand Cove I             5,310,150.94    35,672.83    6.9300       0.0600       6.8700       30 /360    3/1/2013
       Apartments
 62    Eagle Food Center        5,194,146.16    38,119.51    7.9900       0.0500       7.9400     Actual/360   8/11/2029
 22    Lewis County Mall        5,016,269.93    34,518.12    7.2500       0.0500       7.2000     Actual/360   10/1/2008
 63    Pinewood Square          4,996,939.69    38,268.64    8.4500       0.0500       8.4000     Actual/360   9/11/2029
       Shopping Center
 64    Courtyard by Marriott    4,975,737.12    37,897.84    7.7900       0.0500       7.7400     Actual/360   5/11/2024
 65    Forest Lane              4,850,000.00    36,983.39    8.4100       0.0500       8.3600     Actual/360  10/11/2029
       Apartments
 66    Greenfield Station       4,623,112.73    32,195.66    7.4000       0.0500       7.3500     Actual/360   2/11/2029
       Apartments
 67    92 State Street          4,570,735.60    31,849.47    7.4000       0.0500       7.3500     Actual/360   1/11/2029
 68    Hill Castle              4,432,669.70    32,526.31    7.2500       0.0500       7.2000     Actual/360   9/1/2008
       Apartments
 69    Redwood City Office      4,319,369.67    33,624.02    8.6200       0.0500       8.5700     Actual/360   7/11/2029
       Building
 70    2855 Telegraph           4,164,400.49    31,834.18    7.7900       0.0500       7.7400     Actual/360   2/1/2009
       Avenue Office
       Building
 71    Mladen Portfolio         4,096,194.25    33,735.75    8.7600       0.0500       8.7100     Actual/360   9/11/2024
       Summary
 72    Twin Peaks Square        3,997,321.53    29,378.47    8.0100       0.0500       7.9600     Actual/360   9/11/2029
       Shopping Center
 73    Countrybrook Estates     3,997,255.57    29,044.43    7.8900       0.0500       7.8400     Actual/360   9/11/2029
 74    1674 Broadway            3,989,543.30    40,856.70    9.1200       0.0500       9.0700     Actual/360   9/11/2014
 75    Wells Cargo Self         3,987,591.43    30,666.71    7.8500       0.0500       7.8000     Actual/360   1/1/2009
       Storage
 76    Oasis Apartments         3,940,150.93    28,912.27    7.2500       0.0500       7.2000     Actual/360   9/1/2008
 77    Crown Meadows            3,821,086.50    28,978.32    8.3400       0.0500       8.2900     Actual/360   8/11/2029
       Shopping Center
 78    Embassy Apartments       3,797,635.67    28,869.33    8.3700       0.0500       8.3200     Actual/360   9/11/2029
 79    Sandy Ridge              3,791,987.28    28,574.85    8.2600       0.0500       8.2100     Actual/360   6/11/2029
       Apartments
 80    Southern Medical         3,791,615.37    28,120.00    8.0900       0.0500       8.0400     Actual/360   6/11/2029
       Building
 81    The Westhampton Bath     3,717,533.56    38,619.68    8.1700       0.0600       8.1100       30/360     11/1/2012
       & Tennis Club
 82    Candlewick Townhomes     3,341,143.02    24,311.64    7.9000       0.0500       7.8500     Actual/360   8/11/2029
 83    Ocean Beach Resort,      3,338,837.58    24,815.05    8.1000       0.0600       8.0400       30 /360     5/1/2009
       Ltd.
 84    Pacella Park Summary     3,316,498.17    24,895.39    8.2300       0.0500       8.1800     Actual/360   8/11/2009
 85    Quality Inn-Sea Oatel    3,247,389.66    28,678.05    9.6250       0.0500       9.5750     Actual/360  10/11/2024
 86    St. George Medical       3,094,878.98    25,297.17    8.6600       0.0500       8.6100     Actual/360   8/11/2024
       Center
 87    Ocean Park Centinela     3,039,269.06    22,146.38    7.8900       0.0500       7.8400     Actual/360   4/1/2009
       Office Building
 88    Surf Club at Montauk     3,001,400.62    44,710.98    8.6300       0.0600       8.5700       30 /360     6/1/2007
       Corp.
 89    Ambiance Townhomes       2,997,920.75    21,679.25    7.8400       0.0500       7.7900     Actual/360   9/11/2029
 90    Britannia Business       2,984,836.75    22,012.94    8.0000       0.0500       7.9500     Actual/360   2/1/2009
       Center
 91    Northwest Corporate      2,947,956.98    20,670.55    6.7200       0.0500       6.6700       30 /360     9/1/2008
       Park
 92    Super 8 Motel            2,937,865.90    27,173.10   10.2200       0.0500     #######      Actual/360   9/11/2024
 93    Scandia-Hemman           2,874,797.70    21,027.01    7.8750       0.0500       7.8250     Actual/360   8/1/2008
       Apartments
 94    Orchard Square           2,598,146.37    18,536.96    7.7000       0.0500       7.6500     Actual/360   9/11/2029
       Office Park
 95    Murray's Discount        2,584,131.50    18,392.69    7.5800       0.0500       7.5300     Actual/360   7/11/2008
       Auto Store Summary
 96    Holiday Plaza            2,547,861.99    22,049.26    9.3700       0.0500       9.3200     Actual/360   9/11/2024
 97    Lakeside Shopping        2,497,613.30    20,282.53    8.5900       0.0500       8.5400     Actual/360   9/11/2024
       Center
 98    Palm Desert Business     2,490,956.47    19,711.25    8.2500       0.0500       8.2000     Actual/360   6/11/2024
       Center
 99    Port Royal Motel         2,487,642.32    25,684.89    9.2200       0.0600       9.1600     Actual/360   8/1/2014
       Cooperative
100    The Meadows Square       2,393,088.16    17,276.89    7.8000       0.0500       7.7500     Actual/360   5/1/2009
       Mall
101    Civic Center Office      2,389,745.79    19,018.75    8.1120       0.0500       8.0620     Actual/360   11/1/2008
       Building
102    Blockbuster Video /      2,298,606.66    17,685.01    8.5000       0.0500       8.4500     Actual/360   9/11/2029
       Scotty's Home Summary
103    17290 Preston Road       2,297,594.01    17,295.30    8.2600       0.0500       8.2100     Actual/360   8/1/2009
       Office Building
104    Mid-Towne Mobile         2,291,513.56    17,980.92    8.1500       0.0500       8.1000     Actual/360   6/1/2009
       Terrace
105    Engler Block             2,272,970.78    19,091.72    9.0000       0.0500       8.9500     Actual/360   9/11/2024
106    Bellevue Tower           2,247,460.31    16,478.34    7.9800       0.0500       7.9300     Actual/360   8/11/2029
       Apartments
 23    Tampa Shopping Plaza     2,219,207.29    16,263.15    7.2500       0.0500       7.2000     Actual/360   10/1/2008
107    East Mountain            2,097,194.56    16,206.75    8.5400       0.0500       8.4900     Actual/360   7/11/2029
       Medical Center
108    Sierra Elm Shopping      1,768,096.91    13,185.60    8.1600       0.0500       8.1100     Actual/360   8/11/2029
       Center
109    Valerio Capri            1,628,934.84    12,108.41    8.1300       0.1200       8.0100     Actual/360   9/11/2029
       Apartments
110    Gotham Bar & Grill       1,597,517.91    14,108.76    8.7200       0.0500       8.6700     Actual/360   9/11/2019
111    Mission Hills            1,587,009.93    12,053.14    8.3600       0.0500       8.3100     Actual/360   9/11/2029
       Village Plaza
112    Clarksdale Commons       1,499,029.73    11,195.27    8.1800       0.0500       8.1300     Actual/360   9/11/2029
       Shopping Center
113    King Plaza               1,496,582.06    11,012.50    8.0000       0.0500       7.9500     Actual/360   6/11/2029
114    Goodwill Building        1,399,162.29    10,824.38    8.5600       0.0500       8.5100     Actual/360   9/11/2029
115    Country Village          1,358,425.33    10,916.45    8.3750       0.0500       8.3250     Actual/360   1/1/2009
       Apartments
116    12 West 32nd Street      1,290,257.10     8,778.46    7.0500       0.0600       6.9900     Actual/360  12/11/2028
       Tenants Corp.
117    4711 Callan Blvd         1,263,632.14     9,355.50    8.0000       0.0500       7.9500     Actual/360   7/1/2008
       Apartments
118    Forest Crossing          1,191,175.44     8,493.52    7.6250       0.0500       7.5750     Actual/360   11/1/2008
       Medical Building
119    Devonwood Apartments     1,123,954.01     9,249.12    8.7500       0.0500       8.7000     Actual/360   9/11/2009
120    11825 Owners Corp.       1,096,296.83     6,955.92    7.1500       0.0600       7.0900       30/360    12/11/2038
121    Indian Harbor Self       1,093,329.82     8,798.27    8.4200       0.0500       8.3700     Actual/360   3/1/2009
       Storage
122    Ansley North             1,065,694.47     8,812.94    9.0800       0.0600       9.0200       30/360     1/1/2012
       Cooperative, Inc.
123    West 8th Street          1,059,390.14     8,339.03    8.7500       0.0500       8.7000     Actual/360   9/11/2009
       Apartments
124    All Seasons Mini         1,046,423.92     8,490.29    8.5500       0.0500       8.5000     Actual/360   6/1/2009
       Storage
125    330 East Jericho         1,043,399.35     8,213.15    8.7500       0.0500       8.7000     Actual/360   9/11/2029
       Turnpike
126    Sequoia Apartments         977,362.61     7,969.34    8.5000       0.0500       8.4500     Actual/360   7/1/2009
127    Broadmill Apts             973,849.32     7,840.72    8.3750       0.0500       8.3250     Actual/360   11/1/2008
128    West Wood Village          969,926.74     7,324.85    8.2500       0.0500       8.2000     Actual/360   1/1/2009
       Apts
129    Chick Hampton Office       949,447.75     7,439.75    8.7000       0.0500       8.6500     Actual/360   9/11/2009
       Building
130    Cambrick On The Park       844,457.99     6,311.23    8.1250       0.0500       8.0750     Actual/360   11/1/2008
       Condominiums
131    287 South 6th Avenue       840,605.40     6,560.44    8.0000       0.0500       7.9500     Actual/360   11/1/2008
132    Metro Centre               837,172.07     6,458.87    8.5000       0.0500       8.4500     Actual/360   3/1/2009
133    350 Pleasant Street        792,843.58     5,593.72    7.5000       0.0500       7.4500     Actual/360   9/1/2008
134    Eckerd's Pittsburgh        696,177.79     5,320.51    8.3750       0.0500       8.3250     Actual/360   12/1/2008
135    Azadgan Center             688,167.16     5,764.73    8.8750       0.0500       8.8250     Actual/360   12/1/2008
136    Jeanne Estates             632,896.40     4,913.36    8.5000       0.0500       8.4500       30 /360     7/1/2008
       Apartments
137    Starburst Apartments       594,930.78     4,780.93    8.3750       0.0500       8.3250     Actual/360   1/1/2008
138    Josephine Apartments       518,938.66     3,872.12    8.1250       0.0500       8.0750     Actual/360   2/1/2009
139    Valley View                513,151.81     4,074.29    8.2900       0.0500       8.2400     Actual/360   6/11/2009
       Apartments
140    1011-1019 Ocean            494,961.08     4,026.14    8.5000       0.0500       8.4500     Actual/360   11/1/2008
       Front Walk
141    2555 "D" Street            464,451.96     3,471.17    8.1250       0.0500       8.0750     Actual/360   11/1/2008
142    Tempe Manor Apts           444,932.75     3,642.48    8.3750       0.0500       8.3250     Actual/360  11/1/2008
143    Sophia Warehouse           422,476.98     3,267.88    8.5000       0.0500       8.4500     Actual/360   11/1/2008
144    Betty Jane Apartments      401,251.99     3,227.12    8.3750       0.0500       8.3250     Actual/360   12/1/2008
145    Desert Winds               401,251.98     3,227.12    8.3750       0.0500       8.3250     Actual/360   12/1/2008
       Apartments
146    Poolside Apartments        393,821.38     3,167.36    8.3750       0.0500       8.3250     Actual/360   12/1/2008
147    Clark Apartments           372,479.10     2,751.62    8.0000       0.0500       7.9500     Actual/360   11/1/2008
148    1327 2nd Street            347,718.00     2,598.74    8.1250       0.0500       8.0750     Actual/360   11/1/2008
149    Crown Apartments           343,557.76     2,927.54    8.0000       0.0500       7.9500     Actual/360   11/1/2008
150    Park Place-Fradin          339,543.32     2,761.93    8.5000       0.0500       8.4500     Actual/360   11/1/2008
151    Gladstone & Benton         276,229.48     2,342.03    8.0000       0.0500       7.9500     Actual/360   2/1/2009
       Apartments
152    Country Manor              241,494.23     1,942.25    8.3750       0.0500       8.3250     Actual/360   12/1/2008
153    Homestead Inn              234,626.63     1,752.29    8.1250       0.0500       8.0750     Actual/360   12/1/2008
         Apartments
                               ------------------
                               ==================
                               1,170,108,234.11
                               ==================

                                                                       EXHIBIT B
                             MORTGAGE LOAN SCHEDULE
                                  (CONTINUED)

                                 ANTICIPATED          ANTICIPATED      ORIGINAL      REMAINING            CREDIT
LOAN       PROPERTY               REPAYMENT     ARD    REMAINING    AMORTIZATION   AMORTIZATION   DUE      LEASE        RVI
NO.         NAME                    DATE        LOAN      TERM          TERM           TERM       DATE   GUARANTOR   INSURANCE
-----------------------------------------------------------------------------------------------------------------------------------
 1     Exchange Apartments        1/11/2008     Yes        99            336            336        11
 5     Tallahassee Mall           7/11/2009     Yes        117           360            357        11
 8     Hato Rey Tower             9/11/2009     Yes        119           360            359        11
 9     L'Enfant Plaza             10/11/2008    Yes        108           360            348        11
 10    Holiday Inn -              9/11/2009     Yes        119           300            299        11
       Broadway
 11    Scholastic Building        8/11/2009     Yes        118           360            358        11
 12    Blue Hills Office          10/11/2009    Yes        120           360            360        11
       Park
 13    150 William Street         6/11/2008     Yes        104           300            284        11
 14    Hotel Union                 5/1/2008     Yes        103           360            343         1
       Square/Diva Summary
 15    White Lodging Summary      8/11/2009     Yes        118           300            298        11
 16    SunPark Airpark -          9/11/2009     Yes        119           300            299        11
       St.Louis
 6     Accor - Mountain                          No        233           290            276        11   Accor, S.A.     Yes
       Summary
 17    Sunset Ridge &             9/11/2009     Yes        119           360            359        11
       Sunset Peak
       Apartments Summary
 2     Selig - Third and          5/11/2009     Yes        115           360            358        11
       Broad
 18    Century Centre I           8/11/2009     Yes        118           360            358        11
 19    401 North Broad            9/11/2009     Yes        119           360            359        11
       Street
 20    Kings Village Corp.                       No        119           480            479        11
 24    Midway Shopping            8/11/2009     Yes        118           360            358        11
       Center
 25    Shops at the Bluffs                       No        120           360            360         1
 26    Seminole Mall                             No        112           360            352         1
 27    Fairfield Suites &         10/11/2009    Yes        120           300            300        11
       Courtyard by
       Marriott Summary
 29    Cathedral Building         8/11/2009     Yes        118           360            358        11
 30    Investor's Business        9/11/2009     Yes        119           300            299        11
       Daily Building
 3     Selig - 3131 Elliot        5/11/2009     Yes        115           360            358        11
       Building
 31    Suburban Lodge                            No        111           300            291         1
       Summary
 7     Accor - California                        No        233           337            323        11   Accor, S.A.     Yes
       North  Summary
 32    East Norriton              9/11/2009     Yes        119           360            359        11
       Crossing
 33    K.V. Properties Inc        9/11/2009     Yes        119           300            299        11
       Summary
 34    Periwinkle Place           7/11/2009     Yes        117           360            357        11
       Shopping Center
 35    West Valley Medical        3/11/2009     Yes        113           360            353        11
       Center
 36    Wilshire Westwood          5/11/2009     Yes        115           360            355        11
       Apartments
 21    Capetown Plaza                            No        108           300            288         1
       Shopping Center
 37    Cornelius Pass             9/11/2009     Yes        119           360            359        11
       Business Park
 4     Selig - Airborne           5/11/2009     Yes        115           360            358        11
       Building
 38    Town and Country           4/11/2009     Yes        114           360            354        11
       Office Park
 39    Muscarelle Portfolio       9/11/2009     Yes        119           339            338        11
       Summary
 40    IBM Corporate Center       3/11/2009     Yes        113           360            353        11
 41    Frassetto Properties       5/11/2009     Yes        115           300            295        11
       Summary
 42    Easton Commons Plaza       9/11/2009     Yes        119           360            359        11
       Shopping Center
 43    The Vinegar Factory        1/11/2008     Yes        99            300            279        11
       (Eli's Market)
 44    Holiday Inn & Suites       9/11/2009     Yes        119           300            299        11
       - Bristol
 45    Vilter Manufacturing       9/11/2009     Yes        119           360            359        11
       Center
 46    Lynnwood Corporate                        No        70            360            346         1
       Center
 47    Design Center                             No        111           360            351         1
       Industrial Park
 48    LaSalle Atrium                            No        105           300            285         1
 49    Meridian Place             8/11/2009     Yes        118           360            358        11
       Apartments
 50    Kirkwood Landing           8/11/2009     Yes        118           360            358        11
       Apartments
 51    Gateway East & West        9/11/2009     Yes        119           360            359        11
 52    Kanawha Mall               9/11/2006     Yes        83            300            299        11
 53    Saf Keep Self Storage                     No        114           287            283         1
 54    Binnings Building          7/11/2006     Yes        81            360            357        11
 55    Commercial Park West       9/11/2009     Yes        119           360            359        11
 56    Sea Crest at                              No        113           240            233         1
       Amagansett Corp.
 57    Park Glen West                            No        167           360            347         1
       Business Ctr
 58    Barrington Heights                        No        98            360            338         1
       Apartments
 59    Stop and Store Self                       No        113           300            293         1
       Storage
 60    Crestview Office           8/11/2009     Yes        118           360            358        11
 61    Grand Cove I                              No        161           360            341         1
       Apartments
 62    Eagle Food Center          8/11/2009     Yes        118           360            358        11
 22    Lewis County Mall                         No        108           360            348         1
 63    Pinewood Square            9/11/2009     Yes        119           360            359        11
       Shopping Center
 64    Courtyard by Marriott      5/11/2009     Yes        115           300            295        11
 65    Forest Lane                10/11/2009    Yes        120           360            360        11
       Apartments
 66    Greenfield Station         2/11/2009     Yes        112           360            352        11
       Apartments
 67    92 State Street            1/11/2009     Yes        111           360            351        11
 68    Hill Castle                               No        107           300            287         1
       Apartments
 69    Redwood City Office        7/11/2009     Yes        117           360            357        11
       Building
 70    2855 Telegraph                            No        112           300            292         1
       Avenue Office
       Building
 71    Mladen Portfolio           9/11/2009     Yes        119           300            299        11
       Summary
 72    Twin Peaks Square          9/11/2009     Yes        119           360            359        11
       Shopping Center
 73    Countrybrook Estates       9/11/2009     Yes        119           360            359        11
 74    1674 Broadway              9/11/2014     Yes        179           180            179        11
 75    Wells Cargo Self                          No        111           300            291         1
       Storage
 76    Oasis Apartments                          No        107           300            287         1
 77    Crown Meadows              8/11/2009     Yes        118           360            358        11
       Shopping Center
 78    Embassy Apartments         9/11/2009     Yes        119           360            359        11
 79    Sandy Ridge                6/11/2009     Yes        116           360            356        11
       Apartments
 80    Southern Medical           6/11/2009     Yes        116           360            356        11
       Building
 81    The Westhampton Bath       11/1/2012     Yes        157           180            157         1
       & Tennis Club
 82    Candlewick Townhomes       8/11/2009     Yes        118           360            358        11
 83    Ocean Beach Resort,                       No        115           360            355         1
       Ltd.
 84    Pacella Park Summary                      No        118           360            358        11
 85    Quality Inn-Sea Oatel      10/11/2009    Yes        120           300            299        11
 86    St. George Medical         8/11/2009     Yes        118           300            298        11
       Center
 87    Ocean Park Centinela                      No        114           360            354         1
       Office Building
 88    Surf Club at Montauk        6/1/2007     Yes        92            120             92         1
       Corp.
 89    Ambiance Townhomes         9/11/2009     Yes        119           360            359        11
 90    Britannia Business                        No        112           360            352         1
       Center
 91    Northwest Corporate                       No        107           300            287         1
       Park
 92    Super 8 Motel              9/11/2009     Yes        119           300            299        11
 93    Scandia-Hemman                            No        106           360            346         1
       Apartments
 94    Orchard Square             9/11/2009     Yes        119           360            359        11
       Office Park
 95    Murray's Discount                         No        105           360            345        11
       Auto Store Summary
 96    Holiday Plaza              9/11/2009     Yes        119           300            299        11
 97    Lakeside Shopping          9/11/2009     Yes        119           300            299        11
       Center
 98    Palm Desert Business       7/11/2009     Yes        117           300            296        11
       Center
 99    Port Royal Motel            8/1/2014     Yes        178           180            178         1
       Cooperative
100    The Meadows Square                        No        115           360            355         1
       Mall
101    Civic Center Office                       No        109           300            289         1
       Building
102    Blockbuster Video /        9/11/2009     Yes        119           360            359        11
       Scotty's Home Summary
103    17290 Preston Road                        No        118           360            358         1
       Office Building
104    Mid-Towne Mobile                          No        116           300            296         1
       Terrace
105    Engler Block               9/11/2009     Yes        119           300            299        11
106    Bellevue Tower             8/11/2009     Yes        118           360            358        11
       Apartments
 23    Tampa Shopping Plaza                      No        108           300            288         1
107    East Mountain              7/11/2009     Yes        117           360            357        11
       Medical Center
108    Sierra Elm Shopping        8/11/2009     Yes        118           360            358        11
       Center
109    Valerio Capri              9/11/2009     Yes        119           360            359        11
       Apartments
110    Gotham Bar & Grill         9/11/2009     Yes        119           240            239        11
111    Mission Hills              9/11/2009     Yes        119           360            359        11
       Village Plaza
112    Clarksdale Commons         9/11/2009     Yes        119           360            359        11
       Shopping Center
113    King Plaza                 6/11/2009     Yes        116           360            356        11
114    Goodwill Building          9/11/2009     Yes        119           360            359        11
115    Country Village                           No        111           300            291         1
       Apartments
116    12 West 32nd Street        12/11/2008    Yes        110           360            351        11
       Tenants Corp.
117    4711 Callan Blvd                          No        105           360            345         1
       Apartments
118    Forest Crossing                           No        109           360            349         1
       Medical Building
119    Devonwood Apartments                      No        119           300            299        11
120    11825 Owners Corp.         12/11/2008    Yes        110           480            471        11
121    Indian Harbor Self                        No        113           300            293         1
       Storage
122    Ansley North                              No        147           360            327         1
       Cooperative, Inc.
123    West 8th Street                           No        119           360            359        11
       Apartments
124    All Seasons Mini                          No        116           300            296         1
       Storage
125    330 East Jericho           9/11/2009     Yes        119           360            359        11
       Turnpike
126    Sequoia Apartments                        No        117           290            287         1
127    Broadmill Apts                            No        109           300            289         1
128    West Wood Village                         No        111           360            351         1
       Apts
129    Chick Hampton Office                      No        119           360            359        11
       Building
130    Cambrick On The Park                      No        109           360            349         1
       Condominiums
131    287 South 6th Avenue                      No        109           300            289         1
132    Metro Centre                              No        113           360            353         1
133    350 Pleasant Street                       No        107           360            347         1
134    Eckerd's Pittsburgh                       No        110           360            350         1
135    Azadgan Center                            No        110           300            290         1
136    Jeanne Estates                            No        105           360            345         1
       Apartments
137    Starburst Apartments                      No        99            300            291         1
138    Josephine Apartments                      No        112           360            352         1
139    Valley View                               No        116           300            296        11
       Apartments
140    1011-1019 Ocean                           No        109           300            289         1
       Front Walk
141    2555 "D" Street                           No        109           360            349         1
142    Tempe Manor Apts                          No        109           285            274         1
143    Sophia Warehouse                          No        109           360            349         1
144    Betty Jane Apartments                     No        110           300            290         1
145    Desert Winds                              No        110           300            290         1
       Apartments
146    Poolside Apartments                       No        110           300            290         1
147    Clark Apartments                          No        109           360            349         1
148    1327 2nd Street                           No        109           360            349         1
149    Crown Apartments                          No        109           240            229         1
150    Park Place-Fradin                         No        109           300            289         1
151    Gladstone & Benton                        No        112           240            232         1
       Apartments
152    Country Manor                             No        110           300            290         1
153    Homestead Inn                             No        110           360            350         1
       Apartments

                                                                       EXHIBIT B
                             MORTGAGE LOAN SCHEDULE
                                  (CONTINUED)

LOAN      PROPERTY            SUBJECT TO
 NO.        NAME              DEFEASANCE          LOAN
--------------------------------------------------------------------------------
 1     Exchange Apartments        Yes             CSFB
 5     Tallahassee Mall           Yes             CSFB
 8     Hato Rey Tower             Yes             CSFB
 9     L'Enfant Plaza             Yes             CSFB
 10    Holiday Inn -              Yes             CSFB
       Broadway
 11    Scholastic Building        Yes             CSFB
 12    Blue Hills Office          Yes             CSFB
       Park
 13    150 William Street         Yes             CSFB
 14    Hotel Union                Yes             MSMC
       Square/Diva Summary
 15    White Lodging Summary      Yes             CSFB
 16    SunPark Airpark -          Yes             CSFB
       St.Louis
 6     Accor - Mountain           Yes             CSFB
       Summary
 17    Sunset Ridge &             Yes             CSFB
       Sunset Peak
       Apartments Summary
 2     Selig - Third and          Yes             CSFB
       Broad
 18    Century Centre I           Yes             CSFB
 19    401 North Broad            Yes             CSFB
       Street
 20    Kings Village Corp.        Yes             CSFB
 24    Midway Shopping            Yes             CSFB
       Center
 25    Shops at the Bluffs        Yes             MSMC
 26    Seminole Mall              Yes             MSMC
 27    Fairfield Suites &         Yes             CSFB
       Courtyard by
       Marriott Summary
 29    Cathedral Building         Yes             CSFB
 30    Investor's Business        Yes             CSFB
       Daily Building
 3     Selig - 3131 Elliot        Yes             CSFB
       Building
 31    Suburban Lodge             Yes             MSMC
       Summary
 7     Accor - California         Yes             CSFB
       North  Summary
 32    East Norriton              Yes             CSFB
       Crossing
 33    K.V. Properties Inc        Yes             CSFB
       Summary
 34    Periwinkle Place           Yes             CSFB
       Shopping Center
 35    West Valley Medical        Yes             CSFB
       Center
 36    Wilshire Westwood          Yes             CSFB
       Apartments
 21    Capetown Plaza             Yes             MSMC
       Shopping Center
 37    Cornelius Pass             Yes             CSFB
       Business Park
 4     Selig - Airborne           Yes             CSFB
       Building
 38    Town and Country           Yes             CSFB
       Office Park
 39    Muscarelle Portfolio       Yes             CSFB
       Summary
 40    IBM Corporate Center       Yes             CSFB
 41    Frassetto Properties       Yes             CSFB
       Summary
 42    Easton Commons Plaza       Yes             CSFB
       Shopping Center
 43    The Vinegar Factory        Yes             CSFB
       (Eli's Market)
 44    Holiday Inn & Suites       Yes             CSFB
       - Bristol
 45    Vilter Manufacturing       Yes             CSFB
       Center
 46    Lynnwood Corporate         No              MSMC
       Center
 47    Design Center              Yes             MSMC
       Industrial Park
 48    LaSalle Atrium             No              CSFB
 49    Meridian Place             Yes             CSFB
       Apartments
 50    Kirkwood Landing           Yes             CSFB
       Apartments
 51    Gateway East & West        Yes             CSFB
 52    Kanawha Mall               Yes             CSFB
 53    Saf Keep Self Storage      Yes             MSMC
 54    Binnings Building          Yes             CSFB
 55    Commercial Park West       Yes             CSFB
 56    Sea Crest at               Yes             CSFB
       Amagansett Corp.
 57    Park Glen West             No              CSFB
       Business Ctr
 58    Barrington Heights         No              MSMC
       Apartments
 59    Stop and Store Self        Yes             MSMC
       Storage
 60    Crestview Office           Yes             CSFB
 61    Grand Cove I               No              CSFB
       Apartments
 62    Eagle Food Center          Yes             CSFB
 22    Lewis County Mall          Yes             MSMC
 63    Pinewood Square            Yes             CSFB
       Shopping Center
 64    Courtyard by Marriott      Yes             CSFB
 65    Forest Lane                Yes             CSFB
       Apartments
 66    Greenfield Station         Yes             CSFB
       Apartments
 67    92 State Street            Yes             CSFB
 68    Hill Castle                No              CSFB
       Apartments
 69    Redwood City Office        Yes             CSFB
       Building
 70    2855 Telegraph             Yes             MSMC
       Avenue Office
       Building
 71    Mladen Portfolio           Yes             CSFB
       Summary
 72    Twin Peaks Square          Yes             CSFB
       Shopping Center
 73    Countrybrook Estates       Yes             CSFB
 74    1674 Broadway              Yes             CSFB
 75    Wells Cargo Self           Yes             MSMC
       Storage
 76    Oasis Apartments           No              CSFB
 77    Crown Meadows              Yes             CSFB
       Shopping Center
 78    Embassy Apartments         Yes             CSFB
 79    Sandy Ridge                Yes             CSFB
       Apartments
 80    Southern Medical           Yes             CSFB
       Building
 81    The Westhampton Bath       No              CSFB
       & Tennis Club
 82    Candlewick Townhomes       Yes             CSFB
 83    Ocean Beach Resort,        Yes             CSFB
       Ltd.
 84    Pacella Park Summary       Yes             CSFB
 85    Quality Inn-Sea Oatel      Yes             CSFB
 86    St. George Medical         Yes             CSFB
       Center
 87    Ocean Park Centinela       Yes             MSMC
       Office Building
 88    Surf Club at Montauk       No              CSFB
       Corp.
 89    Ambiance Townhomes         Yes             CSFB
 90    Britannia Business         Yes             MSMC
       Center
 91    Northwest Corporate        No              MSMC
       Park
 92    Super 8 Motel              Yes             CSFB
 93    Scandia-Hemman             No              CSFB
       Apartments
 94    Orchard Square             Yes             CSFB
       Office Park
 95    Murray's Discount          Yes             MSMC
       Auto Store Summary
 96    Holiday Plaza              Yes             CSFB
 97    Lakeside Shopping          Yes             CSFB
       Center
 98    Palm Desert Business       Yes             CSFB
       Center
 99    Port Royal Motel           Yes             CSFB
       Cooperative
100    The Meadows Square         Yes             MSMC
       Mall
101    Civic Center Office        No              CSFB
       Building
102    Blockbuster Video /        Yes             CSFB
       Scotty's Home Summary
103    17290 Preston Road         Yes             MSMC
       Office Building
104    Mid-Towne Mobile           Yes             MSMC
       Terrace
105    Engler Block               Yes             CSFB
106    Bellevue Tower             Yes             CSFB
       Apartments
 23    Tampa Shopping Plaza       Yes             MSMC
107    East Mountain              Yes             CSFB
       Medical Center
108    Sierra Elm Shopping        Yes             CSFB
       Center
109    Valerio Capri              Yes             CSFB
       Apartments
110    Gotham Bar & Grill         Yes             CSFB
111    Mission Hills              Yes             CSFB
       Village Plaza
112    Clarksdale Commons         Yes             CSFB
       Shopping Center
113    King Plaza                 Yes             CSFB
114    Goodwill Building          Yes             CSFB
115    Country Village            No              CSFB
       Apartments
116    12 West 32nd Street        Yes             CSFB
       Tenants Corp.
117    4711 Callan Blvd           No              CSFB
       Apartments
118    Forest Crossing            No              CSFB
       Medical Building
119    Devonwood Apartments       Yes             CSFB
120    11825 Owners Corp.         Yes             CSFB
121    Indian Harbor Self         Yes             MSMC
       Storage
122    Ansley North               No              CSFB
       Cooperative, Inc.
123    West 8th Street            Yes             CSFB
       Apartments
124    All Seasons Mini           Yes             MSMC
       Storage
125    330 East Jericho           Yes             CSFB
       Turnpike
126    Sequoia Apartments         No              CSFB
127    Broadmill Apts             No              CSFB
128    West Wood Village          No              CSFB
       Apts
129    Chick Hampton Office       Yes             CSFB
       Building
130    Cambrick On The Park       No              CSFB
       Condominiums
131    287 South 6th Avenue       No              CSFB
132    Metro Centre               Yes             CSFB
133    350 Pleasant Street        No              CSFB
134    Eckerd's Pittsburgh        No              CSFB
135    Azadgan Center             No              CSFB
136    Jeanne Estates             No              CSFB
       Apartments
137    Starburst Apartments       No              CSFB
138    Josephine Apartments       No              CSFB
139    Valley View                Yes             CSFB
       Apartments
140    1011-1019 Ocean            No              CSFB
       Front Walk
141    2555 "D" Street            No              CSFB
142    Tempe Manor Apts           No              CSFB
143    Sophia Warehouse           No              CSFB
144    Betty Jane Apartments      No              CSFB
145    Desert Winds               No              CSFB
       Apartments
146    Poolside Apartments        No              CSFB
147    Clark Apartments           No              CSFB
148    1327 2nd Street            No              CSFB
149    Crown Apartments           No              CSFB
150    Park Place-Fradin          No              CSFB
151    Gladstone & Benton         No              CSFB
       Apartments
152    Country Manor              No              CSFB
153    Homestead Inn              No              CSFB
       Apartments



                                                                                                        ORIGINAL     CUT-OFF
                                                                                                       PRINCIPAL      DATE
  LOAN CONTROL                                                                               ZIP         LOAN       PRINCIPAL
    #    #    LOANS         PROPERTY NAME               ADDRESS             CITY      STATE    CODE     BALANCE    LOAN BALANCE

    1    001   CSFB   Exchange Apartments         25 Broad Street        New York       NY     10004   58,000,000  58,000,000
    2    002   CSFB   Selig - Third and Broad     2901 Third Avenue      Seattle        WA     98121   25,500,000  25,471,294
    3    003   CSFB   Selig - 3131 Elliot         3131 Elliot Avenue     Seattle        WA     98121   14,750,000  14,733,395
                      Building
    4    004   CSFB   Selig - Airborne Building   3101 Western Avenue    Seattle        WA     98121   10,900,000  10,887,729
    5    005   CSFB   Tallahassee Mall            2415 North Monroe      Tallahassee    FL     32303   48,000,000  47,937,104
                                                  Street
    6    006   CSFB   Accor - Mountain Summary    Various                Various        CO     Various 26,775,758  26,263,337
    6    006A  CSFB   Accor - Mountain Motel 6    2433 So.  800 West     Woods Cross    UT     84087                6,689,444
                      #1205
    6    006B  CSFB   Accor - Mountain Motel 6    3900 E.  Mulberry      Fort Collins   CO     80524                4,546,883
                      #293
    6    006C  CSFB   Accor - Mountain Motel 6    1600 Cedar Street      Raton          NM     57740                4,120,309
                      #279
    6    006D  CSFB   Accor - Mountain Motel 6    9920 West 49th Avenue  Wheat Ridge    CO     80033                3,732,516
                      #1016
    6    006E  CSFB   Accor - Mountain Motel 6    3400 Will Rodgers      Santa Rosa     NM     88453                3,635,567
                      #273                        Drive
    6    006F  CSFB   Accor - Mountain Motel 6    416 West Appleway      Coeur          ID     83814                3,538,619
                      #267                        Avenue                 D'Alene
    7    007   CSFB   Accor - California North    Various                Various        CA     Various 14,210,728  14,018,721
                      Summary
    7    007A  CSFB   Accor - California North    2101 Loveridge Road    Pittsburg      CA     94565                3,925,242
                      Motel 6 #318
    7    007B  CSFB   Accor - California North    16958 State Route 58   Mojave         CA     93501                3,313,516
                      Motel 6 #359
    7    007C  CSFB   Accor - California North    250 South Walnut Road  Turlock        CA     95380                3,288,027
                      Motel 6 #287
    7    007D  CSFB   Accor - California North    42899 Big Bear         Big Bear       CA     92315                2,650,813
                      Motel 6 #369                Boulevard              Lake
    7    007E  CSFB   Accor - California North    16901 Stoddard Wells   Victorville    CA     92392                  841,123
                      Motel 6 #106                Road
    8    008   CSFB   Hato Rey Tower              268 Munoz Rivera       San Juan       PR     00918   38,800,000  38,774,229
                                                  Avenue
    9    009   CSFB   L'Enfant Plaza              470-490 L'Enfant       Washington     DC     20024   37,500,000  37,204,671
                                                  Plaza SW/955
                                                  L'Enfant Plaza SW
   10    010   CSFB   Holiday Inn - Broadway      1260 Broadway          New York       NY     10001   36,000,000  35,962,109
   11    011   CSFB   Scholastic Building         555 Broadway           New York       NY     10012   34,000,000  33,965,600
   12    012   CSFB   Blue Hills Office Park      150 Royall Street      Canton         MA     02021   33,149,000  33,149,000
   13    013   CSFB   150 William Street          150 William Street     New York       NY     10038   30,000,000  29,440,579
   14    014   MSMC   Hotel Union Square/Diva     Various                San            CA     94103   29,698,120  29,332,251
                      Summary                                            Francisco
   14    014A  MSMC   Hotel Union Square          114 Powell Street      San            CA     94103               18,820,708
                                                                         Francisco
   14    014B  MSMC   Hotel Diva                  440 Geary Street       San            CA     94103               10,511,543
                                                                         Francisco
   15    015   CSFB   White Lodging Summary       Various                Various        IN     Various 28,000,000  27,938,200
   15    015A  CSFB   Residence Inn -             350 West New York      Indianapolis   IN     46204                8,982,348
                      Indianapolis                Street
   15    015B  CSFB   Courtyard - Indianapolis    320 North Senate       Indianapolis   IN     46204                7,433,667
                                                  Avenue
   15    015C  CSFB   Residence Inn - Hammond     7740 Corinne Drive     Hammond        IN     46323                4,274,359
   15    015D  CSFB   Courtyard - Hammond         7730 Corinne Drive     Hammond        IN     46323                3,840,728
   15    015E  CSFB   Fairfield Inn - Hammond     7720 Corinne Drive     Hammond        IN     46323                3,407,098




   16    016   CSFB   SunPark Airpark - St.Louis  4607 Airflight Drive   Edmundson      MO     63134   27,000,000  26,976,630
   17    017   CSFB   Sunset Ridge & Sunset Peak  Various                Various        CO     Various 25,500,000  25,482,959
                      Apartments Summary
   17    017A  CSFB   Sunset Ridge Apartments     8300 Sheridan          Westminster    CO     80003               16,988,640
                                                  Boulevard
   17    017B  CSFB   Sunset Peak Apartments      475 East Russell       Thornton       CO     80229                8,494,320
                                                  Boulevard
   18    018   CSFB   Century Centre I            1450 Fashion Island    San Mateo      CA     94404   25,500,000  25,470,363
                                                  Boulevard
   19    019   CSFB   401 North Broad Street      401 North Broad        Philadelphia   PA     19123   19,900,000  19,888,551
                                                  Street
   20    020   CSFB   Kings Village Corp.         1270/1275 E.  51st     Brooklyn       NY     11234   19,700,000  19,693,943
                                                  St; 1199/1200 E.
                                                  53rd St; 1165 E.
                                                  54th St
   21    021   MSMC   Capetown Plaza Shopping     790 Iyanough Road      Hyannis        MA     02601   12,120,000  11,954,130
                      Center
   22    022   MSMC   Lewis County Mall           151 N.E.  Hampe Way    Chehalis       WA     98532   5,060,000    5,016,270
   23    023   MSMC   Tampa Shopping Plaza        8207-8325 North        Tampa          FL     33604   2,250,000    2,219,207
                                                  Florida Ave.
   24    024   CSFB   Midway Shopping Center      1460-1576 West         St.  Paul      MN     55104   17,500,000  17,482,834
                                                  University Avenue
   25    025   MSMC   Shops at the Bluffs         3610 & 3650 Austin     Colorado       CO     80918   17,250,000  17,250,000
                                                  Bluffs Pkwy&4284 N.    Springs
                                                  Academy Blvd.
   26    026   MSMC   Seminole Mall               8050 113th Street      Seminole       FL     33772   17,200,000  17,100,546
                                                  North
   27    027   CSFB   Fairfield Suites &          Various                Various        AZ     Various 17,000,000  17,000,000
                      Courtyard by Marriott
                      Summary
   27    027A  CSFB   Courtyard by Marriott -     17010 N Scottsdale     Phoenix        AZ     85255               10,274,725
                      Scottsdale                  Road
   27    027B  CSFB   Fairfield Suites            17020 N Scottsdale     Phoenix        AZ     85255                6,725,275
                                                  Road
   29    029   CSFB   Cathedral Building          1100 J Street          Sacramento     CA     95814   17,000,000  16,983,230
   30    030   CSFB   Investor's Business Daily   12655 Beatrice Avenue  Los Angeles    CA     90066   15,800,000  15,783,655
                      Building
   31    031   MSMC   Suburban Lodge Summary      Various                Various       Various Various 14,780,000  14,652,229
   31    031A  MSMC   Suburban Lodge - Dallas     9355 Forest Lane       Dallas         TX     75243                3,717,582
   31    031B  MSMC   Suburban Lodge - Roswell    1175 Hembree Road      Roswell        GA     30076                3,469,743
   31    031C  MSMC   Suburban Lodge - Greenville 408-Mauldin Road       Greenville     SC     29605                2,676,659
   31    031D  MSMC   Suburban Lodge - Dayton     8981 Kingsridge Drive  Dayton         OH     45458                2,478,388
   31    031E  MSMC   Suburban Lodge - Forest     363 Forest Parkway     Forest Park    GA     30297                2,309,857
                      Park
   32    032   CSFB   East Norriton Crossing      DeKalb Pike (Rte       East           PA     19401   12,800,000  12,792,150
                                                  202) and               Norriton




                                                  Germantown Pike
   33    033   CSFB   K.V.  Properties Inc        Various                Various        CA     Various 12,721,250  12,708,740
                      Summary
   33    033A  CSFB   Market Place #6 - Long      14103 Ramona           Baldwin Park   CA     91706                4,687,886
                      Beach Value Plus Retail     Boulevard
                      Center
   33    033B  CSFB   K.V.  Property Co.- Compton 420 S.  Long Beach     Compton        CA     90221                2,797,247
                                                  Boulevard
   33    033C  CSFB   Market Place #7 - Long      2038 East 10th Street  Long Beach     CA     90804                2,191,593
                      Beach 1
   33    033D  CSFB   Market Place #12 - Value    4308 East Slauson      Maywood        CA     90270                1,823,205
                      Plus Food Warehouse         Avenue
   33    033E  CSFB   Market Place #9 - Long      421 Pacific Avenue     Long Beach     CA     90802                1,208,810
                      Beach 2
   34    034   CSFB   Periwinkle Place Shopping   2075 Periwinkle Way    Sanibel        FL     33957   12,650,000  12,632,054
                      Center
   35    035   CSFB   West Valley Medical Center  5353 and 5363 Balboa   Encino         CA     91316   12,500,000  12,454,221
                                                  Boulevard
   36    036   CSFB   Wilshire Westwood           10530 and 10540        Los Angeles    CA     90068   12,250,000  12,214,232
                      Apartments                  Wilshire Boulevard
   37    037   CSFB   Cornelius Pass Business     2000 NW Cornelius      Hillsboro      OR     97124   10,950,000  10,942,638
                      Park                        Pass Road
   38    038   CSFB   Town and Country Office     702-1078 Town and      Orange         CA     92868   10,500,000  10,463,154
                      Park                        Country Road
   39    039   CSFB   Muscarelle Portfolio        Various                Various        NJ     Various 10,200,000  10,193,400
                      Summary
   39    039A  CSFB   1201 Valley Brook           1201 Valley Brook      Lyndhurst      NJ     07071                6,203,452
                                                  Avenue
   39    039B  CSFB   Park Ridge Marriott Ground  300 Brae Boulevard     Park Ridge     NJ     07656                3,989,948
                      Lease
   40    040   CSFB   IBM Corporate Center        34 Maple Avenue        Parsippany     NJ     07058   10,000,000   9,963,586
   41    041   CSFB   Frassetto Properties        Various                Various        NJ     Various 9,900,000    9,851,093
                      Summary
   41    041A  CSFB   11 High Point Drive         11 High Point Drive    Wayne          NJ     07470                3,309,351
                                                                         Township
   41    041B  CSFB   707 Executive Drive         707 Executive Drive    Clarkstown     NY     10989                2,424,292
   41    041C  CSFB   709 Executive Drive         709 Executive Drive    Clarkstown     NY     10989                2,193,407
   41    041D  CSFB   6 Highpoint Drive           6 Highpoint Drive      Wayne          NJ     07470                1,924,042
                                                                         Township
   42    042   CSFB   Easton Commons Plaza        8470-8590 Highway 6    Houston        TX     77095   9,775,000    9,768,690
                      Shopping Center             North
   43    043   CSFB   The Vinegar Factory (Eli's  1411 Third Avenue      New York       NY     10028   10,000,000   9,763,066
                      Market)
   44    044   CSFB   Holiday Inn & Suites -      3005 Linden Drive      Bristol        VA     24202   9,500,000    9,491,226
                      Bristol
   45    045   CSFB   Vilter Manufacturing Center 5555 South Packard     Cudahy         WI     53110   9,350,000    9,343,927
                                                  Avenue
   46    046   MSMC   Lynnwood Corporate Center   19401 40th Avenue      Lynnwood       WA     98036   8,580,000     8,491,63
                                                  West
   47    047   MSMC   Design Center Industrial    3445 Winton Place      Henreitta      NY     14623   8,000,000    7,955,777
                      Park
   48    048   CSFB   LaSalle Atrium              401 S.  LaSalle        Chicago        IL     60605   7,875,000    7,740,518
                                                  Street
   49    049   CSFB   Meridian Place Apartments   2000 North Meridian    Tallahassee    FL     32303   7,735,000    7,725,429
                                                  Road
   50    050   CSFB   Kirkwood Landing Apartments 9850 South Kirkwood    Houston        TX     77099   7,600,000    7,591,806
   51    051   CSFB   Gateway East & West         6188 and 6192 Oxon     Oxon Hill      MD     20745   7,250,000    7,245,489
                                                  Hill




                                                  Road
   52    052   CSFB   Kanawha Mall                163 Kanawha Mall       Charleston     WV     25387   7,000,000    6,993,787
   53    053   MSMC   Saf Keep Self Storage       655 3rd Street         Oakland        CA     94607   6,850,000    6,746,509
   54    054   CSFB   Binnings Building           3000 NW 125th Street   Miami          FL     33167   6,550,000    6,542,074
   55    055   CSFB   Commercial Park West        2300 and 2327          Durham         NC     27713   6,000,000    5,996,031
                                                  Englert Drive and
                                                  4915 Prospectus Drive
   56    056   CSFB   Sea Crest at Amagansett     Montauk Highway and    Amagansett     NY     11930   5,810,000    5,738,989
                      Corp.                       Navahoe Lane
   57    057   CSFB   Park Glen West Business Ctr 4700 and 4800 Park     St.  Louis     MN     55416   5,680,000    5,626,491
                                                  Glen Road              Park
   58    058   MSMC   Barrington Heights          3028 Chamblee-Tucker   Chamblee       GA     30341   5,700,000    5,591,485
                      Apartments                  Road
   59    059   MSMC   Stop and Store Self Storage 1700 Shore Parkway     Brooklyn       NY     11214   5,500,000    5,463,682
   60    060   CSFB   Crestview Office            3111 North Tustin      Orange         CA     92865   5,450,000    5,444,060
                                                  Avenue
   61    061   CSFB   Grand Cove I Apartments     100 - 200 Grand Cove   Edgewater      NJ     07020   5,400,000    5,310,151
                                                  Way
   62    062   CSFB   Eagle Food Center           1414 North Division    Morris         IL     60450   5,200,000    5,194,146
                                                  Street (State Hwy 47)
   63    063   CSFB   Pinewood Square Shopping    Royall Avenue and      Goldsboro      NC     27534   5,000,000    4,996,940
                      Center                      Spence Avenue
   64    064   CSFB   Courtyard by Marriott       10152 Palm River Road  Brandon        FL     33619   5,000,000    4,975,737
   65    065   CSFB   Forest Lane Apartments      9660 Forest Lane       Dallas         TX     75243   4,850,000    4,850,000
   66    066   CSFB   Greenfield Station          700 Keswick Circle     Trotwood       OH     45426   4,650,000    4,623,113
                      Apartments
   67    067   CSFB   92 State Street             92 State Street        Boston         MA     02109   4,600,000    4,570,736
   68    068   CSFB   Hill Castle Apartments      1431 Jackson Street    Oakland        CA     94612   4,500,000    4,432,670
   69    069   CSFB   Redwood City Office         2055-2075 Woodside     Redwood City   CA     94062   4,325,000    4,319,370
                      Building                    Road
   70    070   MSMC   2855 Telegraph Avenue       2855 Telegraph Avenue  Berkeley       CA     94704   4,200,000    4,164,400
                      Office Building
   71    071   CSFB   Mladen Portfolio Summary    Various                Various        CT     Various 4,100,000    4,096,194
   71    071A  CSFB   56 Webster Street           56 Webster Street      Hartford       CT     06105                  221,844
   71    071B  CSFB   270 Laurel Street           270 Laurel Street      Hartford       CT     06105                1,109,221
   71    071C  CSFB   117-145 South Marshall      117-145 South          Hartford       CT     06105                  871,531
                      Street                      Marshall Street
   71    071D  CSFB   154-160A Collins Street     154-160A Collins       Hartford       CT     06105                  586,302
                                                  Street
   71    071E  CSFB   243-255 Laurel Street       243-255 Laurel Street  Hartford       CT     06105                  459,534
   71    071F  CSFB   21 Evergreen Avenue         21 Evergreen Avenue    Hartford       CT     06105                  308,997
   71    071G  CSFB   360 Laurel Street           360 Laurel Street      Hartford       CT     06105                  301,074
   71    071H  CSFB   252 Laurel Street           252 Laurel Street      Hartford       CT     06105                  237,690
   72    072   CSFB   Twin Peaks Square Shopping  800 South Hover Road   Longmont       CO     80501   4,000,000    3,997,322
                      Center
   73    073   CSFB   Countrybrook Estates        1718 Bridgeview Lane   Louisville     KY     40242   4,000,000    3,997,256
   74    074   CSFB   1674 Broadway               1674 Broadway          New York       NY     10019   4,000,000    3,989,543




   75    075   MSMC   Wells Cargo Self Storage    224 North McPherson    Orange         CA     92869   4,025,000    3,987,591
                                                  Road
   76    076   CSFB   Oasis Apartments            351 Turk Street        San            CA     94102   4,000,000    3,940,151
                                                                         Francisco
   77    077   CSFB   Crown Meadows Shopping      7614 & 7616 Culebra    San Antonio    TX     78251   3,825,000    3,821,087
                      Center                      Road
   78    078   CSFB   Embassy Apartments          1613 Harvard Street,   Washington     DC     20009   3,800,000    3,797,636
                                                  N.W.
   79    079   CSFB   Sandy Ridge Apartments      175                    Carney's       NJ     08069   3,800,000    3,791,987
                                                  Pennsgrove-Auburn      Point
                                                  Road
   80    080   CSFB   Southern Medical Building   9131 Piscataway Road   Clinton        MD     20735   3,800,000    3,791,615
   81    081   CSFB   The Westhampton Bath &      231 Dune Road          Westhampton    NY     11978   4,000,000    3,717,534
                      Tennis Club                                        Beach
   82    082   CSFB   Candlewick Townhomes        1155 Paredes Line      City of        TX     78521   3,345,000    3,341,143
                                                  Road                   Brownsville
   83    083   CSFB   Ocean Beach Resort, Ltd.    108 South Emerson      Montauk        NY     11954   3,350,000    3,338,838
                                                  Avenue
   84    084   CSFB   Pacella Park Summary        Various                Various        MA     Various 3,320,000    3,316,498
   84    084A  CSFB   21 Pacella Park Drive       21 Pacella Park Drive  Randolph       MA     02368                2,349,186
   84    084B  CSFB   35 Pacella Park Drive       35 Pacella Park Drive  Randolph       MA     02368                  967,312
   85    085   CSFB   Quality Inn-Sea Oatel       7123 South Virginia    Nags Head      NC     27959   3,250,000    3,247,390
                                                  Dare Trail
   86    086   CSFB   St.  George Medical Center  6620 Coyle Avenue      Carmichael     CA     95608   3,100,000    3,094,879
   87    087   MSMC   Ocean Park Centinela        3435 Ocean Park        Santa Monica   CA     90405   3,050,000    3,039,269
                      Office Building             Boulevard
   88    088   CSFB   Surf Club at Montauk Corp.  Surfside Place         Montauk        NY     11954   3,586,000    3,001,401
   89    089   CSFB   Ambiance Townhomes          13210 Old Richmond     Houston        TX     77083   3,000,000    2,997,921
                                                  Road
   90    090   MSMC   Britannia Business Center   3043-3075 Research     Richmond       CA     95806   3,000,000    2,984,837
                                                  Drive
   91    091   MSMC   Northwest Corporate Park    800 & 808 Fidalgo      Seattle        WA     98108   3,000,000    2,947,957
                                                  St.  & 780 S.
                                                  Michigan St.
   92    092   CSFB   Super 8 Motel               52825 U.S.-31 North    South Bend     IN     46637   2,940,000    2,937,866
   93    093   CSFB   Scandia-Hemman Apartments   411 Gibbsboro Road     Lindenwold     NJ     08021   2,900,000    2,874,798
   94    094   CSFB   Orchard Square Office Park  1212 York Road         Lutherville    MD     21093   2,600,000    2,598,146
   95    095   MSMC   Murray's Discount Auto      Various                Chicago        IL     Various 2,610,000    2,584,132
                      Store Summary
   95    095A  MSMC   Murray's Discount Auto      6319 S.  Western       Chicago        IL     60616                  886,357
                      Store                       Avenue
   95    095B  MSMC   Murray's Discount Auto      55 E.  111th Street    Chicago        IL     60628                  886,357
                      Store
   95    095C  MSMC   Murray's Discount Auto      4719 Cottage Grove     Chicago        IL     60615                  811,417
                      Store
   96    096   CSFB   Holiday Plaza               1424-1430 Richmond     Staten         NY     10314   2,550,000    2,547,862
                                                  Avenue                 Island
   97    097   CSFB   Lakeside Shopping Center    4453 Liberty Avenue    Vermillion     OH     44089   2,500,000    2,497,613
   98    098   CSFB   Palm Desert Business Center 41-865 Boardwalk       Palm Desert    CA     92211   2,500,000    2,490,956
   99    099   CSFB   Port Royal Motel            16 Navy Road           Montauk        NY     11954   2,500,000    2,487,642
                      Cooperative




  100    100   MSMC   The Meadows Square Mall     3801 W.  34th Street   Sioux Falls    SD     57106   2,400,000    2,393,088
  101    101   CSFB   Civic Center Office         8300 Utica Avenue      Rancho         CA     91730   2,415,000    2,389,746
                      Building                                           Cucamonga
  102    102   CSFB   Blockbuster Video /         Various                Various        FL     Various 2,300,000    2,298,607
                      Scotty's Home Summary
  102    102A  CSFB   Scotty's Home Improvement   333 State Road 19      Palatka        FL     32178                1,554,940
                      Store                       North
  102    102B  CSFB   Blockbuster Video           142 Malabar Road SW    Palm Bay       FL     32908                  743,667
  103    103   MSMC   17290 Preston Road Office   17290 Preston Road     Dallas         TX     75252   2,300,000    2,297,594
                      Building
  104    104   MSMC   Mid-Towne Mobile Terrace    1117 Baldwin Street    Salinas        CA     93908   2,300,000    2,291,514
  105    105   CSFB   Engler Block                1335 W.  Highway 76    Branson        MO     65616   2,275,000    2,272,971
  106    106   CSFB   Bellevue Tower Apartments   305 South Bellevue     Memphis        TN     38104   2,250,000    2,247,460
                                                  Boulevard
  107    107   CSFB   East Mountain Medical       780 South Main Street  Great          MA     01230   2,100,000    2,097,195
                      Center                                             Barrington
  108    108   CSFB   Sierra Elm Shopping Center  431 - 455 Grass        Auburn         CA     95603   1,770,000    1,768,097
                                                  Valley Highway
  109    109   CSFB   Valerio Capri Apartments    14360 Valerio Street   Van Nuys       CA     91405   1,630,000    1,628,935
  110    110   CSFB   Gotham Bar & Grill          12 East 12th Street    New York       NY     10003   1,600,000    1,597,518
  111    111   CSFB   Mission Hills Village Plaza 15501-15535            Mission        CA     91345   1,588,000    1,587,010
                                                  Devonshire Street      Hills
  112    112   CSFB   Clarksdale Commons          820-844 S.  State      Clarksdale     MS     38614   1,500,000    1,499,030
                      Shopping Center             Street
  113    113   CSFB   King Plaza                  3025 Waughtown Street  Winston-Salem  NC     27107   1,500,000    1,496,582
  114    114   CSFB   Goodwill Building           1700 Fillmore Street   San            CA     94115   1,400,000    1,399,162
                                                                         Francisco
  115    115   CSFB   Country Village Apartments  975 Sheldon Road       Channelview    TX     77530   1,370,000    1,358,425
  116    116   CSFB   12 West 32nd Street         12-14 West 32nd        New York       NY     10001   1,300,000    1,290,257
                      Tenants Corp.               Street
  117    117   CSFB   4711 Callan Blvd Apartments 4711 Callan Blvd       Daly City      CA     94015   1,275,000    1,263,632
  118    118   CSFB   Forest Crossing Medical     9100 Forest Crossing   The            TX     77381   1,200,000    1,191,175
                      Building                    Drive                  Woodlands
  119    119   CSFB   Devonwood Apartments        5108 Brentwood Stair   Fort Worth     TX     76112   1,125,000    1,123,954
                                                  Road
  120    120   CSFB   11825 Owners Corp.          118 East 25th Street   New York       NY     10010   1,100,000    1,096,297
  121    121   MSMC   Indian Harbor Self Storage  136-140 Tomahawk       Indian         FL     32937   1,100,000    1,093,330
                                                  Drive                  Harbor Beach
  122    122   CSFB   Ansley North Cooperative,   1705 Monroe Drive      Atlanta        GA     30324   1,087,500    1,065,694
                      Inc.                        N.E.
  123    123   CSFB   West 8th Street Apartments  2971 West 8th Street   Los Angeles    CA     90005   1,060,000    1,059,390
  124    124   MSMC   All Seasons Mini Storage    800 North "K" Street   Needles        CA     92363   1,050,000    1,046,424
  125    125   CSFB   330 East Jericho Turnpike   330 East Jericho       Smithtown      NY     90804   1,044,000    1,043,399
                                                  Turnpike
  126    126   CSFB   Sequoia Apartments          15188 - 15212          Hesperia       CA     92345     980,000      977,363
                                                  Sequoia Avenue
  127    127   CSFB   Broadmill Apts              109 E.  Broadway Road  Tempe          AZ     85282     984,000      973,849
  128    128   CSFB   West Wood Village Apts      201 North Garden Ave.  Sierra Vista   AZ     85635     975,000      969,927




  129    129   CSFB   Chick Hampton Office        One Chick Springs      Greenville     SC     29609     950,000      949,448
                      Building                    Road
  130    130   CSFB   Cambrick On The Park        4016 McKinney Avenue   Dallas         TX     75204     850,000      844,458
                      Condominiums
  131    131   CSFB   287 South 6th Avenue        287 South 6th Avenue   City of        CA     91746     850,000      840,605
                                                                         Industry
  132    132   CSFB   Metro Centre                1940 Garnet Avenue     San Diego      CA     92109     840,000      837,172
  133    133   CSFB   350 Pleasant Street         350 Pleasant Street    Grass Valley   CA     95945     800,000      792,844
  134    134   CSFB   Eckerd's Pittsburgh         1915-1921 East         Pittsburgh     PA     15203     700,000      696,178
                                                  Carson Street
  135    135   CSFB   Azadgan Center              2610-2614 East         Corona Del     CA     92625     694,000      688,167
                            Pacific Coast Highway Mar
  136    136   CSFB   Jeanne Estates Apartments   5201 Spradling Avenue  Ft.  Smith     AR     72904     639,000      632,896
  137    137   CSFB   Starburst Apartments        7655 Moonmist Drive    Houston        TX     77036     600,000      594,931
  138    138   CSFB   Josephine Apartments        12722-12738            Garden Grove   CA     92841     521,500      518,939
                                                  Josephine Street
  139    139   CSFB   Valley View Apartments      209 Wolcott Street &   Waterbury      CT     06705     515,000      513,152
                                                  26-32 Farragut Street
  140    140   CSFB   1011-1019 Ocean Front Walk  1011-1019 Ocean        Los Angeles    CA     90291     500,000      494,961
                                                  Front Walk
  141    141   CSFB   2555 "D" Street             2555 "D" Street        Sparks         NV     89431     467,500      464,452
  142    142   CSFB   Tempe Manor Apts            1403 East 8th Street   Tempe          AZ     85281     450,000      444,933
  143    143   CSFB   Sophia Warehouse            7100 Sophia Avenue     Van Nuys       CA     91406     425,000      422,477
  144    144   CSFB   Betty Jane Apartments       11762-11792 E.  16th   Aurora         CO     80010     405,000      401,252
                                                  Avenue
  145    145   CSFB   Desert Winds Apartments     21420-30 N.  23rd      Phoenix        AZ     85027     405,000      401,252
                                                  Ave.
  146    146   CSFB   Poolside Apartments         1702 Paris Street      Aurora         CO     80010     397,500      393,821
  147    147   CSFB   Clark Apartments            4102-10 Clark Avenue   Kansas City    MO     64111     375,000      372,479
  148    148   CSFB   1327 2nd Street             1327 2nd Street        Livermore      CA     94550     350,000      347,718
  149    149   CSFB   Crown Apartments            475 and 485 Linden     Reno           NV     89502     350,000      343,558
                                                  Street
  150    150   CSFB   Park Place-Fradin           18600-18604 Ventura    Los Angeles    CA     91356     343,000      339,543
                                                  Boulevard
  151    151   CSFB   Gladstone & Benton          534 Gladstone & 524    Kansas City    MO     64124     280,000      276,229
                      Apartments                  Benton
  152    152   CSFB   Country Manor               16801 North 26th       Phoenix        AZ     85032     243,750      241,494
                                                  Street
  153    153   CSFB   Homestead Inn Apartments    276 Seventh Avenue     St.            FL     33701     236,000      234,627
                                                  Northeast              Petersburg


                                                                     EXHIBIT C-1

                 FORM OF QIB INVESTMENT REPRESENTATION LETTER -
                          QUALIFIED INSTITUTIONAL BUYER

Norwest Bank Minnesota,
  National Association
11000 Broken Land Parkway
Columbia, Maryland  21044-3562
Attention:    Corporate Trust Services (CMBS) --
              Credit Suisse First Boston Mortgage
              Securities Corp., Commercial
              Mortgage Pass-Through
              Certificates, Series 1999-C1

Credit Suisse First Boston Mortgage Securities Corp.
Eleven Madison Avenue
New York, New York 10010
Attention:  Principal Transactions Group

     Re: Transfer of Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 1999-C1

Ladies and Gentlemen:

     This letter is delivered pursuant to the Confidential Offering Circular (the "Offering Circular") dated November 4, 1999 and to Section 5.02 of the Pooling and Servicing Agreement dated as of October 11, 1999 (the "Pooling and Servicing Agreement"), by and among Credit Suisse First Boston Mortgage Securities Corp., as Depositor, Wells Fargo Bank, National Association, as Servicer, Lennar Partners, Inc., as Special Servicer, Norwest Bank Minnesota, National Association, as Certificate Administrator and Custodian, and The Chase Manhattan Bank, as Trustee, on behalf of the holders of Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 1999-C1 (the "Certificates") in connection with the transfer by ______________ to the undersigned (the "Purchaser") of $____________ aggregate Certificate Balance of Class ____ Certificates (the "Certificate"). Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to such terms in the Pooling and Servicing Agreement.

     In connection with such transfer, unless otherwise directed by the Depositor, the Purchaser hereby represents and warrants to you and the addressees hereof as follows:

     1. The Purchaser is a "qualified institutional buyer" within the meaning of Rule 144A ("Rule 144A") promulgated under the Securities Act of 1933, as amended (the "Securities Act"). The Purchaser is aware that the transfer is being made in reliance on Rule 144A, and the Purchaser has had the opportunity to obtain the information required to be provided pursuant to paragraph (d)(4)(i) of Rule 144A.

     2. The Purchaser's intention is to acquire the Certificate (a) for investment for the Purchaser's own account, (b) for resale to "qualified institutional buyers" in transactions under Rule 144A, or (c) in the case of Class G or Class H Certificates, for resale to persons that are not "U.S. persons" within the meaning of Regulation S under the Securities Act, and not in any event with the view to, or for resale in connection with, any distribution thereof. The Purchaser understands that the Certificate (and any subsequent Certificate) has not been registered under the Securities Act, by reason of a specified exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the Purchaser's investment intent (or intent to resell to only certain investors in certain exempted transactions), as expressed herein.

     3. The Purchaser has reviewed the Offering Circular and the agreements and other materials referred to therein and has had the opportunity to ask questions and receive answers concerning the terms and conditions of the transactions contemplated by the Offering Circular.

     4. The Purchaser acknowledges that the Certificate (and any Certificate issued on transfer or exchange thereof) has not been registered or qualified under the Securities Act or the securities laws of any State or any other jurisdiction, and that the Certificate cannot be resold unless it is registered or qualified thereunder, or unless an exemption from such registration or qualification is available.

     5. The Purchaser hereby undertakes to be bound by the terms and conditions of the Pooling and Servicing Agreement in its capacity as an owner of a Certificate or Certificates, as the case may be (each, a "Certificateholder"), in all respects as if it were a signatory thereto. This undertaking is made for the benefit of the Trust, the Certificate Administrator and all Certificateholders present and future.

     6. The Purchaser will not sell or otherwise transfer any portion of the Certificate or Certificates, except in compliance with Section 5.02 of the Pooling and Servicing Agreement.

     7. The Purchaser is a U.S. Person (as defined below) and it has attached hereto an Internal Revenue Service ("IRS") Form W-9 (or successor form).

     For this purpose, "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more such U.S. Persons have the authority to control all substantial decisions of the trust.

     8. The Purchaser is not (a) an employee benefit plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan (as defined in Section 3(32) of ERISA) subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each, a "Plan"), or (b) a person acting on behalf of or using the assets of any such Plan (including an entity whose underlying assets include Plan assets by reason of investment in the entity by such Plan and the application of Department of Labor Regulation Section 2510.3-101), other than an insurance company using the assets of its general account under circumstances whereby the purchase and holding of the Certificates by such insurance company would be eligible for the exemptive relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code that is available under Sections I and III of Prohibited Transaction Class Exemption 95-60.

     9. The Purchaser  understands that if it is a Person referred to in 8(a) or
(b) above, such Purchaser is required to provide to the Certificate Administrator an opinion of counsel in form and substance satisfactory to the Certificate Administrator and the Depositor to the effect that the acquisition and holding of such Certificate by such purchaser or transferee will not constitute or result in a non-exempt prohibited transaction under ERISA, Section 4975 of the Code or any Similar Law and will not subject the Trustee, the Certificate Administrator, the Servicer, the Special Servicer, the Initial Purchaser or the Depositor to any obligation or liability (including obligations or liabilities under ERISA, Section 4975 of the Code or any Similar Law) in addition to those set forth in the Pooling and Servicing Agreement, which opinion of counsel shall not be at the expense of the Depositor, the Servicer, the Special Servicer, the Trustee or the Trust Fund.

     10. In the event that we purchase any of the Certificates, we will acquire Certificates having a minimum purchase price of not less than $25,000 [in the case of the Class O Certificates, $100,000] for our own account or for any separate account for which we are acting.

     IN  WITNESS   WHEREOF,   the  Purchaser   hereby  executes  this  Qualified
Institutional Buyer Representation Letter on the ____ day of __________, ____.


                                    Very truly yours,

                                    [THE PURCHASER]



                                    By: ________________________________________
                                        Name:
                                        Title:

                                                                     EXHIBIT C-2

             FORM OF REGULATION S INVESTMENT REPRESENTATION LETTER -
                                 NON-U.S. PERSON

Norwest Bank Minnesota,
  National Association
11000 Broken Land Parkway
Columbia, Maryland  21044-3562
Attention:      Corporate Trust Services (CMBS) --
                Credit Suisse First Boston Mortgage
                Securities Corp., Commercial
                Mortgage Pass-Through
                Certificates, Series 1999-C1

Credit Suisse First Boston Mortgage Securities Corp.
Eleven Madison Avenue
New York, New York 10010
Attention: Principal Transactions Group
        Re: Transfer of Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 1999-C1

Ladies and Gentlemen:

     This letter is delivered pursuant to the Confidential Offering Circular (the "Offering Circular") dated November 12, 1999 and to Section 5.02 of the Pooling and Servicing Agreement dated as of October 11, 1999 (the "Pooling and Servicing Agreement"), by and among Credit Suisse First Boston Mortgage Securities Corp., as Depositor, Wells Fargo Bank, National Association, as Servicer, Lennar Partners, Inc., as Special Servicer, Norwest Bank Minnesota, National Association, as Certificate Administrator and Custodian, and The Chase Manhattan Bank, as Trustee, on behalf of the holders of Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 1999-C1 (the "Certificates") in connection with the transfer by [___________________________________] to the undersigned (the "Purchaser") of
$____________ aggregate Certificate Balance of Class [G] [H] Certificates (the "Certificate"). Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to such terms in the Pooling and Servicing Agreement.

     In connection with such transfer, unless otherwise directed by the Depositor, the Purchaser hereby represents and warrants to you and the addressees hereof as follows:

     1. The Purchaser is not a "U.S. person" within the meaning of Regulation S (a "Non-U.S. Person") under the Securities Act of 1933, as amended (the "Securities Act").

     2. The Purchaser's intention is to acquire the Certificate (a) for investment for the Purchaser's own account, (b) for resale to Non-U.S. Persons in transactions under Regulation S or (c) for resale to "qualified institutional buyers" in transactions under Rule 144A under the Securities Act, and not in any event with a view to, or for resale in connection with, any distribution thereof. The Purchaser understands that the Certificate (and any subsequent Certificate) has not been registered under the Securities Act, by reason of a specified exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the Purchaser's investment intent (or intent to resell to only certain investors in certain exempted transactions), as expressed herein.

     3. The Purchaser has reviewed the Offering Circular and the agreements and other materials referred to therein and has had the opportunity to ask questions and receive answers concerning the terms and conditions of the transactions contemplated by the Offering Circular.

     4. The Purchaser acknowledges that the Certificate (and any Certificate issued on transfer or exchange thereof) has not been registered or qualified under the Securities Act or the securities laws of any State or any other jurisdiction, and that the Certificate cannot be resold unless it is registered or qualified thereunder, or unless an exemption from such registration or qualification is available.

     5. The Purchaser hereby undertakes to be bound by the terms and conditions of the Pooling and Servicing Agreement in its capacity as an owner of a Certificate or Certificates, as the case may be (each, a "Certificateholder"), in all respects as if it were a signatory thereto. This undertaking is made for the benefit of the Trust, the Certificate Administrator and all Certificateholders present and future.

     6. The Purchaser will not sell or otherwise transfer any portion of the Certificate or Certificates, except in compliance with Section 5.02 of the Pooling and Servicing Agreement.

     7. The Purchaser is not a U.S. Person and under applicable law in effect on the date hereof, no taxes will be required to be withheld by the Trustee (or its agent) with respect to distributions to be made on the Certificate. The Purchaser has attached hereto either (i) a duly executed IRS Form W-8 (or successor form), which identifies such Purchaser as the beneficial owner of the Certificate and states that such Purchaser is not a U.S. Person or (ii) two duly executed copies of IRS Form 4224 (or successor form), which identify such Purchaser as the beneficial owner of the Certificate and state that interest and original issue discount on the Certificate and Permitted Investments is, or is expected to be, effectively connected with a U.S. trade or business. The Purchaser agrees to provide to the Certificate Administrator updated IRS Forms W-8 or IRS Forms 4224, as the case may be, any applicable successor IRS forms, or such other certifications as the Certificate Administrator may reasonably request, on or before the date that any such IRS form or certification expires or becomes obsolete, or promptly after the occurrence of any event requiring a change in the most recent IRS form of certification furnished by it to the Certificate Administrator.

     For this purpose, "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source or (iv) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

     8. The Purchaser is not (a) an employee benefit plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan (as defined in Section 3(32) of ERISA) subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each, a "Plan") or (b) a person acting on behalf of or using the assets of any such Plan (including an entity whose underlying assets include Plan assets by reason of investment in the entity by such Plan and the application of Department of Labor Regulation Section 2510.3-101), other than an insurance company using the assets of its general account under circumstances whereby the purchase and holding of the Certificates by such insurance company would be eligible for the exemptive relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code that is available under Sections I and III of Prohibited Transaction Class Exemption 95-60.

     9. The Purchaser  understands that if it is a Person referred to in 8(a) or
(b) above, such Purchaser is required to provide to the Certificate Administrator an opinion of counsel in form and substance satisfactory to the Certificate Administrator and the Depositor to the effect that the acquisition and holding of such Certificate by such purchaser or transferee will not constitute or result in a non-exempt prohibited transaction under ERISA, Section 4975 of the Code or any Similar Law and will not subject the Trustee, the Certificate Administrator, the Servicer, the Special Servicer, the Initial Purchaser or the Depositor to any obligation or liability (including obligations or liabilities under ERISA, Section 4975 of the Code or any Similar Law) in addition to those set forth in the Pooling and Servicing Agreement, which opinion of counsel shall not be at the expense of the Depositor, the Servicer, the Special Servicer, the Trustee or the Trust Fund.

     10. In the event that we purchase any of the Certificates, we will acquire Certificates having a minimum purchase price of not less than $25,000 for our own account or for any separate account for which we are acting.

     IN WITNESS WHEREOF, the Purchaser hereby executes this Regulation S Investment Representation Letter on the ____ day of __________, ____.


                                    Very truly yours,

                                    [THE PURCHASER]



                                    By: ________________________________________
                                        Name:
                                        Title:

                                                                     EXHIBIT C-3
                   FORM OF INVESTMENT REPRESENTATION LETTER -
                        INSTITUTIONAL ACCREDITED INVESTOR

Norwest Bank Minnesota,
  National Association
11000 Broken Land Parkway
Columbia, Maryland  21044-3562
Attention:      Corporate Trust Services (CMBS) --
                Credit Suisse First Boston Mortgage
                Securities Corp., Commercial
                Mortgage Pass-Through
                Certificates, Series 1999-C1

Credit Suisse First Boston Mortgage Securities Corp.
Eleven Madison Avenue
New York, New York 10010
Attention:  Principal Transactions Group

       Re: Transfer of Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 1999-C1

Ladies and Gentlemen:

     This  letter is  delivered  pursuant  to Section  5.02 of the  Pooling  and
Servicing Agreement dated as of October 11, 1999 (the "Pooling and Servicing Agreement"), by and among Credit Suisse First Boston Mortgage Securities Corp., as Depositor, Wells Fargo Bank, National Association, as Servicer, Lennar Partners, Inc., as Special Servicer, Norwest Bank Minnesota, National Association, as Certificate Administrator and Custodian, and The Chase Manhattan Bank, as Trustee, on behalf of the holders of Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 1999-C1 (the "Certificates") in connection with the transfer by [______________________________________] to the undersigned (the "Purchaser") of
$____________ aggregate Certificate Balance of Class O Certificates (the "Certificate"). Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to such terms in the Pooling and Servicing Agreement.

     In connection with such transfer, unless otherwise directed by the Depositor, the Purchaser hereby represents and warrants to you and the addressees hereof as follows:

     1. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2) or (3) under the Securities Act of 1933, as amended (the "Act")), or an entity in which all of the equity owners are accredited investors within the meaning of Rule 501(a)(1), (2) or (3) under the Act (an "Accredited Investor") and we are acquiring the Certificates for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Act, and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Certificates, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment.

     2. (A) any purchase of the Certificate by the Purchaser will be for its own account or for the account of one or more other accredited investors or as fiduciary for the account of one or more trusts, each of which is an "accredited investor" within the meaning of Rule 501(a)(7) under the Act and for each of which the Purchaser exercises sole investment discretion or (B) the Purchaser is a "bank," within the meaning of Section 3(a)(2) of the Act, or a "savings and loan association" or other institution described in Section 3(a)(5)(A) of the Act that is acquiring the Certificate as fiduciary for the account of one or more institutions for which the Purchaser exercises sole investment discretion.

     3. The  Purchaser  has  received and  reviewed  the  Confidential  Offering
Circular relating to the Certificate (the "Offering Circular") and the agreements and other materials referred to therein and has had the opportunity to ask questions and receive answers concerning the terms and conditions of the transactions contemplated by the Offering Circular.

     4. The Purchaser acknowledges that the Certificate (and any Certificate issued on transfer or exchange thereof) has not been registered or qualified under the Securities Act or the securities laws of any State or any other jurisdiction, and that the Certificate cannot be resold unless it is registered or qualified thereunder or unless an exemption from such registration or qualification is available.

     5. The Purchaser hereby undertakes to be bound by the terms and conditions of the Pooling and Servicing Agreement in its capacity as an owner of a Certificate or Certificates, as the case may be (each a "Certificateholder"), in all respects as if it were a signatory thereto. This undertaking is made for the benefit of the Trust, the Certificate Administrator and all Certificateholders present and future.

     6. The Purchaser will not sell or otherwise transfer any portion of the Certificate or Certificates, except in compliance with Section 5.02 of the Pooling and Servicing Agreement.

     7. The Purchaser is a U.S. Person (as defined below) and it has attached hereto an Internal Revenue Service ("IRS") Form W-9 (or successor form).

     For this purpose, "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source or (iv) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust.

     8. The Purchaser is not (a) an employee benefit plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan (as defined in Section 3(32) of ERISA) subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each, a "Plan"), or (b) a person acting on behalf of or using the assets of any such Plan (including an entity whose underlying assets include Plan assets by reason of investment in the entity by such Plan and the application of Department of Labor Regulation Section 2510.3-101), other than an insurance company using the assets of its general account under circumstances whereby the purchase and holding of the Certificates by such insurance company would be eligible for the exemptive relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code that is available under Sections I and III of Prohibited Transaction Class Exemption 95-60.

     9. The Purchaser  understands that if it is a Person referred to in 8(a) or
(b) above, such Purchaser is required to provide to the Certificate Administrator an opinion of counsel in form and substance satisfactory to the Certificate Administrator and the Depositor to the effect that the acquisition and holding of such Certificate by such purchaser or transferee will not constitute or result in a non-exempt prohibited transaction under ERISA, Section 4975 of the Code or any Similar Law, and will not subject the Trustee, the Certificate Administrator, the Servicer, the Special Servicer, the Initial Purchaser or the Depositor to any obligation or liability (including obligations or liabilities under ERISA, Section 4975 of the Code or any Similar Law) in addition to those set forth in the Pooling and Servicing Agreement, which opinion of counsel shall not be at the expense of the Depositor, the Servicer, the Special Servicer, the Trustee or the Trust Fund.

     10. In the event that we purchase any of the Certificates, we will acquire Certificates having a minimum purchase price of not less than $100,000 for our own account or for any separate account for which we are acting.

     IN WITNESS WHEREOF, the Purchaser hereby executes this Accredited Investor Investment Representation Letter on the ____ day of __________, ____.


                                    Very truly yours,

                                    [THE PURCHASER]



                                    By: ________________________________________
                                        Name:
                                        Title:

                                                                     EXHIBIT D-1
                           FORM OF TRANSFER AFFIDAVIT

        AFFIDAVIT PURSUANT TO SECTION 860E(e)(4) OF THE INTERNAL REVENUE
                            CODE OF 1986, AS AMENDED

STATE OF           )
                   )  ss:
COUNTY OF          )


     [Name of Officer], being first duly sworn, deposes and says:

     1. That [he] [she] is a [Title of Officer] of [Name of Transferee] (the "Transferee"), a [description of type of entity] duly organized and existing under the laws of the State [Commonwealth] of [ ], on behalf of which he makes this affidavit.

     2. That the Transferee's Taxpayer Identification Number is [ ].

     3. That the Transferee of the Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 1999-C1, Class [R] [LR] Certificates (the "Class [R] [LR] Certificate") (i) is not a Disqualified Organization, an ERISA Prohibited Holder, or a Non-U.S. Person (as defined in Article I of the Pooling and Servicing Agreement, dated as of October 11, 1999, by and among Credit Suisse First Boston Mortgage Securities Corp., as Depositor, Wells Fargo Bank, National Association, as Servicer, Lennar Partners, Inc., as Special Servicer, The Chase Manhattan Bank, as Trustee, and Norwest Bank Minnesota, National Association, as Certificate Administrator and Custodian (the "Pooling and Servicing Agreement") and will endeavor to remain other that a Disqualified Organization and other than a Non-U.S. Person for so long as it retains its ownership interest in the Class [R] [LR] Certificate, or (ii) is acquiring the Class [R] [LR] Certificate for the account of, or as agent (including as a broker, nominee, or other middleman) for, a Person other than a Disqualified Organization or a Non-U.S. Person.

     4. That the Transferee historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the Transferee intends to pay taxes associated with holding the Class [R] [LR] Certificate as they become due.

     5. That the Transferee understands that it may incur tax liabilities with respect to the Class [R] [LR] Certificate in excess of any cash flow generated by the Class [R] [LR] Certificate.

     6. That the Transferee agrees not to transfer the Class [R] [LR] Certificate to any Person or entity unless (a) the Transferee has received from such Person or entity an affidavit substantially in the form of this Transfer Affidavit, and (b) the Transferee provides to the Certificate Registrar a letter substantially in the form of Exhibit D-2 to the Pooling and Servicing Agreement certifying that it has no actual knowledge that such Person or entity is a Disqualified Organization or an Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person and that it has no reason to know that such Person or entity does not satisfy the requirements set forth in paragraph 4 hereof.

     7. That the Transferee agrees to such amendments of the Pooling and Servicing Agreement as may be required to further effectuate the restrictions on transfer of the Class [R] [LR] Certificate to a Disqualified Organization or an Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

     8. That, if a "tax matters person" is required to be designated with respect to the [Upper-Tier REMIC] [Lower-Tier REMIC], the Transferee agrees to act as "tax matters person" and to perform the functions of "tax matters person" of the [Upper-Tier REMIC] [Lower-Tier REMIC] pursuant to Section 10.01(c) of the Pooling and Servicing Agreement, and agrees to the irrevocable designation of the Servicer as the Transferee's agent in performing the function of "tax matters person."

     9. The Transferee has reviewed, and agrees to be bound by and to abide by, the provisions of Section 5.02(d) of the Pooling and Servicing Agreement concerning registration of the transfer and exchange of Class [R] [LR] Certificates.

     IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, by its [Title of Officer] this _____ day of __________, 19__.


                                    [NAME OF TRANSFEREE]



                                    By: ________________________________________
                                        [Name of Officer]
                                        [Title of Officer]

     Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Transferee, and acknowledged to me that [he] [she] executed the same as [his] [her] free act and deed and the free act and deed of the Transferee.

     Subscribed and sworn before me this ___ day of __________, 19__.

NOTARY PUBLIC

COUNTY OF
         ---------------------
STATE OF
         ---------------------

     My commission expires the ___ day of __________, 19__.

                                                                     EXHIBIT D-2
                            FORM OF TRANSFEROR LETTER

                                                                          [Date]

Norwest Bank Minnesota,
  National Association
11000 Broken Land Parkway
Columbia, Maryland  21044-3562
Attention:       Corporate Trust Services (CMBS) --
                 Credit Suisse First Boston Mortgage
                 Securities Corp., Commercial
                 Mortgage Pass-Through
                 Certificates, Series 1999-C1

        Re: Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 1999-C1

Ladies and Gentlemen:

     [Transferor] has reviewed the attached affidavit of [Transferee], and has no actual knowledge that such affidavit is not true and has no reason to know that the requirements set forth in paragraphs 3 and 4 thereof are not satisfied or that the information contained in paragraphs 3 and 4 thereof is not true.

                                    Very truly yours,

                                    [Transferor]

                                    ________________________________________
                                    Name:

                                                                       EXHIBIT E
                             LIST OF MEZZANINE LOANS

Loan No.         Loan Name

1                Exchange Apartments
2                Selig - Third and Broad
3                Selig - 3131 Elliot Building
4                Selig - Airborne Building
9                L'Enfant Participation
14               Hotel Union Square/Diva

                                                                       EXHIBIT F
                           FORM OF REQUEST FOR RELEASE
                                                                          [Date]

Norwest Bank Minnesota,
  National Association, as Custodian
1031 10th Avenue SE
Minneapolis, Minnesota 55414
Attention:       Corporate Trust Services (CMBS) --
                 Credit Suisse First Boston Mortgage
                 Securities Corp., Commercial
                 Mortgage Pass-Through
                 Certificates, Series 1999-C1

Credit Suisse First Boston Mortgage Securities Corp.
Eleven Madison Avenue
New York, New York 10010
Attention: Principal Transactions Group

Re:              Credit Suisse First Boston Mortgage Securities Corp.
                 Commercial Mortgage Pass-Through Certificates, Series 1999-C1, REQUEST FOR RELEASE
                 ---------------------------------------------------------------
Dear _______________________,

     In connection with the administration of the Mortgage Files held by or on behalf of you as Trustee under a certain Pooling and Servicing Agreement dated as of October 11, 1999 (the "Pooling and Servicing Agreement"), by and among Credit Suisse First Boston Mortgage Securities Corp., as depositor, Lennar Partners, Inc. (the undersigned), as special servicer (the "Special Servicer"), Wells Fargo Bank, National Association (the undersigned), as servicer (the "Servicer"), The Chase Manhattan Bank, as trustee (the "Trustee"), and you, as Certificate Administrator, the undersigned hereby requests a release of the Mortgage File (or the portion thereof specified below) held by or on behalf of you as Custodian with respect to the following described Loan for the reason indicated below.

     Mortgagor's Name:

     Address:

     Loan No.:

     If only particular documents in the Mortgage File are requested, please specify which:

     Reason for requesting file (or portion thereof):

     ______1. Loan paid in full. The [Servicer] [Special Servicer] hereby certifies that all amounts received in connection with the Loan have been or will be credited to the Collection Account pursuant to the Pooling and Servicing Agreement.

     ______2. The Loan is being foreclosed.

     ______3. Other. (Describe)

     The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten days of our receipt thereof, unless the Loan has been paid in full, in which case the Mortgage File (or such portion thereof) will be retained by us permanently, unless the Loan is being foreclosed, in which case the Mortgage File (or such portion thereof) will be returned when no longer required by us for such purpose.

     Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.


                                    [WELLS FARGO BANK, NATIONAL ASSOCIATION]
                                    [LENNAR PARTNERS, INC.]



                                    By: ________________________________________
                                        Name:
                                        Title:

                                                                     EXHIBIT G-1


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1999-C1
                       COMPARATIVE FINANCIAL STATUS REPORT
                           AS OF ____________________


    S4      S57    S58                P7       P8      P57          S72     S69    S70    S83  S84
----------  ----  -----  --------  ---------  ----  ---------    ---------  ---  -------  ---  ----
                                                                       Original Underwriting
                                                                            Information
                                                                 ----------------------------------
                                                                 Basis Year
                                                                 ----------------------------------
                           Last     Current
                         Property  Allocated  Paid  Allocated    Financial
Prospectus               Inspect     Loan     Thru    Debt        Info as    %    Total    $   (1)
    ID      City  State    Date     Amount    Date   Service      of Date   Occ  Revenue  NCF  DSCR
----------  ----  -----  --------  ---------  ----  ---------    ---------  ---  -------  ---  ----
                          yy/mm                                    yy/mm
                          -----                                    -----
List all properties currently in deal with or without information largest to smallest loan

This report should reflect the information provided in the CSSA Property and Loan file
----------  ----  -----  --------  ---------  ----  ---------    ---------  ---  -------  ---  ----
----------  ----  -----  --------  ---------  ----  ---------    ---------  ---  -------  ---  ----
----------  ----  -----  --------  ---------  ----  ---------    ---------  ---  -------  ---  ----
----------  ----  -----  --------  ---------  ----  ---------    ---------  ---  -------  ---  ----
Total:                             $                $                       WA   $        $     WA
----------  ----  -----  --------  ---------  ----  ---------    ---------  ---  -------  ---  ----
----------  ----  -----  --------  ---------  ----  ---------    ---------  ---  -------  ---  ----
-----------------

(1) DSCR should match to Operating Statement and is normally calculated using NCF/Debt Service times the allocated loan percentage.

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1999-C1
                      COMPARATIVE FINANCIAL STATUS REPORT
                           AS OF ____________________
                                   continued


   P65      P64    P59    P94  P95             P58      P57    P52    P92  P93
----------  ---  -------  ---  ----         ----------  ---  -------  ---  ----
   2nd Preceding Annual Operating                Preceding Annual Operating
            Information                                 Information
------------------------------------        ------------------------------------
as of __________          Normalized        as of __________          Normalized
----------------          ----------        ----------------          ----------

Financial                                   Financial
Info as of   %    Total    $   (1)          Info as of   %    Total    $   (1)
   Date     Occ  Revenue  NCF  DSCR            Date     Occ  Revenue  NCF  DSCR
----------  ---  -------  ---  ----         ----------  ---  -------  ---  ----
  yy/mm                                       yy/mm
  -----                                       -----
----------  ---  -------  ---  ----         ----------  ---  -------  ---  ----
----------  ---  -------  ---  ----         ----------  ---  -------  ---  ----
----------  ---  -------  ---  ----         ----------  ---  -------  ---  ----
----------  ---  -------  ---  ----         ----------  ---  -------  ---  ----
            WA   $        $    WA                       WA   $        $    WA
----------  ---  -------  ---  ----         ----------  ---  -------  ---  ----
----------  ---  -------  ---  ----         ----------  ---  -------  ---  ----
-----------------
(1) DSCR should match to Operating Statement and is normally calculated using NCF/Debt Service times the allocated loan percentage.

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1999-C1
                      COMPARATIVE FINANCIAL STATUS REPORT
                           AS OF ____________________
                                   continued


  P72       P73                P66     P96    P97      (2)
--------   ------    ---     -------   ---   ----      ---      -------    ----
          Most Recent Financial
               Information                                    Net Change
-----------------------------------------                     ----------
*normalized or actual                                     Preceding & Basis
---------------------                                     -----------------
                                                                   %
FS Start   FS End     %       Total     $     (1)       %        Total      (1)
   Date     Date     Occ     Revenue   NCF   DSCR      Occ      Revenue    DSCR
--------   ------    ---     -------   ---   ----      ---      -------    ----
 yy/mm     yy/mm     ---     -------   ---   ----      ---      -------    ----
--------   ------    ---     -------   ---   ----      ---      -------    ----
--------   ------    ---     -------   ---   ----      ---      -------    ----
--------   ------    ---     -------   ---   ----      ---      -------    ----
--------   ------    ---     -------   ---   ----      ---      -------    ----
--------   ------    ---     -------   ---   ----      ---      -------    ----
           WA                $         $     WA        WA       $          WA
--------   ------    ---     -------   ---   ----      ---      -------    ----
--------   ------    ---     -------   ---   ----      ---      -------    ----
-----------------
(1) DSCR should match to Operating Statement and is normally calculated using NCF/Debt Service times the allocated loan percentage.
(2)   Net change should compare the latest year to the underwriting year.

                                                                                                                       EXHIBIT G-2-1

                                        CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1999-C1
                                                    DELINQUENT LOAN STATUS REPORT
                                                    AS OF _______________________
    S4          S55         S61     S57    S58   S62 or S63     P8         P7         P37       P39       P38
----------  ------------  --------  ----  -----   --------   ---------  ---------  ---------  --------  --------   -----------
                                                                        (a)        (b)        (c)       (d)        (e)=a+b+c+d
                                                                        ---------  ---------  --------  --------   -----------
                                                                                                         Other
             Short Name                                                 Scheduled  Total P&I   Total    Advances
Prospectus     (When      Property                Sq Ft or   Paid Thru  Principal  Advances   Expenses  (Taxes &    Total
    ID      Appropriate)    Type    City  State    Units       Date      Balance    To Date   To Date   Escrow)    Exposure
----------  ------------  --------  ----  -----   --------   ---------  ---------  ---------  --------  --------   ----------
LOANS IN FORECLOSURE AND NOT REO
----------  ------------  --------  ----  -----   --------   ---------  ---------  ---------  --------  --------   ----------
----------  ------------  --------  ----  -----   --------   ---------  ---------  ---------  --------  --------   ----------
----------  ------------  --------  ----  -----   --------   ---------  ---------  ---------  --------  --------   ----------
90 + DAYS
DELINQUENT
----------  ------------  --------  ----  -----   --------   ---------  ---------  ---------  --------  --------   ----------
----------  ------------  --------  ----  -----   --------   ---------  ---------  ---------  --------  --------   ----------
----------  ------------  --------  ----  -----   --------   ---------  ---------  ---------  --------  --------   ----------
60 DAYS DELINQUENT
----------  ------------  --------  ----  -----   --------   ---------  ---------  ---------  --------  --------   ----------
----------  ------------  --------  ----  -----   --------   ---------  ---------  ---------  --------  --------   ----------
----------  ------------  --------  ----  -----   --------   ---------  ---------  ---------  --------  --------   ----------
30 DAYS DELINQUENT
----------  ------------  --------  ----  -----   --------   ---------  ---------  ---------  --------  --------   ----------
----------  ------------  --------  ----  -----   --------   ---------  ---------  ---------  --------  --------   ----------
----------  ------------  --------  ----  -----   --------   ---------  ---------  ---------  --------  --------   ----------
Current & at Special Servicer
----------  ------------  --------  ----  -----   --------   ---------  ---------  ---------  --------  --------   ----------
----------  ------------  --------  ----  -----   --------   ---------  ---------  ---------  --------  --------   ----------
----------  ------------  --------  ----  -----   --------   ---------  ---------  ---------  --------  --------   ----------

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1999-C1
                         DELINQUENT LOAN STATUS REPORT
                         AS OF _______________________
                                   continued


  P25      P10       P11     P58 or P73  P92 or P96  P93 or P97
-------  --------  --------    -------     -------    --------
-------  --------  --------    -------     -------    --------
Current  Current
Monthly  Interest  Maturity    LTM NCF                LTM DSCR
  P&I      Rate      Date        Date      LTM NCF      (NCF)
-------  --------  --------    -------     -------    --------

-------  --------  --------    -------     -------    --------
-------  --------  --------    -------     -------    --------
-------  --------  --------    -------     -------    --------

-------  --------  --------    -------     -------    --------
-------  --------  --------    -------     -------    --------
-------  --------  --------    -------     -------    --------

-------  --------  --------    -------     -------    --------
-------  --------  --------    -------     -------    --------
-------  --------  --------    -------     -------    --------

-------  --------  --------    -------     -------    --------
-------  --------  --------    -------     -------    --------
-------  --------  --------    -------     -------    --------

-------  --------  --------    -------     -------    --------
-------  --------  --------    -------     -------    --------
-------  --------  --------    -------     -------    --------
---------------------
FCL   - Foreclosure
LTM - Latest 12 Months either Last Normalized Annual, Trailing 12 months or normalized YTD
* Workout Strategy should match the CSSA Loan file using abbreviated words in place of a code number such as (FCL - In Foreclosure, MOD - Modification, DPO - Discount Payoff, NS - Note Sale, BK - Bankruptcy, PP Payment Plan, TBD - To be determined etc...). It is possible to combine the status codes if the loan is going in more than one direction. (i.e. FCL/Mod, BK/Mod, BK/FCL/DPO)
**    App - Appraisal, BPO - Broker opinion, Int. - Internal Value
*** How to determine the cap rate is agreed upon by underwriter and special servicer - to be provided by a third party.

                                                                                                                       EXHIBIT G-2-2

                                        CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1999-C1
                                                    DELINQUENT LOAN STATUS REPORT
                                                        AS OF _______________
    S4      S55             S61     S57    S58                     P74        P75                       P35       P77        P79
----------  ------------  --------  ----  -----   -----------   ---------  ---------   ----------    ---------  --------  ----------
                                                  (f)=P38/P81                         (g)=(.90*f)-e
                                                 -------------                        -------------
                                                                           Appraisal   Loss using      Total
            Short Name                            Value using               BPO or      90% Appr.    Appraisal
Prospectus    (When       Property                 NOI & Cap    Valuation  Internal        or        Reduction  Transfer  Resolution
    ID      Appropriate)    Type    City  State      Rate         Date      Value**      BPO (f)     Realized     Date       Date
----------  ------------  --------  ----  -----   -----------   ---------  ---------   ----------    ---------  --------  ----------
LOANS IN FORECLOSURE AND NOT REO
----------  ------------  --------  ----  -----   -----------   ---------  ---------   ----------    ---------  --------  ----------
----------  ------------  --------  ----  -----   -----------   ---------  ---------   ----------    ---------  --------  ----------
----------  ------------  --------  ----  -----   -----------   ---------  ---------   ----------    ---------  --------  ----------
90+ DAYS
DELINQUENT
----------  ------------  --------  ----  -----   -----------   ---------  ---------   ----------    ---------  --------  ----------
----------  ------------  --------  ----  -----   -----------   ---------  ---------   ----------    ---------  --------  ----------
----------  ------------  --------  ----  -----   -----------   ---------  ---------   ----------    ---------  --------  ----------
60 DAYS DELINQUENT
----------  ------------  --------  ----  -----   -----------   ---------  ---------   ----------    ---------  --------  ----------
----------  ------------  --------  ----  -----   -----------   ---------  ---------   ----------    ---------  --------  ----------
----------  ------------  --------  ----  -----   -----------   ---------  ---------   ----------    ---------  --------  ----------
30 DAYS DELINQUENT
----------  ------------  --------  ----  -----   -----------   ---------  ---------   ----------    ---------  --------  ----------
----------  ------------  --------  ----  -----   -----------   ---------  ---------   ----------    ---------  --------  ----------
----------  ------------  --------  ----  -----   -----------   ---------  ---------   ----------    ---------  --------  ----------
Current & at Special Servicer
----------  ------------  --------  ----  -----   -----------   ---------  ---------   ----------    ---------  --------  ----------
----------  ------------  --------  ----  -----   -----------   ---------  ---------   ----------    ---------  --------  ----------
----------  ------------  --------  ----  -----   -----------   ---------  ---------   ----------    ---------  --------  ----------

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1999-C1
                         DELINQUENT LOAN STATUS REPORT
                             AS OF _______________
                                  continued

 P42          P82           P76
-----      --------       --------         --------
 FCL       Expected
Start      FCL Sale       Workout
Date         Date         Strategy         Comments
-----      --------       --------         --------
-----      --------       --------         --------
-----      --------       --------         --------

-----      --------       --------         --------
-----      --------       --------         --------
-----      --------       --------         --------

-----      --------       --------         --------
-----      --------       --------         --------
-----      --------       --------         --------

-----      --------       --------         --------
-----      --------       --------         --------

-----      --------       --------         --------
-----      --------       --------         --------
-------------------
FCL   - Foreclosure
LTM - Latest 12 Months either Last Normalized Annual, Trailing 12 months or normalized YTD
* Workout Strategy should match the CSSA Loan file using abbreviated words in place of a code number such as (FCL - In Foreclosure, MOD - Modification, DPO - Discount Payoff, NS - Note Sale, BK - Bankruptcy, PP - Payment Plan, TBD - To be determined etc. . . ). It is possible to combine the status codes if the loan is going in more than one direction. (i.e. FCL/Mod, BK/Mod, BK/FCL/DPO)
**    App - Appraisal, BPO - Broker opinion, Int. - Internal Value
*** How to determine the cap rate is agreed upon by underwriter and special servicer - to be provided by a third party.

                                                                                                                         EXHIBIT G-3

                                        CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1999-C1
                                                 HISTORICAL LOAN MODIFICATION REPORT
                                                   AS OF ________________________
    S4      S57    S58      P49                   P48       P7*             P7*           P50*              P50*  P25*  P25*
----------  ----  -----  ---------  -----------  ------  ----------  -----------------  --------  --------  ----  ---   ----
                                                          Balance
                           Mod/      Extention           When Sent    Balance at the               # Mths
Prospectus               Extension  per Docs or  Effect  to Special  Effective Date of            for Rate  New   Old   New
    ID      City  State    Flag      Servicer     Date    Servicer    Rehabilitation    Old Rate   Change   Rate  P&1   P&1
----------  ----  -----  ---------  -----------  ------  ----------  -----------------  --------  --------  ----  ---   ----
THIS REPORT IS HISTORICAL
Information is as of modification.  Each line it should not change in the future.  Only new modifications should be added.
----------  ----  -----  ---------  -----------  ------  ----------  -----------------  --------  --------  ----  ---   ---
----------  ----  -----  ---------  -----------  ------  ----------  -----------------  --------  --------  ----  ---   ---
----------  ----  -----  ---------  -----------  ------  ----------  -----------------  --------  --------  ----  ---   ---
Total for all Loans:
----------  ----  -----  ---------  -----------  ------  ----------  -----------------  --------  --------  ----  ---   ---
----------  ----  -----  ---------  -----------  ------  ----------  -----------------  --------  --------  ----  ---   ---
----------  ----  -----  ---------  -----------  ------  ----------  -----------------  --------  --------  ----  ---   ---
----------  ----  -----  ---------  -----------  ------  ----------  -----------------  --------  --------  ----  ---   ---
----------  ----  -----  ---------  -----------  ------  ----------  -----------------  --------  --------  ----  ---   ---
----------  ----  -----  ---------  -----------  ------  ----------  -----------------  --------  --------  ----  ---   ---
----------  ----  -----  ---------  -----------  ------  ----------  -----------------  --------  --------  ----  ---   ---
----------  ----  -----  ---------  -----------  ------  ----------  -----------------  --------  --------  ----  ---   ---
----------  ----  -----  ---------  -----------  ------  ----------  -----------------  --------  --------  ----  ---   ---
----------  ----  -----  ---------  -----------  ------  ----------  -----------------  --------  --------  ----  ---   ---
-----------------------

* The information in these columns in from a particular point in time and should not change on this report once assigned. Future modification done on the same loan are additions to the report.
(1)   Actual principal loss taken by bonds.
(2) Expected future loss due to a rate reduction. This is just an estimate calculated at the time of the modification.

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1999-C1
                      HISTORICAL LOAN MODIFICATION REPORT
                         AS OF ________________________
                                  continued

  P11*          P11*                       P47
--------      --------   ---------     ------------  -------------       -------
                                                       (2) Est.
                                                        Future
                          Total #                    Interest Loss
                          Mths for     (1) Realized   to Trust $
  Old           New      Change of        Loss to        (Rate
Maturity      Maturity      Mod           Trust $      Reductions)       COMMENT
--------      --------   ---------     ------------  -------------       -------
--------      --------   ---------     ------------  -------------       -------
--------      --------   ---------     ------------  -------------       -------
--------      --------   ---------     ------------  -------------       -------
--------      --------   ---------     ------------  -------------       -------
--------      --------   ---------     ------------  -------------       -------
--------      --------   ---------     ------------  -------------       -------
--------      --------   ---------     ------------  -------------       -------
--------      --------   ---------     ------------  -------------       -------
--------      --------   ---------     ------------  -------------       -------
--------      --------   ---------     ------------  -------------       -------
--------      --------   ---------     ------------  -------------       -------
--------      --------   ---------     ------------  -------------       -------
--------      --------   ---------     ------------  -------------       -------
--------      --------   ---------     ------------  -------------       -------
----------------------
* The information in these columns in from a particular point in time and should not change on this report once assigned. Future modification done on the same loan are additions to the report.
(1)   Actual principal loss taken by bonds.
(2) Expected future loss due to a rate reduction. This is just an estimate calculated at the time of the modification.

                                                                                                                         EXHIBIT G-4

                                        CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1999-C1
                                   HISTORICAL LOSS ESTIMATE REPORT (REO-SOLD OR DISCOUNTED PAYOFF)
                                                     AS OF ____________________

    S4             S55           S61       S57    S58     P45/P3        P75                             P45        P7         P37
----------    ------------    --------    ----   -----  -----------  ---------   -----------  -----  ---------  ---------  ---------
                                                          (c)=b/a       (a)                    (b)      (d)        (e)        (f)
----------    ------------    --------    ----   -----  -----------  ---------   -----------  -----  ---------  ---------  ---------
                                                                      Latest
               Short Name                                 Received  Appraisal or    Effect            Net Amt
Prospectus       (When        Property                     From       Brokers      Date of    Sales  Received   Scheduled  Total P&I
    ID        Appropriate)      Type      City   State  Liquidation   Opinion    Liquidation  Price  from Sale   Balance    Advanced
----------    ------------    --------    ----   -----  -----------  ---------   -----------  -----  ---------  ---------  ---------
THIS REPORT IS HISTORICAL
All information is from the liquidation date and does not need to be updated.
----------    ------------    --------    ----   -----  -----------  ---------   -----------  -----  ---------  ---------  ---------
----------    ------------    --------    ----   -----  -----------  ---------   -----------  -----  ---------  ---------  ---------
Total all Loans:
----------    ------------    --------    ----   -----  -----------  ---------   -----------  -----  ---------  ---------  ---------
----------    ------------    --------    ----   -----  -----------  ---------   -----------  -----  ---------  ---------  ---------
Current Month Only:
----------    ------------    --------    ----   -----  -----------  ---------   -----------  -----  ---------  ---------  ---------
----------    ------------    --------    ----   -----  -----------  ---------   -----------  -----  ---------  ---------  ---------
----------    ------------    --------    ----   -----  -----------  ---------   -----------  -----  ---------  ---------  ---------

                                        CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1999-C1
                                   HISTORICAL LOSS ESTIMATE REPORT (REO-SOLD OR DISCOUNTED PAYOFF)
                                                     AS OF ____________________
                                                             continued

P39+P38
--------        ---------     ------------      -------------     ------      --------       ------      -----------     ---------
  (g)              (h)        (i)=d-(f+g+h)         (k)=i-e                      (m)                        (n)+k+m        (o)=n/e
--------        ---------     ------------      -------------     ------      --------       ------      -----------     ---------
                                                                   Date                      Minor
                Servicing                                          Loss                       Adj        Total Loss      Loss % of
 Total            Fees                          Actual Losses     Passed      Minor Adj      Passed         with         Scheduled
Expenses         Expense      Net Proceeds       Passed thru       thru       to Trust        thru        Adjustment      Balance
--------        ---------     ------------      -------------     ------      --------       ------      -----------     ---------
--------        ---------     ------------      -------------     ------      --------       ------      -----------     ---------
--------        ---------     ------------      -------------     ------      --------       ------      -----------     ---------
--------        ---------     ------------      -------------     ------      --------       ------      -----------     ---------
--------        ---------     ------------      -------------     ------      --------       ------      -----------     ---------
--------        ---------     ------------      -------------     ------      --------       ------      -----------     ---------
--------        ---------     ------------      -------------     ------      --------       ------      -----------     ---------
--------        ---------     ------------      -------------     ------      --------       ------      -----------     ---------
--------        ---------     ------------      -------------     ------      --------       ------      -----------     ---------
--------        ---------     ------------      -------------     ------      --------       ------      -----------     ---------
--------        ---------     ------------      -------------     ------      --------       ------      -----------     ---------
--------        ---------     ------------      -------------     ------      --------       ------      -----------     ---------
-------------------------

(h)   Servicing Fee Expense is the work out fee charged by the special servicer.

                                                                                                                       EXHIBIT G-5-1

                                        CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1999-C1
                                                          REO STATUS REPORT
                                                        AS OF _______________

    S4             S55           S61      S57     S58   S62 on S63       P8             P7            P37          P39        P38
----------    ------------    --------   ----    -----   --------     ---------   --------------  -----------  -----------  --------
                                                                                  (a)             (b)          (c)          (d)
----------    ------------    --------   ----    -----   --------     ---------   --------------  -----------  -----------  --------
                                                                                  Allocated Loan                              Other
               Short Name                                                           Amount or      Total P&I      Total     Advances
Prospectus       (When        Property                   Sq Ft or     Paid Thru   Scheduled Loan  Advances To  Expenses To  (Taxes &
    ID        Appropriate)      Type     City    State    Units         Date         Balance         Date          Date      Escrow)
----------    ------------    --------   ----    -----   --------     ---------   --------------  -----------  -----------  --------
----------    ------------    --------   ----    -----   --------     ---------   --------------  -----------  -----------  --------


----------    ------------    --------   ----    -----   --------     ---------   --------------  -----------  -----------  --------
----------    ------------    --------   ----    -----   --------     ---------   --------------  -----------  -----------  --------
----------    ------------    --------   ----    -----   --------     ---------   --------------  -----------  -----------  --------
----------    ------------    --------   ----    -----   --------     ---------   --------------  -----------  -----------  --------
----------    ------------    --------   ----    -----   --------     ---------   --------------  -----------  -----------  --------
----------    ------------    --------   ----    -----   --------     ---------   --------------  -----------  -----------  --------
----------    ------------    --------   ----    -----   --------     ---------   --------------  -----------  -----------  --------
----------    ------------    --------   ----    -----   --------     ---------   --------------  -----------  -----------  --------
----------    ------------    --------   ----    -----   --------     ---------   --------------  -----------  -----------  --------
----------    ------------    --------   ----    -----   --------     ---------   --------------  -----------  -----------  --------
----------    ------------    --------   ----    -----   --------     ---------   --------------  -----------  -----------  --------
----------    ------------    --------   ----    -----   --------     ---------   --------------  -----------  -----------  --------
----------    ------------    --------   ----    -----   --------     ---------   --------------  -----------  -----------  --------
----------    ------------    --------   ----    -----   --------     ---------   --------------  -----------  -----------  --------
--------------------------

REOs that are more than one loan should use the Allocated Loan Amount and prorate all advances and expenses.
(1) Use the following codes: App.-Appraisal, BPO-Brokers Opinion, Int-Internal Value.

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1999-C1
                               REO STATUS REPORT
                             AS OF _______________
                                  continued

                     P25               P11           P58 or P73       P93 or P97
-----------        -------          --------          -------           --------
(e)=a+b+c+d                                                             (a)
-----------        -------          --------          -------           --------
                   Current
  Total            Monthly          Maturity          LTM NCF           LTM DSCR
Exposure             P&I              Date              Date             (NCF)
-----------        -------          --------          -------           --------
-----------        -------          --------          -------           --------

-----------        -------          --------          -------           --------
-----------        -------          --------          -------           --------
-----------        -------          --------          -------           --------
-----------        -------          --------          -------           --------
-----------        -------          --------          -------           --------
-----------        -------          --------          -------           --------
--------------------------
REOs that are more than one loan should use the Allocated Loan Amount and prorate all advances and expenses.
(1) Use the following codes: App.-Appraisal, BPO-Brokers Opinion, Int-Internal Value.

                                                                                                                       EXHIBIT G-5-2
                                        CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                                   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1999-C1
                                                         REO STATUS REPORT
                                                     AS OF ____________________

     S4            S55         S61     S57    S58      P74                              P75                       P35       P77
-------------  ------------  --------  ----  -----  ---------  ---------  ---------  ---------  ------------   ---------   --------
                                                               (f)=(k/j)             (g)       (h)=(.90*g)-e
-------------  ------------  --------  ----  -----  ---------  ---------  ---------  ---------  ------------   ---------   --------
                                                                          Appraisal
                                                                 Value     BPO or    Appraisal                   Total
               Short Name                                      using NOI  Internal    BPO or     Loss using    Appraisal
                  (When      Property               Valuation    & Cap     Value     Internal   90% Appr. or   Reduction   Transfer
Prospectus ID  Appropriate)    Type    City  State    Date       Rate     Source**     Value       BPO (f)     Realized      Date
-------------  ------------  --------  ----  -----  ---------  ---------  ---------  ---------  ------------   ---------   --------
-------------  ------------  --------  ----  -----  ---------  ---------  ---------  ---------  ------------   ---------   --------

-------------  ------------  --------  ----  -----  ---------  ---------  ---------  ---------  ------------   ---------   --------
-------------  ------------  --------  ----  -----  ---------  ---------  ---------  ---------  ------------   ---------   --------
-------------  ------------  --------  ----  -----  ---------  ---------  ---------  ---------  ------------   ---------   --------
-------------  ------------  --------  ----  -----  ---------  ---------  ---------  ---------  ------------   ---------   --------
-------------  ------------  --------  ----  -----  ---------  ---------  ---------  ---------  ------------   ---------   --------
-------------  ------------  --------  ----  -----  ---------  ---------  ---------  ---------  ------------   ---------   --------
-------------  ------------  --------  ----  -----  ---------  ---------  ---------  ---------  ------------   ---------   --------
-------------  ------------  --------  ----  -----  ---------  ---------  ---------  ---------  ------------   ---------   --------
-------------  ------------  --------  ----  -----  ---------  ---------  ---------  ---------  ------------   ---------   --------
-------------  ------------  --------  ----  -----  ---------  ---------  ---------  ---------  ------------   ---------   --------
-------------  ------------  --------  ----  -----  ---------  ---------  ---------  ---------  ------------   ---------   --------
-------------  ------------  --------  ----  -----  ---------  ---------  ---------  ---------  ------------   ---------   --------
-------------  ------------  --------  ----  -----  ---------  ---------  ---------  ---------  ------------   ---------   --------
-------------  ------------  --------  ----  -----  ---------  ---------  ---------  ---------  ------------   ---------   --------
-------------  ------------  --------  ----  -----  ---------  ---------  ---------  ---------  ------------   ---------   --------

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1999-C1
                               REO-STATUS REPORT
                           AS OF ____________________
                                   continued

    P82                P79
-----------         ----------             --------
    REO              Pending
Acquisition         Resolution
   Date                Date                Comments
-----------         ----------             --------
-----------         ----------             --------

-----------         ----------             --------
-----------         ----------             --------
-----------         ----------             --------
-----------         ----------             --------
-----------         ----------             --------
-----------         ----------             --------
-----------         ----------             --------
-----------         ----------             --------
-----------         ----------             --------
-----------         ----------             --------
-----------         ----------             --------
-----------         ----------             --------
-----------         ----------             --------
-----------
REOs that are more than one loan should use the Allocated Loan Amount and prorate all advances and expenses.
(1) Use the following codes; App. - Appraisal, BPO - Brokers Opinion, Int - Internal Value

                                                                                                                         EXHIBIT G-6
                                        CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1999-C1
                                                         SERVICE WATCH LIST
                                                AS OF ______________________________

    S4            S55           S61    S57     S58       P7          P8        P11          P93         P97
----------   ------------    --------  ----   -----    -------      ----     --------    ---------     ------        ---------------
                                                                                         PRECEDING      MOST
              SHORT NAME                              SCHEDULED     PAID                 FISCAL YR     RECENT
PROSPECTUS      (WHEN        PROPERTY                   LOAN        THRU     MATURITY       DSCR        DSCR         COMMENT/ACTION
    ID       APPROPRIATE)      TYPE    CITY   STATE    BALANCE      DATE       DATE         NCF          NCF           TO BE TAKEN
----------   ------------    --------  ----   -----    -------      ----     --------    ---------     ------        ---------------
List all loans on watch list and reason sorted in descending balance order.
Should not include loans that are specially serviced.
----------   ------------    --------  ----   -----    -------      ----     --------    ---------     ------        ---------------
----------   ------------    --------  ----   -----    -------      ----     --------    ---------     ------        ---------------
----------   ------------    --------  ----   -----    -------      ----     --------    ---------     ------        ---------------
----------   ------------    --------  ----   -----    -------      ----     --------    ---------     ------        ---------------
----------   ------------    --------  ----   -----    -------      ----     --------    ---------     ------        ---------------
----------   ------------    --------  ----   -----    -------      ----     --------    ---------     ------        ---------------
----------   ------------    --------  ----   -----    -------      ----     --------    ---------     ------        ---------------
----------   ------------    --------  ----   -----    -------      ----     --------    ---------     ------        ---------------
----------   ------------    --------  ----   -----    -------      ----     --------    ---------     ------        ---------------
----------   ------------    --------  ----   -----    -------      ----     --------    ---------     ------        ---------------
----------   ------------    --------  ----   -----    -------      ----     --------    ---------     ------        ---------------
----------   ------------    --------  ----   -----    -------      ----     --------    ---------     ------        ---------------
Total                                                  $
----------   ------------    --------  ----   -----    -------      ----     --------    ---------     ------        ---------------

                                                                                                                         EXHIBIT G-7

                                        CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1999-C1
                                                 OPERATING STATEMENT ANALYSIS REPORT
                                                     AS OF ____________________

PROPERTY OVERVIEW
                                      ------------
   Prospectus Loan ID
                                      ------------ ------------ ------------
   Sch Bal/Paid to Date/Allocated %
                                      ------------ ------------ ------------ ----------- ------------ ------------ ------------
   Property Name
                                      ------------ ------------ ------------ ----------- ------------ ------------ ------------
   Property Type
                                      ------------ ------------ ------------ ----------- ------------ ------------ ------------
   Property Address, City, State
                                      ------------ ------------ ------------ ----------- ------------ ------------ ------------
   Net Rentable Square Feet
                                      ------------ ------------
   Year Built/Year Renovated
                                      ------------ ------------ ------------ ----------- ------------
   Year of Operations                 Underwriting    1994         1995         1996      Trailing
                                      ------------ ------------ ------------ ----------- ------------
   Occupancy Rate*
                                      ------------ ------------ ------------ ----------- ------------
   Average Rental Rate
                                      ------------ ------------ ------------ ----------- ------------
                                      * Occupancy rates are year end or the ending date of the financial statement for the period.

INCOME:                                                                                   No. of Mos.
                                                                                         ------------
   Number of Mos.                                               Prior Year   Current Yr.
                                      ------------ ------------ ------------ ----------- ------------ ------------ ------------
   Period Ended                       Underwriting    1994         1995         1996     97 Trailing** 1996-Base    1996-1995
                                                                                         ------------
   Statement Classification            Base Line   Normalized   Normalized   Normalized  as of  /  /97 Variance     Variance
                                      ------------ ------------ ------------ ----------- ------------ ------------ ------------
   Rental Income (Category 1)
                                      ------------ ------------ ------------ ----------- ------------ ------------ ------------
   Rental Income (Category 2)
                                      ------------ ------------ ------------ ----------- ------------ ------------ ------------
   Rental Income (Category 3)
                                      ------------ ------------ ------------ ----------- ------------ ------------ ------------
   Pass Through/Escalations
                                      ------------ ------------ ------------ ----------- ------------ ------------ ------------
   Other Income
                                      ------------ ------------ ------------ ----------- ------------ ------------ ------------

                                      ------------ ------------ ------------ ----------- ------------ ------------ ------------
Effective Gross Income                   $0.00        $0.00        $0.00       $0.00        $0.00          %            %
                                      ------------ ------------ ------------ ----------- ------------ ------------ ------------
                                      Normalized-Full year financial statements that have been reviewed by the underwriter or
                                                   Servicer
                                      ** Servicer will not be expected to "Normalize" these YTD numbers.
OPERATING EXPENSES:
                                      ------------ ------------ ------------ ----------- ------------ ------------ ------------
   Real Estate Taxes
                                      ------------ ------------ ------------ ----------- ------------ ------------ ------------
   Property Insurance
                                      ------------ ------------ ------------ ----------- ------------ ------------ ------------
   Utilities
                                      ------------ ------------ ------------ ----------- ------------ ------------ ------------
   General and Administration
                                      ------------ ------------ ------------ ----------- ------------ ------------ ------------
   Repairs and Maintenance
                                      ------------ ------------ ------------ ----------- ------------ ------------ ------------
   Management Fees
                                      ------------ ------------ ------------ ----------- ------------ ------------ ------------
   Payroll & Benefits Expense
                                      ------------ ------------ ------------ ----------- ------------ ------------ ------------
   Advertising & Marketing
                                      ------------ ------------ ------------ ----------- ------------ ------------ ------------
   Professional Fees
                                      ------------ ------------ ------------ ----------- ------------ ------------ ------------
   Other Expenses
                                      ------------ ------------ ------------ ----------- ------------ ------------ ------------
   Ground Rent
                                      ------------ ------------ ------------ ----------- ------------ ------------ ------------
Total Operating Expenses                 $0.00        $0.00        $0.00       $0.00        $0.00          %            %
                                      ------------ ------------ ------------ ----------- ------------ ------------ ------------

                                      ------------ ------------ ------------ ----------- ------------ ------------ ------------
Operating Expense Ratio
                                      ------------ ------------ ------------ ----------- ------------ ------------ ------------

                                      ------------ ------------ ------------ ----------- ------------ ------------ ------------
Net Operating Income                     $0.00        $0.00        $0.00       $0.00        $0.00
                                      ------------ ------------ ------------ ----------- ------------ ------------ ------------

                                      ------------ ------------ ------------ ----------- ------------ ------------ ------------
   Leasing Commissions
                                      ------------ ------------ ------------ ----------- ------------ ------------ ------------
   Tenant Improvements
                                      ------------ ------------ ------------ ----------- ------------ ------------ ------------
   Replacement Reserve
                                      ------------ ------------ ------------ ----------- ------------ ------------ ------------
   Total capital Items                   $0.00        $0.00        $0.00       $0.00        $0.00                     $0.00
                                      ------------ ------------ ------------ ----------- ------------ ------------ ------------

                                      ------------ ------------ ------------ ----------- ------------ ------------ ------------
N.O.I. After Capital Items               $0.00        $0.00        $0.00       $0.00        $0.00
                                      ------------ ------------ ------------ ----------- ------------ ------------ ------------

                                      ------------ ------------ ------------ ----------- ------------ ------------ ------------
Debt Service (per Servicer)              $0.00        $0.00        $0.00       $0.00        $0.00
                                      ------------ ------------ ------------ ----------- ------------ ------------ ------------
Cash Flow after debt service             $0.00        $0.00        $0.00       $0.00        $0.00
                                      ------------ ------------ ------------ ----------- ------------ ------------ ------------

                                      ------------ ------------ ------------ ----------- ------------ ------------ ------------
DSCR: (NOI/Debt Service)
                                      ------------ ------------ ------------ ----------- ------------ ------------ ------------

                                      ------------ ------------ ------------ ----------- ------------ ------------ ------------
(1)DSCR: (after reserves\Cap exp.)
                                      ------------ ------------ ------------ ----------- ------------ ------------ ------------

                                      ------------ ------------ ------------ ----------- ------------ ------------ ------------
Source of Financial Data
                                      ------------ ------------ ------------ ----------- ------------ ------------ ------------
                                      (i.e. operating statements, financial statements, tax return, other)

Notes and Assumptions
------------------------------------- --------------------------------------------------------------------------------------
The years shown above will roll always showing a three year history.  1996 is the current year financials; 1995 is the prior year financials.
This report may vary depending on the property type and because of the way information may vary in each borrowers statement.
Rental Income needs to be broken down, differently whenever possible for each property type as follows:  Retail:  1) Base
Rent 2) Percentage rents on cashflow
Hotel:  1) Room Revenue 2) Food/Beverage  Nursing home: 1) Private  2) Medicaid 3) Medicare

INCOME:  COMMENT

EXPENSE:  COMMENT

CAPITAL ITEMS:  COMMENT

(1) Used in the Comparative Financial Status Report

                                                                                                                         EXHIBIT G-8

                                        CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1999-C1
                                             FORM OF NOI ADJUSTMENT WORKSHEET FOR "YEAR"
                                                     AS OF ____________________
PROPERTY OVERVIEW
                                      ------------
   LB Control Number
                                      ------------ ------------ ------------
   Current Balance/Paid to Date
                                      ------------ ------------ ------------ ----------- ------------
   Property Name
                                      ------------ ------------ ------------ ----------- ------------
   Property Type
                                      ------------ ------------ ------------ ----------- ------------
   Property Address, City, State
                                      ------------ ------------ ------------ ----------- ------------
   Net Rentable Square Feet
                                      ------------ ------------
   Year Built/Year Renovated
                                      ------------ ------------ ------------
   Year of Operations                  Borrower    Adjustment   Normalized
                                      ------------ ------------ ------------
   Occupancy Rate*
                                      ------------ ------------ ------------
   Average Rental Rate
                                      ------------ ------------ ------------
                                      * Occupancy rates are year end or the ending date of the financial statement for the period.
INCOME:
   Number of Mos.                       "Year"
                                      ------------ ------------ ------------ ----------- ------------
   Period Ended                        Borrower                 Adjustment               Normalized
   Statement Classification             Actual
                                      ------------ ------------ ------------ ----------- ------------
   Rental Income (Category 1)
                                      ------------ ------------ ------------ ----------- ------------
   Rental Income (Category 2)
                                      ------------ ------------ ------------ ----------- ------------
   Rental Income (Category 3)
                                      ------------ ------------ ------------ ----------- ------------
   Pass Through/Escalations
                                      ------------ ------------ ------------ ----------- ------------
   Other Income
                                      ------------ ------------ ------------ ----------- ------------

                                      ------------ ------------ ------------ ----------- ------------
Effective Gross Income                   $0.00                     $0.00                    $0.00
                                      ------------ ------------ ------------ ----------- ------------
                                      Normalized - Full year financial statements that have been reviewed by the Servicer

OPERATING EXPENSES:
                                      ------------ ------------ ------------ ----------- ------------
   Real Estate Taxes
                                      ------------ ------------ ------------ ----------- ------------
   Property Insurance
                                      ------------ ------------ ------------ ----------- ------------
   Utilities
                                      ------------ ------------ ------------ ----------- ------------
   General and Administration
                                      ------------ ------------ ------------ ----------- ------------
   Repairs and Maintenance
                                      ------------ ------------ ------------ ----------- ------------
   Management Fees
                                      ------------ ------------ ------------ ----------- ------------
   Payroll & Benefits Expense
                                      ------------ ------------ ------------ ----------- ------------
   Advertising & Marketing
                                      ------------ ------------ ------------ ----------- ------------
   Professional Fees
                                      ------------ ------------ ------------ ----------- ------------
   Other Expenses
                                      ------------ ------------ ------------ ----------- ------------
   Ground Rent
                                      ------------ ------------ ------------ ----------- ------------
Total Operating Expenses                 $0.00                     $0.00                    $0.00
                                      ------------ ------------ ------------ ----------- ------------

                                      ------------ ------------ ------------ ----------- ------------
Operating Expense Ratio
                                      ------------ ------------ ------------ ----------- ------------

                                      ------------ ------------ ------------ ----------- ------------
Net Operating Income                     $0.00                     $0.00                    $0.00
                                      ------------ ------------ ------------ ----------- ------------

                                      ------------ ------------ ------------ ----------- ------------
   Leasing Commissions
                                      ------------ ------------ ------------ ----------- ------------
   Tenant Improvements
                                      ------------ ------------ ------------ ----------- ------------
   Replacement Reserve
                                      ------------ ------------ ------------ ----------- ------------
   Total capital Items                   $0.00                     $0.00                    $0.00
                                      ------------ ------------ ------------ ----------- ------------

                                      ------------ ------------ ------------ ----------- ------------
N.O.I. After Capital Items               $0.00                     $0.00                    $0.00
                                      ------------ ------------ ------------ ----------- ------------

                                      ------------ ------------ ------------ ----------- ------------
Debt Service (per Servicer)              $0.00                     $0.00                    $0.00
                                      ------------ ------------ ------------ ----------- ------------
Cash Flow after debt service             $0.00                     $0.00                    $0.00
                                      ------------ ------------ ------------ ----------- ------------

                                      ------------ ------------ ------------ ----------- ------------
(1)DSCR: (NOI/Debt Service)
                                      ------------ ------------ ------------ ----------- ------------

                                      ------------ ------------ ------------ ----------- ------------
DSCR: (after reserves\Cap exp.)
                                      ------------ ------------ ------------ ----------- ------------

                                      ------------ ------------ ------------ ----------- ------------
Source of Financial Data
                                      ------------ ------------ ------------ ----------- ------------
                                      (i.e. operating statements, financial statements, tax return, other)

Notes and Assumptions
------------------------------------- ---------------------------------------------------------------------------------------
This report should be completed by the Servicer for any "Normalization" of the Borrower's numbers.
The "Normalized" column is used in the Operating Statement Analysis Report.
This report may vary depending on the property type and because of the way information may vary in each borrower's statement.

INCOME:  COMMENTS

EXPENSE:  COMMENTS

CAPITAL ITEMS:  COMMENTS

(1) Used in the Comparative Financial Status Report

                                                                     EXHIBIT G-9

                                LOAN SET-UP FILE
--------------------------------------------------------------------------------
      1          2         3                   4               5               6
                                 Offering Doc ID   Orig Note Amt    Orig in Term
Transid   Group ID     Svcrn        prospln             oa              ot
-------   --------     -----        -------        -------------    ------------
-------   --------     -----        -------        -------------    ------------
-------   --------     -----        -------        -------------    ------------
-------   --------     -----        -------        -------------    ------------
-------   --------     -----        -------        -------------    ------------
-------   --------     -----        -------        -------------    ------------
-------   --------     -----        -------        -------------    ------------
-------   --------     -----        -------        -------------    ------------
-------   --------     -----        -------        -------------    ------------
-------   --------     -----        -------        -------------    ------------
-------   --------     -----        -------        -------------    ------------
-------   --------     -----        -------        -------------    ------------

              7                     8                     9                   10
Orig Amort term        Orig Note rate         Orig pmt rate           Dt 1st Pmt
     oaterm                  oir                   oir                    dfp
---------------        --------------         -------------           ----------
---------------        --------------         -------------           ----------
---------------        --------------         -------------           ----------
---------------        --------------         -------------           ----------
---------------        --------------         -------------           ----------
---------------        --------------         -------------           ----------
---------------        --------------         -------------           ----------
---------------        --------------         -------------           ----------
---------------        --------------         -------------           ----------
---------------        --------------         -------------           ----------
---------------        --------------         -------------           ----------
---------------        --------------         -------------           ----------

     11               12
                int only
gracedy            io
-------         --------
-------         --------
-------         --------
-------         --------
-------         --------
-------         --------
-------         --------
-------         --------
-------         --------
-------         --------
-------         --------
-------         --------
--------------------------------------------------------------------------------

                                                                   EXHIBIT G-9-2

                                Loan Set Up File
--------------------------------------------------------------------------------
     3                    4           13               14                     15
            Offering Doc ID                     in rt typ       int accr meth cd
svcrln         prospin           Balloon         irtype           intaccrcod
------         -------           -------        ---------       ----------------
------         -------           -------        ---------       ----------------
------         -------           -------        ---------       ----------------
------         -------           -------        ---------       ----------------
------         -------           -------        ---------       ----------------
------         -------           -------        ---------       ----------------
------         -------           -------        ---------       ----------------
------         -------           -------        ---------       ----------------
------         -------           -------        ---------       ----------------
------         -------           -------        ---------       ----------------
------         -------           -------        ---------       ----------------
------         -------           -------        ---------       ----------------

        16                  17                          18                    19
  int arr          pmt type cd         prepmt lkout end dt          Y/M end date
intarrears          pmttypcode              pplkoenddt               yldmntendd
----------          ----------         -------------------          ------------
----------          ----------         -------------------          ------------
----------          ----------         -------------------          ------------
----------          ----------         -------------------          ------------
----------          ----------         -------------------          ------------
----------          ----------         -------------------          ------------
----------          ----------         -------------------          ------------
----------          ----------         -------------------          ------------
----------          ----------         -------------------          ------------
----------          ----------         -------------------          ------------
----------          ----------         -------------------          ------------
----------          ----------         -------------------          ------------

                20
Prepay Prem end dt
    pppremendd
------------------
------------------
------------------
------------------
------------------
------------------
------------------
------------------
------------------
------------------
------------------
------------------
--------------------------------------------------------------------------------

                                                                   EXHIBIT G-9-3

                                LOAN SET-UP FILE
--------------------------------------------------------------------------------
     3                     4               21              22                23
             Offering Doc ID     Prepay terms     Arm Ind cod        Rate adj 1
svcrln           prospin          pptermdesc        indexcd          rateadjdt1
------       ---------------     ------------     -----------        ----------
------       ---------------     ------------     -----------        ----------
------       ---------------     ------------     -----------        ----------
------       ---------------     ------------     -----------        ----------
------       ---------------     ------------     -----------        ----------
------       ---------------     ------------     -----------        ----------
------       ---------------     ------------     -----------        ----------
------       ---------------     ------------     -----------        ----------
------       ---------------     ------------     -----------        ----------
------       ---------------     ------------     -----------        ----------
------       ---------------     ------------     -----------        ----------
------       ---------------     ------------     -----------        ----------

          24                 25         26            27                      28
Pmt adj dt 1                      Life cap    Life floor     Periodic Rt inc lmt
 pmtadjdt1       ARM mgn Margin    lifecap    life floor          pratinclmt
------------     --------------   --------    ----------     -------------------
------------     --------------   --------    ----------     -------------------
------------     --------------   --------    ----------     -------------------
------------     --------------   --------    ----------     -------------------
------------     --------------   --------    ----------     -------------------
------------     --------------   --------    ----------     -------------------
------------     --------------   --------    ----------     -------------------
------------     --------------   --------    ----------     -------------------
------------     --------------   --------    ----------     -------------------
------------     --------------   --------    ----------     -------------------
------------     --------------   --------    ----------     -------------------
------------     --------------   --------    ----------     -------------------
--------------------------------------------------------------------------------

                                                                   EXHIBIT G-9-4

                            LOAN SET-UP FILE
--------------------------------------------------------------------------------
     3                      4                        29                       30
              Offering Doc ID       Periodic Rt dec lmt        Per Pmt adj max %
Svcrln            prospin                pratdeclmt                 ppadjmax
------        ---------------       -------------------        -----------------
------        ---------------       -------------------        -----------------
------        ---------------       -------------------        -----------------
------        ---------------       -------------------        -----------------
------        ---------------       -------------------        -----------------
------        ---------------       -------------------        -----------------
------        ---------------       -------------------        -----------------
------        ---------------       -------------------        -----------------
------        ---------------       -------------------        -----------------
------        ---------------       -------------------        -----------------
------        ---------------       -------------------        -----------------
------        ---------------       -------------------        -----------------

               31         32                  33                  34          35
Per Pmt adj max $   Pmt freq   Rt Reset freq mos  pmt reset freq mos    Round cd
   ppadmaxamt         pfreq        rresetfreq         presetfreq       roundcode
-----------------   --------   -----------------  ------------------    --------
-----------------   --------   -----------------  ------------------    --------
-----------------   --------   -----------------  ------------------    --------
-----------------   --------   -----------------  ------------------    --------
-----------------   --------   -----------------  ------------------    --------
-----------------   --------   -----------------  ------------------    --------
-----------------   --------   -----------------  ------------------    --------
-----------------   --------   -----------------  ------------------    --------
-----------------   --------   -----------------  ------------------    --------
-----------------   --------   -----------------  ------------------    --------
-----------------   --------   -----------------  ------------------    --------
-----------------   --------   -----------------  ------------------    --------
--------------------------------------------------------------------------------

                                                                   EXHIBIT G-9-5

                            LOAN SET-UP FILE
--------------------------------------------------------------------------------
     3                     4                 36               37              38
             Offering Doc ID        Round incre       ndx lookbk      Neg Am all
svcrin          prospln              roundincre        ndxlkbk           negam
------       ---------------        -----------       ----------      ----------
------       ---------------        -----------       ----------      ----------
------       ---------------        -----------       ----------      ----------
------       ---------------        -----------       ----------      ----------
------       ---------------        -----------       ----------      ----------
------       ---------------        -----------       ----------      ----------
------       ---------------        -----------       ----------      ----------
------       ---------------        -----------       ----------      ----------
------       ---------------        -----------       ----------      ----------
------       ---------------        -----------       ----------      ----------
------       ---------------        -----------       ----------      ----------
------       ---------------        -----------       ----------      ----------

       39             40                 41                   12              43
Max Neg %      max neg $       Rem term sec      Rem Am Term sec    Mat Date sec
 maxneg       maxneg amt          rterm            rematerm             dmt
---------      ---------       ------------      ---------------    ------------
---------      ---------       ------------      ---------------    ------------
---------      ---------       ------------      ---------------    ------------
---------      ---------       ------------      ---------------    ------------
---------      ---------       ------------      ---------------    ------------
---------      ---------       ------------      ---------------    ------------
---------      ---------       ------------      ---------------    ------------
---------      ---------       ------------      ---------------    ------------
---------      ---------       ------------      ---------------    ------------
---------      ---------       ------------      ---------------    ------------
---------      ---------       ------------      ---------------    ------------
---------      ---------       ------------      ---------------    ------------
--------------------------------------------------------------------------------

                                                                   EXHIBIT G-9-6

                            Loan Set-Up File
77
--------------------------------------------------------------------------------
     3                 4                  44              45                  46
            Offering Doc       Sched UPB sec       secure ir       Svc/trus free
svcrin       ID prospln          begschbal          secureir       rt svctterate
------      ------------       -------------       ---------       -------------
------      ------------       -------------       ---------       -------------
------      ------------       -------------       ---------       -------------
------      ------------       -------------       ---------       -------------
------      ------------       -------------       ---------       -------------
------      ------------       -------------       ---------       -------------
------      ------------       -------------       ---------       -------------
------      ------------       -------------       ---------       -------------
------      ------------       -------------       ---------       -------------
------      ------------       -------------       ---------       -------------
------      ------------       -------------       ---------       -------------
------      ------------       -------------       ---------       -------------

       47            48             49            50            51            52
frt/srt 1     frt/srt 2      frt/srt 3     frt/srt 4     frt/srt 5    Net Rt sec
 srate 1       srate 2        srate 3       srate 4       srate 5      secnetir
---------     ---------      ---------     ---------     ---------    ----------
---------     ---------      ---------     ---------     ---------    ----------
---------     ---------      ---------     ---------     ---------    ----------
---------     ---------      ---------     ---------     ---------    ----------
---------     ---------      ---------     ---------     ---------    ----------
---------     ---------      ---------     ---------     ---------    ----------
---------     ---------      ---------     ---------     ---------    ----------
---------     ---------      ---------     ---------     ---------    ----------
---------     ---------      ---------     ---------     ---------    ----------
---------     ---------      ---------     ---------     ---------    ----------
---------     ---------      ---------     ---------     ---------    ----------
---------     ---------      ---------     ---------     ---------    ----------
--------------------------------------------------------------------------------

                                                                   EXHIBIT G-9-7

                                LOAN SET-UP FILE
--------------------------------------------------------------------------------
     3                     4                   53             54              55
             Offering Doc ID      Per P&I pmt sec      # of prop   Property name
svcrin          prospln               perpisec          proptotal      propname
------       ---------------      ---------------      ---------   -------------
------       ---------------      ---------------      ---------   -------------
------       ---------------      ---------------      ---------   -------------
------       ---------------      ---------------      ---------   -------------
------       ---------------      ---------------      ---------   -------------
------       ---------------      ---------------      ---------   -------------
------       ---------------      ---------------      ---------   -------------
------       ---------------      ---------------      ---------   -------------
------       ---------------      ---------------      ---------   -------------
------       ---------------      ---------------      ---------   -------------
------       ---------------      ---------------      ---------   -------------
------       ---------------      ---------------      ---------   -------------

        56                    57                      58                      59
prop addr                prop ci                 prop st                Prop zip
propaddres              propcity               propstate                 propzip
----------              --------               ---------                 -------
----------              --------               ---------                 -------
----------              --------               ---------                 -------
----------              --------               ---------                 -------
----------              --------               ---------                 -------
----------              --------               ---------                 -------
----------              --------               ---------                 -------
----------              --------               ---------                 -------
----------              --------               ---------                 -------
----------              --------               ---------                 -------
----------              --------               ---------                 -------
----------              --------               ---------                 -------
--------------------------------------------------------------------------------

                                                                   EXHIBIT G-9-8

                                Loan Set-Up File
--------------------------------------------------------------------------------
     3                    4            60                 61                  62
            Offering Doc ID      Property       Prop type cd       Net Sq Ft sec
svcrln         prospln            County          proptype           netsqftsec
------      ---------------      --------       ------------       -------------
------      ---------------      --------       ------------       -------------
------      ---------------      --------       ------------       -------------
------      ---------------      --------       ------------       -------------
------      ---------------      --------       ------------       -------------
------      ---------------      --------       ------------       -------------
------      ---------------      --------       ------------       -------------
------      ---------------      --------       ------------       -------------
------      ---------------      --------       ------------       -------------
------      ---------------      --------       ------------       -------------
------      ---------------      --------       ------------       -------------
------      ---------------      --------       ------------       -------------

         63                 64              68              66                67
# Units sec        Year built         NOI sec        DSCR sec       Appr Val sec
  nounits            yrbuilt         mrfytdnoi      mrfytddscr         mrrecappr
-----------        ----------         -------        --------       ------------
-----------        ----------         -------        --------       ------------
-----------        ----------         -------        --------       ------------
-----------        ----------         -------        --------       ------------
-----------        ----------         -------        --------       ------------
-----------        ----------         -------        --------       ------------
-----------        ----------         -------        --------       ------------
-----------        ----------         -------        --------       ------------
-----------        ----------         -------        --------       ------------
-----------        ----------         -------        --------       ------------
-----------        ----------         -------        --------       ------------
-----------        ----------         -------        --------       ------------
--------------------------------------------------------------------------------

                                                                   EXHIBIT G-9-9

                                LOAN SET-UP FILE
--------------------------------------------------------------------------------
     3                  4               68                 69                 70
          Offering Doc ID      Appr Dt Sec       Phys Occ sec       Revenue sect
svcrln        prospln            mrapprdt           mrfytdpo           mrfytdrev
------    ---------------      -----------       ------------       ------------
------    ---------------      -----------       ------------       ------------
------    ---------------      -----------       ------------       ------------
------    ---------------      -----------       ------------       ------------
------    ---------------      -----------       ------------       ------------
------    ---------------      -----------       ------------       ------------
------    ---------------      -----------       ------------       ------------
------    ---------------      -----------       ------------       ------------
------    ---------------      -----------       ------------       ------------
------    ---------------      -----------       ------------       ------------
------    ---------------      -----------       ------------       ------------
------    ---------------      -----------       ------------       ------------

          71              72           73                74                   75
Oper Exp sec     Sec Fin aod                     Grnd lease        Cross-Coll In
 mrfytdexp         secfinaod      Recoursc        groundleas       grp crcolngrp
------------     -----------      --------       -----------       -------------
------------     -----------      --------       -----------       -------------
------------     -----------      --------       -----------       -------------
------------     -----------      --------       -----------       -------------
------------     -----------      --------       -----------       -------------
------------     -----------      --------       -----------       -------------
------------     -----------      --------       -----------       -------------
------------     -----------      --------       -----------       -------------
------------     -----------      --------       -----------       -------------
------------     -----------      --------       -----------       -------------
------------     -----------      --------       -----------       -------------
------------     -----------      --------       -----------       -------------
--------------------------------------------------------------------------------

                                                                  EXHIBIT G-9-10

                                LOAN SET-UP FILE
--------------------------------------------------------------------------------
     3                    4              76               77                 78
            Offering Doc ID       Coll escr       Coll resv         Lien Pos sec
svcrln          propsln          collescrow       collothres          Lienpossec
------      ---------------       ---------       ---------         ------------
------      ---------------       ---------       ---------         ------------
------      ---------------       ---------       ---------         ------------
------      ---------------       ---------       ---------         ------------
------      ---------------       ---------       ---------         ------------
------      ---------------       ---------       ---------         ------------
------      ---------------       ---------       ---------         ------------
------      ---------------       ---------       ---------         ------------
------      ---------------       ---------       ---------         ------------
------      ---------------       ---------       ---------         ------------
--------------------------------------------------------------------------------

                                                                  EXHIBIT G-10-1

                               LOAN PERIODIC FILE
--------------------------------------------------------------------------------
              Group                    Offering Doc
transid      groupid       svcrin      ID prosprin     distribdt      begschbal
-------      -------       ------      -----------     ---------      ---------
-------      -------       ------      -----------     ---------      ---------
-------      -------       ------      -----------     ---------      ---------
-------      -------       ------      -----------     ---------      ---------
-------      -------       ------      -----------     ---------      ---------
-------      -------       ------      -----------     ---------      ---------
-------      -------       ------      -----------     ---------      ---------
-------      -------       ------      -----------     ---------      ---------
-------      -------       ------      -----------     ---------      ---------
-------      -------       ------      -----------     ---------      ---------
-------      -------       ------      -----------     ---------      ---------
-------      -------       ------      -----------     ---------      ---------
-------      -------       ------      -----------     ---------      ---------
-------      -------       ------      -----------     ---------      ---------
-------      -------       ------      -----------     ---------      ---------
-------      -------       ------      -----------     ---------      ---------

                                                Mat Date sec     Svc/trus fee rt
endschbal   dpt      index rate      ir             dmt            svetterate
---------   ---      ----------      --         -------------     -------------
---------   ---      ----------      --         -------------     -------------
---------   ---      ----------      --         -------------     -------------
---------   ---      ----------      --         -------------     -------------
---------   ---      ----------      --         -------------     -------------
---------   ---      ----------      --         -------------     -------------
---------   ---      ----------      --         -------------     -------------
---------   ---      ----------      --         -------------     -------------
---------   ---      ----------      --         -------------     -------------
---------   ---      ----------      --         -------------     -------------
---------   ---      ----------      --         -------------     -------------
---------   ---      ----------      --         -------------     -------------
---------   ---      ----------      --         -------------     -------------
---------   ---      ----------      --         -------------     -------------
---------   ---      ----------      --         -------------     -------------
---------   ---      ----------      --         -------------     -------------
--------------------------------------------------------------------------------

                                                                  EXHIBIT G-10-2

                               LOAN PERIODIC FILE
--------------------------------------------------------------------------------
            frt/srt 1      frt/srt 2     frt/srt 3     frt/srt 4      frt/srt 5
svcrln       srate1         srate2         srate3        srate4        srate5
------       ------         ------         ------        ------        ------
------       ------         ------         ------        ------        ------
------       ------         ------         ------        ------        ------
------       ------         ------         ------        ------        ------
------       ------         ------         ------        ------        ------
------       ------         ------         ------        ------        ------
------       ------         ------         ------        ------        ------
------       ------         ------         ------        ------        ------
------       ------         ------         ------        ------        ------
------       ------         ------         ------        ------        ------
------       ------         ------         ------        ------        ------
------       ------         ------         ------        ------        ------
------       ------         ------         ------        ------        ------
------       ------         ------         ------        ------        ------
------       ------         ------         ------        ------        ------
------       ------         ------         ------        ------        ------

netir    idex_rate     note_rate      dnic        dnpc      schint      schprin
-----    ---------     ---------      ----        ----      ------      -------
-----    ---------     ---------      ----        ----      ------      -------
-----    ---------     ---------      ----        ----      ------      -------
-----    ---------     ---------      ----        ----      ------      -------
-----    ---------     ---------      ----        ----      ------      -------
-----    ---------     ---------      ----        ----      ------      -------
-----    ---------     ---------      ----        ----      ------      -------
-----    ---------     ---------      ----        ----      ------      -------
-----    ---------     ---------      ----        ----      ------      -------
-----    ---------     ---------      ----        ----      ------      -------
-----    ---------     ---------      ----        ----      ------      -------
-----    ---------     ---------      ----        ----      ------      -------
--------------------------------------------------------------------------------

                                                                  EXHIBIT G-10-3

                               LOAN PERIODIC FILE
--------------------------------------------------------------------------------
svcrin        schpi       negamdefin      unprcoll       othpradj      liqppmtdt
------        -----       ----------      --------       --------      ---------
------        -----       ----------      --------       --------      ---------
------        -----       ----------      --------       --------      ---------
------        -----       ----------      --------       --------      ---------
------        -----       ----------      --------       --------      ---------
------        -----       ----------      --------       --------      ---------
------        -----       ----------      --------       --------      ---------
------        -----       ----------      --------       --------      ---------
------        -----       ----------      --------       --------      ---------
------        -----       ----------      --------       --------      ---------
------        -----       ----------      --------       --------      ---------
------        -----       ----------      --------       --------      ---------
------        -----       ----------      --------       --------      ---------
------        -----       ----------      --------       --------      ---------
------        -----       ----------      --------       --------      ---------
------        -----       ----------      --------       --------      ---------

ppmtenyld      ppintexc      liqppcode      aseramt        aserdt        asercum
---------      --------      ---------      -------        ------        -------
---------      --------      ---------      -------        ------        -------
---------      --------      ---------      -------        ------        -------
---------      --------      ---------      -------        ------        -------
---------      --------      ---------      -------        ------        -------
---------      --------      ---------      -------        ------        -------
---------      --------      ---------      -------        ------        -------
---------      --------      ---------      -------        ------        -------
---------      --------      ---------      -------        ------        -------
---------      --------      ---------      -------        ------        -------
---------      --------      ---------      -------        ------        -------
---------      --------      ---------      -------        ------        -------
--------------------------------------------------------------------------------

                                                                  EXHIBIT G-10-4

                               LOAN PERIODIC FILE
--------------------------------------------------------------------------------
svcrln        actenbal       piadvos        tiadvos       oexpadvout      Instat
------        --------       -------        -------       ----------      ------
------        --------       -------        -------       ----------      ------
------        --------       -------        -------       ----------      ------
------        --------       -------        -------       ----------      ------
------        --------       -------        -------       ----------      ------
------        --------       -------        -------       ----------      ------
------        --------       -------        -------       ----------      ------
------        --------       -------        -------       ----------      ------
------        --------       -------        -------       ----------      ------
------        --------       -------        -------       ----------      ------
------        --------       -------        -------       ----------      ------
------        --------       -------        -------       ----------      ------
------        --------       -------        -------       ----------      ------
------        --------       -------        -------       ----------      ------
------        --------       -------        -------       ----------      ------
------        --------       -------        -------       ----------      ------

bankruptcy     forecldt        reodt       bankrupdt     netliqproc       liqexp
----------      -------        -----       ---------     ----------       ------
----------      -------        -----       ---------     ----------       ------
----------      -------        -----       ---------     ----------       ------
----------      -------        -----       ---------     ----------       ------
----------      -------        -----       ---------     ----------       ------
----------      -------        -----       ---------     ----------       ------
----------      -------        -----       ---------     ----------       ------
----------      -------        -----       ---------     ----------       ------
----------      -------        -----       ---------     ----------       ------
----------      -------        -----       ---------     ----------       ------
----------      -------        -----       ---------     ----------       ------
----------      -------        -----       ---------     ----------       ------
--------------------------------------------------------------------------------

                                                                  EXHIBIT G-10-5

                               LOAN PERIODIC FILE
--------------------------------------------------------------------------------
svcrln      reallosstr      dtlstmod       modcode       modrate       modpmtrat
------      ----------      --------       -------       -------       ---------
------      ----------      --------       -------       -------       ---------
------      ----------      --------       -------       -------       ---------
------      ----------      --------       -------       -------       ---------
------      ----------      --------       -------       -------       ---------
------      ----------      --------       -------       -------       ---------
------      ----------      --------       -------       -------       ---------
------      ----------      --------       -------       -------       ---------
------      ----------      --------       -------       -------       ---------
------      ----------      --------       -------       -------       ---------
------      ----------      --------       -------       -------       ---------
------      ----------      --------       -------       -------       ---------
------      ----------      --------       -------       -------       ---------
------      ----------      --------       -------       -------       ---------
------      ----------      --------       -------       -------       ---------
------      ----------      --------       -------       -------       ---------

prefyrrev     prefyrexp     prefyrnoi    preyfyrdsam    prefyrdscr     prefyrocc
---------     ---------     ---------    -----------    ----------     ---------
---------     ---------     ---------    -----------    ----------     ---------
---------     ---------     ---------    -----------    ----------     ---------
---------     ---------     ---------    -----------    ----------     ---------
---------     ---------     ---------    -----------    ----------     ---------
---------     ---------     ---------    -----------    ----------     ---------
---------     ---------     ---------    -----------    ----------     ---------
---------     ---------     ---------    -----------    ----------     ---------
---------     ---------     ---------    -----------    ----------     ---------
---------     ---------     ---------    -----------    ----------     ---------
---------     ---------     ---------    -----------    ----------     ---------
---------     ---------     ---------    -----------    ----------     ---------
--------------------------------------------------------------------------------

                                                                  EXHIBIT G-10-6

                               LOAN PERIODIC FILE
--------------------------------------------------------------------------------
svcrln      prefyrodt     sprefyrrev     sprefyrexp     sprefyrnoi     sprefyrds
------      ---------     ----------     ----------     ----------     ---------
------      ---------     ----------     ----------     ----------     ---------
------      ---------     ----------     ----------     ----------     ---------
------      ---------     ----------     ----------     ----------     ---------
------      ---------     ----------     ----------     ----------     ---------
------      ---------     ----------     ----------     ----------     ---------
------      ---------     ----------     ----------     ----------     ---------
------      ---------     ----------     ----------     ----------     ---------
------      ---------     ----------     ----------     ----------     ---------
------      ---------     ----------     ----------     ----------     ---------
------      ---------     ----------     ----------     ----------     ---------
------      ---------     ----------     ----------     ----------     ---------
------      ---------     ----------     ----------     ----------     ---------
------      ---------     ----------     ----------     ----------     ---------
------      ---------     ----------     ----------     ----------     ---------
------      ---------     ----------     ----------     ----------     ---------

                                               Revenue sect         Oper Exp sec
sprefyrdsc      sprefyrpo      sprefyraod        mrfytdrev            mrfytdexp
----------      ---------      ----------        ---------            ---------
----------      ---------      ----------        ---------            ---------
----------      ---------      ----------        ---------            ---------
----------      ---------      ----------        ---------            ---------
----------      ---------      ----------        ---------            ---------
----------      ---------      ----------        ---------            ---------
----------      ---------      ----------        ---------            ---------
----------      ---------      ----------        ---------            ---------
----------      ---------      ----------        ---------            ---------
----------      ---------      ----------        ---------            ---------
----------      ---------      ----------        ---------            ---------
----------      ---------      ----------        ---------            ---------
--------------------------------------------------------------------------------

                                                                  EXHIBIT G-10-7

                               LOAN PERIODIC FILE
--------------------------------------------------------------------------------
              NOI sec                      DSCR sec    Phys Occ sec
svcrln       mrfytdnoi      mrfytdds      mrfytddscr     mrfytdpo     mrfytdstdt
------       ---------      --------      ----------     --------     ----------
------       ---------      --------      ----------     --------     ----------
------       ---------      --------      ----------     --------     ----------
------       ---------      --------      ----------     --------     ----------
------       ---------      --------      ----------     --------     ----------
------       ---------      --------      ----------     --------     ----------
------       ---------      --------      ----------     --------     ----------
------       ---------      --------      ----------     --------     ----------
------       ---------      --------      ----------     --------     ----------
------       ---------      --------      ----------     --------     ----------
------       ---------      --------      ----------     --------     ----------
------       ---------      --------      ----------     --------     ----------
------       ---------      --------      ----------     --------     ----------
------       ---------      --------      ----------     --------     ----------
------       ---------      --------      ----------     --------     ----------
------       ---------      --------      ----------     --------     ----------

                                   Appr Val sec
mrfytdendd         mrapprdt          mrrecappr        wkostrcod       mrsstrandt
----------         --------         ----------        ---------       ----------
----------         --------         ----------        ---------       ----------
----------         --------         ----------        ---------       ----------
----------         --------         ----------        ---------       ----------
----------         --------         ----------        ---------       ----------
----------         --------         ----------        ---------       ----------
----------         --------         ----------        ---------       ----------
----------         --------         ----------        ---------       ----------
----------         --------         ----------        ---------       ----------
----------         --------         ----------        ---------       ----------
----------         --------         ----------        ---------       ----------
----------         --------         ----------        ---------       ----------
--------------------------------------------------------------------------------

                                                                  EXHIBIT G-10-8

                               LOAN PERIODIC FILE
--------------------------------------------------------------------------------

svcrln         mrmsretdt          dtasstres         yrlastren         ---------
------         ---------          ---------         ---------         ---------
------         ---------          ---------         ---------         ---------
------         ---------          ---------         ---------         ---------
------         ---------          ---------         ---------         ---------
------         ---------          ---------         ---------         ---------
------         ---------          ---------         ---------         ---------
------         ---------          ---------         ---------         ---------
------         ---------          ---------         ---------         ---------
------         ---------          ---------         ---------         ---------
------         ---------          ---------         ---------         ---------
------         ---------          ---------         ---------         ---------
------         ---------          ---------         ---------         ---------
------         ---------          ---------         ---------         ---------
------         ---------          ---------         ---------         ---------
------         ---------          ---------         ---------         ---------
------         ---------          ---------         ---------         ---------

                  primary             master            special
Accrual            fees                fees              fees              Days
-------            ----                ----              ----              ----
-------            ----                ----              ----              ----
-------            ----                ----              ----              ----
-------            ----                ----              ----              ----
-------            ----                ----              ----              ----
-------            ----                ----              ----              ----
-------            ----                ----              ----              ----
-------            ----                ----              ----              ----
-------            ----                ----              ----              ----
-------            ----                ----              ----              ----
-------            ----                ----              ----              ----
-------            ----                ----              ----              ----
--------------------------------------------------------------------------------

                                                                                                                      EXHIBIT G-11-1
                                                            Property File


1           2          3                     4         5          6                      7
Tran ID     Loan ID    Prosup     Other      Prop ID   Distrib    Crossed                Property Name
                       Loan ID    ID                   Date       Collateralized
                                                                  Loan Grouping
====================================================================================================================================

                                                               G-11-1

                                                                                                                      EXHIBIT G-11-2
                                                            Property File

1           2             8             9            10       11        12         13            14       15            16
Tran ID     Loan ID                                           Zip       County     Prop          Year     Year          Net SF
                          Address       City         State    Code                 Type Code     Built    Renovated     At Securitzn
====================================================================================================================================


                                                               G-11-2



                                                                                                                      EXHIBIT G-11-3
                                                            Property File


1                 2               17                   18        19                 20          21               22
Tran ID           Loan ID         # of                 Prop      Alloc.  % of Loan  Current     Current Alloc.   Ground
                                  Units/Beds/Rooms     Stat      At Securitization  Alloc.  %   Loan Amount      Lease
                                  At Securization

23                24              25                   26
Other Escrow/     Most Recent     Most Recent          Date Asset To
Reserve Balances  Appraisal Date  Appraisal Value      Be Resolved
====================================================================================================================================

                                                               G-11-3

                                                                                                                      EXHIBIT G-11-4
                                                            Property File

1               2                27             28           29         30            31                 32
Tran ID         Loan ID          Foreclosure    REO Date     Occ.  %    Occ.  Date    Date Lease         % SF expire
                                 Date                                                 Rollover Review    1-12 mo.

33              34               35             36
% SF expire     % SF expire      % SF expire    % SF expire
13-24 mo.       25-36 mo.        37-48 mo.      49-60 mo.
====================================================================================================================================


                                                               G-11-4

                                                                                                                     EXHIBIT G-11-5
                                                           Property File

1                    2                 37                    38               39                40
Tran ID              Loan ID           Largest Tenant        SF Largest       2nd Largest       SF 2nd Largest
                                                             Tenant           Tenant            Tenant

41                   42                43                    44
3rd Largest Tenant   SF 3rd Largest    Fiscal Year           Securitization Finan.
                     Tenant            End Month             As of Date
====================================================================================================================================


                                                               G-11-5

                                                                                                                      EXHIBIT G-11-6
                                                            Property File


1               2                  45               46              47               48              49
Tran ID         Loan ID            Revenue At       Oper.  Exp.     NOI At           DSCR At         Appraisal Value
                                   Securitization   At              Securitization   Securitization  Securitization
                                                    Securitization

50              51                 52               53              54
Appraisal Date  Physical Occup     Date of Last     Preceding FY    Preceding FY
Securitization  At Securitization  Inspection       Fin.  as of     Revenue
                                                    Date
====================================================================================================================================

                                                               G-11-6


                                                                                                                      EXHIBIT G-11-7
                                                            Property File


1                    2                55                56               57              58                59
Tran ID              Loan ID          Preceding FY      Preceding FY     Preceding FY    Preceding FY      Preceding FY
                                      Expenses          NOI              Debt Service    DSCR              Occupancy

60                   61               62                63
2nd Preceding        2nd Preceding    2nd Preceding     2nd Preceding
FY Fin as of Date    FY Revenue       FY Expenses       FY NOI
====================================================================================================================================


                                                               G-11-7

                                                                                                                      EXHIBIT G-11-8
                                                           Property File


1             2                  64                 65               66               67                  68
Tran ID       Loan ID            2nd Preceding      2nd Preceding    2nd Preceding    Most Recent         Most Recent
                                 FY Debt Service    FY DSCR          FY Occup %       FY Fin as of date   FY Revenue

69            70                 71                 72               72
Most Recent   Most Recent        Most Recent        Most Recent      Most Recent
FY Expenses   FY NOI             FY Debt Service    FY DSCR          FY Occup %


                                                               G-11-8


                                                                                                                        EXHIBIT G-12

                                                                CSSA
                                                       Bond Level File Layout
                                         Bond Level Only - Reflects Distribution Statements
                                                       Version 1.0 (12/31/98)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                  Format
                       Field Name                         #     Type              Example
------------------------------------------------------------------------------------------------------------------------------------
Character Set                                                ASCII
Field Delineation                                            Comma
------------------------------------------------------------------------------------------------------------------------------------
Transaction ID                                            1       AN              XXX97001
Distribution Date                                         2       AN              YYYYMMDD
Record Date                                               3       AN              YYYYMMDD
Class Name/Class Id                                       4       AN                   A-1
Cusip                                                     5       AN             999999AA1
Original Balance                                          6     Numeric         1000000.00
Notional Flag                                             7       AN                     Y
Beginning Balance                                         8     Numeric          100000.00

Scheduled Principal                                       9     Numeric            1000.00
Unscheduled Principal                                    10     Numeric            1000.00
Total Principal Distribution                             11     Numeric            1000.00
Deferred Interest                                        12     Numeric            1000.00
Realized Loss (Gain)                                     13     Numeric            1000.00
Cumulative Realized Losses                               14     Numeric          100000.00
Ending Balance                                           15     Numeric            1000.00
Current Index Rate                                       16     Numeric              0.055

Current Remittance Rate/Pass-Through Rate           `    17     Numeric              0.075

Accural Method                                           18     Numeric                  1
Current Accrual Days                                     19     Numeric                 30

Interest Accrued                                         20     Numeric            1000.00
Prepayment Penalty/Premium Allocation                    21     Numeric            1000.00
Yield Maintenance Allocation                             22     Numeric            1000.00
Other Interest Shortfall                                 23     Numeric            1000.00
Prepayment Interest Shortfall                            24     Numeric            1000.00
Appraisal Reduction Allocation                           25     Numeric            1000.00
Other Interest Shortfall                                 26     Numeric            1000.00
Total Interest Distribution                              27     Numeric            1000.00
Cumulative Appraisal Reduction                           28     Numeric            1000.00
Cumulative Prepayment Penalty/Premium Allocation         29     Numeric            1000.00
Cumulative Yield Maintenance Allocation                  30     Numeric            1000.00
Beginning Unpaid Interest Balance                        31     Numeric            1000.00
Ending Unpaid Interest Balance                           32     Numeric            1000.00
DCR - Original Rating                                    33       AN                   AAA
DCR - Most Recent Rating                                 34       AN                   AAA
DCR - Date Transmitted from Rating Agency                35       AN              YYYYMMDD

Fitch - Original Rating                                  36       AN                   AAA
Fitch - Most Recent Rating                               37       AN                   AAA
Fitch - Date Transmitted from Rating Agency              38       AN              YYYYMMDD
Moody's - Original Rating                                39       AN                   AAA
Moody's - Most Recent Rating                             40       AN                   AAA
Moody's - Date Transmitted from Rating Agency            41       AN              YYYYMMDD

Standard & Poors - Original Rating                       42       AN                   AAA
Standard & Poors - Most Recent Rating                    43       AN                   AAA
Standard & Poors - Date Transmitted From Rating          44       AN              YYYYMMDD
Agency
------------------------------------------------------------------------------------------------------------------------------------


                       Field Name                                     Description/Comments
------------------------------------------------------------------------------------------------------------------------------------
Character Set
Field Delineation
------------------------------------------------------------------------------------------------------------------------------------
Transaction ID                                      Unique Issue Identification Mnemonic (Consistent With CSSA Periodic Loan File)
Distribution Date                                   Date Payments Made To Certificateholders
Record Date                                         Date Class Must Be Held As Of To Be Considered Holder of Record
Class Name/Class Id                                 Unique Class Identification Mnemonic
Cusip                                               Cusip # (Null If No Cusip Exists)
Original Balance                                    The Class Balance At Inception Of The Issue
Notional Flag                                       "Y" For Notional
Beginning Balance                                   The Outstanding Principal Balance Of The Class At The Beginning Of The Current
                                                    Period
Scheduled Principal                                 The Scheduled Principal Paid
Unscheduled Principal                               The Unscheduled Principal Paid
Total Principal Distribution                        Total Principal Payment Made
Deferred Interest                                   Any Interest Added To The Class Balance Including Negative Amortization
Realized Loss (Gain)                                The Total Realized Loss of (Gain) Allocated
Cumulative Realized Losses                          Realized Losses Allocated Cumulative-To-Date
Ending Balance                                      Outstanding Principal Balance Of The Class At The End Of The Current Period
Current Index Rate                                  The Current  Index Rate Applicable To The Calculation Of Current Period
                                                    Remittance Interest Rate
Current Remittance Rate/Pass-Through Rate           Annualized Interest Rate Applicable To The Calculation Of Current Period
                                                    Remittance Interest
Accural Method                                      I=30/360, 2=Actual/365, 3=Actual/360, 4=Actual/Actual, 5=Actual/366
Current Accrual Days                                The Number Of Accrual Days Applicable To the Calculation Of Current Period
                                                    Remittance Interest
Interest Accrued                                    The Amount of Accrued Interest
Prepayment Penalty/Premium Allocation               The Amount Of Prepayment Penalties Allocated
Yield Maintenance Allocation                        Total Amount Of Yield Maintenance Penalties Allocated
Other Interest Shortfall                            Other Specific Additions To Interest
Prepayment Interest Shortfall                       Total Interest Adjustments For PPIS
Appraisal Reduction Allocation                      Total Current Appraisal Reduction Allocated
Other Interest Shortfall                            Total Interest Adjustments Other Than PPIS
Total Interest Distribution                         The Total Interest Payment Made
Cumulative Appraisal Reduction                      Total Cumulative Appraisal Reduction Allocated
Cumulative Prepayment Penalty/Premium Allocation    The Amount Of Prepayment Penalties Allocated To Date
Cumulative Yield Maintenance Allocation             Total Amount Of Yield Maintenance Penalties Allocated To Date
Beginning Unpaid Interest Balance                   Outstanding Interest Shortfall At The Beginning Of the Current Period
Ending Unpaid Interest Balance                      Outstanding Interest Shortfall At The End Of the Current Period
DCR - Original Rating                               The Original Rating Of The Class By Duff & Phelps
DCR - Most Recent Rating                            The Most Recent Rating Of The Class By Duff & Phelps
DCR - Date Transmitted from Rating Agency           The Date On Which The Most Recent Rating Was Provided To The Trustee By Duff &
                                                    Phels
Fitch - Original Rating                             The Original Rating Of The Class By Fitch
Fitch - Most Recent Rating                          The Most Recent Rating Of The Class By Fitch
Fitch - Date Transmitted from Rating Agency         The Date On Which The Most Recent Rating Was Provided To The Trustee By Fitch
Moody's - Original Rating                           The Original Rating Of The Class By Moody's
Moody's - Most Recent Rating                        The Most Recent Rating Of The Class By Moody's
Moody's - Date Transmitted from Rating Agency       The Date On Which The Most Recent Rating Was Provided To The Trustee By
                                                    Moody's
Standard & Poors - Original Rating                  The Original Rating Of The Class By Standard & Poors
Standard & Poors - Most Recent Rating               The Most Recent Rating Of The Class By Standard & Poors
Standard & Poors - Date Transmitted From Rating     The Date On Which The Most Recent Rating Was Provided To The Trustee By
Agency                                              Standard & Poors
------------------------------------------------------------------------------------------------------------------------------------
                                                               G-12-1



                                                                                                                        EXHIBIT G-13
                                                   FORM OF COLLATERAL SUMMARY FILE
                                                                CSSA
                                                   Collateral Summary File Layout
                                   Collateral Level Summary - Summarizes CSSA 100.1 Periodic File
                                                       Version 1.0 (12/31/98)
------------------------------------------------------------------------------------------------------------------------------------
                                          Periodic                   Format
                                            Field
              Field Name                 Reference #   #   Type      Example
------------------------------------------------------------------------------------------------------------------------------------
Character Set                                             ASCII
Field Delineation                                         Comma
------------------------------------------------------------------------------------------------------------------------------------
Transaction Id                                         1    AN      XXX97001
Group Id                                               2    AN      XXX97001
Distribution Date                                      3    AN      YYYYMMDD
Original Loan Count                                    4  Numeric      100
Ending current period loan count                       5  Numeric      99
Ending current period collateral                       6  Numeric  1000000.00
balance                                       7
1 month Delinquent - number                            7  Numeric       1
1 month Delinquent - scheduled balance                 8  Numeric    1000.00
2 months Delinquent - number                           9  Numeric       1
2 months Delinquent - scheduled balance                10 Numeric    1000.00
3 months Delinquent - number                           11 Numeric       1
3 months Delinquent - scheduled balance                12 Numeric    1000.00
Foreclosure - number                                   13 Numeric       1
Foreclosure - scheduled balance                        14 Numeric    1000.00

REO - number                                           15 Numeric       1
REO - scheduled balance                                16 Numeric    1000.00
Specially serviced - number                            17 Numeric       1

Specially serviced - scheduled balance                 18 Numeric    1000.00
In Bankruptcy - number                                 19 Numeric       1
In Bankruptcy - scheduled balance                      20 Numeric    1000.00

Prepaid loans - number                                 21 Numeric       1
Prepaid loans - principal                              22 Numeric    1000.00
Total unscheduled principal                 27+28      23 Numeric    1000.00

Total Penalty for the period                           24 Numeric    1000.00

Current realized losses (gains)              47        25 Numeric    1000.00
Cumulative realized losses                             26 Numeric    1000.00
Appraisal Reduction Amount                   33        27 Numeric    1000.00
Cumulative Appraisal Reduction               35        28 Numeric    1000.00
Total P&I Advance Outstanding                37        29 Numeric    1000.00
Total T&I AdvanceOutstanding                 38        30 Numeric    1000.00
Other Expense Advance Outstanding            39        31 Numeric    1000.00
Reserve Balances                                       32 Numeric    1000.00

LOC Balances                                           33 Numeric    1000.00
Amortization WAM                                       34 Numeric      333
Maturity WAM                                           35 Numeric      333
Calculated WAC                                         36 Numeric     0.105
------------------------------------------------------------------------------------------------------------------------------------

              Field Name                                Description/Comments
------------------------------------------------------------------------------------------------------------------------------------
Character Set
Field Delineation
------------------------------------------------------------------------------------------------------------------------------------

Transaction Id                           Unique Issue Identification Mnemonic
Group Id                                 Unique Identification Number Assigned To Each Loan Group Within An Issue
Distribution Date                        Date Payments  Made To Certificateholders
Original Loan Count                      Number of loans at time of securitization
Ending current period loan count         Number of loans at end of current period
Ending current period collateral         Aggregate scheduled balance of loans at end of current period balance
1 month Delinquent - number              Number of loans one month delinquent
1 month Delinquent - scheduled balance   Scheduled principal balance of loans one month delinquent
2 months Delinquent - number             Number of loans two months delinquent
2 months Delinquent - scheduled balance  Scheduled principal balance of loans two months delinquent
3 months Delinquent - number             Number of loans three months delinquent
3 months Delinquent - scheduled balance  Scheduled principal balance of loans three months delinquent
Foreclosure - number                     Number of loans in foreclosure - overrides loans in delinquency
Foreclosure - scheduled balance          Scheduled principal balance of loans in foreclosure - overrides loans in delinquency
REO - number                             Number of REOs - overrides loans in delinquency or foreclosure
REO - scheduled balance                  Book value of REOs - overrrides loans in delinquency or foreclosure
Specially serviced - number              Number of specially serviced loans - includes loans in delinquency, foreclosure, REO
Specially serviced - scheduled balance   Scheduled principal of Specially Serviced loans
In Bankruptcy - number                   Number of loans in bankruptcy - included in delinquency aging category
In Bankruptcy - scheduled balance        Scheduled principal balance of loans in bankruptcy - included in delinquency aging category
Prepaid loans - number                   Number of prepayments in full for the current period
Prepaid loans - principal                Principal balance of loans prepaid in full for the current period.
Total unscheduled principal              Includes prepayments in full, partial pre-payments, curtailments in the current period
Total Penalty for the period             The aggregate prepayment or yield maintenance penalties on the loans for the period.
Current realized losses (gains)          Realized losses (gain) in the current period
Cumulative realized losses               Cumulative realized losses
Appraisal Reduction Amount               Total Current Appraisal Reduction Allocated
Cumulative Appraisal Reduction           Total Cumulative Appraisal Reduction Allocated
Total P&I Advance Outstanding            Outstanding P&I Advances At The End Of The Current Period
Total T&I AdvanceOutstanding             Outstanding Taxes & Insurance Advances At The End Of The Current Period
Other Expense Advance Outstanding        Other Outstanding Advances At The End Of The Current Period
Reserve Balances                         Balance of cash or equivalent reserve accounts pledged as credit enhancement
LOC Balances                             Balance of letter of credit reserve accounts pledged as credit enhancement
Amortization WAM                         Weighted average maturity based on amortization term
Maturity WAM                             Weighted average maturity based on term to maturity
Calculated WAC                           Weighted average coupon used to calculate gross interest
------------------------------------------------------------------------------------------------------------------------------------

                                                               G-13-1

                                                                       EXHIBIT H
                         FORM OF AFFIDAVIT OF LOST NOTE

STATE OF          )
                  )     ss.:
COUNTY OF         )

     ___________________________, _______________________, being duly sworn, deposes and says:

     1. that he/she is an authorized signatory of _________________________ (the "Noteholder");

     2. that the Noteholder is the owner and holder of a mortgage loan in the original principal amount of $_______ secured by a mortgage (the "Mortgage") on the premises known as ______________ _______________, located in
____________________;

     3. that the Noteholder, after having conducted a diligent investigation of its records and files, has been unable to locate the following original note and believes that said original note has been lost, misfiled, misplaced or destroyed due to a clerical error:

                  a note in the original sum of $______ made by __________, to __________________________, under date of _______(the "Note");

     4. that the Note is now owned and held by the Noteholder;

     5. that the Note has not been paid-off, satisfied, assigned, transferred, encumbered, endorsed, pledged, hypothecated, or otherwise disposed of and that the original Note has been either lost, misfiled, misplaced or destroyed;

     6. that no other person, firm, corporation or other entity has any right, title, interest or claim in the Note except the Noteholder; and

     7. upon assignment of the Note by the Noteholder to Credit Suisse First Boston Mortgage Securities Corp. (the "Depositor" or the "Purchaser") and subsequent assignment by the Depositor to the Trustee for the benefit of the holders of the Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 1999-C1 (the "Trustee") (which assignment may, at the discretion of the Depositor, be made directly by the Noteholder to the Trustee) the Noteholder covenants and agrees (a) to promptly deliver to the Trustee the original Note if it is subsequently found, and (b) to indemnify and hold harmless the Trustee and its successors and assigns from and against any and all costs, expenses and monetary losses arising as a result of the Noteholder's or the Depositor's failure to deliver said original Note to the Trustee.

                                                  NAME OF NOTEHOLDER



                                                  By:__________________________
                                                  Authorized Signatory
Sworn to before me this
___day of ____________, 199_

                                                                       EXHIBIT I

                             INVESTOR CERTIFICATION

                                                                 Date:
Norwest Bank Minnesota, National Association
11000 Broken Land Parkway
Columbia, Maryland 21044-3562

Attention: Corporate Trust Services (CMBS)
           Credit Suisse First Boston Mortgage Securities Corp., Series 1999-C1

     In accordance with Section 4.02 of the Pooling and Servicing Agreement, dated as of October 11, 1999 (the "Agreement"), among Credit Suisse First Boston Mortgage Securities Corp. as Depositor, Wells Fargo Bank, National Association as Servicer, Lennar Partners, Inc. as Special Servicer, The Chase Manhattan Bank as Trustee, and Norwest Bank Minnesota, National Association as Certificate Administrator and Custodian (the "Administrator"), with respect to the Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 1999-C1 (the "Certificates"), the undersigned hereby certifies and agrees as follows:

1. The undersigned is a beneficial owner or prospective purchaser of the Class ____ Certificates.

2. The undersigned is requesting, pursuant to Section 4.02 of the Agreement, is requesting access to certain information (the "Information") on the Administrator's website and/or is requesting the information identified on the schedule attached hereto (also, the "Information") pursuant to Section
     4.02 of the Agreement.

3. In consideration of the Administrator's disclosure to the undersigned of the Information, or providing access in connection therewith, the undersigned will keep the Information confidential (except from such outside persons as are assisting it in making an evaluation in connection with purchasing the related Certificates, from its accountants and attorneys, and otherwise from such governmental or banking authorities or agencies to which the undersigned is subject), and such Information will not, without the prior written consent of the Administrator, be otherwise disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives (collectively, the "Representatives") in any manner whatsoever, in whole or in part; provided that the undersigned may provide all or any part of the Information to any other person or entity that holds or is contemplating the purchase of any Certificate or interest therein, but only if such person or entity confirms in writing such ownership interest or prospective ownership interest and agrees to keep it confidential.

4. The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended, or would require registration of any Certificate pursuant to Section 5 of the Securities Act.

5. The undersigned shall be fully liable for any breach of this agreement by itself or any of its Representatives and shall indemnify the Depositor, the Administrator and the Trust Fund for any loss, liability or expense incurred thereby with respect to any such breach by the undersigned or any of its Representatives.

6. Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Agreement.


                                      I-2


     IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.


                                       _________________________________________
                                       Beneficial Owner or Prospective Purchaser



                                       Name: __________________________________
                                       Title: _________________________________
                                       Company:________________________________
                                       Phone:__________________________________

                                                                       EXHIBIT J

                                                          Cut-off Date
                                                         Principal Loan
 Loan #   Loans             Property Name                  Balance       DSCR

   1      CSFB        Exchange Apartments                58,000,000.00   1.48
   2      CSFB        Selig - Third and Broad            25,471,293.65   1.24
   3      CSFB        Selig - 3131 Elliot Building       14,733,395.34   1.24
   4      CSFB        Selig - Airborne Building          10,887,729.43   1.24
   5      CSFB        Tallahassee Mall                   47,937,104.45   1.15
   6      CSFB        Accor - Mountain Summary           26,263,337.04   NAP
   7      CSFB        Accor - California North           14,018,721.15   NAP
                      Summary
   8      CSFB        Hato Rey Tower                     38,774,229.10   1.25
   9      CSFB        L'Enfant Plaza                     37,204,670.69   1.39
   10     CSFB        Holiday Inn - Broadway             35,962,109.12   1.92
   11     CSFB        Scholastic Building                33,965,599.81   1.49
   12     CSFB        Blue Hills Office Park             33,149,000.00   1.20
   13     CSFB        150 William Street                 29,440,579.47   1.20
   14     MSMC        Hotel Union Square/Diva            29,332,250.85   1.52
                      Summary
   15     CSFB        White Lodging Summary              27,938,199.65   1.99
   16     CSFB        SunPark Airpark - St.Louis         26,976,629.68   1.27
   17     CSFB        Sunset Ridge & Sunset Peak         25,482,959.38   1.27
                      Apartments Summary
   18     CSFB        Century Centre I                   25,470,362.51   1.30
   19     CSFB        401 North Broad Street             19,888,550.79   1.56
   20     CSFB        Kings Village Corp.                19,693,942.86   1.75
   21     MSMC        Capetown Plaza Shopping Center     11,954,129.62   1.21
   22     MSMC        Lewis County Mall                   5,016,269.93   1.21
   23     MSMC        Tampa Shopping Plaza                2,219,207.29   1.21
   24     CSFB        Midway Shopping Center             17,482,834.40   1.20
   25     MSMC        Shops at the Bluffs                17,250,000.00   1.26
   26     MSMC        Seminole Mall                      17,100,545.99   1.29
   27     CSFB        Fairfield Suites & Courtyard       17,000,000.00   1.75
                      by Marriott Summary
   29     CSFB        Cathedral Building                 16,983,230.11   1.26
   30     CSFB        Investor's Business Daily          15,783,654.52   1.26
                      Building
   31     MSMC        Suburban Lodge Summary             14,652,229.11   1.34
   32     CSFB        East Norriton Crossing             12,792,149.51   1.34
   33     CSFB        K.V.  Properties Inc Summary       12,708,740.21   1.32
   34     CSFB        Periwinkle Place Shopping          12,632,053.82   1.25
                      Center
   35     CSFB        West Valley Medical Center         12,454,221.26   1.33
   36     CSFB        Wilshire Westwood Apartments       12,214,232.17   1.62
   37     CSFB        Cornelius Pass Business Park       10,942,637.85   1.21
   38     CSFB        Town and Country Office Park       10,463,154.41   1.30

   39     CSFB        Muscarelle Portfolio Summary       10,193,400.27   1.23
   40     CSFB        IBM Corporate Center                9,963,585.96   1.19
   41     CSFB        Frassetto Properties Summary        9,851,092.68   1.28
   42     CSFB        Easton Commons Plaza Shopping       9,768,689.98   1.21
                      Center
   43     CSFB        The Vinegar Factory (Eli's          9,763,065.58   1.43
                      Market)
   44     CSFB        Holiday Inn & Suites - Bristol      9,491,225.50   1.53
   45     CSFB        Vilter Manufacturing Center         9,343,927.00   1.23
   46     MSMC        Lynnwood Corporate Center           8,491,630.26   1.32
   47     MSMC        Design Center Industrial Park       7,955,776.96   1.39
   48     CSFB        LaSalle Atrium                      7,740,517.99   1.42
   49     CSFB        Meridian Place Apartments           7,725,428.77   1.34
   50     CSFB        Kirkwood Landing Apartments         7,591,806.26   1.17
   51     CSFB        Gateway East & West                 7,245,489.10   1.24
   52     CSFB        Kanawha Mall                        6,993,787.38   1.32
   53     MSMC        Saf Keep Self Storage               6,746,508.94   1.33
   54     CSFB        Binnings Building                   6,542,073.51   1.13
   55     CSFB        Commercial Park West                5,996,030.98   1.94
   56     CSFB        Sea Crest at Amagansett Corp.       5,738,989.15   1.76
   57     CSFB        Park Glen West Business Ctr         5,626,490.85   1.37
   58     MSMC        Barrington Heights Apartments       5,591,484.53   1.49
   59     MSMC        Stop and Store Self Storage         5,463,681.96   1.84
   60     CSFB        Crestview Office                    5,444,059.97   1.30
   61     CSFB        Grand Cove I Apartments             5,310,150.94   2.71
   62     CSFB        Eagle Food Center                   5,194,146.16   1.25
   63     CSFB        Pinewood Square Shopping            4,996,939.69   1.28
                      Center
   64     CSFB        Courtyard by Marriott               4,975,737.12   1.97
   65     CSFB        Forest Lane Apartments              4,850,000.00   1.25
   66     CSFB        Greenfield Station Apartments       4,623,112.73   1.56
   67     CSFB        92 State Street                     4,570,735.60   1.91
   68     CSFB        Hill Castle Apartments              4,432,669.70   1.33
   69     CSFB        Redwood City Office Building        4,319,369.67   1.31
   70     MSMC        2855 Telegraph Avenue Office        4,164,400.49   1.72
                      Building
   71     CSFB        Mladen Portfolio Summary            4,096,194.25   1.58
   72     CSFB        Twin Peaks Square Shopping          3,997,321.53   1.46
                      Center
   73     CSFB        Countrybrook Estates                3,997,255.57   1.70
   74     CSFB        1674 Broadway                       3,989,543.30   1.52
   75     MSMC        Wells Cargo Self Storage            3,987,591.43   1.26
   76     CSFB        Oasis Apartments                    3,940,150.93   1.25
   77     CSFB        Crown Meadows Shopping Center       3,821,086.50   1.28
   78     CSFB        Embassy Apartments                  3,797,635.67   1.34
   79     CSFB        Sandy Ridge Apartments              3,791,987.28   1.47
   80     CSFB        Southern Medical Building           3,791,615.37   1.49
   81     CSFB        The Westhampton Bath & Tennis       3,717,533.56   1.33
                      Club

   82     CSFB        Candlewick Townhomes                3,341,143.02   1.34
   83     CSFB        Ocean Beach Resort, Ltd.            3,338,837.58   2.66
   84     CSFB        Pacella Park Summary                3,316,498.17   1.23
   85     CSFB        Quality Inn-Sea Oatel               3,247,389.66   1.65
   86     CSFB        St.  George Medical Center          3,094,878.98   1.44
   87     MSMC        Ocean Park Centinela Office         3,039,269.06   1.33
                      Building
   88     CSFB        Surf Club at Montauk Corp.          3,001,400.62   2.33
   89     CSFB        Ambiance Townhomes                  2,997,920.75   1.35
   90     MSMC        Britannia Business Center           2,984,836.75   1.74
   91     MSMC        Northwest Corporate Park            2,947,956.98   1.46
   92     CSFB        Super 8 Motel                       2,937,865.90   1.52
   93     CSFB        Scandia-Hemman Apartments           2,874,797.70   1.31
   94     CSFB        Orchard Square Office Park          2,598,146.37   1.61
   95     MSMC        Murray's Discount Auto Store        2,584,131.50   1.40
                      Summary
   96     CSFB        Holiday Plaza                       2,547,861.99   1.22
   97     CSFB        Lakeside Shopping Center            2,497,613.30   1.18
   98     CSFB        Palm Desert Business Center         2,490,956.47   1.64
   99     CSFB        Port Royal Motel Cooperative        2,487,642.32   1.54
  100     MSMC        The Meadows Square Mall             2,393,088.16   1.27
  101     CSFB        Civic Center Office Building        2,389,745.79   1.29
  102     CSFB        Blockbuster Video / Scotty's        2,298,606.66   1.32
                      Home Summary
  103     MSMC        17290 Preston Road Office           2,297,594.01   1.29
                      Building
  104     MSMC        Mid-Towne Mobile Terrace            2,291,513.56   1.34
  105     CSFB        Engler Block                        2,272,970.78   1.50
  106     CSFB        Bellevue Tower Apartments           2,247,460.31   1.79
  107     CSFB        East Mountain Medical Center        2,097,194.56   1.27
  108     CSFB        Sierra Elm Shopping Center          1,768,096.91   1.39
  109     CSFB        Valerio Capri Apartments            1,628,934.84   1.37
  110     CSFB        Gotham Bar & Grill                  1,597,517.91   1.33
  111     CSFB        Mission Hills Village Plaza         1,587,009.93   1.27
  112     CSFB        Clarksdale Commons Shopping         1,499,029.73   1.35
                      Center
  113     CSFB        King Plaza                          1,496,582.06   2.16
  114     CSFB        Goodwill Building                   1,399,162.29   1.35
  115     CSFB        Country Village Apartments          1,358,425.33   1.62
  116     CSFB        12 West 32nd Street Tenants         1,290,257.10   2.54
                      Corp.
  117     CSFB        4711 Callan Blvd Apartments         1,263,632.14   1.21
  118     CSFB        Forest Crossing Medical             1,191,175.44   1.28
                      Building
  119     CSFB        Devonwood Apartments                1,123,954.01   1.41
  120     CSFB        11825 Owners Corp.                  1,096,296.83   4.67
  121     MSMC        Indian Harbor Self Storage          1,093,329.82   1.66
  122     CSFB        Ansley North Cooperative, Inc.      1,065,694.47   2.21
  123     CSFB        West 8th Street Apartments          1,059,390.14   1.19

  124     MSMC        All Seasons Mini Storage            1,046,423.92   1.54
  125     CSFB        330 East Jericho Turnpike           1,043,399.35   1.25
  126     CSFB        Sequoia Apartments                    977,362.61   1.29
  127     CSFB        Broadmill Apts                        973,849.32   1.42
  128     CSFB        West Wood Village Apts                969,926.74   1.78
  129     CSFB        Chick Hampton Office Building         949,447.75   1.50
  130     CSFB        Cambrick On The Park                  844,457.99   1.70
                      Condominiums
  131     CSFB        287 South 6th Avenue                  840,605.40   1.29
  132     CSFB        Metro Centre                          837,172.07   1.29
  133     CSFB        350 Pleasant Street                   792,843.58   1.48
  134     CSFB        Eckerd's Pittsburgh                   696,177.79   1.21
  135     CSFB        Azadgan Center                        688,167.16   1.28
  136     CSFB        Jeanne Estates Apartments             632,896.40   1.52
  137     CSFB        Starburst Apartments                  594,930.78   1.52
  138     CSFB        Josephine Apartments                  518,938.66   1.41
  139     CSFB        Valley View Apartments                513,151.81   1.72
  140     CSFB        1011-1019 Ocean Front Walk            494,961.08   3.95
  141     CSFB        2555 "D" Street                       464,451.96   1.21
  142     CSFB        Tempe Manor Apts                      444,932.75   1.37
  143     CSFB        Sophia Warehouse                      422,476.98   1.29
  144     CSFB        Betty Jane Apartments                 401,251.99   1.71
  145     CSFB        Desert Winds Apartments               401,251.98   1.56
  146     CSFB        Poolside Apartments                   393,821.38   1.71
  147     CSFB        Clark Apartments                      372,479.10   1.20
  148     CSFB        1327 2nd Street                       347,718.00   1.24
  149     CSFB        Crown Apartments                      343,557.76   1.37
  150     CSFB        Park Place-Fradin                     339,543.32   1.32
  151     CSFB        Gladstone & Benton Apartments         276,229.48   1.66
  152     CSFB        Country Manor                         241,494.23   1.36
  153     CSFB        Homestead Inn Apartments              234,626.63   1.29
                                                      1,170,108,234.11